Exhibit 2.1




                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER
                                  BY AND AMONG

                               EDT LEARNING, INC.
                             A DELAWARE CORPORATION,

                         TW ACQUISITION SUBSIDIARY, INC.
                             A DELAWARE CORPORATION,

                         THOUGHTWARE TECHNOLOGIES, INC.
                            A TENNESSEE CORPORATION,

    AND THE SERIES B PREFERRED STOCKHOLDER OF THOUGHTWARE TECHNOLOGIES, INC.
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                                TABLE OF CONTENTS


ARTICLE I. THE MERGER..........................................................2

  1.1     THE MERGER...........................................................2
  1.2     THE CLOSING..........................................................2
  1.3     EFFECTIVE TIME.......................................................2
  1.4     CERTIFICATE OF INCORPORATION.........................................2
  1.5     BYLAWS...............................................................2
  1.6     DIRECTORS AND OFFICERS...............................................3
  1.7     MERGER CONSIDERATION; CONVERSION.....................................3
  1.8     EXCHANGE OF CERTIFICATES REPRESENTING SHARES.........................5
  1.9     DISSENTERS' RIGHTS...................................................6
  1.10    FINANCIAL AND ACCOUNTING TREATMENT...................................6
  1.11    WAIVER OF DIVIDEND...................................................7

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THOUGHTWARE......................7

  2.1     ORGANIZATION, STANDING AND AUTHORITY OF THOUGHTWARE..................7
  2.2     ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS...............7
  2.3     LICENSES AND AUTHORIZATIONS..........................................8
  2.4     LEASE AGREEMENTS AND TERMINATED LEASES...............................8
  2.5     FINANCIAL STATEMENTS.................................................8
  2.6     ABSENCE OF CHANGES...................................................9
  2.7     LITIGATION AND CLAIMS...............................................10
  2.8     NO UNDISCLOSED LIABILITIES..........................................10
  2.9     NO VIOLATION OF LAW, GENERALLY......................................10
  2.10    PROPERTIES..........................................................10
  2.11    INDEBTEDNESS........................................................11
  2.12    EMPLOYEE CONTRACTS, UNION AGREEMENTS AND BENEFIT PLANS..............11
  2.13    LABOR RELATIONS.....................................................12
  2.14    CONTRACTS AND COMMITMENTS...........................................13
  2.15    ENVIRONMENTAL PROTECTION............................................13
  2.16    FILING OF REPORTS...................................................14
  2.17    INSURANCE POLICIES..................................................14
  2.18    ACCOUNTS RECEIVABLE.................................................14
  2.19    ACCOUNTS PAYABLE....................................................14
  2.20    INSPECTIONS AND INVESTIGATIONS......................................14
  2.21    AGREEMENTS IN FULL FORCE AND EFFECT.................................15
  2.22    TAXES...............................................................15
  2.23    CAPITALIZATION; TITLE TO SHARES.....................................15
  2.24    CORPORATE DOCUMENTS.................................................16
  2.25    STATEMENTS TRUE AND CORRECT.........................................16
  2.26    WEBSITE CONTENT.....................................................16
  2.27    INTELLECTUAL PROPERTY...............................................16
  2.28    KNOWLEDGE OF THOUGHTWARE............................................17

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF EDT AND
               ACQUISITION SUBSIDIARY.........................................18

  3.1     ORGANIZATION, STANDING AND AUTHORITY OF EDT.........................18
  3.2     ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING
            TO THE OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY..............18
  3.3     EDT STOCK ISSUED IN THE MERGER......................................19
  3.4     SEC DOCUMENTS AND REPORTS...........................................19
  3.5     FINANCIAL STATEMENTS................................................20
  3.6     LITIGATION AND CLAIMS...............................................20
  3.7     NO UNDISCLOSED LIABILITIES..........................................20
  3.8     NO VIOLATION OF LAW.................................................21

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  3.9     FILING OF REPORTS...................................................21
  3.10    CAPITALIZATION; TITLE TO SHARES.....................................21
  3.11    STATEMENTS TRUE AND CORRECT.........................................21
  3.12    ACQUISITION SUBSIDIARY..............................................22
  3.13    COMMON STOCK OF ACQUISITION SUBSIDIARY..............................22
  3.14    KNOWLEDGE OF EDT....................................................22

ARTICLE IV. ADDITIONAL AGREEMENTS.............................................22

  4.1     ACCESS AND INSPECTION...............................................22
  4.2     COOPERATION IN MEETING FILING REQUIREMENTS..........................23
  4.3     POST CLOSING AUDIT OF THOUGHTWARE...................................23
  4.4     PUBLIC DISCLOSURE...................................................23
  4.5     FURTHER ASSURANCES..................................................23
  4.6     NO SHOP AND BREAK UP FEE............................................23
  4.7     THOUGHTWARE STOCK OPTION PLAN.......................................24
  4.8     SALE OF SHARES PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT.......24
  4.9     PIGGYBACK REGISTRATION RIGHTS.......................................24
  4.10    LEGAL AND AUDIT FEES OF THOUGHTWARE.................................26
  4.11    RISK OF LOSS........................................................26

ARTICLE V. CONDUCT OF BUSINESS OF THOUGHTWARE  PENDING CLOSING................26

  5.1     DISPOSITION OF ASSETS...............................................26
  5.2     ACCOUNTS PAYABLE AND ACCOUNTS RECEIVABLE............................26
  5.3     SALE OF SHARES......................................................27
  5.4     ISSUANCE OF SHARES..................................................27
  5.5     CONTRACTS...........................................................27
  5.6     CONDITION OF ASSETS.................................................27
  5.7     NO TRANSFERS, LIENS OR ENCUMBRANCES.................................27

ARTICLE VI. CONDITIONS TO OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY.......27

  6.1     NECESSARY APPROVALS.................................................27
  6.2     REPRESENTATIONS AND WARRANTIES......................................27
  6.3     PERFORMANCE; COVENANTS; DELIVERIES AT CLOSING.......................28
  6.4     EDT DUE DILIGENCE...................................................29
  6.5     ABSENCE OF MATERIAL ADVERSE EFFECT..................................29

ARTICLE VII. CONDITIONS TO OBLIGATIONS OF THOUGHTWARE.........................29

  7.1     REPRESENTATIONS AND WARRANTIES......................................30
  7.2     PERFORMANCE; COVENANTS; DELIVERIES AT CLOSING.......................30
  7.3     THOUGHTWARE DUE DILIGENCE...........................................30

ARTICLE VIII. CONDITIONS TO OBLIGATIONS OF EACH PARTY.........................31

  8.1     CONSENT BY BANK ONE.................................................31
  8.2     APPROVAL BY STOCKHOLDERS OF THOUGHTWARE.............................31

ARTICLE IX. INDEMNIFICATION...................................................31

  9.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................31
  9.2     INDEMNIFICATION OF EDT..............................................31
  9.3     OFFSET AGAINST ESCROW STOCK.........................................32
  9.4     MERGER CONSIDERATION ADJUSTMENT.....................................32
  9.5     INDEMNIFICATION BY EDT AND ACQUISITION SUBSIDIARY...................33
  9.6     THRESHOLD...........................................................33
  9.7     PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.................33
  9.8     EFFECT OF INVESTIGATION.............................................34
  9.9     SOLE REMEDY.........................................................34

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ARTICLE X. TERMINATION........................................................34

  10.1    TERMINATION BY MUTUAL CONSENT.......................................34
  10.2    TERMINATION BY EDT..................................................34
  10.3    TERMINATION BY THOUGHTWARE..........................................35
  10.4    EFFECT OF TERMINATION AND ABANDONMENT...............................35
  10.5    EXTENSION; WAIVER...................................................35

ARTICLE XI. MISCELLANEOUS PROVISIONS..........................................36

  11.1    NOTICES.............................................................36
  11.2    SUCCESSORS AND ASSIGNS..............................................37
  11.3    ENTIRE AGREEMENT....................................................37
  11.4    GOVERNING LAW; SEVERABILITY.........................................37
  11.5    NO BROKERS..........................................................38
  11.6    SCHEDULES AND EXHIBITS..............................................38
  11.7    WAIVERS.............................................................38
  11.8    HEADINGS............................................................38
  11.9    COUNTERPARTS........................................................38
  11.10   CONFIDENTIALITY.....................................................38
  11.11   EXPENSES............................................................38
  11.12   NO THIRD PARTY BENEFICIARIES........................................39

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                                LIST OF EXHIBITS

Exhibit A           Escrow Agreement
Exhibit B           Opinion of Counsel of ThoughtWare
Exhibit C           Form of Lock Up Agreement
Exhibit D           Opinion of Counsel of EDT

                                LIST OF SCHEDULES

Schedule 1.6        Directors and Officers of Acquisition Subsidiary
Schedule 2.1        Jurisdictions Qualified To Do Business
Schedule 2.2        Required Consents Relating to ThoughtWare's Obligations
Schedule 2.3        Licenses and Authorizations
Schedule 2.4(a)     Lease and License Agreements
Schedule 2.4(b)     Terminated Lease/License Agreements
Schedule 2.5        Financial Statements of ThoughtWare
Schedule 2.6        Absence of Changes
Schedule 2.7        Litigation and Claims
Schedule 2.8        Undisclosed Liabilities
Schedule 2.9        Violations of Law
Schedule 2.10(a)    Properties
Schedule 2.10(b)    Leased/Licensed Equipment
Schedule 2.10(c)    Equipment, Utility and Other Deposits
Schedule 2.10(d)    Exceptions to Title to Assets
Schedule 2.11       Indebtedness
Schedule 2.12(a)    Employment Agreements, Employee Benefit Plans
Schedule 2.12(b)    Unfunded Contributions
Schedule 2.12(c)    Insurance Benefit Obligations
Schedule 2.13       Exceptions to Compliance with Employment and Labor Laws
Schedule 2.14       Contracts and Commitments
Schedule 2.15       Environmental Protection
Schedule 2.17(a)    Insurance Policies
Schedule 2.17(b)    Contested Insurance Claims
Schedule 2.18       Accounts Receivable
Schedule 2.19       Accounts Payable
Schedule 2.20       Inspections and Investigations
Schedule 2.21(a)    Agreements in Full Force and Effect
Schedule 2.21(b)    Agreements for Provision of Software Services
Schedule 2.22       Taxes
Schedule 2.23       Capitalization of ThoughtWare
Schedule 2.27(a)    Intellectual Property
Schedule 2.27(b)    Conflicting Rights of Third Parties
Schedule 2.27(c)    Infringement Claims
Schedule 3.1        Organization, Standing and Authority of EDT
Schedule 3.2        Absence of Conflicting Agreements or Required Consents
                      Relating to EDT's Obligations
Schedule 3.5        Financial Statements of EDT

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Schedule 3.6        Litigation and Claims
Schedule 3.7        No Undisclosed Liabilities
Schedule 3.8        No Violation of Law
Schedule 5.3        Sale of Shares
Schedule 5.4        Issuance of Shares
Schedule 11.5       Brokers

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                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

     THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (the "AGREEMENT") is made and entered into this 11th day of January, 2002 (the "Execution Date"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of EDT ("ACQUISITION Subsidiary"), ThoughtWare Technologies, Inc., a Tennessee corporation ("THOUGHTWARE"), and ThoughtWare Paradigm Investors, a Delaware general partnership (the "STOCKHOLDER").

                                R E C I T A L S:

     A. ThoughtWare is in the business of developing and providing e-learning Learning Management Systems and other e-Learning courseware and services for certain corporate clients who desire to use ThoughtWare's systems and services to provide online training and education to their employees and end-user customers.

     B. EDT is in the business of developing and providing e-Learning Learning Management Systems and custom e-Learning content for corporate clients and who desire to use EDT's systems and services; and, therefore the undersigned parties believe that a merger by and between EDT and ThoughtWare is in the best interests of the two organizations.

     C. In furtherance of such acquisition, the Board of Directors of each of EDT and Acquisition Subsidiary has approved this Agreement and the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL").

     D. The Board of Directors of ThoughtWare has determined that the Merger is in the best interest of ThoughtWare's stockholders and has resolved to recommend that ThoughtWare's stockholders approve this Agreement upon the terms and subject to the conditions set forth herein.

     E. The parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     F. In order to facilitate the consummation of the Merger, and in satisfaction of certain obligations of ThoughtWare pursuant to the Termination Agreements (hereinafter defined), EDT has agreed to issue shares of its common stock to the Releasors (hereinafter defined) in consideration of the execution of the Termination Agreements by the Releasors and the agreement of the Releasors to deposit certain of such shares as Escrow Stock pursuant to the Escrow Agreement.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing,   and  of  the
representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

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                                   ARTICLE I.
                                   THE MERGER

     1.1  THE MERGER.

     Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in SECTION 1.3), ThoughtWare shall be merged with and into Acquisition Subsidiary in accordance with this Agreement and the separate corporate existence of ThoughtWare shall thereupon cease (the "MERGER"). Acquisition Subsidiary shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Acquisition Subsidiary with all its rights, privileges, powers, immunities, purposes and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL and the Tennessee Business Corporation Act (the "TBCA"), as applicable.

     1.2  THE CLOSING.

     The closing of the Merger (the "CLOSING") shall take place: (i) at the corporate offices of EDT, located at 2999 North 44th Street, Suite 650, Phoenix, Arizona 85018 at 9:00 a.m. (local time) on the first business day following the day on which the last to be fulfilled or waived of the conditions set forth herein shall be fulfilled or waived in accordance herewith, but in no event later than January 15, 2002; or, (ii) at such other time and place and/or on such other date as ThoughtWare and EDT may agree. The date on which the Closing occurs is hereafter referred to as the "CLOSING DATE."

     1.3  EFFECTIVE TIME.

     If all the conditions to the Merger set forth in herein shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated in accordance with ARTICLE X, the parties hereto shall, on the Closing Date, cause a Certificate of Merger meeting the requirements of Section 252 of the DGCL and Articles of Merger meeting the requirements of Section 48-21-107 of the TBCA to be properly executed and filed with the Secretary of State of the State of Delaware and of the State of Tennessee, respectively, in accordance with such sections. The Merger shall become effective at the time of the filing of Certificate of Merger in accordance with the DGCL or at such later time as the parties hereto have theretofore agreed upon and designated in such filing as the effective time of the Merger (the "EFFECTIVE TIME").

     1.4  CERTIFICATE OF INCORPORATION.

     Effective at the Effective Time, the Certificate of Incorporation of Acquisition Subsidiary shall be the Certificate of Incorporation of Surviving Corporation.

     1.5  BYLAWS.

     The Bylaws of Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and the DGCL.

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     1.6  DIRECTORS AND OFFICERS.

          (a) DIRECTORS. The persons identified on SCHEDULE 1.6 who are directors of Acquisition Subsidiary immediately prior to the Effective Time shall, from and after the Effective Time, be and become directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

          (b) OFFICERS. The persons identified on SCHEDULE 1.6 who are officers of Acquisition Subsidiary shall continue as officers of the Surviving Corporation until their resignation or removal in accordance with the Surviving Corporation's bylaws.

     1.7  MERGER CONSIDERATION; CONVERSION.

          At the Effective Time, by virtue of the Merger and without any action on the part of EDT, Acquisition Subsidiary, or ThoughtWare:

          (a) CONVERSION OF THOUGHTWARE STOCK.

               (i) At the Effective Time, each share of common stock, no par value of ThoughtWare (the "ThoughtWare Common Stock") and each share of Series A Convertible Preferred Stock, par value $0.0001 per share of ThoughtWare (the "Series A Preferred") issued and outstanding immediately prior to the Effective Time shall be canceled and retired without payment of any consideration therefore and shall cease to exist.

               (ii) At the Effective Time, each share of Series B Convertible Preferred Stock, par value $0.0001 per share of ThoughtWare (the "Series B Preferred") issued and outstanding immediately prior to the Effective Time (other than shares of Series B Preferred held by persons who object to the Merger and comply with all provisions of the TBCA concerning the right of such holders to dissent from the Merger and demand appraisal of their Series B Preferred Shares), shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.0294215 shares of the common stock, $0.001 par value of EDT ("EDT Stock"). The
ThoughtWare Common Stock, Series A Preferred and Series B Preferred are sometimes collectively referred to in this Agreement as the "ThoughtWare Stock."

          (b) ESCROW OF EDT STOCK. At the Effective Time, an aggregate of 465,000 shares of EDT Stock, consisting of (i) 316,200 shares of EDT Stock to be issued upon the conversion of the Series B Preferred in connection with the Merger and (ii) 55,800 shares of the shares of common stock of EDT to be issued to William R. DiPaolo ("DiPaolo) pursuant to the Severance Termination Agreement and 93,000 shares of the shares of common stock to be issued to D&S Realty, LLC ("D&S" and, together with DiPaolo, the "Releasors") pursuant to the Lease Termination Agreement as contemplated in SECTIONS 6.3(G) AND (H), (collectively, the "ESCROW STOCK") shall be delivered by EDT to the person named as escrow agent (the "ESCROW AGENT") in, and to be held pursuant to the terms of the Escrow Agreement, substantially in the form attached as EXHIBIT A hereto. As provided in the Escrow Agreement, the Escrow Stock, or such number of shares thereof, shall be subject to return to EDT, and released from the claims of the Stockholder, the Releasors or any other party entitled thereto, to satisfy any Damages to which EDT or any EDT Indemnified Person may be entitled pursuant to

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ARTICLE  IX hereof.  As more  particularly  set forth in the  Escrow  Agreement, subject to any reduction or offset for such Damages, if any, then due, the shares of Escrow Stock shall be released to the Stockholder and the Releasors as follows: (i) on the date six (6) months after the Effective Time, fifty percent (50%) of the Escrow Stock then remaining in escrow shall be released; and (ii) on the date that is twelve (12) months after the Effective Time the balance of the Escrow Stock then remaining in escrow shall be released.

          (c) CAPITAL STOCK OF ACQUISITION SUBSIDIARY. At the Effective Time, each share of common stock, par value 0.001 per share, of Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time shall, as a result of the Merger, and without action on the part of the holder thereof, be converted into and become one share of common stock of the Surviving Corporation held by EDT with the same rights, powers and privileges as the shares so converted and such shares in the aggregate shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

          (d) CERTIFICATES; LEGENDS. As a result of the Merger and without any action on the part of the stockholders of ThoughtWare, all ThoughtWare Stock issued and outstanding shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any shares of ThoughtWare Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of ThoughtWare stock, except the right (in the case of holders of Series B Preferred only) to receive, shares of EDT Stock in accordance with SECTION 1.7(A) upon the surrender of such Certificate in accordance with the procedures set forth in SECTION 1.8 of this Agreement. By executing this Agreement, the Stockholder acknowledges that the shares of EDT Stock to be issued pursuant to this SECTION 1.7 shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and, under such laws, such shares of EDT Stock may be resold without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), only in certain limited circumstances. Furthermore, the Stockholder agrees to be bound by the provisions of a lock up agreement with EDT providing for the contractual obligation not to sell or transfer the EDT Stock received during the one (1) year period beginning with the Effective Time (the "LockUp Agreement") Each certificate evidencing shares of EDT Stock to be issued pursuant to this SECTION 1.7 shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. FURTHERMORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A
     LOCK-UP AGREEMENT WITH THE COMPANY. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND ONLY IN COMPLIANCE WITH THE LOCK-UP AGREEMENT."

          (e) TREASURY STOCK. At the Effective Time, each share of ThoughtWare Stock held as treasury stock shall, as a result of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and

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shall be canceled and retired without payment of any consideration therefore and shall cease to exist.

          (f) FRACTIONAL SHARES. No fractional shares of EDT Stock shall be issued in connection with the Merger. In lieu thereof, the shares due shall be rounded up to the nearest whole share.

     1.8  EXCHANGE OF CERTIFICATES REPRESENTING SHARES.

          (b)  (a) At the Effective Time:

               (i) the Stockholder shall deliver to EDT or to its transfer agent all Certificates evidencing its shares held by the Stockholder for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto, which shall specify that risk of loss and title to the Certificate(s) shall pass to EDT upon such delivery;

               (ii) the Stockholder, upon surrender of its Certificate(s) to EDT or its transfer agent shall be entitled to receive in exchange therefor the shares of EDT Stock it is entitled to receive pursuant to SECTION 1.7 of this Agreement, after giving effect to any required tax withholdings and the deposit of the Escrow Stock, and the Certificate(s) so surrendered shall forthwith be canceled;

               (iii) EDT shall deliver to its transfer agent a letter instructing the transfer agent to issue and deliver to the Stockholder, upon surrender of its Certificate(s), a stock certificate for shares of EDT pursuant to SECTION 1.7(A)(I) hereof and shall deliver to the Escrow Agent the Escrow Shares to be placed into escrow as provided for in the Escrow Agreement.

          (b) There shall be no transfers or issuances of additional shares on the stock transfer books of ThoughtWare of ThoughtWare Stock which were outstanding immediately prior to the date hereof without EDT's prior written consent.

          (c) None of ThoughtWare, the Surviving Corporation, Acquisition Subsidiary, EDT or any other person shall be liable to any former holder of ThoughtWare Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, EDT will issue in exchange for shares of ThoughtWare Stock evidenced by such lost, stolen or destroyed Certificate the shares of EDT Stock issuable in respect thereof pursuant to this Agreement.

          (e) Notwithstanding the foregoing, no amounts shall be payable at the Effective Time with respect to any Dissenting Shares (as defined in SECTION 1.9) or any shares of ThoughtWare Stock with respect to which dissenters' rights have not terminated. In the case of Dissenting Shares, payment shall be made in accordance with SECTION 1.9 and the TBCA. In the case of any ThoughtWare Stock

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with respect to which dissenters' rights have not terminated as of the Effective
Time, if such shares of ThoughtWare Stock become Dissenting Shares, payment shall be made in accordance with SECTION 1.9 and the TBCA, and if, instead, the dissenters' rights with respect to such shares irrevocably terminate after the Effective Time, such shares shall be entitled to receive the consideration payable pursuant to SECTION 1.7 of this Agreement.

     1.9  DISSENTERS' RIGHTS.

     Shares of ThoughtWare Stock that have not been voted for approval of this Agreement or consented thereto in writing and with respect to which a demand for payment and appraisal have been properly made in accordance with the TBCA ("DISSENTING SHARES") shall not be converted into, and, except as hereinafter provided, shall not be entitled to receive the shares of EDT Stock otherwise issuable with respect to such shares of ThoughtWare Stock at or after the Effective Time, but will be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to applicable law. If a holder of Dissenting Shares (a "DISSENTING STOCKHOLDER") withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Shares will cease to be Dissenting Shares and will be converted into, and entitled to receive, shares of EDT Stock issuable in exchange therefore in accordance with this Agreement. ThoughtWare will give EDT and Acquisition Subsidiary prompt notice of any demand received by ThoughtWare from a Dissenting Stockholder for appraisal of shares of ThoughtWare Stock, and EDT shall have the right to participate in all negotiations and proceedings with respect to such demand. ThoughtWare agrees that, except with the prior written consent of EDT, or as required under the TBCA, it will not voluntarily make any payment with respect to, or settle or offer or agree to settle, any such demand for appraisal. Each Dissenting Stockholder who, pursuant to the provisions of the TBCA, becomes entitled to payment of the value of the Dissenting Shares will receive payment thereof but only after the value thereof has been agreed upon or finally determined pursuant to such provisions. Any portion of the consideration payable pursuant to SECTION
1.7 of this Agreement that would otherwise have been payable with respect to Dissenting Shares if such shares of ThoughtWare Stock were not Dissenting Shares will be retained by EDT, with the number of shares retained determined using the fixed value of $1.20 per share of EDT Stock. The Dissenting Shares due to be retained by EDT shall reduce the total EDT Shares due hereunder.

     1.10 FINANCIAL AND ACCOUNTING TREATMENT.

     Notwithstanding the actual Execution Date of this Agreement or the Effective Time of the Merger, the parties acknowledge and agree that for financial and accounting purposes the effective date shall be January 1, 2002 because effective control of ThoughtWare was transferred to the Company on that date without restrictions, except for restrictions required to protect Stockholder.

     1.11 WAIVER OF DIVIDEND.

     By execution of this Agreement Stockholder waives and relinquishes forever any rights it may have had to any dividend resulting from its ownership of Series A or Series B Preferred Stock.

                                   ARTICLE II.
                  REPRESENTATIONS AND WARRANTIES OF THOUGHTWARE

     As a material inducement to EDT and Acquisition Subsidiary to enter into this Agreement, ThoughtWare represents and warrants to EDT and Acquisition Subsidiary as follows:

     2.1  ORGANIZATION, STANDING AND AUTHORITY OF THOUGHTWARE.

     ThoughtWare is a corporation validly existing and in good standing under the laws of the State of Tennessee. ThoughtWare is duly qualified to do business and is in good standing in the jurisdictions listed on SCHEDULE 2.1, AND IN EACH OTHER JURISDICTION in which the nature of its business or the ownership of its assets or properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect (as hereinafter defined). ThoughtWare has the full requisite power and authority to (a) own all its assets and properties and to operate its business as conducted on the date hereof, (b) execute and deliver this Agreement and each other document or instrument contemplated hereby (collectively, the "TRANSACTION AGREEMENTS") and perform its obligations hereunder and thereunder according to their respective terms, and
(c) carry on and operate its business as now being conducted through the Effective Time. ThoughtWare is not a participant in any joint venture, partnership, association or similar business arrangement with any other person or party concerning the assets or business of ThoughtWare.

     2.2  ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.

     Except as set forth on SCHEDULE 2.2, the execution, delivery and performance by ThoughtWare of the Transaction Agreements (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any governmental or regulatory authority or any other third party; (b) will not conflict with any provision of ThoughtWare's Charter, Bylaws or other organizational documents; (c) will not conflict with, result in a material breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality by which ThoughtWare or its properties are bound; (d) will not conflict with, constitute grounds for termination of, result in a material breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement, instrument, license or permit, to which ThoughtWare is a party or by which ThoughtWare or its properties are bound; and (e) will not create any claim, lien, charge or encumbrance upon any of the assets or properties of ThoughtWare.

     2.3  LICENSES AND AUTHORIZATIONS.

     ThoughtWare holds all material licenses, permits, certificates, approvals and other rights and authorizations required by any federal, state or local law, ordinance, regulation or ruling of any governmental regulatory authority necessary to operate its business as it is currently being operated. A correct and complete list of all such licenses, permits and other authorizations is set forth in SCHEDULE 2.3 hereto.

     2.4  LEASE AGREEMENTS AND TERMINATED LEASES.

          (a) SCHEDULE 2.4(A) hereto contains a current list of all the lease agreements and license and sublicense agreements to which ThoughtWare is a party and pursuant to which ThoughtWare leases (whether as lessor or lessee) or licenses (whether as licensor or licensee) any real or tangible personal property related to the operation of its business (the "LEASE AND LICENSE AGREEMENTS"). ThoughtWare has delivered to EDT true and complete copies of all of the Lease and License Agreements. Each of the Lease and License Agreements is valid and effective in accordance with its terms, and there is not under any of such Lease and License Agreements (a) any existing or claimed material default by ThoughtWare or event of default or event which with notice or lapse of time, or both, would constitute a default by ThoughtWare, or (b) any existing material default known to ThoughtWare by any other party under any of the Lease and License Agreements or any event of material default or event known to ThoughtWare which with notice or lapse of time, or both, would constitute a material default by any such other party.

          (b) SCHEDULE 2.4(B) hereto contains a current list of all material lease agreements, and license or sublicense agreements, to which ThoughtWare is, or was, a party but which have been terminated (the "TERMINATED LEASE AND LICENSE AGREEMENTS"). ThoughtWare has been released from any further obligation or liability under each of the Terminated Lease and License Agreements (except for any consideration payable with respect to such termination and release, under such terminated lease (whether as lessor or lessee) or license (whether as licensor or licensee) agreements. ThoughtWare has delivered to EDT true and complete copies of all termination and release agreements related to the Terminated Lease and License Agreements. ThoughtWare represents and warrants that each of the Terminated Lease and License Agreements has been fully and completely terminated without further liability to ThoughtWare or EDT, and accordingly for each Terminated Lease and License Agreement and each other party thereto there are no existing or claimed defaults or events of default which with notice or lapse of time, or both, for which ThoughtWare or EDT would have any further liability with respect thereto.

     2.5  FINANCIAL STATEMENTS.

     Attached hereto as SCHEDULE 2.5 are ThoughtWare's unaudited financial statements at and for the fiscal year ending December 31, 2000 and unaudited financial statements at and for the fiscal year ending December 31, 2001 (the "FINANCIALS DATE") (the "Financial Statements"), reflecting the results of the operations and financial condition of ThoughtWare at and for the periods then ended which have been prepared in accordance with generally accepted accounting principals ("GAAP") (using the accrual method of accounting) consistently applied, except for the absence of notes and year end adjustments. The Financial

Statements: (i) fairly and accurately present the financial position of ThoughtWare as of the dates indicated and present the results of ThoughtWare's operations for the periods then ended; and (ii) are in accordance with the books and records of ThoughtWare, as the case may be, which have been properly maintained and are complete and correct in all material respects.

     2.6  ABSENCE OF CHANGES.

     Except as set forth on SCHEDULE 2.6 attached hereto, since the Financials Date ThoughtWare has not:

          (a) Suffered any change in its business operations or its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, which in either case would have a Material Adverse Effect;

          (b) Paid, discharged or satisfied any material liability, other than with respect to the Terminated Lease and License Agreements;

          (c) Written off as uncollectible any material receivable;

          (d) Canceled or compromised any material debt, or waived or permitted to lapse any material claims or rights, or sold, transferred or otherwise disposed of any of its properties or assets material to the conduct of its business as now conducted;

          (e) Entered into any transaction to acquire any assets or made any capital expenditure or made any commitment to do the foregoing in excess of Five Thousand Dollars ($5,000.00);

          (f) Made any change to its method of accounting or accounting practices;

          (g) Incurred any liabilities or obligations (absolute, accrued or contingent) or made any commitment to do the foregoing in excess of Five Thousand Dollars ($5,000.00);

          (h) Mortgaged, pledged, subjected or agreed to subject, any of its assets, tangible or intangible, to any lien, claim or encumbrance, except for liens of current personal property taxes not yet due and payable;

          (i) Sold or otherwise transferred any assets of ThoughtWare, or any ownership interest in ThoughtWare;

          (j) Increased any salaries, wages or any employee benefits for any employee or made any commitment to do the foregoing;

          (k) Hired or made any commitment to hire any person; or

          (l) Agreed, whether in writing or otherwise, to take any action not particularly described in this SECTION 2.6 which would have any Material Adverse Effect on its business operations or suffered any Material Adverse Effect on its ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

As used in this Agreement, the terms "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" shall mean any change, event or effect, as the case may be, that is materially adverse to the business, tangible and intangible assets, operations, properties (including intangible properties) condition (financial or otherwise), results of operations, assets or liabilities of ThoughtWare, other than changes or effects outside the control of ThoughtWare which are occurrences relating to the economy in general and not specifically relating to ThoughtWare.

     2.7  LITIGATION AND CLAIMS.

     Except as expressly set forth in SCHEDULE 2.7 hereto, there are no claims, lawsuits, counterclaims, proceedings, investigations pending, or, to the knowledge of ThoughtWare (which for purposes of this Agreement shall mean the conscious awareness of facts or other information), threatened against ThoughtWare, or against any officer or management level employee of ThoughtWare in such capacity, before any court arbitrator or governmental authority or agency, and to ThoughtWare's knowledge, there is no basis for any such action by any person or any state of facts or occurrence of any event, which is reasonably expected to give rise to the foregoing. There are no unsatisfied judgments or liens, assignments for the benefit of creditors, consent decrees or final rulings against ThoughtWare, or by which ThoughtWare or its assets are subject. There are no unsatisfied payroll liabilities, wages, taxes, severance, bonus or other employee benefits claimed by any of ThoughtWare's employees or former employees.

     2.8  NO UNDISCLOSED LIABILITIES.

     Except as reflected in the Financial Statements or as expressly set forth on SCHEDULE 2.8, ThoughtWare has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise.

     2.9  NO VIOLATION OF LAW, GENERALLY.

     Except as expressly set forth in SCHEDULE 2.9 hereto, ThoughtWare has not violated (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) any applicable local, state or federal law, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business, which violation has or is reasonably likely to have a Material Adverse Effect on the business, assets or financial position of ThoughtWare.

     2.10 PROPERTIES.

          (a) SCHEDULE 2.10(A) hereto sets forth a current and complete list and description schedule of all of the assets owned by ThoughtWare as of the Financials Date, the book value (net of depreciation or amortization) of which, as properly reflected in ThoughtWare's books and records, on an individual item-by-item basis (the "Tangible Assets").

          (b) SCHEDULE 2.10(B) hereto sets forth a current list, complete in all material respects, of all property, equipment and other assets leased, subleased, or licensed or sublicensed by ThoughtWare including, without limitation, all computer hardware and software other than off-the-shelf software (collectively, the "LEASED EQUIPMENT").

          (c) SCHEDULE 2.10(C) hereto sets forth a current list, complete in all material respects, and description of all equipment, utility and other deposits owned by ThoughtWare.

          (d) ThoughtWare: (i) has good, valid and indefeasible title to all of the Tangible Assets, Leased Equipment, personal and mixed, tangible and intangible property, rights and assets which it purports to own and has described in this SECTION 2.10, including all the personal property and assets reflected, but not shown as leased or encumbered, in the Financial Statements (except for inventory and assets sold in the ordinary course of business consistent with past practice and supplies consumed in the ordinary course of business consistent with past practice since the Financials Date); and (ii) owns such rights and title, free of liens, restrictions, claims, charges, security interests, or other encumbrances of any nature whatsoever, including any mortgages, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

          (e) All of the Leased Equipment and Tangible Assets owned or leased by ThoughtWare are in good operating condition and repair and will be in such condition on the Closing Date, except for ordinary wear and tear.

          (f) All of the durable and nondurable supplies owned by ThoughtWare are of a quality and quantity usable in the ordinary and usual course of the business of ThoughtWare.

          (g) The Tangible Assets, Leased Equipment, rights and interests transferred to and thereafter retained in the Surviving Corporation pursuant to this Agreement are sufficient to enable the Surviving Corporation to continue to operate the business of ThoughtWare after the Closing Date as it is currently being operated by ThoughtWare.

     2.11 INDEBTEDNESS.

     SCHEDULE 2.11 sets forth a current and complete list and description of all instruments or other documents relating to any direct or indirect indebtedness for borrowed funds of ThoughtWare in excess of Five Thousand Dollars ($5,000.00), as well as indebtedness by way of lease purchase arrangements, guarantees, and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property owned by ThoughtWare.

     2.12 EMPLOYEE CONTRACTS, UNION AGREEMENTS AND BENEFIT PLANS.

          (a) SCHEDULE 2.12(A) contains a complete and accurate list of the following: (i) all employee benefit plans (the "EMPLOYEE BENEFIT PLANS") (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored or administered by ThoughtWare to which ThoughtWare contributes or is required to contribute on behalf of ThoughtWare's current or former employees; (ii) all compensation plans, funds, arrangements and practices (the "COMPENSATION PLANS") sponsored by ThoughtWare for the benefit of its current or former employees, including plans providing for bonuses, incentive compensation, stock options, fringe benefits, and deferred compensation; and
(iii) all employment agreements, letter agreements, non-competition agreements, work for hire agreements and other agreements affecting employment of current and former employees of ThoughtWare (the "EMPLOYMENT AGREEMENTS"), consulting or collective bargaining agreements to which ThoughtWare is a party with respect to ThoughtWare's employees, including agreements pertaining to employee leasing, services, non-competition, and other similar matters with current or former employees.

          (b) Each Employee Benefit Plan has been administered and maintained in material compliance with all applicable laws, rules and regulations, and all reports required by any governmental agency have been timely filed. No Employee Benefit Plan or Compensation Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. There is no proceeding, claim (other than routine claims for benefits), lawsuit, or investigation pending or to the knowledge of ThoughtWare, concerning or involving any Compensation Plan or Employee Benefit Plan or Employment Agreement. There is no litigation involving, and there are no proceedings before, the U.S. Department of Labor or any other commission or administrative or regulatory authority pending against ThoughtWare or any ERISA affiliate, or against any fiduciary of any Compensation Plan or Employee Benefit Plan, relating to claims for benefits, breaches of duties or relating in any way to the maintenance or operation of such plans; and to the knowledge of ThoughtWare no such claim exists or has been threatened.

          (c) ThoughtWare's Employee Benefit Plans, are intended by ThoughtWare to satisfy the requirements of Code Section 401(a) providing for qualification under the Internal Revenue Code, and have received favorable determination letters, opinion letters, or ruling from the Internal Revenue Service, and ThoughtWare's management believes that ThoughtWare is entitled to rely on that favorable determination letter; and no proceedings exist or, to the knowledge of ThoughtWare, have been threatened that could result in the revocation or disqualification of the Employee Benefit Plan or Compensation Plan.

          (d) Except as expressly set forth in SCHEDULE 2.12(D) hereto, all contributions due to each Employee Benefit Plan and Compensation Plan have been made in a timely manner and all liabilities of ThoughtWare with respect to the Employee Benefit Plans and Compensation Plans are reflected in ThoughtWare's balance sheet as of the Financials Date.

          (e) Except as expressly set forth in SCHEDULE 2.12(E) hereto, ThoughtWare has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of ThoughtWare's employees who may retire or any of ThoughtWare's former employees who have retired from employment with ThoughtWare, except as provided in Section 4980B of the Code with respect to continuation coverage under COBRA.

          (f) There are no restrictions on the rights of ThoughtWare to amend or terminate any Employee Benefit Plan or Compensation Plan without incurring any liability thereunder.

     2.13 LABOR RELATIONS.

     Except as listed on SCHEDULE 2.13, ThoughtWare is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours; and there are no, or to
ThoughtWare's   knowledge   any   basis   for  any,   charges,   investigations,
administrative proceedings or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, the making of workers' compensation claims, sexual preference, handicap or veteran status) pending or, to the knowledge of ThoughtWare, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against ThoughtWare. There have been no governmental audits of the equal employment opportunity practices of ThoughtWare and to ThoughtWare's knowledge, no basis for any such audit exists.

     2.14 CONTRACTS AND COMMITMENTS.

     Except as expressly set forth in SCHEDULE 2.14:

          (a) No contract or commitment of ThoughtWare continues for a period of more than six (6) months from the date hereof or requires payments by ThoughtWare after the Closing Date, in the aggregate, in excess of Five Thousand Dollars ($5,000.00);

          (b) There are no contracts or agreements (i) between ThoughtWare and any of the directors, officers or stockholders of ThoughtWare, or (ii) between ThoughtWare any person related by blood or marriage to any director, officer or stockholder of ThoughtWare or any company or other organization in which anyone related by blood or marriage to any director, officer or stockholder of ThoughtWare has a direct or indirect financial interest;

          (c) Neither ThoughtWare nor any officer or management level employee of ThoughtWare is subject to any contracts or agreements containing covenants prohibiting or limiting the freedom of ThoughtWare to compete in any line of business or requiring ThoughtWare to share any profits; and

          (d) Neither ThoughtWare nor any officer or director of ThoughtWare is a party to or bound by any contract, agreement or other arrangement that has had or may be reasonably expected in the future to have a Material Adverse Effect upon the business, earnings or financial condition of ThoughtWare.

     2.15 ENVIRONMENTAL PROTECTION.

     ThoughtWare has obtained all material permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by ThoughtWare for the operation of its business under federal, state and local laws relating to pollution, protection of the environment or the generation or disposal of waste. ThoughtWare is in compliance in all material respects with all terms and conditions of such required permits, licenses and authorizations. ThoughtWare is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. Except as expressly disclosed on
SCHEDULE  2.15  hereto,  there  are  no  past  or  present  events,  conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or statutory liability or, otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste with respect to ThoughtWare.

     2.16 FILING OF REPORTS.

     All material returns, reports, plans and filings of any kind or nature necessary to be filed by ThoughtWare with any governmental authority have been properly completed and timely filed in compliance with all applicable laws and regulations.

     2.17 INSURANCE POLICIES.

          (a) SCHEDULE 2.17(A) hereto sets forth a complete and accurate list and description of all insurance policies in force naming ThoughtWare, or any director, officer or employee thereof, as an insured or beneficiary or as a loss payee for which ThoughtWare has paid or is obligated to pay all or any part of the premiums including, without limitation, all general liability, malpractice, fire, health, disability and life insurance policies. ThoughtWare has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and ThoughtWare is in compliance with all conditions contained therein.

          (b) Except as expressly set forth on SCHEDULE 2.17(B) hereto, there are no pending claims against such insurance by ThoughtWare as to which insurers are defending under reservation of rights or have denied liability, and except as set forth on SCHEDULE 2.17(B) hereto, to the knowledge of ThoughtWare, there exists no material claim under such insurance that has not been properly filed or reported by ThoughtWare.

     2.18 ACCOUNTS RECEIVABLE.

     Attached hereto as SCHEDULE 2.18 is a true, complete and accurate list and aging of all accounts receivable of ThoughtWare as of the Financials Date. All such accounts receivable arose in the ordinary course of the business of ThoughtWare, have not been previously written off as bad debts and are collectible in the ordinary course of business, except as provided in the allowance for doubtful accounts reflected on the Financial Statements as of the Financials Date.

     2.19 ACCOUNTS PAYABLE.

     Attached hereto as SCHEDULE 2.19 is a current and complete list of all accounts payable of ThoughtWare as of the Financials Date including each individual indebtedness of Five Thousand Dollars ($5,000.00) or more and setting forth the payee, the amount of indebtedness and such additional information as may be material with respect to any such account payable.

     2.20 INSPECTIONS AND INVESTIGATIONS.

     Except as expressly set forth and described on SCHEDULE 2.20, ThoughtWare has not, during the past three (3) years, been the subject of any inspection, investigation, survey, audit or monitoring by any governmental regulatory entity, and ThoughtWare has not received from any such entity any notice of deficiency in connection with the operation of the business of ThoughtWare. Attached as part of SCHEDULE 2.20 hereto are copies of all reports,

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correspondence,  notices and other  documents  relating to any such  inspection, investigation, survey, audit, monitoring or other form of review to which any of the foregoing has been subject.

     2.21 AGREEMENTS IN FULL FORCE AND EFFECT.

     Except as expressly set forth in the SCHEDULE 2.21(A), all material contracts, agreements, plans, leases, policies and licenses referred to, or required to be referred to, in any schedule delivered hereunder are valid and binding and are in full force and effect and are enforceable in accordance with their terms, except to the extent that the validity or enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar laws affecting creditors' rights generally. To the knowledge of ThoughtWare, there is no pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such agreements, and to the knowledge of ThoughtWare, no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default thereunder by ThoughtWare or any other party thereto. Attached hereto as
SCHEDULE 2.21(B) is a current and complete list of all contracts or agreements which provide for the provision of software services, including but not limited to Learning Management Systems ("LMS"), content delivery services or custom content development services which obligate ThoughtWare to provide in an Application Service Provider model to ThoughtWare's customers, setting forth the customer, contract term, monthly payment amount and number of registered users.

     2.22 TAXES.

     Except as expressly set forth in SCHEDULE 2.22 hereto, or as expressly reflected in the Financial Statements, as of the date hereof, ThoughtWare has filed, or as of the Closing Date will have filed, all federal, state and local tax returns required to be filed on or prior to the Closing Date, all of which are or will be true, correct and complete in all material respects, and ThoughtWare has paid, or by the Closing Date will have paid, all taxes (including penalties and interest in respect thereof, if any) that have become due or are due with respect to any period ending on or prior to the Closing Date; except for any taxes that become due or are due by ThoughtWare or the Stockholder arising from the characterization of the Merger for tax purposes.
ThoughtWare has withheld or collected from each payment made to each of its employees the amount of all taxes required to be withheld or collected therefrom and ThoughtWare has paid the same to the proper tax depositories or collecting authorities. Except as expressly set forth in SCHEDULE 2.22 hereto, ThoughtWare has not received notice of any tax claim, deficiency or delinquency being asserted by, or any notice of proposed assessment from, any taxing authority and ThoughtWare has not received notice of any contemplated investigation or audit by the Internal Revenue Service or any state tax agency.

     2.23 CAPITALIZATION; TITLE TO SHARES.

     SCHEDULE 2.23 hereto sets forth a list of all stockholders of ThoughtWare and the number and type of shares of capital stock of ThoughtWare owned by such stockholder. No other shares of capital stock of ThoughtWare, options, warrants or other securities exercisable for or convertible into shares of capital stock of ThoughtWare exist or are outstanding except as set forth on SCHEDULE 2.23. The authorized capital stock of ThoughtWare consists of (i) 400,000,000 shares

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
of Common Stock, of which 17,281,898 shares are issued and outstanding, and (ii) 100,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"), consisting of (A) 8,000,000 shares of Series A Preferred, all of which are issued and outstanding, (B) 36,220,294 shares of Series B Preferred, 35,824,134 shares of which of are issued and outstanding, and (C) 55,779,706 shares of Preferred Stock as to which ThoughtWare has not determined any preferences, limitations or relative rights and none of which are issued or outstanding.

     2.24 CORPORATE DOCUMENTS.

          (a) The corporate minute books of ThoughtWare, made available by ThoughtWare to EDT and Acquisition Subsidiary prior to the date hereof, accurately reflect all corporate actions taken by the directors and stockholders of ThoughtWare or any committee of the Board of Directors of ThoughtWare, and contain true and accurate copies of or originals of the respective minutes of all meetings or consent actions of the directors and stockholders of ThoughtWare and any committee of the Board of Directors of ThoughtWare.

          (b)  The  stock  record  books  of  ThoughtWare,   made  available  by
ThoughtWare to EDT and Acquisition Subsidiary prior to the date hereof, accurately reflect the stock ownership of ThoughtWare, and contain complete and accurate records with respect to the transfer of all securities issued by ThoughtWare since its inception.

     2.25 STATEMENTS TRUE AND CORRECT.

     No representation or warranty made by ThoughtWare herein, nor any statement, certificate or instrument furnished or to be furnished by ThoughtWare to EDT or Acquisition Subsidiary pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein not misleading.

     2.26 WEBSITE CONTENT.

     To the knowledge of ThoughtWare, the WWW.THOUGHTWARE.COM website does not contain any content that is obscene or would cause damage to the reputation of ThoughtWare, or is defamatory or libelous toward any person or entity; or contains viruses or other computer programs that could cause damage to ThoughtWare's or an end user's computer or data.

     2.27 INTELLECTUAL PROPERTY.

          (a) OWNERSHIP. Set forth in SCHEDULE 2.27(A) is a true and correct description of the following proprietary rights owned by ThoughtWare (the "PROPRIETARY RIGHTS"): (i) all registered trade-marks, trade-names, Internet domain names, service marks and other trade designations, including applications, and all registered patents, copyrights and applications currently owned, in whole or in part, by ThoughtWare with respect to the business of ThoughtWare, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which ThoughtWare is a party (including expiration date if applicable); and (ii) all agreements, relating to technology, know-how or processes that ThoughtWare is licensed or authorized to use by

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
others, or which it licenses or authorizes others to use. Except as set forth in
SCHEDULE 2.27(A), ThoughtWare owns or has the unrestricted right to use all of its Proprietary Rights including its patents, patent applications, trade-marks, trade names, Internet domain names or URL's including without limitation WWW.THOUGHTWARE.COM, its computer programs and other computer software, inventions, technology, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, thereof, without conflict with the rights of others.

          (b) CONFLICTING RIGHTS OF THIRD PARTIES. Except as expressly set forth in the agreements listed on SCHEDULE 2.27(B) hereto, ThoughtWare has the sole and exclusive right to use ThoughtWare Proprietary Rights without infringing or violating the rights of any third parties. Except as expressly set forth in the agreements listed on SCHEDULE 2.27(B) hereto, (i) use of ThoughtWare Proprietary Rights does not require the consent of any other person and ThoughtWare Proprietary Rights are freely transferable, (ii) no claim has been asserted to ThoughtWare by any person to the ownership of or right to use any ThoughtWare Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any ThoughtWare Proprietary Right, and ThoughtWare does not know of any valid basis for any such claim, and
(iii) each of ThoughtWare Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

          (c) CLAIMS OF OTHER PERSONS. Except as set forth in SCHEDULE 2.27(C), ThoughtWare has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of ThoughtWare infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, ThoughtWare or other entity; and no proceedings have been instituted, are pending or are threatened that challenge the rights of ThoughtWare with respect to the Proprietary Rights or any software or computer process used by ThoughtWare in its ordinary course of business. Except as expressly set forth in the agreements listed on SCHEDULE 2.27(B) hereto, ThoughtWare has not given and is not bound by any agreement of indemnification for any ThoughtWare Proprietary Rights. ThoughtWare has no knowledge of any claim that any current or former employee or consultant claims any interest in, or right to use, the Proprietary Rights of ThoughtWare, nor has any current or former employee retained any interest in or to any of ThoughtWare's Proprietary Rights.

          (d)  SUFFICIENCY  OF  PROPRIETARY   RIGHTS.   The  Proprietary  Rights
constitute the only intellectual property used by ThoughtWare in the operation of its business.

     2.28 KNOWLEDGE OF THOUGHTWARE.

     For purposes of this Agreement, ThoughtWare will be deemed to have "knowledge" of a particular fact or other matter if any Knowledge Party has, or at any time had, knowledge of such fact or other matter and the matter is within the scope of duties of that individual. As used herein, Knowledge Party shall mean the current directors of ThoughtWare and the following senior executive officers of ThoughtWare: Michael S. Havill and Kathryn Burress.

                                  ARTICLE III.
        REPRESENTATIONS AND WARRANTIES OF EDT AND ACQUISITION SUBSIDIARY

     As an inducement to ThoughtWare to enter into this Agreement, EDT and Acquisition Subsidiary hereby jointly and severally represent and warrant to ThoughtWare and to the Stockholder as follows:

     3.1  ORGANIZATION, STANDING AND AUTHORITY OF EDT.

     Each of EDT and Acquisition Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is, or, in the case of Acquisition Subsidiary, will be on the Closing Date, duly qualified and in good standing to do business in each jurisdiction listed on SCHEDULE 3.1 where the nature of its business or the ownership of its assets or properties requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect. The parties hereto hereby agree that the term "Business" as used in this ARTICLE III shall refer solely to the business conducted by EDT itself and its wholly-owned subsidiaries, and not as conducted by any dental practice location or dental practice affiliated office. EDT and Acquisition Subsidiary each has the full requisite power and authority to (a) own all its assets and properties and to operate its business as conducted on the date hereof, (b) execute and deliver this Agreement and each other document or instrument contemplated hereby (collectively, the "EDT TRANSACTION AGREEMENTS") and perform its obligations hereunder and thereunder according to their respective terms, including the issuance of the shares of EDT Stock contemplated hereby, and (c) to carry on and operate its business as now being conducted. Except as set forth in SCHEDULE 3.1 neither EDT nor Acquisition Subsidiary is a participant in any joint venture, partnership, association or similar business arrangement with any other person or party. On or prior to the date of this Agreement, the respective Boards of Directors of EDT and Acquisition Subsidiary have declared the Merger advisable and have approved and adopted this Agreement in accordance with the DGCL. Approval by the stockholders of EDT of the Merger, this Agreement and the transactions contemplated by this Agreement is not required under the DGCL.

     3.2 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS RELATING TO THE OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY.

          (a) Except as set forth in SECTION 3.2 or elsewhere in this Agreement, the execution, delivery and performance by EDT and Acquisition Subsidiary of the EDT Transaction Agreements (with or without the giving of notice, the lapse of time, or both): (a) has been consented to, where such consent is required by any governmental or regulatory authority or any other third party; (b) will not conflict with any provision of either of EDT's or Acquisition Subsidiary's Certificate of Incorporation, Bylaws or other organizational documents; (c) will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which EDT or Acquisition Subsidiary is a party or by which EDT or Acquisition Subsidiary or their respective properties are bound; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, license or permit, material to this transaction, to which EDT or

Acquisition Subsidiary or their respective properties are bound; and (e) will not create any claim, lien, charge or encumbrance upon any of the assets or properties of EDT or Acquisition Subsidiary.

          (b) No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal is required by or with respect to EDT or Acquisition Subsidiary in connection with the execution and delivery of this Agreement by EDT or Acquisition Subsidiary or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "EXCHANGE ACT") or the Securities and Exchange Commission (the "SEC"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the Secretary of the State of Arizona, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws,
(v) applicable requirements, if any, of state securities or "blue sky" laws and the American Stock Exchange (the "AMEX"), (vi) any of such items as may be required under foreign laws and (vii) such other consents, orders, authorizations, registrations, declarations, approvals and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on EDT or Acquisition Subsidiary, materially impair the ability of EDT or Acquisition Subsidiary to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby or thereby.

     3.3  EDT STOCK ISSUED IN THE MERGER.

     All of the shares of EDT Stock issuable in exchange for ThoughtWare Stock at the Effective Time will, when so issued, constitute duly authorized, validly issued, fully paid and nonassessable shares, free of any preemptive rights or other restrictions, whether created by the DGCL or other statute (other than restrictions on transfer under the Securities Act or applicable state securities laws or contractual restrictions as set forth in Section 1.7 hereof), EDT's Certificate of Incorporation or By-laws or any agreement to which EDT is a party or by which EDT is bound.

     3.4  SEC DOCUMENTS AND REPORTS.

     EDT has filed all required documents with the SEC since October 10, 1997 (the "SEC DOCUMENTS"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of EDT included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved and fairly presented in all material respects the consolidated financial position of EDT and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). EDT has not, since the EDT Financials Date, made any change in the accounting practices or policies applied in the preparation of financial statements.

     3.5  FINANCIAL STATEMENTS.

     Attached hereto as SCHEDULE 3.5 are EDT's audited financial statements for the fiscal year ended March 31, 2001 and the financial statements for the interim period ending September 30, 2001 (the "EDT FINANCIALS Date"), reflecting the results of the operations and financial condition of EDT and its business at such dates which have been prepared in accordance with generally accepted accounting principles consistently applied (the "EDT FINANCIAL STATEMENTS"). Since the EDT Financials Date, there has been no Material Adverse Change to the results of the operations and financial condition of EDT and the Business as reflected in the EDT Financial Statements.

     3.6  LITIGATION AND CLAIMS.

     Except as expressly set forth in SCHEDULE 3.6 hereto, there are no claims, lawsuits, counterclaims, proceedings, or investigations pending, and to EDT's knowledge (which for purposes of this Agreement shall mean the conscious awareness of facts or other information) threatened, against or affecting EDT, the Business or any other individual employed by or under contract with EDT in any court or before any arbitrator or governmental authority or agency, and to EDT's knowledge, there is no basis for any such action or any state of facts or occurrence of any event, which is reasonably expected to give rise to the foregoing, which has or is reasonably expected to have an adverse effect on the financial condition of assets or properties of EDT, on EDT's performance hereunder, or on the continued operation of the Business by EDT. There are no unsatisfied judgments against EDT, the Business, or any other individual affiliated with the Business, or any consent decrees to which any of the foregoing are subject which would have an adverse effect on the financial condition of assets or properties of EDT, on EDT's performance hereunder, or on the continued operation of the Business by EDT.

     3.7  NO UNDISCLOSED LIABILITIES.

     Except as and to the extent reflected in the EDT Financial Statements or as expressly shown in SCHEDULE 3.7, EDT has no liability or obligation whatsoever, whether matured, unmatured, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of its business since the EDT Financials Date, which, in the aggregate, have an adverse effect on the operations, assets or financial condition of EDT or the Business. The EDT Financial Statements: (i) present fairly in all material respects the financial position of EDT as of the dates indicated and present fairly in all material respects the results of EDT's operations for the period then ended in accordance with GAAP; and (ii) are in accordance with the books and records of EDT which have been properly maintained and are complete and correct in all material respects.

     3.8  NO VIOLATION OF LAW.

     Except as expressly set forth in SCHEDULE 3.8 hereto, EDT has not been nor shall be as of the Closing Date (by virtue of any action, omission to act, contract to which it is a party or any occurrence or state of facts whatsoever) in violation of any applicable local, state or federal law, ordinance, regulation, order, injunction or decree, or any other requirement of any governmental body, agency or authority or court binding on it, or relating to its property or business which, in the aggregate, has or is reasonably likely to have a Material Adverse Effect on the business, assets or financial position of EDT.

     3.9  FILING OF REPORTS.

     All returns, reports, plans and filings of any kind or nature necessary to be filed by EDT with any governmental authority have been properly completed and timely filed in compliance with all applicable requirements where failure to so file would have a Material Adverse Effect on the conduct of the Business by EDT after the Closing.

     3.10 CAPITALIZATION; TITLE TO SHARES.

     The authorized capital stock of EDT consists of 40,000,000 shares of EDT Stock and 10,000,000 shares of preferred stock, $0.01 par value ("PREFERRED STOCK"). As of September 30, 2001 (i) 11,721,664 shares of Common Stock were issued, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 1,179,630 shares of Common Stock were issued and held in the treasury of EDT,
(iv) a total of 3,500,000 shares of Common Stock were reserved for issuance pursuant to the EDT 1997 Stock Compensation Plan, (v) 1,416,497 shares of Common Stock were reserved for issuance pursuant to warrants. All issued and
outstanding   shares  of  EDT  Stock  are  duly   authorized,   fully  paid  and
non-assessable and were issued in accordance with the registration or qualification provisions of the Securities Act, and of any relevant state securities laws or pursuant to valid exemptions therefrom. There are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from EDT of any of its securities. All shares of EDT Stock presently outstanding are, and all Shares which may be issued pursuant to the exercise of outstanding options under the EDT 1997 Stock Compensation Plan, when issued in accordance with the terms thereof will be, validly authorized and issued and fully paid and nonassessable. Since the EDT Financials Date, EDT has not redeemed or purchased any shares of EDT Stock, or declared, set aside, or paid any dividend or other distribution in respect of EDT Stock.

     3.11 STATEMENTS TRUE AND CORRECT.

     No representation or warranty made by EDT or Acquisition Subsidiary herein, nor any statement, certificate or instrument furnished or to be furnished by EDT or Acquisition Subsidiary to the Stockholder or ThoughtWare pursuant to this Agreement or any other document, agreement or instrument referred to herein or therein, contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein not misleading except as would not be expected to have a Material Adverse Effect.

     3.12 ACQUISITION SUBSIDIARY.

     Acquisition Subsidiary has been recently formed and has no material assets, liabilities or contracts. EDT is the record and beneficial owner of all of the outstanding shares of capital stock of Acquisition Subsidiary (the "ACQUISITION SUBSIDIARY SHARES"). EDT has, and on the Closing Date will have, good title to the Acquisition Subsidiary Shares, free and clear of all claims, liens, charges, encumbrances, options and rights of any third parties whatsoever.

     3.13 COMMON STOCK OF ACQUISITION SUBSIDIARY.

     Acquisition Subsidiary has a total of one thousand (1,000) shares of its common stock authorized, all of which are issued and outstanding.

     3.14 Knowledge of EDT.

     For purposes of this Agreement, EDT will be deemed to have "knowledge" of a particular fact or other matter if any Knowledge Party has, or at any time had, knowledge of such fact or other matter and the matter is within the scope of duties of that individual. As used herein, Knowledge Party shall mean the following senior executive officers of EDT:

     James M. Powers, Jr., President, Chairman and Chief Executive Officer;

     James L. Dunn, Jr., Senior Vice President, General Counsel and Chief Development Officer;

     Charles G. Sanders, Senior Vice President, Chief Operating Officer and Chief Financial Officer.

                                   ARTICLE IV.
                              ADDITIONAL AGREEMENTS

     4.1  ACCESS AND INSPECTION.

     From the date hereof until the Effective Time, upon reasonable notice and subject to the terms of the Confidentiality Agreement previously executed between the parties (the "CONFIDENTIALITY AGREEMENT"), ThoughtWare and EDT, as applicable, shall afford to the officers, employees, accountants, counsel,
financing  sources  and  other  representatives  of  EDT  and  ThoughtWare,   as
applicable, reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records as either party or its representatives or agents may reasonably request (the "DUE DILIGENCE Inspection"). Unless otherwise required by law or regulation (including stock exchange rules) and until the Effective Time, ThoughtWare, EDT and Acquisition Subsidiary shall hold any such information which is non-public in confidence in accordance with the terms of the Confidentiality Agreement (except as may be required by law or by any listing agreement with or by the rules of the AMEX) and, in the event this Agreement is terminated for any reason, ThoughtWare, EDT or Acquisition Subsidiary shall promptly return or destroy such information in accordance with the Confidentiality Agreement.

     4.2  COOPERATION IN MEETING FILING REQUIREMENTS.

     ThoughtWare, EDT and Acquisition Subsidiary shall cooperate in preparing, executing and filing such requests, applications, information and other submittals as may be required by any federal or state governmental agency or authority having jurisdiction over the assets or properties of ThoughtWare or the business of ThoughtWare, for the purpose of consummating the transactions contemplated herein and Surviving Corporation's operation of the business of ThoughtWare in substantially the same manner as currently operated by ThoughtWare.

     4.3  POST CLOSING AUDIT OF THOUGHTWARE.

     ThoughtWare and the Stockholder shall reasonably cooperate (at no expense to them, except as otherwise set forth in Section 4.10) with and assist EDT and its accountants and other representatives in preparing audited financial statements of ThoughtWare for the fiscal year of ThoughtWare required by EDT's auditors for inclusion in EDT's financial statements, audit report, or public filings for the three (3) financial annual periods ending with the Closing Date and any period subsequent to the Closing Date.

     4.4  PUBLIC DISCLOSURE.

     Unless otherwise expressly permitted by this Agreement, EDT and ThoughtWare shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as EDT may reasonably believe to be required by the SEC, the AMEX or other law.

     4.5  FURTHER ASSURANCES.

     Each party covenants that it will, in connection with the Closing and from time to time after the Closing Date, execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

     4.6  NO SHOP AND BREAK UP FEE.

     ThoughtWare (and its officers, directors, employees and agents, including, without limitation, the Stockholder) will not, for the period beginning with the Execution Date and continuing until the later of either the Effective Time or termination of this Merger Agreement (the "No-Shop Period"), directly or indirectly, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of ThoughtWare (a "Conflicting Transaction"), whether through direct purchase, merger or other business combination. If ThoughtWare enters into discussions with any other person or entity with respect to a Conflicting Transaction during the No-Shop Period, then immediately upon entry into a definitive agreement with that third party for such acquisition, ThoughtWare (or the new third party buyer) shall pay to EDT an amount equal to the sum of $50,000 plus EDT's actual out of pocket costs to compensate EDT for the lost opportunity and expenses incurred by EDT. If EDT fails to close the transactions contemplated by this Agreement (except by failure of a condition precedent), including without limitation the condition precedent set forth in SECTION 6.4 prior to the January 15, 2002, EDT shall pay to ThoughtWare, an amount equal to the sum of $50,000 plus ThoughtWare's actual out of pocket costs to compensate ThoughtWare for the lost opportunity and expenses incurred by ThoughtWare.

     4.7  THOUGHTWARE STOCK OPTION PLAN.

     At the Effective Time, (i) each outstanding employee stock option or right to acquire shares of ThoughtWare Stock granted under the ThoughtWare 2000 Long Term Incentive Plan (the "ThoughtWare Stock Option Plan") which has not been exercised prior to the Effective Time shall be terminated prior to the Closing Date, and (ii) the ThoughtWare Stock Option Plan shall have been terminated before the Closing Date. EDT may in its sole discretion grant to any person who becomes an EDT employee after the Effective Time (who was a former ThoughtWare employee) options to purchased EDT Stock, provided however that EDT shall be under no obligation to grant any such options to any former employee of ThoughtWare.

     4.8  SALE OF SHARES PURSUANT TO SECTION 4(2) OF THE SECURITIES ACT.

     The parties hereto acknowledge and agree that the shares of EDT Stock issuable to the Stockholder pursuant to SECTION 1.7 hereof, shall constitute "restricted securities" under the Securities Act, subject to and entitled to the benefits of Rule 144 promulgated under the Securities Act ("Rule 144"). The certificates of EDT Stock shall bear the legends set forth in SECTION 1.7(D).

     4.9  PIGGYBACK REGISTRATION RIGHTS.

          (a) If, at any time prior to the expiration of one year from the Effective Time EDT proposes to register any of its equity securities under the Securities Act on any form other than Form S-8 (or any similar or successor form then in effect) EDT will in such case give prompt written notice (and in any event at least ten (10) business days' prior written notice prior to the filing of such registration statement) to the Stockholder and the Releasors of its intention to do so. Such notice to the Stockholder and the Releasors will specify the securities to be registered, the proposed numbers and amounts thereof and the date not less than ten (10) days thereafter by which EDT must receive written indication of whether the Stockholder or any Releasor wishes to include its EDT Stock in such registration statement and advising the Stockholder and each Releasor of its rights under this section. Upon the written request of the Stockholder or any Releasor made on or before the date specified in such notice (which request shall specify the number of shares of EDT Stock intended to be disposed of by the Stockholder or any such Releasor), EDT will, to the extent permitted under subsection (d) below, use its best efforts to cause all such shares of EDT Stock to be registered under the Securities Act (with the securities that EDT at the time proposes to register or, in the case of a registration on Form S-4, on a separate Form S-3), to the extent required to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by the Stockholder or the Releasors of the shares of EDT Stock to be so registered.

          (b) Notwithstanding anything to the contrary in this section, EDT shall have the right to discontinue any registration under this section at any time prior to the effective date of such registration.

          (c) In the case of a registration under subsection (a) above, if EDT determines to enter into an underwriting agreement in connection therewith, all shares of EDT Stock to be included in such registration shall be subject to such underwriting agreement and no person may participate in such registration unless such person agrees to sell such person's securities on the basis provided in such underwriting agreement and completes and/or executes all questionnaires, indemnities, and other reasonable documents which must be executed under the terms of such underwriting agreement.

          (d) If EDT's managing underwriter shall advise EDT and the Stockholder and the Releasors in writing that the inclusion in any registration pursuant hereto of some or all of (i) the shares of EDT Stock sought to be registered by the Stockholder or the Releasors, and (ii) the securities of EDT sought to be registered, creates a substantial risk that the proceeds or price per unit that will be derived from such registration will be reduced or that the number of securities to be registered is too large a number to be reasonably sold, (i) first, the number of securities of EDT (or securities of other persons exercising "demand rights") sought to be registered shall be included in such registration, and (ii) next, the number of shares of EDT Stock and other securities of persons exercising "piggyback rights" shall be included in such registration to the extent permitted by the managing underwriter (if the offering is underwritten) pro rata based upon the number of shares of EDT Stock each requesting person seeks to include in such registration.

          (e) If a registration hereunder shall be in connection with an underwritten public offering, the participating Stockholder or Releasor shall be deemed to have agreed by acquisition of its shares of EDT Stock not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any shares of EDT Stock and to use its best efforts not to effect any such public sale or distribution of any other equity security of EDT or of any security convertible into or exchangeable or exercisable for any equity security of EDT (other than as part of such underwritten public offering) within twenty (20) days before or ninety (90) days after the effective date of such registration statement. In such event, such Stockholder agrees, and each Releasor, as a condition of the rights contemplated by this Section, shall have agreed, if requested, to sign a customary market stand-off letter with EDT's managing underwriter, and to comply with applicable rules and regulations of the SEC.

          (f) If and to the extent that the Stockholder or a Releasor sells or otherwise disposes of shares of EDT Stock in any transaction that does not require registration under the Securities Act (other than a transaction exempt under Rule 144), the rights of the Stockholder or such Releasor hereunder with respect to such shares of EDT Stock will be assignable to the transferee of such shares of EDT Stock; PROVIDED, HOWEVER, that such transferee agrees in writing to be bound by all the terms and conditions of this SECTION 4.9.

          (g) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this SECTION 4.9 shall be borne by EDT. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. "Registration Expenses" shall mean all expenses incurred by EDT in complying with this SECTION 4.9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for EDT, reasonable fees and disbursements of a single special counsel for the holders of securities so registered, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of EDT). "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of shares of EDT Stock held by the Stockholder.

     4.10 LEGAL AND AUDIT FEES OF THOUGHTWARE.

     ThoughtWare shall be responsible for the payment of (i) all legal fees and expenses incurred in connection with the negotiation, documentation and consummation of the Merger, this Agreement and the other transactions contemplated hereby and (ii) audit fees and expenses related to the audit of ThoughtWare for the period ending June 30, 2001, delivery of those audited statements and the associated audit letter, roll forward reviewed financial statements for the stub period ending December 31, 2001 in Form 10-Q format, and preparation of the federal and state tax return for the period ending December 31, 2001 (such audit fees and expenses collectively, the "2001 Audit Costs").

     4.11 RISK OF LOSS

     Risk of loss to the assets of ThoughtWare, however caused (other than by Acquisition Subsidiary or those duly authorized to act on behalf of Acquisition Subsidiary) shall shift to Surviving Corporation immediately at the Effective Time.

                                   ARTICLE V.
                       CONDUCT OF BUSINESS OF THOUGHTWARE
                                 PENDING CLOSING

     ThoughtWare and the Stockholder, jointly and severally, covenant and agree that, without the prior written consent of EDT, between the Execution Date and the Closing Date:

     5.1  DISPOSITION OF ASSETS.

     The operation of ThoughtWare's business shall be conducted only in the ordinary course, and ThoughtWare shall not dispose of any interest of any kind in the assets or properties of ThoughtWare, nor incur nor guarantee any obligations for borrowed money without EDT's prior written consent, which consent shall not be unreasonably withheld.

     5.2  ACCOUNTS PAYABLE AND ACCOUNTS RECEIVABLE.

     ThoughtWare shall use its best efforts to maintain its accounts payable on a current basis in the ordinary course of business, except as otherwise permitted by this Agreement. ThoughtWare shall maintain its accounts receivable on a current basis in the ordinary course of business, except as otherwise permitted by this Agreement.

     5.3  SALE OF SHARES.

     The Stockholder shall not sell or transfer, or consent to the sale or transfer of, any shares of capital stock in ThoughtWare or any option, warrant or other right to acquire an equity interest in ThoughtWare.

     5.4  ISSUANCE OF SHARES.

     ThoughtWare shall not issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class.

     5.5  CONTRACTS.

     ThoughtWare will not enter into any material contract or other arrangement without the prior written consent of EDT.

     5.6  CONDITION OF ASSETS.

     ThoughtWare will maintain its assets in substantially the same condition as they are in on the date of this Agreement, ordinary wear and tear excepted.

     5.7  NO TRANSFERS, LIENS OR ENCUMBRANCES.

     ThoughtWare shall not sell, transfer or otherwise dispose of any of the Tangible Assets, Proprietary Rights, or other assets or sell or transfer any interest in ThoughtWare, except as otherwise permitted by this Agreement. ThoughtWare shall not mortgage, pledge or subject to any lien, charge or other encumbrance any of the Tangible Assets, Proprietary Rights, or other assets or any interest in ThoughtWare, except as otherwise permitted by this Agreement.

                                   ARTICLE VI.
           CONDITIONS TO OBLIGATIONS OF EDT AND ACQUISITION SUBSIDIARY

     The obligations of EDT and Acquisition Subsidiary to close the Merger are, unless waived in writing, subject to the satisfaction, at or prior to Closing, of each of the following conditions:

     6.1  NECESSARY APPROVALS.

     EDT shall have received all licenses, consents, permits and approvals necessary in order for EDT to operate the business of ThoughtWare in the same manner as ThoughtWare, other than those consents and approvals designated by EDT as being "nonpriority consents".

     6.2  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of ThoughtWare set forth in this Agreement, or the Schedules and Exhibits hereto (including any document or instrument delivered to EDT or Acquisition Subsidiary thereunder), shall be true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date, and EDT shall have received a certificate of a duly authorized officer of ThoughtWare to that effect.

     6.3  PERFORMANCE; COVENANTS; DELIVERIES AT CLOSING.

     All of the terms, covenants and conditions of this Agreement to be complied with or performed by ThoughtWare at or prior to Closing shall have been complied with and performed in all material respects. At Closing, ThoughtWare or the Stockholder shall have delivered to EDT the following documents:

          a. A certificate dated the Closing Date signed by a duly authorized officer of ThoughtWare certifying that the representations and warranties of ThoughtWare contained in this Agreement shall be true and correct on and as of the date of such certificate and that ThoughtWare has fulfilled the conditions of this SECTION 6.3;

          b. Resolutions of the Board of Directors of ThoughtWare and the stockholders of ThoughtWare in form and substance satisfactory to EDT approving the transaction with EDT on the terms hereof, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized officer of ThoughtWare, have been adopted and are in full force and effect;

          c. Written consents executed by the appropriate third party to the consummation of the transactions contemplated by this Agreement reflected on SCHEDULE 2.2, by EDT as "Required" prior to Closing;

          d. All of the books and records of ThoughtWare related to the operation of its business including, but not limited to: (i) the books of accounts, contracts and agreements to which ThoughtWare is a party and (ii) such other documents or certificates as shall be reasonably requested by EDT;

          e. An opinion of counsel of ThoughtWare in substantially the form of EXHIBIT B attached hereto;

          f. Lock Up and Shareholder Representation Agreements executed by the Stockholder in substantially the form of EXHIBIT C-1 and from each of the Releasors in substantially the form of EXHIBIT C-2;

          g. Release and Settlement Agreement executed by and between ThoughtWare and William DiPaolo providing for a complete release of any and all severance liabilities related to or arising from his employment relationship or employment agreement with ThoughtWare in exchange for the issuance to DiPaolo at Closing of 186,000 shares of EDT common stock (of which 55,800 shares will be deposited into escrow pursuant to SECTION 1.7(B) of this Agreement);

          h. Lease Termination and Release Agreement executed by and between ThoughtWare and D&S Realty, LLC providing for the complete release and termination of all liabilities related to or arising from that certain lease agreement dated October 11, 2000 concerning the premises located at 8180 T & B Boulevard, Memphis, TN 38125 in exchange for the issuance to D&S Realty, LLC at
               Closing of 310,000 shares of EDT common stock (of which 93,000 shares will be deposited into escrow pursuant to SECTION 1.7(B) of this Agreement);

          i. Written agreements executed by each current employee or director of ThoughtWare which is a holder of an outstanding ThoughtWare stock option or warrant evidencing the cancellation of such option or warrant without any further liability to ThoughtWare;

          j. Written evidence in form and substance satisfactory to ThoughtWare of the termination of the loan agreement between Silicon Valley Bank and ThoughtWare and the release of all related liens;

          k. Written resignation of each officer and director of ThoughtWare, effective as of the Effective Time and otherwise in form and substance reasonably acceptable to EDT;

          l. Termination Agreement executed by and between ThoughtWare and Michael Havill, concerning, among other things, Mr. Havill's Employment Agreement with ThoughtWare and the Warrants issued to Mr. Havill by ThoughtWare, and otherwise in form and substance acceptable to EDT; and

          m. Such other documents as counsel for EDT shall reasonably request, including, without limitation, any documents required to be filed with any governmental body.

     6.4  EDT DUE DILIGENCE.

     Closing shall only occur upon the complete and sole satisfaction of EDT as to the Due Diligence Inspection pursuant to SECTION 4.1; PROVIDED, HOWEVER, nothing herein is intended to extend the date by which the Closing is to occur.

     6.5  ABSENCE OF MATERIAL ADVERSE EFFECT.

     There shall have not occurred any Material Adverse Change to the business of ThoughtWare prior to Closing.

                                  ARTICLE VII.
                    CONDITIONS TO OBLIGATIONS OF THOUGHTWARE

     The obligations of ThoughtWare to close the Merger are subject to the satisfaction, at or prior to Closing, of each of the following conditions:

     7.1  REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of EDT and Acquisition Subsidiary set forth in this Agreement, or any other document or instrument delivered to ThoughtWare hereunder, shall be true and correct on the Closing Date with the same force and effect as if such representations and warranties had been made on the Closing Date.

     7.2  PERFORMANCE; COVENANTS; DELIVERIES AT CLOSING.

     All of the terms, covenants and conditions of this Agreement to be complied with or performed by EDT or Acquisition Subsidiary at or prior to Closing shall have been complied with and performed in all material respects including, but not limited to, the delivery of the following:

          a. The consideration to be paid to the Stockholder in connection with the Merger, and the shares of EDT Stock to be issued to the Releasors;

          b. A certificate dated the Closing Date signed by duly authorized representatives of EDT and Acquisition Subsidiary certifying that the representations and warranties are true and correct on the date of such certificate and that EDT and Acquisition Subsidiary have fulfilled all of the conditions of this SECTION 7.2;

          c. Resolutions of the Board of Directors of EDT and the Board of Directors and sole Stockholder of Acquisition Subsidiary in form and substance satisfactory to ThoughtWare approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by a duly authorized representative of EDT and Acquisition Subsidiary, respectively;

          d. An opinion of outside counsel of EDT in substantially the form attached hereto as EXHIBIT D; and,

          e. Such other documents necessary for the consummation of the transactions contemplated herein as counsel for ThoughtWare shall reasonably request, including, without limitation, any documents required to be filed with any governmental body.

     7.3  THOUGHTWARE DUE DILIGENCE.

     Closing shall only occur upon the complete and sole satisfaction of ThoughtWare as to the Due Diligence Inspection pursuant to SECTION 4.1; PROVIDED, HOWEVER, nothing herein is intended to extend the date by which the Closing is to occur.

                                  ARTICLE VIII.
                     CONDITIONS TO OBLIGATIONS OF EACH PARTY

     The respective obligations of each party to effect the Merger shall be subject to the fulfillment in all material respects at or prior to the Effective Time of the following conditions:

     8.1  CONSENT BY BANK ONE

     Bank One Texas, N.A. ("BANK ONE") shall have consented to the Merger and the other transactions contemplated under this Agreement.

     8.2  APPROVAL BY STOCKHOLDERS OF THOUGHTWARE.

     ThoughtWare shall have received resolutions of, or written consents to actions by, the stockholders of ThoughtWare, in form and substance satisfactory to EDT, approving the Merger on the terms hereof, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby.

                                   ARTICLE IX.
                                 INDEMNIFICATION

     9.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     All representations and warranties in this Agreement, including any certificate or schedule made a part thereof or exhibit delivered pursuant to this Agreement, shall survive the Closing and continue in full force and effect until the first anniversary of the Effective Time (referred to herein as the "TERMINATION DATE").

     9.2  INDEMNIFICATION OF EDT.

     From and after the Closing,  subject to the  limitations  set forth in this
ARTICLE IX, the Stockholder will, together with Releasors by their execution of the Escrow Agreement, indemnify and hold harmless EDT, and its officers, directors, stockholders and subsidiaries (collectively, the "EDT INDEMNIFIED
PERSONS"), from and against any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) (collectively, "DAMAGES"), as a result of, directly or indirectly:

               (i) any breach of any representation or warranty made by ThoughtWare in this Agreement or in any certificate or document delivered to EDT or Acquisition Subsidiary in connection with this transaction;

               (ii) any breach of any covenant or obligation made by ThoughtWare or the Stockholder in this Agreement or otherwise in connection with the obligations contemplated by this Agreement;

               (iii) legal and audit fees and expenses incurred by ThoughtWare and its affiliates (including without limitation the 2001 Audit Costs and legal fees and expenses incurred in connection with the negotiation, documentation and consummation of the Merger, this Agreement and the other transactions contemplated hereby) to the extent that such fees and expenses exceed $129,000 in the aggregate;

               (iv) fees and expenses of any broker or finder related to the consummation of the transactions contemplated by this Agreement except as set forth in SCHEDULE 11.5;

               (v) claims by holders of ThoughtWare stock options or warrants with respect to the cancellation of such options or warrants;

               (vi) any tax liability of ThoughtWare with respect to the TDR audit matters as set forth on SCHEDULE 2.7; or

               (vii) any and all payments or other liabilities or damages due and owing, whether accrued and unpaid as of the Closing or arising after the Closing, arising under or in connection with the lease between ThoughtWare, as lessee, and Legacy Partners Management LP, as lessor, relating to the leased premises located in Carlsbad, California in excess of the amounts reflected on
SCHEDULE 2.4(B).

Provided, however, that no such indemnification under this SECTION 9.2 shall be available for any inaccuracy in or material breach of any such representation, or warranty unless written notice thereof has been delivered to the Stockholder prior to the Termination Date specifying in reasonable detail the information or circumstances making such representation or warranty untrue and, to the extent reasonable ascertainable, the expected Damages related thereto, all as more particularly set forth in the Escrow Agreement. Provided further, that the amount of any Damages for which indemnification is sought shall be net of any amount actually recovered with respect thereto by the EDT Indemnified Persons under insurance policies (it being understood that the EDT Indemnified Persons shall use their best efforts to recover any Damages that are insured).

     9.3  OFFSET AGAINST ESCROW STOCK

     Any Damages to which the EDT Indemnified Persons shall become entitled pursuant to Section 9.2 shall be satisfied solely by offset by the EDT Indemnified Persons against the Escrow Stock (or any Cash Settlement Payment elected to be paid by an Escrow Stockholder in lieu thereof, as more particularly provided in the Escrow Agreement), to the exhaustion thereof, and the Stockholder (and the Releasors by execution of the Escrow Agreement) shall have no personal monetary liability for any Damages claimed or incurred by the EDT Indemnified Persons. For purposes hereof and the Escrow Agreement, the value of shares of EDT Stock subject to offset or withdrawal by the EDT Indemnified Persons from the Escrow for Damages shall be deemed to be $1.20 per share.

     9.4  MERGER CONSIDERATION ADJUSTMENT.

     Any shares of Escrow Stock released to EDT (or Cash Settlement Payment (as defined in the Escrow Agreement) elected to be made in lieu thereof) for indemnification by the Stockholder pursuant to the Escrow Agreement shall be treated as an adjustment to the consideration payable pursuant to SECTION 1.7 of this Agreement for all tax purposes, unless and to the extent that such

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
characterization   jeopardizes  the  tax  deferred  status  of  the  transaction contemplated herein.

     9.5  INDEMNIFICATION BY EDT AND ACQUISITION SUBSIDIARY.

     From and after the Closing,  subject to the  limitations  set forth in this
ARTICLE IX, EDT and Acquisition Subsidiary will indemnify and hold harmless ThoughtWare, and its officers, directors, stockholders and subsidiaries (collectively, the "ThoughtWare INDEMNIFIED PERSONS"), from and against any DAMAGE, as a result of any breach of (i) any representation or warranty, covenant or agreement made by EDT and Acquisition Subsidiary in this Agreement, or (ii) any other certificate or document delivered by EDT and Acquisition Subsidiary pursuant to this Agreement. Provided, however, that no such indemnification under this SECTION 9.5 shall be available for any inaccuracy in or material breach of any such representation, or warranty unless written notice thereof has been delivered to EDT or Acquisition Subsidiary prior to the Termination Date specifying in reasonable detail the information or circumstances making such representation or warranty untrue and, to the extent reasonable ascertainable, the expected Damages related thereto. Provided further, that the amount of any Damages for which indemnification is sought shall be net of any amount actually recovered with respect thereto by the ThoughtWare Indemnified Persons under insurance policies (it being understood that the ThoughtWare Indemnified Persons shall use their best efforts to recover any Damages that are insured).

     9.6  THRESHOLD.

     With respect to claims for Damages, the Stockholder (and the Releasors by execution of the Escrow Agreement) will be liable to the EDT Indemnified Persons, and EDT and Acquisition Subsidiary shall be liable to the ThoughtWare Indemnified Persons, for Damages only: (i) if the EDT Indemnified Persons or the ThoughtWare Indemnified Persons, as applicable, (each an "Indemnified Person") provides written notice of such claim prior to the Termination Date pursuant to the Escrow Agreement; and (ii) if the aggregate amount of such claim(s) exceeds $180,000 (the "THRESHOLD"), in which event, such party may claim indemnification for all such Damages in excess of the Threshold not to exceed, in the aggregate, the maximum sum of $558,000 for all such Damages (the "Damages Cap").

     9.7  PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

     Promptly after receipt by an Indemnified Person under SECTION 9.2 or 9.5, as applicable, of notice of the commencement of any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, public or private) commenced, brought, conducted or heard by or before or otherwise involving any governmental body or arbitrator (a "Proceeding") against it, such Indemnified Persons will, if a claim is to be made against an indemnifying party under this ARTICLE IX, give notice to the indemnifying party of the commencement of such Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that indemnifying party may have to any Indemnified Persons. If any Proceeding is brought against an Indemnified Persons and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless the indemnifying party is also a party to such Proceeding and the Indemnified Persons determine in good faith that joint representation would be inappropriate, or the indemnifying party fails to provide reasonable assurance to the Indemnified Persons of its financial capacity to defend such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Persons and, after notice from the indemnifying party to the Indemnified Persons of its election to assume the defense of such Proceeding. If the indemnifying party assumes the defense of a Proceeding, no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Persons' consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the Indemnified Persons' notice is given, give notice to the Indemnified Persons of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding; provided, however, no compromise or settlement may be effected by the Indemnified Persons with the indemnifying parties consent. With respect to any Proceeding both the Indemnified Persons and the indemnifying party, as the case may be, shall keep the other party fully informed of the Proceeding at all stages thereof and to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Proceeding brought by any third party. With respect to any Proceeding, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential business records and the attorney-client and work-product privileges.

     9.8  EFFECT OF INVESTIGATION.

     No investigation or inquiry made by either party shall, regardless of the Closing of the transactions contemplated hereby, affect or limit any representation or warranty made by the other party or in any schedule delivered by any of them pursuant hereto or any right of indemnification contained in this Agreement.

     9.9  SOLE REMEDY.

     Following Closing, recourse under the provisions of this Article IX shall be the sole remedy of any party to this Agreement related to a breach of the terms of this Agreement.

                                   ARTICLE X.
                                   TERMINATION

     10.1 TERMINATION BY MUTUAL CONSENT.

     This Agreement may be terminated and may be abandoned at any time prior to the Effective Time by the mutual consent of EDT, Acquisition Subsidiary and ThoughtWare.

     10.2 TERMINATION BY EDT.

     This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of EDT if the Merger shall not have been consummated by January 15, 2002 PROVIDED THAT EDT shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in such clause. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of EDT, if
(i) the Board of Directors of ThoughtWare shall have withdrawn or modified in a manner adverse to EDT its approval or recommendation of this Agreement, or the Merger, or shall have withdrawn its recommendation to the stockholders of ThoughtWare, or (ii) there has been a breach by ThoughtWare of any representation, warranty, covenant or agreement contained in this Agreement which is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by EDT to the party committing such breach.

     10.3 TERMINATION BY THOUGHTWARE.

     This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of ThoughtWare if the Merger shall not have been consummated by January 15, 2002 PROVIDED THAT ThoughtWare shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in such clause. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of ThoughtWare, if (i) the Board of Directors of EDT shall have withdrawn or modified in a manner adverse to ThoughtWare its approval or recommendation of this Agreement or the Merger, or (ii) there has been a material breach by EDT or Acquisition Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement which is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by ThoughtWare to the EDT.

     10.4 EFFECT OF TERMINATION AND ABANDONMENT.

     In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE X, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement except as provided herein except that nothing herein will relieve any party from liability for any breach of this Agreement.

     10.5 EXTENSION; WAIVER.

     At any time prior to the Effective Time of the Merger, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (ii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI.
                            MISCELLANEOUS PROVISIONS

     11.1 NOTICES.

     Any notice required or permitted by this Agreement or any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly if transmitted by certified mail, return receipt requested, with proper postage prepaid or sent by overnight carrier or by personal delivery, addressed to the respective party to whom such notice relates at the following addresses:

     If to EDT:

          EDT Learning, Inc.
          2999 N. 44th St., Suite 650
          Phoenix, Arizona  85018-7273
          Attention:  James L. Dunn, Jr.
          Phone:  602-952-1200

     With a Copy to:

          Jackson Walker L.L.P.
          901 Main Street
          Suite 6000
          Dallas, Texas 75202
          Attention:  James S. Ryan, III

     If to Acquisition Subsidiary:

          2999 N. 44th St., Suite 650
          Phoenix, Arizona  85018-7273
          Attention:  James L. Dunn, Jr.
          Phone:  602-952-1200

     If to ThoughtWare:

          Paradigm Capital Partners, LLC
          Attention:  Mr. Jonathan B. Peters
          6410 Poplar Avenue, Suite 395
          Memphis, TN 38119

     With a Copy to:

          Glankler Brown, PLLC
          50 N. Front St., Suite 1300
          Memphis, Tennessee 38103
          Attention: Douglas P. Quay, Esq.
          Phone: 901-543-8000

     If to the Stockholder:

          ThoughtWare Paradigm Investors
          c/o Paradigm Capital Partners, LLC
          Attention:  Mr. Jonathan B. Peters
          6410 Poplar Avenue, Suite 395
          Memphis, TN 38119

     With a Copy to:

          Glankler Brown, PLLC
          50 N. Front St., Suite 1300
          Memphis, Tennessee 38103
          Attention: Douglas P. Quay, Esq.
          Phone: 901-543-8000

     Or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received: (a) if transmitted by certified mail, return receipt requested, with proper postage prepaid, upon the fifth business day after mailing; (b) if transmitted by overnight carrier, on the next business day; and (c) if transmitted by personal delivery, upon receipt.

     11.2 SUCCESSORS AND ASSIGNS.

     This Agreement shall not be assignable, by operation of law or otherwise, without the prior written consent of all parties. Subject to the foregoing, this Agreement shall inure to the benefit of, be enforceable by and be binding upon the parties, their successors and permitted assigns.

     11.3 ENTIRE AGREEMENT.

     This Agreement and the exhibits, schedules, certificates and other documents delivered pursuant hereto or incorporated herein by reference, contain and constitute the entire agreement among the parties and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the transactions contemplated by this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

     11.4 GOVERNING LAW; SEVERABILITY.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof, PROVIDED, HOWEVER, that the laws of the respective jurisdictions of incorporation of each of the parties shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its board of directors.

     11.5 NO BROKERS.

     Except as set forth on SCHEDULE 11.5, the ThoughtWare, EDT and Acquisition Subsidiary each represent to the others that no broker or finder has been employed in connection with the transactions hereunder and further that EDT shall not be liable for the payment of brokerage fees or commissions.

     11.6 SCHEDULES AND EXHIBITS.

     All schedules and exhibits attached to this Agreement are by reference made a part hereof.

     11.7 WAIVERS.

     No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

     11.8 HEADINGS.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.9 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     11.10 CONFIDENTIALITY.

     The parties agree that they will not make any public comment, statement, communication or disclosure about the existence or contents of this Agreement or activities relating to the consummation of the transactions contemplated herein without prior approval of the other party, except as may be required by law, as may be necessary to obtain the required consents, licenses, permits or approvals pursuant to SECTION 6.1 herein, or as may be necessary in the ordinary course of business.

     11.11 EXPENSES.

     Except as otherwise specifically provided herein, each party will be responsible for payment of all fees and expenses incurred by that party in connection with the Merger and this Agreement regardless of whether the Merger occurs or this Agreement is terminated without consummation of the transaction.

     11.12 NO THIRD PARTY BENEFICIARIES.

     Nothing contained in this Agreement (express or implied) is intended or shall be construed to confer upon or give to any person, corporation or other entity, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

EDT LEARNING, INC.                        THOUGHTWARE TECHNOLOGIES, INC.


By:                                       By:
    -----------------------------------       ----------------------------------
    Name:                                     Name:
    Title:                                    Title:

TW ACQUISITION SUBSIDIARY, INC.


By:
    -----------------------------------
    Name:
    Title:

STOCKHOLDER

THOUGHTWARE PARADIGM INVESTORS
By: PARADIGM HOLDINGS, managing partner

By:
    -----------------------------------
    Name: Frank A. McGrew, IV
    Title: Managing Partner

                                    EXHIBIT A

                                     FORM OF

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

     This Escrow Agreement (this "Agreement") is made and entered into as of _________, 2002 (the "Effective Date") by and among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation ("Acquisition Sub"), ThoughtWare Paradigm Investors, A Delaware partnership ("Paradigm"), William R. DiPaolo ("DiPaolo"), D&S Realty, LLC, a Tennessee limited liability company ("D&S" and, together with DiPaolo, the "Releasors") (Paradigmand the Releasors each, an "Escrow Stockholder" and, collectively, the "Escrow Stockholders"), and Jackson Walker L.L.P. (the "Escrow Agent").

                                   WITNESSETH:

     WHEREAS, EDT, Acquisition Sub, Paradigm and ThoughtWare Technologies, Inc., a Tennessee corporation ("ThoughtWare") are parties to that certain Plan of Reorganization and Agreement of Merger dated January ____, 2002 (the "Merger Agreement"), pursuant to which ThoughtWare has been merged with and into Acquisition Sub, a wholly-owned subsidiary of EDT (the "Merger").

     WHEREAS In order to facilitate the consummation of the Merger, and in satisfaction of certain obligations of ThoughtWare pursuant to the Termination Agreements , EDT has agreed to issue shares of its common stock to the Releasors in consideration of the execution of the Termination Agreements by the Releasors and the agreement of the Releasors to deposit certain of such shares as Escrow Stock pursuant to this Agreement. WHEREAS, the parties have agreed to deposit in escrow the Escrow Stock, hereinafter defined, otherwise issuable to the Escrow Stockholders to be held by the Escrow Agent and returned to EDT or distributed to the Escrow Stockholders in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. ESTABLISHMENT OF ESCROW. Concurrently with the execution of this Agreement, EDT has deposited with the Escrow Agent certificates evidencing 465,000 shares of common stock, par value $0.001 per share, of EDT (the "Escrow Stock"), consisting of (i) 316,200 shares of Escrow Stock that otherwise were to be issued to Paradigm pursuant to the Merger; (ii) 55,800 shares of Escrow Stock that otherwise were to be issued to DiPaolo pursuant to the Severance Termination Agreement; and (iii) 93,000 shares of Escrow Stock that otherwise were to be issued to D&S pursuant to the Lease Termination Agreement. The Escrow Agent shall hold the Escrow Stock for the benefit of EDT and the Escrow Stockholders, as the case may be, pursuant to the terms of this Agreement.

     2. DEFINITIONS. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

     3. CLAIMS AGAINST THE ESCROW STOCK

     The Escrow Stock shall be held by the Escrow Agent as security and the sole source of satisfaction for any Damages incurred from time to time by any of the EDT Indemnified Persons and for which the EDT Indemnified Persons are entitled to recover pursuant to the provisions of Article IX of the Merger Agreement. The Releasors, by execution of this Agreement, acknowledge and agree that the deposit of the Escrow Shares attributable to the Releasors was a material inducement to EDT to consummate the Merger, and to issue the shares of EDT Stock to Releasors pursuant to the Termination Agreements, , each of them hereby agrees that all Damages for which any EDT Indemnified Person is entitled to be indemnified pursuant to Article IX of the Merger Agreement may be recovered and satisfied by issuance to the EDT Indemnified Persons of the appropriate number of shares of Escrow Stock determined in accordance with this Agreement (including without limitation the shares of Escrow Stock that otherwise would be issued or distributed to Releasors). For all purposes under this Agreement and all notices delivered hereunder, each share of Escrow Stock shall be deemed to have a value equal to $1.20 (the "Stipulated Value").

     4. PROCEDURE FOR INDEMNIFICATION CLAIMS AGAINST THE ESCROW STOCK

     (a) In the event that EDT believes in good faith that there exist reasonable grounds on the part of any of the EDT Indemnified Persons to make a claim for Damages (an " Indemnification Claim") against the Escrow Stock, EDT will deliver to the Escrow Agent and the Escrow Stockholders a certificate in substantially the form of EXHIBIT A attached hereto (a "Notice of Claim"). No Notice of Claim relating to an Indemnification Claim may be delivered by EDT after 5:00 p.m., Arizona time, on the Termination Date. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of a Notice of Claim not later than the fifth business day following receipt thereof, together with a copy of such Notice of Claim.

     (b) If the Escrow Agent: (i) shall not, within fifteen (15) business days following its receipt of a Notice of Claim (the "Objection Period"), have received from any of the Escrow Stockholders a certificate in substantially the form of EXHIBIT B attached hereto (an "Objection Certificate") disputing the obligation to pay the claims referred to in such Notice of Claim; or (ii) shall have received an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from EDT and the objecting Escrow Stockholder(s) substantially in the form of EXHIBIT C attached hereto (a "Resolution Certificate") stating that EDT and such Escrow Stockholder(s) have agreed that the claims referred to in such Notice of Claim (or a specified portion thereof) are payable to EDT, or (B) a final judgment entered in a court proceeding or an arbitration order accompanied by a certificate substantially in the form of EXHIBIT D attached hereto (a "Judgment Certificate") of EDT stating that the claims referred to in such Notice of Claim (or a specified portion thereof) are payable to EDT or any EDT Indemnified Person, then, subject to the provisions of Section 4(f) below, the Escrow Agent shall, within five (5) business days following the expiration of the Objection Period, in the case of subclause (i), or the Escrow Agent's receipt of a Resolution Certificate or a Judgment Certificate, in the case of subclause (ii), deliver to EDT the number of shares of Escrow Stock deliverable to EDT, in proportion to the number of shares of Escrow Stock deposited by the Escrow Stockholders (subject to and as adjusted for any Cash Settlement Payments elected to be made by an Escrow Stockholder pursuant to Section 4(f) hereof), against delivery by EDT of certificates evidencing the balance of the shares of Escrow Stock attributable to each Escrow Stockholder equal to the difference between (x) the aggregate balance of Escrow Stock originally delivered to Escrow Agent pursuant to the terms of this Agreement less (y) any Escrow Stock previously distributed to EDT and the Escrow Stockholders pursuant to the terms hereof less (z) the Escrow Stock to be delivered to EDT in satisfaction of the then-currently pending Indemnification Claim.

     (c) No Escrow Stockholder shall deliver an Objection Certificate to the Escrow Agent unless such Escrow Stockholder believes in good faith that there exists reasonable grounds for the objection set forth in such certificate, and any Objection Certificate delivered to the Escrow Agent by an Escrow Stockholder shall be concurrently delivered to EDT and each other Escrow Stockholder. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of an Objection Certificate not later than the fifth business day following receipt thereof, together with a copy of such Objection Certificate. EDT will deliver to the Escrow Stockholders a Resolution Certificate or Judgment Certificate concurrently with the delivery of such Resolution Certificate or Judgment Certificate to the Escrow Agent. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of a Resolution Certificate or Judgment Certificate not later than the fifth business day following receipt thereof, together with a copy of such Resolution Certificate or Judgment Certificate.

     (d) Upon (i) EDT's determination that reasonable grounds no longer exist for an Indemnification Claim referred to in a Notice of Claim (or a specified portion thereof), or (ii) EDT's decision to release its claim with respect to any Indemnification Claim referred to in a Notice of Claim (or a specified portion thereof), EDT will promptly deliver to the Escrow Agent and the Escrow Stockholders a certificate substantially in the form of EXHIBIT E attached hereto (an "EDT Cancellation Certificate") canceling such Notice of Claim (or such specified portion thereof), and such Notice of Claim (or such specified portion thereof) shall thereupon be deemed canceled. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of an EDT Cancellation Certificate not later than the fifth business day next following receipt thereof, together with a copy of such EDT Cancellation Certificate.

     (e) Upon receipt of a final judgment entered in a court proceeding or an arbitration order accompanied by a Judgment Certificate of an Escrow Stockholder stating that the claims (or a specified portion thereof) referred to in a Notice of Claim as to which such Escrow Stockholder has delivered an Objection Certificate within the Objection Period are not payable, such Notice of Claim (or such specified portion thereof) shall thereupon be deemed cancelled. The Escrow Stockholder(s) submitting a Judgment Certificate shall deliver to the Escrow Agent, EDT and each other Escrow Stockholder a copy of such order, and such Notice of Claim (or such specified portion thereof) so determined to be not payable shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to EDT and the Escrow Stockholders of its receipt of such order not later than the fifth business day following receipt thereof.

     (f) Any Escrow Stockholder may elect (by written notice to the Escrow Agent, EDT and the other Escrow Stockholders at any time prior to such time as the Escrow Agent has delivered shares of Escrow Stock to EDT pursuant this Agreement) to substitute cash for all or any portion of the shares of Escrow Stock otherwise to be delivered to EDT in satisfaction of an Indemnification Claim. The amount of cash to be paid by any such electing Escrow Stockholder shall be equal to the product of (i) the number of shares of Escrow Stock that were to be issued to EDT in satisfaction of the Indemnification Claim for which such Escrow Stockholder elects to substitute cash multiplied by (ii) the Stipulated Value (the "Cash Settlement Payment"). Within five (5) business days of notice to Escrow Agent of payment of the Cash Settlement Payment to EDT, the Escrow Agent shall release and deliver to such Escrow Stockholder the number of shares of Escrow Stock equal to the quotient of (i) the Cash Settlement Payment divided by (ii) the Stipulated Value. Notwithstanding the foregoing, no Escrow Stockholder may elect to substitute an amount of cash in the aggregate with respect to all Indemnification Claims greater than the product of (i) the Stipulated Value multiplied by (ii) the number of Escrow Shares deposited in escrow with respect to such Escrow Stockholder as set forth in Section 1 of this Agreement.

     5. TERMINATION OF, DISBURSEMENTS FROM, ESCROW.

     (a) The Escrow Agent shall deliver to each of the Escrow Stockholders on the date that is six (6) months after the date hereof (the "Interim Distribution Date"), a number of shares of Escrow Stock equal to fifty percent (50%) of the difference between (i) the then remaining shares of Escrow Stock deposited with respect to each Escrow Stockholder minus (ii) a proportionate number of shares of Escrow Stock equal to the product of to the aggregate amount of any unresolved pending Indemnification Claims (as designated in the applicable Notice(s) of Claim) multiplied by the Stipulated Value. Following the Interim Distribution Date, if all the Escrow Stock that otherwise would have been distributed on such date but for unresolved Indemnification Claims existing at such date, has not been distributed, the remaining balance of such Escrow Stock shall be released proportionately to the Escrow Stockholders or EDT, as the case may be, in conjunction with the resolution of each such unresolved pending Indemnification Claim, and no shares of Escrow Stock so withheld shall be subject to any Indemnification Claims for which a Notice of Claim is filed after the Interim Distribution Date.

     (b) The Escrow Agent shall deliver to the Escrow Stockholders on the Termination Date a number of shares of Escrow Stock equal to the difference between (i) the then remaining shares of Escrow Stock deposited with respect to each Escrow Stockholder minus (ii) a proportionate number of shares of Escrow Stock equal to the product of the aggregate amount of any unresolved pending Indemnification Claims (as such value is designated in the applicable Notice(s) of Claim). Following the Termination Date, if all the Escrow Stock has not been distributed, the remaining balance of the Escrow Stock shall be released proportionately to the Escrow Stockholders or EDT, as the case may be, in conjunction with the resolution of each unresolved pending Indemnification Claim. All amounts to be distributed to the Escrow Stockholders pursuant to this Section (i) shall be distributed in proportion to the number of shares of Escrow Stock deposited with respect to such Escrow Stockholder as set forth in Section 1 of this Agreement. This Agreement shall automatically terminate following the distribution of all Escrow Stock. Notwithstanding anything to the contrary contained in this Agreement or the Merger Agreement, no distribution shall be made from escrow if, and to the extent, the aggregate value of the number of shares of Escrow Stock remaining in escrow following such distribution would be less than the aggregate Damages claimed by EDT under any Notice of Claim then pending.

     6. ESCROW AGENT.

     (a) In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the Escrow Agent shall not be liable to any person for any damages, losses or expenses which such person may incur as a result of the Escrow Agent so acting, or failing to act; provided, however, that the Escrow Agent shall be liable for damages arising out of its willful default or gross negligence in performing its duties under this Agreement. Accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for EDT, any of the Escrow Stockholders or ThoughtWare given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder; or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the purported proper person or persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

     (b) EDT and Escrow Stockholders hereby jointly and severally (as between EDT and the Escrow Stockholders, on the one hand, and the Escrow Agent, on the other hand) agree to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursements (both at the trial and appellate levels) which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the Escrow Agent hereunder or the performance of its duties hereunder (except in connection with the willful default or gross negligence of the Escrow Agent hereunder), including, without limitation, any litigation arising from this Agreement, or involving the subject matter hereof. The indemnity provisions of this Section shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the parties hereto. Such resignation shall be effective no more than sixty (60) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. If a successor escrow agent is not selected by mutual agreement of EDT and a majority in interest of the Escrow Stockholders within sixty (60) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree the Escrow Agent shall be discharged from all further duties under this Agreement. Notwithstanding the foregoing, any fees or expenses incurred or charged by Escrow Agent in the ordinary course of performing its duties hereunder shall be borne by EDT.

     7. MISCELLANEOUS.

     (a) NOTICE: Each party shall keep each of the other parties hereto advised in writing of all transactions made pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows, or if transmitted by facsimile to the facsimile numbers identified herein, or to such other person or address as shall be furnished in writing by any of the parties hereto, and any such notice or communication shall be deemed to have been given as of the date so mailed or transmitted. If notice to EDT or Acquisition Sub then, 2999 N. 44th Street, Suite 650, Phoenix, Arizona 85018, fax no. (602) 952-0544. If notice to Paradigm then, 6410 Poplar Avenue, Suite 395, Memphis, Tennessee 38119, fax no.
_______________.   If  notice  to   DiPaolo,   then   ______________,   fax  no.
_____________. If notice to D&S, then ________________, fax no. _______________.
If notice to the Escrow Agent, then 901 Main Street, Suite 6000, Dallas, Texas 75202; fax no. (214) 953-5736, attention James S. Ryan, III.

     (b) ENFORCEMENT: The validity, enforcement and construction of this Agreement shall be governed by the laws of the State of Arizona, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, assigns and transferees, as the case may be. The Escrow Agent shall be bound only by the terms of this Agreement and shall not be bound by or incur liability with respect to the Merger Agreement or any other agreement or understanding between EDT, Acquisition Sub, the Escrow Stockholders, ThoughtWare, or any of them. The Escrow Agent shall not be charged with notice or knowledge of any such ancillary document, or of any fact or information not specifically set forth herein. The Escrow Agent shall undertake to perform only such duties as are expressly set forth herein and no additional or implied duties or obligations shall be read into this Agreement against the Escrow Agent.

     (c) SEVERABILITY. If any provision or section of this Agreement is determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain enforceable in accordance with their terms.

     (d) HEADINGS. The headings and subheadings contained in this Agreement are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     (e) EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     (f) AMENDMENTS. This Agreement may be amended from time to time but only by written agreement signed by all of the parties hereto.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

EDT:                                   ACQUISITION SUB:

EDT LEARNING, INC.                     TW ACQUISITION SUBSIDIARY, INC.


By:                                    By:
    ----------------------------           ----------------------------
    James M. Powers, Jr.,
    President

ESCROW AGENT:                          PARADIGM:

JACKSON WALKER L.L.P.                  PARADIGM THOUGHTWARE INVESTORS

By:                                    BY: PARADIGM HOLDINGS, MANAGING PRRTNER
    ----------------------------
    James S. Ryan, III
                                       By:
                                           ----------------------------
                                           Frank A. McGrew IV
                                           Managing Partner

                                       D&S:

                                       D&S REALTY, LLC

                                       By:
                                           ----------------------------

                                       DiPAOLO:

                                       --------------------------------
                                       William DiPaolo, individually

                                    EXHIBIT A

     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation, ThoughtWare Paradigm Investors ("Paradigm"), William DiPaolo ("DiPaolo"), D&S Realty, LLC, a Tennessee limited liability company
("D&S") (Paradigm, DiPaolo and D&S each, an "Escrow Stockholder" and collectively, the "Escrow Stockholders"), and Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

     (a) certifies that Indemnitee has sent to the Escrow Stockholders a written notification of a claim for indemnity pursuant to the terms of the Escrow Agreement in the amount of $_______________; and

     (b) instructs you to deliver to Indemnitee such number of shares of Escrow Stock having a value equivalent to the amount set forth in paragraph
          (a) above within five Business Days following the expiration of the Objection Period, unless you receive an Objection Certificate from an Escrow Stockholder prior to the expiration of the Objection Period, in which case you are instructed to pay such amount (or any specified portion thereof) within five Business Days following your receipt of a Resolution Certificate or a Judgment Certificate.

                                  [INDEMNITEE]


                                  By:_________________________________
                                     [Name], [Title]


Dated:_________________

                                    EXHIBIT B

                              OBJECTION CERTIFICATE

     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation, ThoughtWare Paradigm Investors ("Paradigm"), William DiPaolo ("DiPaolo"), D&S Realty, LLC, a Tennessee limited liability company
("D&S") (Paradigm, DiPaolo and D&S each, an "Escrow Stockholder" and collectively, the "Escrow Stockholders"), and Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

     (a) disputes that the claims for Damages referred to in the Notice of Claim dated ____________ are payable to Indemnitee pursuant to the terms of Article 9 of the Merger Agreement;

     (b)  certifies  that the  undersigned  has  sent to  Indemnitee  a  written
          statement   dated   _____________   disputing  the  liability  of  the
          undersigned to Indemnitee for such claim; and

     (c)  instructs  you to withhold  delivery to  Indemnitee  of such number of shares of Escrow Stock having a value equivalent to the amount set forth in paragraph (a) unless and until you receive a Resolution Certificate or a Judgment Certificate, in which case you are authorized to deliver Escrow Stock in an amount equal to such amount (or any portion thereof) specified in such Resolution Certificate or Judgment Certificate within five Business Days following your receipt of such Resolution Certificate or a Judgment Certificate.

                                  ESCROW STOCKHOLDER


                                  By: _____________________________


Dated: _________________

                                    EXHIBIT C

                             RESOLUTION CERTIFICATE


     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation, ThoughtWare Paradigm Investors ("Paradigm"), William DiPaolo ("DiPaolo"), D&S Realty, LLC, a Tennessee limited liability company
("D&S") (Paradigm, DiPaolo and D&S each, an "Escrow Stockholder" and collectively, the "Escrow Stockholders"), and Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

     (a) certify that Indemnitee and the undersigned Escrow Stockholder have resolved their dispute as to the claims described in the Notice of Claim dated _____________ and the related Objection Certificate dated _____________ and that the amount owed with respect to the claims described in such Certificates is $______________; and

     (b) instruct you to deliver to Indemnitee such number of shares of Escrow Stock having a value equivalent to the amount set forth in paragraph
          (a) above, within five Business Days of your receipt of this Resolution Certificate.

                                  [INDEMNITEE]


                                  By: _____________________________
                                      [Name], [Title]


                                  ESCROW STOCKHOLDER


                                  By: _____________________________


Dated:_________________

                                    EXHIBIT D

                              JUDGMENT CERTIFICATE

     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation, ThoughtWare Paradigm Investors ("Paradigm"), William DiPaolo ("DiPaolo"), D&S Realty, LLC, a Tennessee limited liability company
("D&S") (Paradigm, DiPaolo and D&S each, an "Escrow Stockholder" and collectively, the "Escrow Stockholders"), and Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

     (a) certifies that attached hereto is a copy of a final arbitration order resolving the dispute between Indemnitee and the undersigned Escrow Stockholder as to the claim described in the Notice of Claim dated ____________ and the related Objection Certificate dated
          ______________ and that the amount owed with respect to the claim described in such Certificates, as provided in such judgment, is $______________; and

     (b) instruct you to deliver to Indemnitee such number of shares of Escrow Stock having a value equivalent to the amount set forth in paragraph
          (a) above, within five Business Days of your receipt of this Resolution Certificate.



                                  [INDEMNITEE]


                                  By: _____________________________
                                      [Name], [Title]


Dated:_________________

                                    EXHIBIT E

                       INDEMNITEE CANCELLATION CERTIFICATE

     The undersigned, Indemnitee, pursuant to Section 4 of the Escrow Agreement dated ____________, 2002 (the "Escrow Agreement"), by and among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation, ThoughtWare Paradigm Investors ("Paradigm"), William DiPaolo ("DiPaolo"), D&S Realty, LLC, a Tennessee limited liability company
("D&S") (Paradigm, DiPaolo and D&S each, an "Escrow Stockholder" and collectively, the "Escrow Stockholders"), and Jackson Walker L.L.P., as escrow agent (in such capacity, the "Escrow Agent"), (terms defined in the Escrow Agreement have the same meanings when used herein), hereby delivers this Notice of Claim to you, the Escrow Agent, and hereby:

     (a) certifies that it hereby releases [all] [specify portion] of the claims designated in the Notice of Claim dated _________________ and that, as a result, the remaining Damages claimed by Indemnitee with respect to such Notice of Claim is $__________; and

     (b) agrees that such Notice of Claim is, to the extent released as provided in paragraph (a) above, canceled.


                                  [INDEMNITEE]


                                  By: _____________________________
                                      [Name], [Title]


Dated:_________________

                                    EXHIBIT B

                                     FORM OF

                    OPINION LETTER BY COUNSEL OF THOUGHTWARE

EDT Learning, Inc.
December [ ], 2001
Page 2

                                December __, 2001

EDT Learning, Inc.
2999 N. 44th Street, Suite 650
Phoenix, Arizona   85018

     Re: Plan of Reorganization and Agreement of Merger (the "Merger Agreement"), dated December [ ], 2001, among EDT Learning, Inc. ("EDT"), TW Acquisition Subsidiary, Inc. ("Merger Sub"), ThoughtWare Technolgies, Inc. (the "Company") and the Stockholders of the Company

Gentlemen:

     We have acted as counsel to the Company in connection with the Merger Agreement providing for the merger of the Company with and into Merger Sub. Unless otherwise defined herein, terms used in this opinion which are defined in the Merger Agreement are used herein as so defined.

     For purposes of rendering our opinion, we have examined originals or copies certified or otherwise identified to our satisfaction, of the Merger Agreement, including all exhibits and schedules thereto, the Escrow Agreement, and such other documents, agreements, corporate records and certificates as we have deemed necessary for the purposes of this opinion. In our examination we have assumed the genuineness of signatures or documents not executed in our presence, the legal capacity of natural persons, the authority of the person executing any document in a corporate, governmental, fiduciary or other capacity, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, facsimile or electronic copies and the authenticity of the originals of such copies, and the accuracy and completeness of all corporate records made available to us by the Company and its agents. We have also assumed that the other parties to the Merger Agreement have the power and authority to execute, deliver and perform all agreements and documents executed by them, that they have duly and validly executed and delivered such documents and agreements and that such documents and agreements are legally valid and binding on and enforceable against them.

     In rendering this opinion we have also assumed: (A) that the Merger Agreement has been duly and validly executed and delivered by the parties thereto other than the Company and constitute valid, binding and enforceable obligations upon such parties other than the Company; (B) that the representations and warranties made in the Merger Agreement by EDT and Merger Sub are true and correct; (C) that any wire transfers, drafts or checks tendered by EDT and Merger Sub will be honored; (D) the genuineness of all signatures not witnessed by us, the authenticity of documents submitted to us as originals, and the conformity to originals of documents submitted as copies; (E) the legal capacity of all natural persons executing the Merger Agreement; and (F) that

EDT Learning, Inc.
December [ ], 2001
Page 3


there are no oral or written statements or agreements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Merger Agreement.

     Our use of the term "to our knowledge," or similar phrases to qualify a statement in this opinion means that those attorneys in this firm who are primarily responsible for handling the proposed transaction pursuant to the Merger Agreement for the Company do not have current actual knowledge that the statement is inaccurate, but we have not performed any independent investigation or verification as to the accuracy of such statements. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company in connection with this opinion letter or in other matters. As to relevant factual matters, we have relied upon, among other things, the Company's factual representations in the Merger Agreement and factual representations in certificates of officers of the Company.

     Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below, we are of the opinion that as of the date hereof:

     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and to conduct its business as now conducted.

     2. Immediately prior to the Effective Time, the authorized capital stock of the Company consisted of [ ] shares of Company Common Stock. Immediately prior to the Effective Time, the total number of shares of Company Common Stock outstanding was [ ]. In addition, [ ] shares of Company Common Stock are subject to outstanding Company Options. To our knowledge, the shares of Company Common Stock that are issued and outstanding are duly authorized, validly issued, fully paid and nonassessable.

     3. The Merger Agreement has been duly approved by the Board of Directors of the Company and adopted by its stockholders and is binding upon the Company.

     4. Neither the execution, delivery or performance of the Merger Agreement by the Company, nor the consummation by the Company of the transactions therein contemplated, will result in the violation of any statute or regulation, or any order or decree known to us of any court or government authority binding upon the Company or its property, or conflict with or result in default under any of the provisions of the Company's Certificate of Incorporation or Bylaws.

     With respect to the opinions expressed herein, we advise you that with respect to the enforceability of the Merger Agreement, (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting the rights and remedies of creditors generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense and the discretion of any court before which any proceeding therefore may be brought.

EDT Learning, Inc.
December [ ], 2001
Page 4


     We are admitted to practice in the State of Tennessee. Accordingly, the opinions set forth above are limited to the laws of the State of Tennessee and the federal laws of the United States of America. To the extent that the laws of any other jurisdiction other than the laws of the State of Tennessee and the federal laws of the United States of America apply to any of the matters addressed in the opinions set forth above, we have assumed, with your permission, that the laws of such jurisdictions are identical to those of the State of Tennessee, and we express no opinion herein as to whether such assumption is reasonable or correct.

     This opinion is rendered solely for your benefit in connection with the transactions described above and is not to be used or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

                                Very truly yours,

                                [                    ]

                                By: ____________________________________
                                    [                         ], Esq.

                                    EXHIBIT C

                                     FORM OF

                          STOCKHOLDER LOCKUP AGREEMENT

                                LOCK-UP AGREEMENT

     This Lock-Up Agreement (this "Agreement") is made and entered into as of January __, 2002 (the "Effective Date"), by and between EDT Learning, Inc., a Delaware corporation ("EDT"), and William R. DiPaolo ("Stockholder").

     WHEREAS, in connection with the transactions contemplated by that certain Plan of Reorganization and Agreement of Merger (the "Merger Agreement") between EDT, TW Acquisition Subsidiary, Inc. ("Acquisition Sub"), ThoughtWare Technologies, Inc. ("ThoughtWare") and the Series B Stockholder of ThoughtWare Technologies, Inc. ("Stockholder") pursuant to which ThoughtWare will be merged with and into Acquisition Sub (the "Merger"), EDT has agreed to issue to Stockholder [Number of Shares] shares of EDT Common Stock (the "Lock-Up Shares");

     WHEREAS, as a condition to and an inducement to EDT's agreement to consummate the Merger, Stockholder has agreed to enter into this Agreement covering all of the Lock-Up Shares; and

     WHEREAS, the agreements of Stockholder contained herein are an important aspect of the Merger and EDT would not have entered into the Merger Agreement absent the covenant contained therein providing for the execution by Stockholder of this Agreement.

     NOW, THEREFORE, for and in consideration of the agreements and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     SECTION 1. LOCK-UP. Stockholder agrees not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, hypothecate, pledge, grant any rights with respect to or otherwise dispose (other than to donees who agree to be similarly bound) the Lock-Up Shares, without the prior written consent of EDT, for a period of one (1) year from the date hereof (the "Lock-Up Period"). Notwithstanding the foregoing, 25% of the Lock-Up Shares will be transferable 90 days after the date hereof, 50% of the Lock-Up Shares will be transferable 180 days after the date hereof and 75% of the Lock-Up Shares will be transferable 270 days after the date hereof, as long as any sale or transfer effected prior to one year from the date hereof will be made only in a transaction exempt from the registration requirements of federal and state securities laws and in which the transferee agrees to be bound by the terms of this Agreement.

     SECTION 2. STOCK LEGEND. DURING THE LOCK-UP PERIOD, Stockholder agrees and consents to the entry of stop transfer instructions with the transfer agent against the transfer of the Lock-Up Shares held by Stockholder except in compliance with the foregoing restrictions. Stockholder is aware that EDT is relying upon this Agreement in entering into the Agreement and Plan of Merger, Therefore the Lock-Up Shares issued will contain the following legend on each certificate:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE DESIGNATED AS RESTRICTED SHARES PURSUANT TO THE TERMS OF, AND ARE SUBJECT TO THE PROVISIONS OF, A LOCK-UP AGREEMENT DATED JANUARY __, 2002 AS MAY BE AMENDED FROM TIME TO TIME, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED. THE CORPORATION WILL FURNISH A COPY OF SUCH AGREEMENT TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE. THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT

     OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND THEREFORE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION AND ONLY IN ACCORDANCE WITH RULE 144 OF THE SECURITIES ACT.

     SECTION 3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without regard to its choice of law principles.

     SECTION 4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                    EDT LEARNING, INC.


                                    By: ________________________________
                                        James M. Powers, Jr.,
                                        President


                                    STOCKHOLDER:

                                    ________________________________
                                    [Name of Stockholder]

                                    Date:___________________________

                                    Print Name:_____________________

                                    EXHIBIT D

                    OPINION OF COUNSEL FOR EDT LEARNING, INC.

                                December__, 2001

ThoughtWare Technologies, Inc.
8180 T & B Boulevard
Suite 101
Memphis, TN 38125

Re: Plan of Reorganization and Agreement of Merger (the "Merger Agreement"), [dated ________, 2001], among EDT Learning, Inc. ("EDT"), TW Subsidiary, Inc. ("Merger Sub"), ThoughtWare Technologies, Inc. (the "Company") and the stockholders of the Company

Gentlemen:

     We have acted as counsel to EDT and Merger Sub in connection with the Merger Agreement providing for the merger of the Company with and into Merger Sub. Unless otherwise defined herein, terms used in this opinion which are defined in the Merger Agreement are used herein as so defined.

     In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of EDT and Merger Sub, and have made such further investigation and inquiry relevant to the transaction contemplated by the Agreement as we have deemed necessary to the opinions expressed herein. We have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, and limited in all respects to the laws of the State of Texas, the Delaware General Corporation Law and the United States of America, it is our opinion that:

     1. Each of EDT and Merger Sub is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware.

     2. The Merger Agreement has been duly approved by the Board of Directors of Merger Sub and adopted by its stockholder. The Merger Agreement has been duly approved by the Board of Directors of EDT.

     3. The shares of EDT Stock issuable pursuant to the Merger are duly authorized and when issued will be validly issued, fully paid and nonassessable.

     4. The Merger Agreement and the Escrow Agreement have been duly executed and delivered by EDT and Merger Sub, as applicable, and are the legal, valid and binding agreements of EDT and Merger Sub, as applicable, enforceable in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and except that equitable remedies may not be available in connection with the enforcement thereof.

ThoughtWare Technologies, Inc.
 _______________, 2001
Page 2


     5. To the best of our knowledge, except as set forth on SCHEDULE 5.6 to the Merger Agreement, there are no suits, proceedings or investigations pending or threatened against EDT or Merger Sub which might result in any material adverse change in the financial condition or business of EDT or Merger Sub, or which questions the validity of the Merger Agreement or any action taken or to be taken pursuant to or in connection with the Merger Agreement.

     6. Neither the execution and delivery of the Merger Agreement, nor any performance thereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, EDT's certificate of incorporation or bylaws, Merger Sub's articles of incorporation or bylaws, or any agreement, instrument, judgment, decree, regulation or other restriction, of which we have knowledge and to which EDT or Merger Sub is a party or by which either or their properties are bound.

     For purposes of this opinion, "knowledge" of counsel shall mean (with respect to matters of fact) that after an examination of documents made available to counsel by EDT and Merger Sub and after inquiry of the officers and directors of EDT and Merger Sub, but without any judgment or litigation searches or any other independent factual investigation, counsel has no reason to believe that statements made to such counsel's "knowledge" are factually incorrect. "Knowledge" shall furthermore refer only to then current actual knowledge of members of counsel's firm who have worked on matters for EDT and Merger Sub.

     With respect to the opinions expressed herein, we advise you that with respect to the enforceability of the Merger Agreement, (a) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, and other similar laws of general application relating to or affecting the rights and remedies of creditors generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of any court before which any proceeding therefore may be brought. Additionally, we express no opinion with respect to the non-competition provisions of any agreement.

     We do not render any opinion with respect to any matter except as specifically set forth herein. This opinion is being delivered solely to you in connection with the Merger Agreement and may not be delivered to or relied upon by any other party or for any other purpose. This opinion is rendered as of the date hereof, and we have not undertaken to supplement our opinion with respect to factual matters or changes in the laws that may hereafter occur.

     This opinion is provided to you solely for the purpose of complying with the Merger Agreement, and, without our prior written consent, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any person or entity other than your counsel or your employees, except in response to a valid subpoena or other lawful process.


                                Very truly yours,


                                Jackson Walker L.L.P.

                                    SCHEDULES

                                     TO THE

                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER
                                  BY AND AMONG

                               EDT LEARNING, INC.
                             A DELAWARE CORPORATION,

                         TW ACQUISITION SUBSIDIARY, INC.
                             A DELAWARE CORPORATION,

                         THOUGHTWARE TECHNOLOGIES, INC.
                             A DELAWARE CORPORATION

                                       AND

             CERTAIN STOCKHOLDERS OF THOUGHTWARE TECHNOLOGIES, INC.

                             DATED JANUARY 11, 2002

     The attached Schedules to the Plan of Reorganization and Agreement of Merger among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of EDT ("ACQUISITION SUBSIDIARY"), ThoughtWare Technologies, Inc., a Delaware corporation ("ThoughtWare"), and certain stockholders of ThoughtWare (the
"STOCKHOLDERS"), dated as of January 11, 2002 (the "AGREEMENT"), contains certain disclosures that are required by the terms of the Agreement. The section numbers in the attached Schedules correspond to the section numbers in the Merger Agreement. Capitalized terms not otherwise defined herein, as the context requires, shall have the meanings assigned to them in the Agreement.

     The information contained in these Schedules may be over-inclusive in the sense that certain parts of these Schedules may contain more information that is required to be disclosed under the terms of the Agreement. The inclusion of such information shall not be construed to expand in any way the scope or substance of any of the representations, warranties or covenants set forth in the body of the Agreement.

                                    SCHEDULES
                                TABLE OF CONTENTS

Schedule 1.6        Directors and Officers of Acquisition Subsidiary
Schedule 3.1        Organization, Standing and Authority of EDT
Schedule 3.2 Absence of Conflicting Agreements or Required Consents Relating to EDT's Obligations
Schedule 3.5        Financial Statements
Schedule 3.6        Litigation and Claims
Schedule 3.7        Undisclosed Liabilities
Schedule 3.8        Violations of Law
Schedule 5.3        Sale of Shares
Schedule 5.4        Issuance of Shares
Schedule 11.5       Brokers

                        SCHEDULES TO THE MERGER AGREEMENT

SCHEDULE 1.6   DIRECTORS AND OFFICERS OF ACQUISITION SUBSIDIARY

     1. James M. Powers, Jr. is President, Chief Executive Officer and the sole Director of TW Acquisition Subsidiary, Inc.

     2.   James L. Dunn, Jr. is the Secretary of TW Acquisition Subsidiary, Inc.

SCHEDULE 3.1   ORGANIZATION, STANDING AND AUTHORITY OF EDT

     1. EDT Learning, Inc. is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is authorized to do business and is in good standing under the laws of the States of Arizona and Tennessee.

     2. TW ACQUISITION SUBSIDIARY, INC. IS A CORPORATION DULY ORGANIZED AND VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF DELAWARE AND IS AUTHORIZED TO DO BUSINESS AND IS IN GOOD STANDING UNDER THE LAWS OF THE STATE OF ARIZONA.

SCHEDULE 3.2   REQUIRED CONSENTS RELATING TO EDT'S OBLIGATIONS

     1. Consent of Bank One, NA under that certain credit Agreement between EDT and Bank One.

     2. Consent of the American Stock Exchange to the issuance of the stock consideration to the Learning Edge Stockholders.

SCHEDULE 3.5   FINANCIAL STATEMENTS OF EDT.

     1. Attached hereto as EXHIBIT 3.5 are copies of EDT's audited financial statements for the periods reflected therein.

SCHEDULE 3.6   LITIGATION AND CLAIMS.

     1.   Lawsuits pending between EDT and affiliated dental practices:

          (a)  E-DENTIST.COM, INC. FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC.
               V. JACK STEPHENS, DDS, PC, JOINTLY AND SEVERALLY WITH JACK STEPHENS, GUARANTOR, Cause # 200055331 in the District Court, 215th Judicial District, Harris County, Texas; EDT claims breach of contract and damages in excess of $200,000. Stephens denies the amount.

          (b) E-DENTIST.COM FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION, PLAINTIFF V. BARTLEY L. FORD, DDS AND SHARON FORD, HUSBAND AND WIFE, AND CHAPEL STREET DENTAL

               ASSOCIATES, PC, A TENNESSEE CORPORATION, DEFENDANTS, Cause # CV2001-009201 in Superior Court of the State of Arizona in and for the County of Maricopa. EDT claims damages for breach of contract in an amount exceeding $100,000. The underlying contractual document is a "Modification Agreement of the Service Agreement". Ford has counterclaimed for breach of contract and misrepresentation and other state statutory causes of action. There is no current trial setting.

          (c) e-DENTIST.COM FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION, PLAINTIFF V. HARRY E. COLLINS. JR., DMD AND SHELLEY R. COLLINS, HUSBAND AND WIFE, AND S.R. ENTERPRISES, INC., AN ARIZONA CORPORATION, DEFENDANTS, Cause # CV2001-012438 in Superior Court of the State of Arizona in and for the County of Maricopa. EDT claims damages for breach of contract in an amount exceeding $100,000. The underlying contractual document is a "Modification Agreement of the Service Agreement." Collins has counterclaimed for breach of contract and misrepresentation and other state statutory causes of action. There is no current trial setting. Dr. Collins recently filed for protection under the U.S. Bankruptcy Code, Chapter 13, personal bankruptcy. EDT is attempting to recover its assets from the Bankruptcy Trustee and to recover sums due under the agreements from the Bankruptcy estate.

          (d) EDT LEARNING INC. V. RICHARD J. REINITZ, DDS AND REINITZ DENTAL SERVICES, INC. EDT claims damages for breach of contract in an amount exceeding $200,000. The underlying contractual document is a "Membership Agreement." EDT claims damages for breach of contract in an amount exceeding $100,000. There is no current trial setting.

          (e) EDT LEARNING INC. V. RICHARD N. SMITH, DMD AND SMITH DENTAL CORPORATION, PC, Cause to be filed in Superior Court of the State of Arizona in and for the County of Maricopa. EDT claims damages for breach of contract in an amount exceeding $175,000. The underlying contractual document is a "Modification Agreement of the Service Agreement." There is no current trial setting.

          (f) EDT LEARNING INC. V. JOHN CHRISTIAN SCHIRO, DDS AND J. P. SCHIRO, DDS, PC, Cause # CV2001-021158 in Superior Court of the State of Arizona in and for the County of Maricopa. EDT claims damages for breach of contract in an amount exceeding $500,000. The underlying contractual document is a "Modification Agreement of the Service Agreement." There is no current trial setting.

          (g) EDT LEARNING INC. V. GREG E. RICHARDS, DDS AND GREG RICHARDS, DDS, PC. EDT claims damages for breach of contract in an amount exceeding $300,000. The underlying contractual document is a "Modification Agreement of the Service Agreement." Default letters have been tendered and EDT intends to pursue litigation if EDT's demands for payment are not satisfied.

          (h) EDT LEARNING INC. V. S. VICTOR UHRENHOLDT, DDS AND S. VIC. UHRENHOLDT, DDS, PC, Cause # CV2001-021157 in Superior Court of the State of Arizona in and for the County of Maricopa. EDT claims damages for breach of contract in an amount exceeding $100,000. The underlying contractual document is a "Membership Agreement." There is no current trial setting.

          (i) LEE R. CENTRACCO, DDS AND LEE CENTRACCO, DDS, PC, AN OKLAHOMA PROFESSIONAL CORPORATION, PLAINTIFF V. E-DENTIST.COM, INC. FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION; JAMES M. POWERS, JR., DDS; BANK ONE, TEXAS, NA, A NATIONAL BANKING ASSOCIATION AND HPSC, INC., A DELAWARE CORPORATION, DEFENDANTS, Cause # CIV-00-2053-R in the U.S. District Court for the Western District of Oklahoma) and Arizona (PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION, PLAINTIFF
               V. LEE CENTRACCO, DDS AND JANE DOE CENTRACCO, HUSBAND AND WIFE, AND LEE CENTRACCO, DDS, PC, AN OKLAHOMA PROFESSIONAL CORPORATION, Cause # CV-00-2303-PHX-EHC in U.S. District Court, District of Arizona). EDT claims damages for breach of contract in an amount exceeding $500,000. The underlying contractual document is a "Service Agreement". Centracco has claims for breach of contract, securities fraud, misrepresentation and other state and federal statutory causes of action and claims damages in excess of $500,000. There is no current trial setting but discovery is in process.

     2. EDT was recently added by Transcitadel (landlord) as a party to a dispute concerning default of the premises lease of Dr. Earl Augspurger (PLAINTIFF: TRANSCITADEL, LLC V. DEFENDANTS: E-DENTIST.COM, INC. FORMERLY KNOWN AS PENTEGRA DENTAL GROUP, INC. (SUCCESSOR TO OMEGA ORTHODONTICS, INC.) AND THEODORE G. SAYDYK, JR., THIRD PARTY
          PLAINTIFF: E-DENTIST.COM, INC.,. THIRD PARTY DEFENDANT: EARL F. AUGSPURGER, DDS AND EARL F. AUGSPURGER, INDIVIDUALLY, Case # 01CV1422 in the District Court, El Paso County, State of Colorado). Dr. Augspurger had acquired the dental practice of Dr. Theodore Saydyk. Dr. Augspurger executed the EDT form service agreement and modification agreement providing for the assumption of the premises lease. Dr. Augspurger defaulted on the lease which prompted the landlord to sue EDT. EDT has in turn filed counterclaims against Dr. Augspurger and Dr. Saydyk. The court recently granted a summary judgment against Augspurger for $46,000 and any future amounts. EDT settled its claims with Transcitadel for a payment for $75,000, $50,000 in January 2002 and ten monthly installments thereafter.

     3. EDT has a pending dispute with former employee and director, Dr. Omer Reed. Dr. Reed claims that he is owed sums pursuant to his employment agreement for vacation pay, underpayment of salary and as a part of a bonus plan. EDT disputes the amount claimed and has put Dr. Reed on notice of violations of his employment agreement, breach of his covenant not to compete and possible other actions which may give rise to breach of fiduciary duty and tortious interference with contract. On July 27, 2001 Dr. Reed submitted a Demand for Arbitration with the American Arbitration Association. Dr. Reed has claimed damages in excess of $300,000. EDT is disputing his claims and filed a counterclaim for damages. Mediation on December 17, 2001 resulted in a settlement with payment to Dr. Reed as follows: $75,000 in cash - $25,000 paid on January 1, 2002 with remaining balance to be paid in $5,000 monthly payments beginning February 1, 2002 until paid and 53,571 Shares of EDT Common Stock to be transferred to Dr. Reed between January 1, 2002 and February 1, 2002.

     4. In the matter styled EDT LEARNING, INC., FORMERLY KNOWN AS E-DENTIST.COM, INC. AND PENTEGRA DENTAL GROUP, INC., A DELAWARE CORPORATION VS. DEBORAH J. GAULDING, AN INDIVIDUAL; JOHN DOES AND JANE DOES I-X; AND XYZ CORPORATIONS 1-10, EDT was granted a Temporary Restraining Order to enjoin and restrain Ms. Gaulding, a former employee, from interfering with the contracts and business relationships of EDT by contacting affiliate dentists for the purpose of encouraging them to join a lawsuit against EDT. This case is now in the discovery phase.

SCHEDULE 3.7   UNDISCLOSED LIABILITIES.

     1. EDT (while as Pentegra) employed all persons who worked at the respective affiliated dental practice (except the dentist). EDT for a time had over 1,000 employees and accordingly provided benefits and payroll to those dental practice employees. As a part of the modification of the Service Agreements with the affiliated dental practices, each practice agreed to re-employ those dental practice employees, and in most instances indemnity EDT for any employment related claims of any dental practice employee. Employment claims could be asserted by those dental practice employees as former employees of EDT.

     2. EDT was the sponsor of an employee benefit plan (the "Plan") which covered all employees including employee which were employed by Pentegra but physically located at each affiliated dental practice location. That requirement plan was intended to be qualified under
          Section 401 of the Internal Revenue Code, and was a multi-employer plan. Several affiliated dental practice professional corporations adopted to Plan. That Plan was terminated as a part of the modification of the Service Agreements with the affiliated dental practices. A part of that modification was the termination of all "dental practice employees" by Pentegra and the re-hiring of those dental practice employees by the respective dental practices with which they were originally employed prior to the affiliation. Those employees may have claims under ERISA or the IRS Code for employee benefits. The IRS could take the position that the Plan was not in compliance with ERISA or the Code given the relationship of the employees in the Plan and the affiliated service group rules related to qualified retirement plans. Reference is made to the due diligence materials provided, including the Plan documents and the filings related to the Plan for employees which work at the respective dental practices.

     3. EDT as a part of the affiliation transaction with each affiliated dental practice executed, in most instances, a lease for the dental office premises. In many instances those landlords are third parties unrelated to the dental practice affiliated with EDT. There is a probability that EDT could be engaged in a lawsuit with those landlords should the dental practice default in the payment of monthly rent (See Augspurger Claim above). Each dental practice has expressly assumed their respective premises lease and EDT has written indemnity from each of dental practice related to any default in the premises lease. EDT has received default letters occasionally from the landlord related to the Richards/Van Zandt dental practice in Houston.

     4. EDT has received periodically an early payoff of the fees which are due under the Service Agreements from its affiliated dental practices. EDT has granted to Bank One an assignment of its security interests which EDT obtained from its affiliated dental practice. As a part of the windup and full payment by the affiliated practice, Bank One (with which it has a contractual lending relationship) and/or HPSC (with which it has a contractual credit agreement concerning dental equipment) could claim violation of their respective credit agreement as a part of the release of EDT's security interest and/or conveyance of title of dental practice assets.

SCHEDULE 3.8   VIOLATIONS OF LAW.

     1.   Reference is made to the items  described in Schedule 4.6 and Schedule
          4.7 above. Certain dental practices with which EDT has pending litigation (see descriptions above) have alleged that EDT violated certain state and federal statutes concerning the issuance of stock, the offering of a "business opportunity" and the operation of a dental practice in their respective jurisdictions.

     2. Certain states have statutory prohibitions against "fee splitting" of professional fees earned by licensed dentists. Reference is made to the public filings which describe the risk that certain regulatory organizations could claim that EDT is engaged in fee splitting or other unauthorized acts related to the practice of dentistry.

SCHEDULE 5.3   SALE OF SHARES

     None


SCHEDULE 5.4   ISSUANCE OF SHARES

     None

SCHEDULE 11.5  BROKERS

     None

                                   EXHIBIT 3.5

                           FINANCIAL STATEMENTS OF EDT

Attached hereto are the audited financial statements (SEC Form 10K) for the period ending March 31, 2001, together with the financial statements for the quarterly periods (SEC Form 10Q) ending June 30, 2001 and September 30, 2001.

                      E-DENTIST.COM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                               MARCH 31,         MARCH 31,
                                                                                 2001              2000
                                                                               --------          --------
                                     ASSETS
Current Assets:
  Cash and cash equivalents .............................................      $  1,051          $    553
  Receivables from Affiliated Practices, net of allowance
   for doubtful accounts of $1,147 and $3,269, respectively .............           195             2,966
  Prepaid expenses and other current assets .............................           128               499
  Notes receivable from Affiliated Practices-current, net
    of allowance for doubtful accounts of $323 and $427, respectively....           261               421
                                                                               --------          --------
       Total current assets .............................................         1,635             4,439

  Property and equipment, net ...........................................         3,279             6,886
  Intangible assets, net ................................................         3,107            25,786
  Notes receivable from Affiliated Practices, net of allowance
    for doubtful accounts of $1,766 and $1,287, respectively ............         1,059               709
  Other assets ..........................................................           111                86
                                                                               --------          --------
       Total assets .....................................................      $  9,191          $ 37,906
                                                                               ========          ========
                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Current portion of long term debt .....................................      $    471          $    492
  Accounts payable and accrued liabilities ..............................           959             1,702
  Current portion of deferred revenue ...................................         1,052               206
  Accrued employment agreement ..........................................           248               400
  Current portion of capital lease liabilities ..........................           345               309
                                                                               --------          --------
       Total current liabilities ........................................         3,075             3,109

Long term debt, less current maturities .................................        11,461            14,829
Capital lease liabilities ...............................................           643               961
Deferred revenue ........................................................           666                --

Commitments and contingencies

Shareholders' equity (deficit):
  Common stock, $.001 par value 40,000,000 shares authorized,
   11,721,664 and 10,820,783 issued, respectively .......................            12                11
  Additional paid-in capital ............................................        25,809            25,604
  Accumulated deficit ...................................................       (31,349)           (6,432)
  Less: Treasury shares at cost: 1,149,116, and 154,748,
    respectively ........................................................        (1,126)             (176)
                                                                               --------          --------
       Total shareholders' equity (deficit) .............................        (6,654)           19,007
                                                                               --------          --------

       Total liabilities and shareholders' equity (deficit) .............      $  9,191          $ 37,906
                                                                               ========          ========

               The accompanying notes are an integral part of the
                       consolidated financial statements

                      E-DENTIST.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                 YEAR ENDED      YEAR ENDED     YEAR ENDED
                                                                                  MARCH 31,       MARCH 31,      MARCH 31,
                                                                                    2001            2000           1999
                                                                                   --------       --------       --------
Net revenue .................................................................      $ 12,458       $ 56,988       $ 38,824
Operating expenses:
  Clinical salaries, wages and benefits .....................................         3,452         22,957         14,735
  Dental supplies and lab fees ..............................................           285         10,134          7,133
  Rent ......................................................................           176          3,922          2,963
  Advertising and marketing .................................................            33          1,380            785
  General and administrative ................................................         7,340         10,586          4,497
  Other operating expenses ..................................................           192          7,993          5,627
  Impairment of assets ......................................................       23,0000             --             --
  Depreciation and amortization .............................................         2,368          2,504          1,200
                                                                                   --------       --------       --------
       Total operating expenses .............................................        36,846         59,476         36,940
                                                                                   --------       --------       --------

Earnings (loss) from operations .............................................       (24,388)        (2,488)         1,884

Interest expense ............................................................         1,358          1,310            399
Interest income .............................................................          (352)          (208)          (188)
Other income ................................................................          (407)           (93)           (44)
                                                                                   --------       --------       --------
                                                                                        599          1,009            167

Income (loss) before income taxes and extraordinary item ....................       (24,987)        (3,497)         1,717
Income tax expense (benefit) ................................................            --          2,213           (525)
                                                                                   --------       --------       --------

Income (loss) before extraordinary item .....................................       (24,987)        (5,710)         2,242

Extraordinary item--gain on debt forgiveness (net of tax effect of $0).......            70            350             --
                                                                                   --------       --------       --------

       Net income (loss) ....................................................      $(24,917)      $ (5,360)      $  2,242
                                                                                   ========       ========       ========
Basic and diluted earnings per share:
  Earnings (loss) before extraordinary item .................................      $  (2.38)      $  (0.55)      $   0.29
  Extraordinary item ........................................................           .01            .03             --
                                                                                   --------       --------       --------
  Net earnings (loss) .......................................................      $  (2.37)      $  (0.52)      $   0.29
                                                                                   ========       ========       ========

Weighted average number of shares outstanding--basic and diluted ............        10,496         10,356          7,803
                                                                                   ========       ========       ========

               The accompanying notes are an integral part of the
                       consolidated financial statements

                      E-DENTIST.COM, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                                 (IN THOUSANDS)



                                                       COMMON          ADDITIONAL                              TOTAL
                                                  ------------------    PAID IN   ACCUMULATED   TREASURY   SHAREHOLDERS'
                                                  SHARES      AMOUNT    CAPITAL     DEFICIT       STOCK   EQUITY (DEFICIT)
                                                  ------      ------    -------     -------       -----   ----------------
Balances, April 1, 1998 .......................     6,442     $   6     $ 10,304    $ (3,314)   $             $  6,996

Issuance of common stock ......................       375         1        2,870          --          --         2,871
Issuance of common stock to Affiliated
 Practices ....................................     2,286         2        8,494          --          --         8,496
Tax benefit related to assets acquired in
 affiliations..................................        --        --          155          --          --           155
Net income ....................................        --        --           --       2,242          --         2,242
                                                   ------     -----     --------    --------    --------      --------
Balances, March 31, 1999 ......................     9,103         9       21,823      (1,072)                   20,760

Issuance of common stock ......................     1,893         2        3,836          --                     3,838
Shares repurchased ............................      (175)       --         (297)         --        (176)         (473)
Issuance of options for compensation ..........        --        --           54          --          --            54
Net loss ......................................        --        --           --      (5,360)         --        (5,360)
Tax benefit related to assets acquired in
 affiliations..................................        --        --          188          --          --           188
                                                   ------     -----     --------    --------    --------      --------
Balances, March 31, 2000 ......................    10,821        11       25,604      (6,432)       (176)       19,007

Issuance of common stock ......................       998         1          307          --          --           308
Shares repurchased ............................       (97)       --         (102)         --        (950)       (1,052)
Net loss ......................................        --        --           --     (24,917)         --       (24,917)
                                                   ------     -----     --------    --------    --------      --------
Balances, March 31, 2001 ......................    11,722     $  12     $ 25,809    $(31,349)   $ (1,126)     $ (6,654)
                                                   ======     =====     ========    ========    ========      ========

               The accompanying notes are an integral part of the
                       consolidated financial statements

                      E-DENTIST.COM, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                       FOR THE YEAR      FOR THE YEAR     FOR THE YEAR
                                                                           ENDED            ENDED            ENDED
                                                                          MARCH 31,        MARCH 31,        MARCH 31,
                                                                            2001             2000             1999
                                                                          --------         --------         --------
Cash flows from operating activities:
Net income (loss) ....................................................   $(24,917)        $ (5,360)        $  2,242
Adjustment to net income (loss):
  Provision for bad debts ............................................      1,705            4,505              125
  Impairment of assets ...............................................     23,000               --               --
  Depreciation and amortization ......................................      2,368            2,504            1,200
  Stock options compensation .........................................         --               54               --
  Gain on debt forgiveness ...........................................        (70)            (350)              --
  Deferred income taxes (benefit) ....................................         --            2,161             (525)
  Changes in operating assets and liabilities:
    Receivables from Affiliated Practices ............................        110           (2,383)          (5,784)
    Prepaid expenses and other current assets ........................        111             (168)            (364)
    Other assets .....................................................         75               --               --
    Accounts payable and accrued liabilities .........................       (773)          (1,401)             (63)
    Deferred revenue .................................................        (85)              --               --
    Accrued employment agreement .....................................       (152)            (190)            (310)
                                                                         --------         --------         --------
          Net cash provided by (used in) operating activities ........      1,372             (628)          (3,479)
                                                                         --------         --------         --------
Cash flows from investing activities:
  Repayment of notes receivable ......................................        533              116               --
  Capital expenditures ...............................................       (138)            (347)          (1,424)
  Acquisitions, net of cash acquired .................................         --             (472)         (10,326)
  Issuance of notes receivable .......................................        (24)            (279)          (1,257)
                                                                         --------         --------         --------
          Net cash provided by (used in) investing activities ........        371             (982)         (13,007)
                                                                         --------         --------         --------
Cash flows from financing activities:
  Proceeds from issuance of common and redeemable preferred stock.....         --               --            2,930
  Proceeds from line of credit .......................................         --            2,100            8,000
  Repayment of long-term debt ........................................     (1,245)            (984)              --
  Offering and financing costs .......................................         --               --             (105)
                                                                         --------         --------         --------
          Net cash provided by (used in) financing activities ........     (1,245)           1,116           10,825
                                                                         --------         --------         --------

          Net change in cash and cash equivalents ....................        498             (494)          (5,661)
Cash and cash equivalents, beginning of period .......................        553            1,047            6,708
                                                                         --------         --------         --------

Cash and cash equivalents, end of period .............................   $  1,051         $    553         $  1,047
                                                                         ========         ========         ========

     The accompanying notes are an integral part of the financial statements

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

     RECENT EVENTS

     In the fourth quarter of fiscal year 2000, the Company announced that it would be implementing a new business strategy to change from its historical practice management business to a focus on an eBusiness and e-Learning strategy. The Company's new strategic direction includes Business-to-Business (B2B) online services and e-Learning services through its Internet or online portal found at www.e-dentist.com. This shift in business model and focus was approved by the shareholders at the annual shareholder meeting held in Phoenix, Arizona on August 25, 2000. The shareholders also approved the Company's name change to e-dentist.com, Inc. The Company is proposing to change its name from e-dentist.com, Inc. to "EDT Learning, Inc." to more accurately reflect its current business model and the expansion of the scope of its business offering which focuses on providing e-Learning tools and systems to corporate clients inside and outside of the dental industry. A name change of the Company to "EDT Learning, Inc." was approved by the Board in June 2001. The name change will be submitted to a shareholder vote at the August 2, 2001 Annual Shareholders Meeting.

     As a part of the new business plan approved by shareholders, the Company modified the Affiliated Service Agreements, which were acceptable to both the Company and the Affiliated Practices. The new modified Service Agreements provide in general that:

     1. The term of the Service Agreement has been reduced from its original term of 30 to 40 years to a new term of only five (5) years from the original date of execution.
     2. All dental practice employees have become employees of the dental practice, and accordingly the associated payroll and practice expenses are being paid by the dentist and not the Company.
     3. Service Fees have been reduced to a level approximating 90% of fiscal year 2000 fees and fixed in amount for the balance of the Service Agreement term.
     4. All accounts receivable outstanding were either paid or converted to an interest-bearing promissory note (average three-year term with an annual interest rate of 10%).
     5. The tangible practice assets originally contributed by the dental practice will be transferred back to the dental practice at the end of the amended Management Services Agreement term for a nominal value.
     6. The Company be released by the dentist and dental practice of all known and unknown claims by the dentist including breach of the Service Agreement, securities claims or other claims related to the affiliation transaction.

     As of March 31, 2001, all but one of the active Service Agreements have been modified or terminated. As a result of the modifications and terminations of the Service Agreements, the Company prepared an impairment analysis to determine the recoverability of the Management Services Agreement intangible assets and fixed assets grouped at the practice level. The Company prepared the analysis by calculating the expected discounted future cash flows under modified contracts less the carrying amount of the intangible asset and fixed assets to determine the impairment charge. Based on the modified and terminated Service Agreements, the Company recorded a charge due to impairment of approximately $23 million for the year ended March 31, 2001. The fair value of the remaining intangible assets associated with the Service Agreements is being amortized over the remaining term of the modified Service Agreements.

EXPANSION OF MODEL AND FOCUS

     As an extension of its educational and training background, the Company has broadened its reach to focus on the larger growing e-Learning and corporate training market. With the launch of the Company's state of the art learning management system (LMS) and its e-Learning engine, the Company now provides a comprehensive array of e-Learning content, hosting and delivery services to corporations across industry boundaries. The Company's synchronous and asynchronous content delivery solutions provide an array of e-Learning products that are customized to each corporate client. The Company's initial business model required that it be able to communicate with 107 remote locations using the Intranet through low bandwidth dial up modems in a secure environment. To communicate with its Affiliated Practices the Company built a proprietary Intranet (virtual private network), which processed secure financial transactions. From that experience and using existing technology and systems, the Company created the e-Learning engine and LMS, which provides an integrated solution for corporate clients. The Company's learning management system was created to be a web based, low bandwidth, cross browser compatible content delivery and data management system.


     The Company's LMS delivers web enabled content through a series of server side components. Because of its design, the interface can be optimized to use less than 20K of bandwidth and can deliver any web-enabled content (from documents and presentations to video.) The testing system is database enabled, which provides the flexibility to create test questions according to testing requirements. The system has the ability to provide multiple test environments to meet user needs and questions that can be changed by the administrator. Testing options include open book tests, closed book tests, timed tests, random question tests, or smart tests (test questions by category or lessons that are designed to identify skill weaknesses). Lessons and courses are designed with pre and post tests and all testing activity is recorded into a database.

LIQUIDITY AND MANAGEMENT PLANS

     During fiscal 2001, the Company incurred a net loss of $24.9 million and had an accumulated deficit of $31.3 million at March 31, 2001. In addition, the Company had a working capital deficit of $1.4 million at March 31, 2001.

     As discussed in Note 10, at March 31, 2001, the Company was not in compliance with certain of the financial covenants of the line of credit. At March 31, 2001, $9.3 million was outstanding under the line of credit. In conjunction with the extension discussed below, the bank has waived non-compliance of certain financial ratios at March 31, 2001.

     On June 29, 2001, Bank One, Texas, NA extended the terms of the credit facility through July 2, 2002. In connection with the extension, the Company will issue 393,182 warrants to acquire shares of the Company's common stock at $0.42 per share. Until the credit facility is paid in full, the bank will have the right to maintain a 3% fully diluted interest in the Company through the issuance of additional warrants. The Company also paid $61,000 in fees to the bank as part of the extension.

     Terms of the extension include monthly principal payments of $25,000 and modification of the financial covenants. The Company has prepared financial projections through the term of the extension and believes it will be in compliance with the financial covenants.

     As discussed above, the bank credit facility due date has been extended to July 2, 2002. Based upon its current strategy, the Company projects to have sufficient funds to meet its operating capital requirements through fiscal 2002, however, there would not be sufficient cash flow to fund the credit facility obligation due July 2, 2002. Management believes it will be able to replace the credit facility with other bank financing alternatives or refinancing of its current line of credit. There is no assurance that other financing will be available to refinance the current line of credit in sufficient amounts, if at all, and there can be no assurance that the related terms and conditions will be acceptable to the Company. Failure of the Company to obtain such alternative financing or refinancing of its current line of credit would have a material and adverse effect on the Company's financial position.

     In order to increase its liquidity, the Company has developed the following strategies; (i) implement its revised eCommerce and e-Learning based strategic alternative described above, (ii) reducing costs in the Company's corporate office, and (iii) raising additional capital through a private placement. However, there can be no assurance that the Company's strategies will be achieved.

ORGANIZATION AND BASIS OF PRESENTATION

     Pentegra Dental Group, Inc. (the "Company") together with its wholly owned subsidiary, Pentegra Investments, Inc. ("PII"), provides practice management services to dental practices throughout the United States. In July 1997, Pentegra Dental Group, Inc., changed its name to Pentegra Investments, Inc. and formed a new wholly owned subsidiary named Pentegra Dental Group, Inc. ("Pentegra Dental" or "the Company"). On March 30, 1998, simultaneously with the Company's initial public offering, PII repurchased (the "Share Repurchase") from the stockholders of PII, on a pro rata basis, at a purchase price of $0.015 per share, that number of shares as was necessary so that the aggregate number of shares of Pentegra Dental common stock, par value $.001 per share (the "Common

Stock"), issued in connection with the Affiliations (as defined below) and the Share Exchange (as defined below) would not exceed 3,941,898 shares. Pursuant to that agreement, PII repurchased 909,237 shares for $14,000 and exchanged on a share-for-share basis, shares of PII common stock, par value $0.015 per share, for 1,756,667 shares of Common Stock (the "Share Exchange"). On March 30, 1998, Pentegra Dental acquired (the "Affiliations") simultaneously with the closing of its initial public offering (the "Offering" or "IPO"), substantially all of the tangible and intangible assets, and assumed the liabilities, of 50 dental practices (collectively, the "Founding Affiliated Practices") in exchange for
3.1 million shares of Common Stock, $6.5 million in cash and net assets assumed of approximately $300,000. The net proceeds of the 2.5 million shares of Common Stock issued in the IPO (after deducting the underwriting discounts and commissions) were $19.8 million. Total related offering costs were $3.4 million.

     The acquisitions of the Founding Affiliated Practices have been accounted for in accordance with the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 48, "Transfers of Non-monetary Assets by Promoters or Shareholders". In accordance with SAB No. 48, the acquisition of the assets and assumption of certain liabilities for all of the Founding Affiliated Practices pursuant to the Affiliations has been accounted for by the Company at the transferors' historical cost basis, with the shares of Common Stock issued in those transactions being valued at the historical cost of the non-monetary assets acquired net of liabilities assumed. The cash consideration of approximately $6.5 million, paid at closing on March 30, 1998, less net assets acquired of approximately $300,000, is reflected as a dividend by the Company to the owners of the Founding Affiliated Practices in the quarter ended March 31, 1998. SAB No. 48 is not applicable to any acquisitions made by the Company subsequent to the IPO. Acquisitions of certain of the assets and liabilities of practices that affiliate with the Company after the IPO have been accounted for as purchases, and resulted in substantial annual non-cash amortization charges for intangible assets in the Company's statements of operations.

     In April 1998, the over allotment option to sell 375,000 shares of Common Stock was exercised at a price of $8.50 per share, yielding additional net proceeds to the Company of approximately $2.9 million.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements of the Company include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions are eliminated upon consolidation.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt investments with original maturities of three months or less at the date of acquisition to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the various classes of depreciable assets, ranging from three to seven years. Maintenance and repairs are charged to expense whereas renewals and major replacements are capitalized. Gains and losses from dispositions are included in operations.

INTANGIBLE ASSETS

     The Company's acquisitions involve the purchase of tangible and intangible assets and the assumption of certain liabilities of the affiliated dental practices. As part of the purchase allocation, the Company allocated the purchase price to the tangible assets acquired and liabilities assumed, based on estimated fair market values. In connection with each acquisition, the Company entered into a long-term Management Services Agreement with each affiliated dental practice, which cannot be terminated individually by either party without cause. The cost of the Management Services Agreement was originally being amortized on a straight-line basis over the lessor of its term or 25 years. As discussed in Note 1, the Management Services Agreements were modified during fiscal 2001 and are now being amortized over the remaining term of the modified Service Agreements (not more than five years).

     In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of the group with which a Management Services Agreement is entered into, including the number of dentists in each group, number of dental centers and ability to recruit additional dentists, the affiliated dental practice's relative market position, the length of time each affiliated dental practice has been in existence, and the term and enforceability of the Management Services Agreement. Because the Company does not practice dentistry, maintain patient relationships, hire dentists, enter into employment and non-compete agreements with the dentist, or directly contract with payors, the intangible asset created in the purchase allocation process is associated primarily with the Management Services Agreement with the affiliated dental practice.

     The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If this review indicates that the carrying amount of the asset may not be recoverable, as determined based on the undiscounted cash flows of the related operations over the remaining amortization period, the carrying value of the asset is reduced to estimated fair value. Among the factors that the Company will continually evaluate are unfavorable changes in each affiliated dental practice's relative market share and local market competitive environment, current period and forecasted operating results and cash flows of the affiliated dental practice and its impact on the management fee earned by the Company, and legal factors governing the practice of dentistry.

REVENUE RECOGNITION

     Under the terms of the original Services Agreement with an Affiliated Practice, the Company served as the exclusive manager and administrator of all non-dental services relating to the operation of an Affiliated Practice. The obligations of the Company included assuming responsibility for the operating expenses incurred in connection with managing the dental centers. These expenses included salaries, wages and related costs of non-dental personnel, dental supplies and laboratory fees, rental and lease expenses, promotion and marketing costs, management information systems and other operating expenses incurred at the Affiliated Practices. In addition, the Company incurred general and administrative expenses related to the financial and administrative management of dental operations, insurance, training and development and other typical corporate expenditures. As compensation for its services under the original services agreement and subject to applicable law, the Company was paid a management fee comprised of two components: (1) the costs incurred by it on behalf of the Affiliated Practice, and (2) a management fee either fixed in amount, an amount usually approximating 35% of the Affiliated Practice's operating profit, before dentist compensation or 15% of the Affiliated Practice's collected gross revenue ("Service Fee"). Therefore, net revenues represented amounts earned by the Company under the terms of its Service Agreements with the Affiliated Practices, which generally equated to the sum of the Service Fees and the operating expenses that the Affiliated Practices paid to the Company under the Service Agreements.

     The Company has embarked upon a new strategy focusing on eCommerce and e-Learning. Prior to the transition, the Company processed all payments to vendors and employed the team members of Affiliated Practices. The modified Management Services Agreements caused the team members to cease working as employees for the Company and they became employees of the individual Affiliated Practices. In addition, processing of payments to practice vendors is being performed at the practice level, by practice employees. The Company is no longer being reimbursed for expenses paid on the practices' behalf. As a result, the components of net revenues have changed and decreased significantly with the new Management Services Agreements.

INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes. Under this method, deferred taxes are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted marginal tax rates currently in effect when the differences reverse.

EARNINGS PER SHARE

     Basic earnings per share are computed based upon the weighted average number of shares of common stock and common stock equivalents outstanding during each period. Diluted earnings per share are not separately presented because such amounts would be the same as amounts computed for basic earnings per share.

     As of March 31, 2001 and 2000, options to purchase 1,643,173 and 1,147,327 shares of Common Stock at exercise prices above the market value of Common Stock were excluded from the calculation of earnings per share because their effect would have been antidilutive. As of March 31, 2001 and 2000, shares of 266,180 and 559,656 convertible from the Company's convertible subordinated notes were excluded from the calculation because their effects would have been antidilutive.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NEW PRONOUNCEMENTS

     In June 2000, FASB has issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (as amended by SFAS No. 137) and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." These statements require recognition of all derivatives as either assets or liabilities on the balance sheet and measurement of those instruments at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income (loss). Appropriate accounting for changes in fair value of derivatives held is dependent on whether the derivative transaction qualifies as an accounting hedge and on the classification of the hedge transaction. Management believes that the adoption of SFAS No. 133 and 138 will not have a material effect on the Company's financial statements.

     In March 2000, the Emerging Issue Task Force (EITF) reached a consensus on Issue 00-2, "Accounting for the Costs of Developing a Web Site." EITF 00-2 states that for specific web site development costs, the accounting for such costs should be based generally on a model consistent with the American Institute of Certified Public Accountants Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The adoption of the pronouncement did not have an impact on the Company's position or the results of the operations.

     In December 1999, the SEC issued Staff Accounting Bulletin (SAB) 101, "Revenue Recognition in Financial Statements"(as amended by SAB 101A and 101B) that provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies and was adopted by the Company. The adoption of the pronouncement did not have an impact on the Company's position or the result of operations.

     RECLASSIFICATIONS

     Certain prior year balances in the consolidated financial statements have been reclassified to confirm with the fiscal 2001 presentation.

3. NOTES RECEIVABLE

     Notes receivable consisted of the following:

                                                               MARCH 31,
                                                          --------------------
                                                           2001         2000
                                                          -------      -------
                                                              (IN THOUSANDS)
     Notes receivable .................................   $ 3,409      $ 2,844
     Less: allowance for doubtful accounts ............    (2,089)      (1,714)
                                                          -------      -------
                                                            1,320        1,130
     Notes receivable, current ........................       261          421
                                                          -------      -------
                                                          $ 1,059      $   709
                                                          =======      =======

     Notes receivables are with Affiliated Practices and are uncollateralized, ranging in length from one to thirteen years. The notes bear interest at March 31, 2001 at fixed rates ranging from 5% to 10% with interest and principal payments due monthly.

     The collection schedule of notes receivable for each of the next five years subsequent to March 31, 2001 were as follows (in thousands):

     2002 .........................................................     $  798
     2003 .........................................................      1,057
     2004 .........................................................        477
     2005 .........................................................        226
     2006 .........................................................        234
     Thereafter ...................................................        617
                                                                        ------
                                                                        $3,409
                                                                        ======

4. PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                                 MARCH 31,
                                                           ---------------------
                                                            2001           2000
                                                           ------         ------
                                                              (IN THOUSANDS)
     Furniture & Fixtures .............................    $1,447         $2,732
     Equipment ........................................     2,454          3,662
     Computer Equipment ...............................     1,704          2,103
     Leasehold Improvements ...........................       185            371
                                                           ------         ------
        Total property and equipment ..................     5,790          8,868
     Less: accumulated depreciation ...................     2,511          1,982
                                                           ------         ------
        Property and equipment, net ...................    $3,279         $6,886
                                                           ======         ======

     Depreciation expense for the years ended March 31, 2001 and 2000 was $1.1 million and $1.3 million, respectively.

5. INTANGIBLE ASSETS

     Intangible assets consisted of the following:


                                                                MARCH 31,
                                                         -----------------------
                                                          2001            2000
                                                         -------         -------
                                                             (IN THOUSANDS)
     Management Services Agreements .................    $ 5,528         $26,905
     Other ..........................................        286             504
                                                         -------         -------
                                                           5,814          27,409
     Less: accumulated amortization .................      2,707           1,623
                                                         -------         -------

     Intangible assets, net .........................    $ 3,107         $25,786
                                                         =======         =======

     Amortization expense for the years ended March 31, 2001 and 2000 was $1.3 million and $1.2 million, respectively.

     As discussed in Note 1, the Company modified the terms of its existing Management Services Agreements. The Company recognized an impairment charge of $23 million in fiscal 2001 related to the modifications.

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consisted of the following:

                                                                    MARCH 31,
                                                               -----------------
                                                                2001       2000
                                                               ------     ------
                                                                 (IN THOUSANDS)
     Accounts payable trade ...............................    $  508     $1,111
     Amounts payable to Affiliated Practices ..............        --        332
     Accrued interest .....................................       344         73
     Other ................................................       107        186
                                                               ------     ------
        Total accounts payable and accrued liabilities ....    $  959     $1,702
                                                               ======     ======

7. DEFERRED REVENUE

     Deferred revenue consisted of the following:

                                                                  MARCH 31,
                                                              -----------------
                                                               2001       2000
                                                              ------     ------
                                                                (IN THOUSANDS)
     Deferred revenue, current ............................   $1,052     $  206
     Deferred revenue, noncurrent .........................      666         --
                                                              ------     ------
                                                              $1,718     $  206
                                                              ======     ======

     Deferred revenue results primarily from Affiliated Practices prepaying their future service fees with either cash payments or forgiveness of debt owed to them by the Company.

     During fiscal 2001 and 2000, the Company recorded deferred revenue from cash payments of $563,000 and $100,000 and from canceling debt of $1,500,000 and $59,000, respectively.

8. EXTRAORDINARY ITEM

     In January 2001, former Liberty stockholders forgave $70,000 previously due from the Liberty Merger Agreement (See Note 9).

     In December 1999, a former member of the Board of Directors forgave $350,000 previously due from the Company (See Note 15).

9. AFFILIATIONS

     On July 1, 1999, the Company executed a merger agreement with Omega Orthodontics, Inc. ("Omega"). In exchange for the approximately 5.0 million shares outstanding of Omega, the Company issued approximately 1.8 million shares of the Company's stock, and assumed approximately $1.1 million in debt. The merger was accounted for under the purchase method of accounting.

     The following unaudited pro forma summary of financial information presents the Company's combined results of operations as if the acquisition of Omega Orthodontics, Inc. had occurred at the beginning of the periods presented, after including the impact of certain adjustments including: (i) the elimination of nonrecurring merger related costs, and (ii) reduced amortization expense reflecting in value assigned to intangible assets, (in thousands, except per share data).

                                                          FISCAL YEARS ENDED
                                                               MARCH 31,
                                                        -----------------------
                                                           2000          1999
                                                        ---------     ---------
                                                        PRO FORMA     PRO FORMA
                                                        UNAUDITED     UNAUDITED
                                                         --------      --------
     Revenues ........................................   $ 59,063      $ 46,645
     Expenses ........................................     61,752        44,216
                                                         --------      --------
     Net income (loss) ...............................   $ (2,689)     $  2,429
                                                         ========      ========
     Net income (loss) per basic and diluted
      share before extraordinary item ................   $   (.26)     $   0.25
                                                         --------      --------
     Weighted average number of basic and diluted
      share outstanding ..............................     10,356         9,546
                                                         ========      ========

     The pro forma financial information presented does not purport to indicate what the combined results of operations would have been had the merger occurred at the beginning of the periods presented or the results of operations that may be obtained in the future. Additionally, the pro forma financial information presented does not reflect the anticipated cost savings resulted from the integration of the Company's and Omega's operations.

ACQUISITION OF LIBERTY DENTAL ALLIANCE

     On November 13, 1998 the Company and Liberty Dental Alliance, Inc. ("Liberty") entered into an Agreement and Plan of Merger (the "Liberty Merger Agreement"), pursuant to which Liberty became a wholly owned subsidiary of the Company, and James M. Powers, Jr., D.D.S. was named President of the Company. The Liberty Merger Agreement provided the Company pay Liberty common stockholders consideration for completed Liberty affiliations.

     In connection with the Liberty Merger Agreement, the Company has agreed to pay investment-banking fees of up to $100,000 to SunTrust Equitable Securities Corporation. This amount was paid in fiscal 2002. The Company issued an aggregate of 145,000 options to acquire the Company's common stock to certain consultants of the Company with an exercise price of $6.125 per share, in the same proportions and upon completion of Liberty Affiliations as the Additional Common Merger Consideration.

     As of March 31, 2000, the Company had completed all Liberty Affiliations with 17 dental practices of which all were completed during fiscal 1999. These dental practices generated aggregate annual patient revenue of approximately $13 million during their most recently completed fiscal year, and include dentists treating patients in 17 dental offices. The aggregate consideration paid by the Company for these practices consisted of approximately $5.6 million in cash, 1,295,268 shares of the Company's common stock and approximately $3.6 million aggregate principal amount of 6% Series A convertible subordinated notes, one-half payable November 2002 and one-half payable November 2003, and $160,000 aggregate principal amount of 6% of Series B convertible subordinated notes, one-half payable April 2003 and one-half payable April 2004.

     The consideration paid pursuant to the Liberty merger on the Liberty affiliations consisted of approximately $444,000 in cash, 423,356 shares of the Company's common stock, the assumption of approximately $350,000 in liabilities of Liberty and 92,550 options to purchase the Company's common stock.

     For the year ended March 31, 1999, the Company completed new dentist affiliations with 34 practices. Total consideration paid by the Company for the new affiliations consisted of 2,286,000 shares of Common Stock, $4.6 million aggregate principal amount of Convertible Subordinated Debt Securities, $537,000 in notes and $10.3 million of cash.

     The assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The aggregate purchase price and related expenses that exceeded the fair market value of net assets, have been assigned to Management Services Agreements. Management fees and related costs are included in the financial statements from their acquisition dates. The allocations were as follows (in thousands):

                                                               2000       1999
                                                             -------    -------
     Property and equipment, net .........................   $   500    $ 1,955
     Management services agreements ......................     4,938     21,970
     Deferred tax asset ..................................     1,212         --
     Net liabilities acquired ............................    (2,340)        --
                                                             -------    -------
                                                               4,310     23,925
     Less: Common stock issued ...........................     3,838      8,496
     Less: Notes payable and convertible subordinated
      notes issued .......................................        --      5,103
                                                             -------    -------
     Cash purchase price .................................   $   472    $10,326
                                                             =======    =======

ASSET PURCHASE

     On October 13, 2000, the Company entered into an Asset Purchase Agreement with Dexpo.com, Inc. The consideration for the purchase of assets is 750,000 shares of the Company's common stock with an additional 500,000 shares to be held in escrow and paid contingent upon certain performance criteria of the Company's common stock.

10. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                MARCH 31,
                                                          ---------------------
                                                           2001          2000
                                                          -------       -------
                                                              (IN THOUSANDS)
     Credit facility .................................    $ 9,302       $10,100
     Convertible subordinated notes, Series A ........      1,812         3,546
     Convertible subordinated notes, Series B ........         --           288
     Shareholders' notes payable .....................        442           559
     Notes payable ...................................        376           828
                                                          -------       -------
                                                           11,932        15,321
     Less:  Current portion of long-term debt ........        471           492
                                                          -------       -------
     Long-term debt ..................................    $11,461       $14,829
                                                          =======       =======

     The credit facility provided the Company with a revolving line of credit of up to $15.0 million, to be used for general corporate purposes including financing of acquisitions, capital expenditures and working capital. The credit facility bears interest at an adjustable rate based on LIBOR. At March 31, 2001 and 2000 the interest rate on outstanding amounts was 10.94% and 10.68%, respectively. The credit facility is collateralized by liens on certain of the Company's assets, including its rights under the Management Services Agreements and accounts and notes receivable. The credit facility contains restrictions on the incurrence of additional indebtedness and payment of dividends on the Common Stock.

     At March 31, 2001, the Company was not in compliance with certain of the financial covenants of the line of credit. At March 31, 2001, $9.3 million was outstanding under the line of credit. In connection with the extension discussed below, the bank waived non-compliance of certain financial ratios at March 31, 2001.

     On June 29, 2001, Bank One, Texas, NA extended the terms of the credit facility through July 2, 2002. In connection with the extension, the Company will issue 393,182 warrants to acquire shares of the Company's common stock at $0.42 per share. Until the credit facility is paid in full, the bank will have the right to maintain a 3% fully diluted interest in the Company through the issuance of additional warrants. The Company also paid $61,000 in fees to the bank as part of the extension.

     Terms of the extension include monthly principal payments of $25,000 and modification of the financial covenants. The Company has prepared financial projections through the term of the extension and believes it will be in compliance with the financial covenants.

     As discussed above, the bank credit facility due date has been extended to July 2, 2002. Based upon its current strategy, the Company projects to have sufficient funds to meet its operating capital requirements through fiscal 2002, however, there would not be sufficient cash flow to fund the credit facility obligation due July 2, 2002. Management believes it will be able to replace the credit facility with other bank financing alternatives or refinancing of its current line of credit. There is no assurance that other financing will be available to refinance the current line of credit in sufficient amounts, if at all, and there can be no assurance that the related terms and conditions will be acceptable to the Company. Failure of the Company to obtain such alternative financing or refinancing of its current line of credit would have a material and adverse effect on the Company's financial position.

     The Convertible Subordinated Notes Series A Securities (Series A Securities) were issued in connection with the acquisition of certain Affiliated Practices. The Series A Securities bear interest at 6% and can be converted to Common Stock of the Company at conversion prices ranging from $6.75 to $7.00 per share. The conversion period began on November 1, 1999 and ends on November 1, 2003. The principal amount of the Series A Securities, if not converted, is payable one-half on November 1, 2002 and one-half on November 1, 2003.

     The Convertible Subordinated Notes Series B Securities (Series B Securities) were issued in connection with the acquisition of certain Affiliated Practices. The Series B Securities bear interest at 6% and can be converted to Common Stock of the Company at a conversion price of $6.75 per share. The conversion period began on April 1, 2000 and ends on April 1, 2004.

     During fiscal 2001, $1,734,000 of previously issued Series A Securities and $242,000 of the remaining Series B Securities, respectively, were returned by the holders to offset amounts owed to the Company and prepay future service fees. During fiscal 2000, $665,000 and $67,000 of previously issued Series A Securities and Series B Securities, respectively, were returned by the holders to offset amounts owed to the Company.

     In connection with the merger with Omega Orthodontics, Inc., (see Note 9), the Company assumed certain notes payable to Affiliated Practices. The notes were originally issued in connection with the affiliation agreements at the time the assets of the practices were acquired. At March 31, 2001 and 2000, the remaining principal on these notes was $331,000 and $828,000, respectively. During fiscal 2001, $355,000 of these notes were returned by the holders to offset amounts owed to the Company and prepay future service fees. The notes are due in monthly installments ranging from $1,213 to $4,860 through December 2003, and bear interest at 8.5%.

     In connection with the IPO; the Company issued $468,000 of notes payable to certain shareholders formerly owning preferred stock. The notes bear 6% interest and are payable on the earlier of March 30, 2003 or the date upon which the Company offers and sells an amount of equity securities equal or greater to the gross proceeds of the IPO. During fiscal 2001, $17,500 of these notes payable were returned by the holders to offset amounts owned to the Company. During fiscal 2000, the Company made a payment of $9,000 to the shareholders.

     The Company entered into an agreement with an officer to purchase substantially all the assets and the operations of Pentegra, Ltd. and Napili, International for total consideration of $200,000, consisting of an aggregate of $100,000 in cash and a $100,000 principal amount 9.0% promissory note. During fiscal 2001, the $100,000 promissory note was transferred to deferred revenue for payment of future management service fees.

     In March 1999, the Company issued $537,000 of notes payable to owners of affiliated dental practices. These notes were paid in April 1999.

     The aggregate maturities of long-term debt excluding capital leases for each of the next five years subsequent to March 31, 2001 were as follows (in thousands):

     2002 ......................................................    $   471
     2003 ......................................................     10,057
     2004 ......................................................      1,358
     2005 ......................................................         23
     2006 ......................................................         23
                                                                    -------
                                                                    $11,932
                                                                    =======

11. CAPITALIZATION

PREFERRED STOCK

     The Company has the authority to issue ten million shares of preferred stock, par value $.001 per share. At March 31, 2001 and 2000 no shares of preferred stock were issued or outstanding.

COMMON STOCK

     As of March 31, 2001, the Company is authorized to issue forty million shares of common stock.

     The Company has acquired treasury stock from certain Affiliated Practices for the payment of receivables and purchase of property and equipment.


12. INCOME TAXES

     Significant components of the Company's deferred tax assets (liabilities) were as follows (in thousands):

                                                                 MARCH 31
                                                           --------------------
                                                            2001          2000
                                                           -------      -------
     Deferred tax assets:
       Reserves for uncollectible accounts ..............  $ 1,215      $ 1,931
       Net operating loss carryforward ..................    8,665        2,472
       Organizational costs .............................      241          352
       Property and equipment ...........................       56           --
       Other ............................................        7           26
                                                           -------      -------
            Total deferred tax assets ...................   10,184        4,781

     Deferred tax liabilities:
       Excess book basis over tax basis of accrued
         revenues and expenses ..........................     (591)      (1,183)
       Property and equipment ...........................       --         (204)
       Management services agreement ....................       --         (155)
                                                           -------      -------
            Total deferred tax liabilities ..............     (591)      (1,542)

     Net deferred tax asset .............................    9,593        3,239
       Less valuation allowance .........................   (9,593)      (3,239)
                                                           -------      -------
       Net deferred tax asset ...........................  $    --      $    --
                                                           -------      -------
       Less current portion .............................       --           --
                                                           -------      -------
       Noncurrent assets ................................  $    --      $    --
                                                           =======      =======

     Significant components of the provision for income taxes were as follows:

                                              YEAR ENDED  YEAR ENDED  YEAR ENDED
                                               MARCH 31,   MARCH 31,   MARCH 31,
                                                 2001        2000        1999
                                                ------      ------      ------
     Current tax expense (benefit):
       Federal ...............................  $   --      $   52      $   --
       State .................................      --          --          --
                                                ------      ------      ------
            Total current ....................      --          52          --
     Deferred tax expense (benefit):
       Federal ...............................      --       1,984        (462)
       State .................................      --         177         (63)
                                                ------      ------      ------
            Total deferred ...................      --       2,161        (525)
                                                ------      ------      ------
     Expense (benefit) for income taxes ......  $   --      $2,213      $ (525)
                                                ======      ======      ======

     The differences between the statutory federal tax rate and the Company's effective tax rate on continuing operations were as follows (in thousands):

                                              YEAR ENDED  YEAR ENDED  YEAR ENDED
                                               MARCH 31,   MARCH 31,   MARCH 31,
                                                 2001        2000        1999
                                                -------    -------    -------
                                                        (IN THOUSANDS)
     Tax (benefit) at U.S. Statutory
      rate (34%)..............................  $(8,472)   $(1,070)    $   584
     State income taxes (benefit), net of
      federal tax ............................   (1,012)      (106)         82
     Nondeductible expenses and other ........    3,130        150         118
     Change in valuation allowance ...........    6,354      3,239      (1,309)
                                                -------    -------     -------
            Total tax expense (benefit) ......  $    --    $ 2,213     $  (525)
                                                =======    =======     =======

     At March 31, 2001, the Company had net operating loss carry-forwards available to reduce future taxable income of approximately $22.8 million, expiring beginning in 2018. The Company recorded a valuation allowance for its entire deferred tax asset because it concluded it is not likely it would be able to recognize the tax assets due to the lack of operating history of its implementation of the eBusiness plan. In addition, approximately $0.2 million of the valuation allowance will be allocated to shareholder equity when that portion of the deferred tax asset is recognized in the future. The Company also has $6.1 million of available deductions related to the increase in tax basis of the assets acquired in the Affiliations. The tax benefits will be recognized over a period of seven to fifteen years.

13. STOCK OPTION PLANS

     The Company grants stock options under the 1997 Stock Compensation Plan, stock-based incentive compensation (the "Plan"). The Company recognizes stock-based compensation issued to employees at the intrinsic value between the exercise price of options granted and the fair value of stock for which the options may be exercised. However, pro forma disclosures as if the Company recognized stock-based compensation at the fair value of the options themselves are presented below.

     Under the Plan, the Company is authorized to issue 2,000,000 shares of Common Stock pursuant to "Awards" granted to officers and key employees in the form of stock options.

     There were 1,643,173 and 1,147,327 options granted under the Plan, at March 31, 2001 and 2000, respectively. The Compensation Committee administers the Plan. These stock options have contractual terms of 10 years and have an exercise price no less than the fair market value of the stock at grant date. The options vest at varying rates over a one to five year period.

     Following is a summary of the status of the Company's stock options as of March 31, 2001 and for the three years then ended:

                                                         NUMBER OF      WEIGHTED
                                                         SHARES OF       AVERAGE
                                                         UNDERLYING     EXERCISE
                                                          OPTIONS        PRICES
                                                          -------        ------

     Outstanding at April 1, 1998 .....................     671,666       $8.50
                                                         ----------       -----
     Exercisable at April 1, 1998 .....................          --          --
                                                         ----------       -----
     Granted ..........................................     358,000        4.94
     Exercised ........................................          --          --
     Forfeited ........................................    (433,000)       8.46
     Expired ..........................................          --          --
                                                         ----------       -----
     Outstanding at March 31, 1999 ....................     596,666        6.40
                                                         ----------       -----
     Exercisable at March 31, 1999 ....................     136,333        6.69
                                                         ----------       -----
     Granted ..........................................     608,994        3.17
     Exercised ........................................          --          --
     Forfeited ........................................     (58,333)       7.06
     Expired ..........................................          --          --
                                                         ----------       -----
     Outstanding at March 31, 2000 ....................   1,147,327        4.74
                                                         ----------       -----
     Exercisable at March 31, 2000 ....................     267,263        6.41
                                                         ----------       -----
     Granted ..........................................     804,901        0.68
     Exercised ........................................          --
     Forfeited ........................................    (309,055)       5.76
     Expired ..........................................          --
                                                         ----------       -----
     Outstanding at March 31, 2001 ....................   1,643,173        2.50
                                                         ----------       -----
     Exercisable at March 31, 2001 ....................     488,749        4.08
                                                         ----------       -----
     Weighted average fair value of options granted
     during the period:
        Fiscal 1999 ...................................                   $2.77
        Fiscal 2000 ...................................                   $1.00
        Fiscal 2001 ...................................                   $0.26

     The fair value of each stock option granted by the Company is estimated on the date of grant using the Black-Scholes option pricing model for the three years ended March 31, 2001 with the following weighted-average assumptions: dividend yield of 0% for each year; expected volatility of 61.4% for the year ended March 31, 1999, 67% for the year ended March 31, 2000 and 65% for the year ended March 31, 2001; risk-free interest rates are 5.7% for the year ended March 31, 1999, 6.2% for the year ended March 31, 2000 and 4.93%-6.29% for the year ended March 31, 2001; the expected average lives of the options range from seven to ten years.

     The following table summarizes information about stock options outstanding at March 31, 2001:

                                    OPTIONS OUTSTANDING                  OPTIONS EXERCISABLE
                        -------------------------------------------   ---------------------------
                                                      WEIGHTED
                                     WEIGHTED     AVERAGE REMAINING
                        NUMBER OF     AVERAGE      CONTRACTUAL LIFE   NUMBER OF  WEIGHTED AVERAGE
                         SHARES    EXERCISE PRICE      (YEARS)         SHARES     EXERCISE PRICE
                         ------    --------------      -------         ------     --------------
                                               (SHARE DATA IN THOUSANDS)
     $0.01     $0.99     616,436        0.50             9.45           61,124         0.50
     $1.00     $1.99     210,000        1.27             9.15           50,000         1.56
     $2.00     $2.99     445,000        2.21             8.29          165,000         2.34
     $3.00     $8.50     371,737        6.83             7.31          212,625         7.00
                       ---------                                     ---------
                       1,643,173                                       488,749
                       =========                                     =========

     Had the compensation cost for the company's stock based compensation plans been determined using the fair value rather than the intrinsic value of the options, the Company's net income (loss) and diluted net income (loss) per share for 2001, 2000 and 1999 would approximate $(24.9) million or $(2.37), $(5.4)
million or $(0.52) and $1.9 million, or $0.25 per share, respectively. The effects of applying fair value accounting in this pro forma disclosure are not indicative of future amounts.

WARRANTS

     Omega Orthodontics, Inc. (See Note 9) had warrants outstanding to purchase 2,430,000 shares of Omega common stock. As a result of the merger with the Company on July 1, 2000, these warrants now constitute warrants to acquire, on the same terms and conditions as were applicable under the original Omega warrants, 865,343 shares of the Company's common stock exercisable at prices ranging from $18.53 to $27.80 per share.

14. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     The Company leases a portion of its property and equipment under the terms of capital and operating leases. The capital leases bear interest at varying rates ranging from 8.9% to 12.6% and require monthly payments.

     Assets recorded under capital leases, at March 31, 2001, consisted of the following (in thousands):

     Cost ...........................................................   $1,190
     Less accumulated amortization ..................................      330
                                                                        ------
     Total ..........................................................   $  860
                                                                        ======

     Future minimum lease payments under capital leases and noncancelable operating leases with initial or remaining terms of one or more years consisted of the following at March 31, 2001 (in thousands):

                                                            CAPITAL   OPERATING
                                                            -------   ---------
     2002 ................................................  $  437      $  378
     2003 ................................................     336         282
     2004 ................................................     277         167
     2005 ................................................     115           3
     2006 ................................................      --          --
     Thereafter ..........................................      --          --
                                                            ------      ------
     Total minimum obligations ...........................  $1,165      $  830
                                                                        ======

        Less amount representing interest ................     177
                                                            ------
     Present value of minimum obligations ................     988
        Less current portion .............................     345
                                                            ------
     Long-term obligation at March 31, 2001 ..............  $  643
                                                            ======

     The Company incurred rent expense of $253,000, $264,000 and $214,000 in fiscal 2001, 2000 and 1999, respectively.

LITIGATION

     The Company has pending lawsuits against five Affiliated Practices for defaulting in the payment of the required Service Fees. In each of those cases, the Company is seeking damages equal to past due and remaining service fees, consequential damages equal to the value of the intangible practice asset and attorney's fees. Three Affiliated Practices have in response filed a counter-claim alleging breach of contract, misrepresentation and securities violations. The Company believes that those counter-claims are without merit and that the Company will prevail both in the recovery of damages from the Affiliated Practices as well as a defense to the alleged counter-claims.

     The Company is also the defendant in a recently filed lawsuit in which the plaintiff claims breach of the premises lease associated with an Affiliated Practice. The Company as a defendant tenant is seeking indemnity from the

Affiliated Practice and believes that it will recover any damages suffered from the responsible Affiliated Practice.

15. RELATED PARTY TRANSACTIONS

     An employment bonus of $1,250,000 to a member of the Board of Directors and Chief Dental Officer of the Company was recorded prior to fiscal 1999. During fiscal 2001, 2000 and 1999, $152,000, $190,000 and $310,000 was paid respectively to this board member. In December 1999, the officer forgave $350,000 due him by the Company. The net extraordinary gain to the Company after a tax effect was $350,000. Pursuant to the terms of the Company's employment agreement with the Chief Dental Officer as amended, the remaining employment bonus must be paid in full by July 31, 2001. At March 31, 2001, $248,000 remained outstanding.

     During the year ended March 31, 2001, the Company made a severance payment of $64,000 to the former Chief Financial Officer. During the year ended March 31, 2000, the Company made a severance payment of $30,000 to the former Chief Operating Officer. The Company also agreed to pay the former Chief Operating Officer $72,000 under the terms of the separation. During the year ended March 31, 1999, the Company made a severance payment of $350,000 to the former Chief Executive Officer.

     During fiscal 2001, the Company recognized $10,000 of legal expense to a law firm of which a member of the Company's Board of Directors is a partner.

     At March 31, 2000 and 1999, the Company had notes and accounts receivable from Affiliated Practices who also serve as members of the Board of Directors. At March 31, 2000 and 1999, the total notes receivable from board members were approximately $361,000 and $109,000 respectively, net of an allowance for doubtful accounts of $136,000 and $0, respectively. The accounts receivable from board members at March 31, 2000 and 1999 were approximately $430,000 and $386,000 respectively, net of allowance for doubtful accounts of $198,000 and $0, respectively.

16. CREDIT RISK

     The Company maintains cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company's accounts at these institutions may, at times, exceed the federally insured limits.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, receivables from Affiliated Practices, and accounts payable approximate fair values due to the short-term maturities of these instruments. The carrying amounts of the Company's long-term borrowings, and revolving line of credit and notes receivables from Affiliated Practices as of March 31, 2001 and 2000, approximate their fair value based on the Company's current incremental borrowing rates for similar type of borrowing arrangements.

RECEIVABLES AND NOTES RECEIVABLES FROM AFFILIATED PRACTICES

     Receivables from Affiliated Practices represents payment for services rendered by the Company for the Affiliated Practices. The Company does not perform periodic credit reports or provide collateral related to the receivables from Affiliated Practices.

     As of March 31, 2001 and 2000, the Company had on allowance for doubtful accounts of $3.3 million and $5.0 million respectively, for its accounts and notes receivables from Affiliated Practices. In the years ended March 31, 2001 and 2000, the Company recorded a $1.7 million and $4.5 million charge in bad debt expense resulting from its inability to collect receivables from Affiliated Practices after exhausting various payment plans with the Affiliated Practices and settlement of litigation with certain practices. Although management believes the remaining receivables are collectable at March 31, 2001, it is reasonably possible that what the Company will collect may materially differ.

     During the years ended March 31, 2001 and 2000, the Company converted approximately $1.9 million and $971,000 in receivables from Affiliated Practices into interest bearing notes receivables.

17. SUPPLEMENTAL CASH FLOW INFORMATION

                                                                           YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                                            MARCH 31,    MARCH 31,    MARCH 31,
                                                                              2001         2000         1999
                                                                             ------       ------       ------
                                                                                      (IN THOUSANDS)
Cash paid during the period for:
  Interest ...............................................................   $1,088       $1,571       $   55
  Income taxes ...........................................................       --           --           85
Supplemental disclosure of non-cash investing and
 financing activities:
  Issuance of common stock in connection with acquisitions ...............      308        3,838        8,496
  Issuance of convertible subordinated notes in connection
    with practice affiliations ...........................................       --           --        4,566
  Issuance of notes payable in connection with practice
    affiliations .........................................................       --           --          537
  Convertible subordinated notes offset against receivables
    from Affiliated Practices ............................................      808          732           --
  Conversion of receivables from Affiliated Practices to notes
    receivables ..........................................................    1,911          971           --
  Capital leases incurred for equipment ..................................       22        1,448           --
  Treasury stock acquired for payment of receivable from Affiliated
    Practices and purchase of property and equipment .....................    1,052          473           --
  Notes payable offset against future management service fees ............    1,500           --           --

18. QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table sets forth summary quarterly results of operations for the Company for the years ended March 31, 2001 and 2000:

                                                            FIRST        SECOND        THIRD        FOURTH
2001                                                       QUARTER       QUARTER       QUARTER      QUARTER
----                                                       --------      --------      --------     -------
Net revenue .........................................      $  6,357      $  2,210      $  1,966    $  1,925
Operating expenses ..................................        11,539        21,972         1,479       1,856
Earnings (loss) from operations .....................        (5,182)      (19,762)          487          69
Earnings (loss) before income taxes .................        (5,508)      (19,973)          266         228
Income taxes ........................................            --            --            --          --
Extraordinary items, net ............................            --            --            --          70
Net (loss) earnings .................................      $ (5,508)     $(19,973)     $    266    $    298
Net earnings (loss) per share:(1)
  Earnings (loss) before extraordinary item .........      $   (.54)     $  (2.00)     $    .03    $    .02
  Extraordinary item ................................            --            --            --         .01
  Net earnings (loss) ...............................      $   (.54)     $  (2.00)     $    .03    $    .03
Weighted average common shares outstanding:
  Basic and diluted .................................        10,175         9,969        10,463      10,630


                                                            FIRST        SECOND        THIRD        FOURTH
2000                                                       QUARTER       QUARTER       QUARTER      QUARTER
----                                                       --------      --------      --------     -------
Net revenue .........................................      $ 12,449      $ 15,609      $ 14,967    $ 13,963
Operating expenses ..................................        11,544        14,920        14,761      18,251
Earnings (loss) from operations .....................           905           689           206      (4,288)
Earnings (loss) before income taxes .................           698           525             8      (4,728)
Income taxes ........................................           279           250            49       1,635
Extraordinary items, net ............................                                       217         133
Net (loss) earnings .................................      $    419      $    275      $    176    $ (6,230)
Net earnings (loss) per share:(1)
  Basic and diluted earnings per share
    Earnings (loss) before extraordinary item........      $    .05      $    .03      $     --    $   (.60)
    Extraordinary item ..............................            --            --           .02         .01
    Net earnings (loss) .............................      $    .05      $    .03      $    .02    $  (0.58)
Weighted average common share outstanding:
  Basic and diluted .................................         9,103        10,844        10,802      10,675

----------
(1) Earnings per share are computed independently for each of the quarters presented. Therefore, the sum of the quarterly earnings per share dues not equal the total computed for the year due to stock transactions that occurred.

                       EDT LEARNING, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  JUNE 30,      MARCH 31,
                                                                    2001          2001
                                                                  --------      --------
                                                                 (UNAUDITED)
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents ................................     $    948      $  1,051
   Receivables from affiliated practices, net of allowance
     for doubtful accounts of $1,014 and $1,147, respectively          302           195
   Prepaid and other current assets .........................          179           128
   Notes receivable from Affiliated Practices--current, net..          313           261
                                                                  --------      --------
     Total current assets ...................................        1,742         1,635

Property and equipment, net .................................        3,001         3,279
Intangible assets, net ......................................        2,798         3,107
Notes receivable from Affiliated Practices, net .............          961         1,059
Other assets ................................................          174           111
                                                                  --------      --------
     Total assets ...........................................     $  8,676      $  9,191
                                                                  ========      ========

                     LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Current portion of long term debt ........................     $    534      $    471
   Accounts payable and accrued liabilities .................          810           959
   Current portion of deferred revenue ......................          860         1,052
   Accrued employment agreement .............................          248           248
   Current portion of capital lease liabilities .............          355           345
                                                                  --------      --------
     Total current liabilities ..............................        2,807         3,075

Long term debt, less current maturities .....................       11,301        11,461
Capital lease liabilities ...................................          543           643
Deferred revenue ............................................          464           666

Commitments and contingencies

SHAREHOLDERS' DEFICIT
   Common stock, $.001 par value 40,000,000 shares
     authorized, 11,721,664 issued ..........................           12            12
   Additional paid-in capital ...............................       25,841        25,809
   Accumulated deficit ......................................      (31,166)      (31,349)
   Less: 1,149,116 treasury shares at cost ..................       (1,126)       (1,126)
                                                                  --------      --------
     Total shareholders' deficit ............................       (6,439)       (6,654)
                                                                  --------      --------
     Total liabilities and shareholders' deficit ............     $  8,676      $  9,191
                                                                  ========      ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       EDT LEARNING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      THREE MONTHS ENDED
                                                                           JUNE 30,
                                                                    ----------------------
                                                                      2001          2000
                                                                    --------      --------
Revenues
   Learning ...................................................     $    159      $     --
   Dental contracts ...........................................        1,768         2,218
                                                                    --------      --------
       Total revenues .........................................        1,927         2,218

 Operating expenses
   Research and development ...................................          227            --
   Sales and marketing ........................................          203            --
   General and administrative .................................          663         1,818
   Depreciation and amortization ..............................          532         5,582
                                                                    --------      --------
       Total operating expenses ...............................        1,625         7,400

Earnings (loss) from operations ...............................          302        (5,182)

   Interest expense ...........................................          288           389
   Interest income ............................................          (76)          (54)
   Other income ...............................................          (93)           (9)
                                                                    --------      --------
   Income (loss) before income taxes ..........................          183        (5,508)
       Income taxes ...........................................           --            --
                                                                    --------      --------
Net income (loss) .............................................     $    183      $ (5,508)
                                                                    ========      ========

Basic and diluted earnings (loss) per share ...................     $    .02      $  (0.54)
                                                                    ========      ========

Weighted average number of share outstanding--basic and diluted       10,573        10,175
                                                                    ========      ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       EDT LEARNING, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                             ADDITIONAL                                TOTAL
                              COMMON STOCK     PAID-IN    ACCUMULATED   TREASURY   SHAREHOLDERS'
                            SHARES    AMOUNT   CAPITAL      DEFICIT       STOCK      DEFICIT
                            ------    ------   -------      -------       -----      -------
Balances, April 1, 2001     11,722     $12     $25,809     $(31,349)     $(1,126)     $(6,654)

Issuance of warrants ..         --      --          32           --           --           32
Net income ............         --      --          --          183           --          183
                            ------     ---     -------     --------      -------      -------

Balances, June 30, 2001     11,722     $12     $25,841     $(31,366)     $(1,126)     $(6,439)
                            ======     ===     =======     ========      =======      =======

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       EDT LEARNING, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     THREE MONTHS
                                                                    ENDED JUNE 30,
                                                                  ------------------
                                                                    2001        2000
                                                                  -------      -----
Net cash used in operating activities .......................     $   (15)     $(211)

Cash flows from investing activities:
   Repayment of notes receivable ............................          76         16
   Proceeds from property and equipment .....................          31         --
   Issuance of notes receivable .............................          --        (12)
   Capital expenditures .....................................          (8)       (44)
                                                                  -------      -----
     Net cash provided by (used in) investing activities ....          99        (40)
                                                                  -------      -----
Cash flows from financing activities:
   Repayment of long-term debt and capital leases liabilities        (187)      (133)
                                                                  -------      -----
     Net cash used in financing activities ..................        (187)      (133)
                                                                  -------      -----

Net change in cash and cash equivalents .....................        (103)      (384)
Cash and cash equivalents, beginning of period ..............       1,051        553
                                                                  -------      -----

Cash and cash equivalents, end of period ....................     $   948      $ 169
                                                                  =======      =====
Supplemental disclosures of cash flow information:
Convertible subordinated notes offset against receivables
  from Affiliated Practices .................................          --      $ 540
Conversion of receivables from Affiliated Practices to
  notes receivables .........................................          --      $ 999
Treasury stock acquired for payment of receivable from
  Affiliated Practices and purchase of property and equipment          --      $ 772
Notes payable offset against future membership fees .........          --      $ 214

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                               EDT LEARNING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     EDT Learning, Inc., formerly e-dentist.com, Inc. (the "Company") provides a comprehensive array of e-Learning content, handling and delivery services that are customized to each client. The Company also provides practice management services to dental practices throughout the United States.

     The unaudited consolidated financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the presentation and disclosures herein are adequate to make the information not misleading, but do not purport to be a complete presentation inasmuch as all note disclosures required by generally accepted accounting principles are not included. In the opinion of management, the consolidated financial statements reflect all elimination entries and normal adjustments that are necessary for a fair presentation of the results for the interim periods ended June 30, 2001 and 2000.

     Fiscal operating results for interim periods are not necessarily indicative of the results for full years. It is suggested that these consolidated financial statements be read in conjunction with the financial statements of the Company and related notes thereto, and management's discussion and analysis related thereto, all of which are included in the Company's annual report on Form 10-K for the year ended March 31, 2001, as filed with the SEC.

RECENT EVENTS, LIQUIDITY AND MANAGEMENT PLANS

     A name change of the Company to "EDT Learning, Inc." was approved by the Board of Directors in June 2001 and was approved by the shareholders at the August 2, 2001 Annual Shareholders Meeting. The name change was done to more accurately reflect the Company's current business model and expansion of its business offering which focuses on providing e-Learning tools and systems to corporate clients inside and outside the dental industry.

     During fiscal 2001, the Company incurred a net loss of $24.9 million and had an accumulated deficit of $31.3 million at March 31, 2001. In addition, the Company had cash flow from operations of $1.4 million during the year ending March 31, 2001. During the quarter ended June 30, 2001, the Company had a net income of $183,000 and has an accumulated deficit of $31.2 million at June 30, 2001. In addition, the Company used cash flow from operations of $15,000 during the quarter ended June 30, 2001.

     On June 29, 2001, Bank One, Texas, NA extended the terms of the credit facility through July 2, 2002. In connection with the extension, the Company will issue 393,182 warrants to acquire shares of the Company's common stock at $0.42 per share. The warrants were valued at $32,000. Until the credit facility is paid in full, the bank will have the right to maintain a 3% fully diluted interest in the Company through the issuance of additional warrants. The Company also paid $61,000 in fees to the bank as part of the extension.

     Terms of the extension include monthly principal payments of $25,000 and modification of the financial covenants. The Company has prepared financial projections through the term of the extension and believes it will be in compliance with the financial covenants.

     As discussed above, the bank credit facility due date has been extended to July 2, 2002. Based upon its current strategy, the Company projects to have sufficient funds to meet its operating capital requirements through fiscal 2002, however, there would not be sufficient cash flow to fund the credit facility obligation due July 2, 2002. Management believes it will be able to replace the credit facility with other bank financing alternatives or refinancing of its current line of credit. There is no assurance that other financing will be available to refinance the current line of credit in sufficient amounts, if at all, and there can be no assurance that the related terms and conditions will be acceptable to the Company. Failure of the Company to obtain such alternative financing or refinancing of its current line of credit would have a material and adverse effect on the Company's financial position.

     In order to increase its liquidity, the Company has developed the following strategies; (i) implement its revised eCommerce and e-Learning based strategic alternative described above, (ii) reducing costs in the Company's corporate office, and (iii) raising additional capital through a private placement. However, there can be no assurance that the Company's strategies will be achieved.

2.   SIGNIFICANT ACCOUNTING POLICIES

EARNINGS PER SHARE

     Earnings per share are computed based upon the weighted average number of shares of Common Stock and Common Stock equivalents outstanding during each period. Diluted earnings per share are not separately presented because such amounts would be the same as amounts computed for basic earnings per share.

     Outstanding options to purchase approximately 1,684,563 and 1,219,273 shares of Common Stock at exercise prices above the market value of Common Stock were excluded from the calculation of earnings per share for the three months ended June 30, 2001 and 2000, respectively, because their effect would have been antidilutive.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NEW PRONOUNCEMENTS

     On June 30, 2001, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 141 (SFAS 141), "Business Combinations" which requires that all business combinations be accounted for using the purchase method. In addition, this Statement requires that intangible assets be recognized as assets apart from goodwill if certain criteria are met. As the provisions of this Statement apply to all business combinations initiated after June 30, 2001, Management will consider the impact of this statement for future combinations.

     On June 30, 2001, the Financial Accounting Standard Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets" which established Standards for reporting acquired goodwill and other intangible assets. This Statement accounts for goodwill based on the reporting units of the combined entity into which an acquired entity is integrated. In accordance with the statement, goodwill and indefinite lived intangible assets will not be amortized but will be tested for impairment at least annually at the reporting unit level and the amortization period of intangible assets with finite lives will not be limited to forty years. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001 with early application permitted for entities with fiscal years beginning after March 15, 2001. The Company has $205,000 of goodwill included in its balance sheet at June 30, 2001. Goodwill amortization for the three months ended June 30, 2001 was $23,000 and is currently expected to approximate $92,000 for the year ended March 31, 2002 before the provisions of SFAS 142 are applied. Implementation of SFAS 142 by the Company would result in elimination of amortization of goodwill from acquisition under the purchase method of accounting. The statement does not result in the elimination of amortization of the Company's service agreements because under the scope of the statement only goodwill resulting from acquisitions under the purchase method of accounting, and not other identifiable intangible assets, is subject to being no longer amortized.

3.   SEGMENT INFORMATION

     During the period ended June 30, 2001, the Company had two reportable segments, learning and dental practice management. The learning segment included revenues and operating expenses related to the development and sale of the Company's learning products. The dental practice segment included revenues from service contracts, operating expenses related to the delivery of the dental services and other non-operating expenses.

     There are no intersegment revenues. The Company does not review assets by operating segment.

                                                            THREE MONTHS ENDED
                                                                 JUNE 30,
                                                          ---------------------
                                                            2001          2000
                                                          -------       -------
Revenues
   Learning ........................................      $   159       $    --
   Dental practice management ......................        1,768         2,218
                                                          -------       -------
       Total revenues ..............................        1,927         2,218
                                                          -------       -------
 Operating expenses
   Learning ........................................          430            --
   Dental practice management ......................        1,195         7,400
                                                          -------       -------
       Total operating expenses ....................        1,625         7,400
                                                          -------       -------
Earnings (loss) from operations
   Learning ........................................         (271)           --
   Dental practice management ......................          573        (5,182)
                                                          -------       -------
       Total earnings (loss) for operating .........          302        (5,182)
                                                          -------       -------
 Non operating expenses
   Learning ........................................           --            --
   Dental practice management ......................          119           326
                                                          -------       -------
       Total non-operating expenses ................          119           326
                                                          -------       -------
 Income (loss) before income taxes
   Learning ........................................         (271)           --
   Dental practice management ......................          454        (5,508)
                                                          -------       -------
       Total income (loss) before income taxes .....      $   183       $(5,508)
                                                          =======       =======

4.   COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

     The Company has pending lawsuits against five Affiliated Practices for defaulting in the payment of the required Service Fees. In each of those cases, the Company is seeking damages equal to past due and remaining service fees, consequential damages equal to the value of the intangible practice asset and attorney's fees. Three Affiliated Practices have in response filed a counter-claim alleging breach of contract, misrepresentation and securities violations. The Company believes that those counter-claims are without merit and that the Company will prevail in defense to the alleged counterclaims.

     The Company is also the defendant in a recently filed lawsuit in which the plaintiff claims breach of the premises lease associated with an Affiliated Practice. The Company as a defendant tenant is seeking indemnity from the Affiliated Practice and believes that it will recover any damages suffered from the responsible Affiliated Practice.

ACCRUED EMPLOYMENT AGREEMENT

     The accrued employment is payable to the former Chief Dental Officer of the Company. Pursuant to the terms of the agreement, as amended, the remaining balance of $248,000 is payable on July 31, 2001. Payment of the remaining balance is in dispute.

                       EDT LEARNING, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                  September 30,   March 31,
                                                                                      2001          2001
                                                                                    --------      --------
                                                                                  (unaudited)
                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents .....................................................   $  1,094      $  1,051
  Receivables from affiliate practices, net of allowance for doubtful
    accounts of $750 and $1,147, respectively ...................................        437           195
  Prepaid and other current assets ..............................................        234           128
  Notes receivable from Affiliated Practices--current, net ......................        335           261
                                                                                    --------      --------
    Total current assets ........................................................      2,100         1,635

Property and equipment, net .....................................................      2,678         3,279
Intangible assets, net ..........................................................      2,359         3,107
Notes receivable from Affiliated Practices, net .................................        757         1,059
Other assets ....................................................................        170           111
                                                                                    --------      --------
    Total assets ................................................................   $  8,064      $  9,191
                                                                                    ========      ========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of long term debt .............................................   $  8,966      $    471
  Accounts payable and accrued liabilities ......................................        575           959
  Current portion of deferred revenue ...........................................        778         1,052
  Accrued employment agreement ..................................................        248           248
  Current portion of capital lease liabilities ..................................        334           345
                                                                                    --------      --------
    Total current liabilities ...................................................     10,901         3,075

Long term debt, less current maturities .........................................      2,318        11,461
Capital lease liabilities .......................................................        478           643
Deferred revenue ................................................................        367           666

Commitments and contingencies

SHAREHOLDERS' DEFICIT
  Common stock, $.001 par value 40,000,000 shares authorized, 11,721,664 issued .         12            12
  Additional paid-in capital ....................................................     25,853        25,809
  Accumulated deficit ...........................................................    (30,724)      (31,349)
  Less: Treasury shares at cost: 1,179,630 and 1,149,116, respectively ..........     (1,141)       (1,126)
                                                                                    --------      --------
    Total shareholders' deficit .................................................     (6,000)       (6,654)
                                                                                    --------      --------
    Total liabilities and shareholders' deficit .................................   $  8,064      $  9,191
                                                                                    ========      ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       EDT LEARNING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     Three Months Ended           Six Months Ended
                                                        September 30,               September 30,
                                                   ----------------------      ----------------------
                                                     2001          2000          2001          2000
                                                   --------      --------      --------      --------
Revenues
  Learning ...................................     $    127      $     --      $    285      $     --
  Dental contracts ...........................        1,709         2,210         3,478         4,428
                                                   --------      --------      --------      --------
      Total revenues .........................        1,836         2,210         3,763         4,428

Operating expenses
  Research and development ...................          255            --           481            --
  Sales and marketing ........................          223            --           426            --
  General and administrative .................          253         3,288           917         5,105
  Depreciation and amortization ..............          542           638         1,074         1,268
  Impairment of assets .......................           --        18,046            --        23,000
                                                   --------      --------      --------      --------
      Total operating expenses ...............        1,273        21,972         2,898        29,373

Earnings (loss) from operations ..............          563       (19,762)          865       (24,945)

  Interest expense ...........................          271           336           559           725
  Interest income ............................          (67)          (81)         (143)         (136)
  Other income ...............................          (83)          (44)         (176)          (53)
                                                   --------      --------      --------      --------
  Income (loss) before income taxes ..........          442       (19,973)          625       (25,481)
      Income taxes ...........................           --            --            --            --
                                                   --------      --------      --------      --------
Net income (loss) ............................     $    442      $(19,973)     $    625      $(25,481)
                                                   ========      ========      ========      ========

 Basic and diluted earnings (loss) per share .     $   0.04      $  (2.00)     $   0.06      $  (2.53)
                                                   ========      ========      ========      ========
Weighted average number of share outstanding--
  basic and diluted ..........................       10,542         9,969        10,557        10,072
                                                   ========      ========      ========      ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       EDT LEARNING, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                   Common Stock        Additional                                  Total
                               --------------------     Paid-In     Accumulated     Treasury    Shareholders'
                                Shares      Amount      Capital       Deficit        Stock        Deficit
                               --------    --------     --------      --------      --------      --------
Balances, April 1, 2001 ....     11,722    $     12     $ 25,809      $(31,349)     $ (1,126)     $ (6,654)

Shares repurchased .........         --          --           --            --           (15)          (15)
Issuance of warrants .......         --          --           44            --            --            44
Net income .................         --          --           --           625            --           625
                               --------    --------     --------      --------      --------      --------

Balances, September 30, 2001     11,722    $     12     $ 25,853      $(30,724)     $ (1,141)     $ (6,000)
                               ========    ========     ========      ========      ========      ========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                       EDT LEARNING, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                            Six Months Ended
                                                                                              September 30,
                                                                                           --------------------
                                                                                            2001         2000
                                                                                           -------      -------
Net cash provided by operating activities ..............................................   $   367      $   979

Cash flows from investing activities:
  Collection of notes receivable .......................................................       448          164
  Proceeds from property and equipment .................................................        86           --
  Issuance of notes receivable .........................................................        --          (24)
  Capital expenditures .................................................................        (8)         (59)
                                                                                           -------      -------
    Net cash provided by investing activities ..........................................       526           81
                                                                                           -------      -------
Cash flows from financing activities:
  Repayment of long-term debt and capital leases liabilities ...........................      (791)        (585)
  Financing costs ......................................................................       (59)          --
                                                                                           -------      -------
    Net cash used in financing activities ..............................................      (850)        (585)
                                                                                           -------      -------

Net change in cash and cash equivalents ................................................        43          475
Cash and cash equivalents, beginning of period .........................................     1,051          553
                                                                                           -------      -------

Cash and cash equivalents, end of period ...............................................   $ 1,094      $ 1,028
                                                                                           =======      =======
Supplemental disclosures of cash flow information:
Warrants issued in connection with financing costs .....................................   $    44           --
Convertible subordinated notes offset against receivables from Affiliated Practices ....        --      $   540
Conversion of receivables from Affiliated Practices to notes receivables ...............        --      $ 1,887
Treasury stock acquired for payment of receivable from Affiliated Practices and
  purchase of property and equipment ...................................................        --      $   921
Notes payable offset against future membership fees ....................................        --      $   868

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                               EDT LEARNING, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   ORGANIZATION AND BASIS OF PRESENTATION

     EDT Learning, Inc., formerly e-dentist.com, Inc. (the "Company") provides a comprehensive array of e-Learning content, handling and delivery services that are customized to each client. The Company also provides practice management services to dental practices throughout the United States.

     The unaudited consolidated financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the presentation and disclosures herein are adequate to make the information not misleading, but do not purport to be a complete presentation inasmuch as all note disclosures required by generally accepted accounting principles are not included. In the opinion of management, the consolidated financial statements reflect all elimination entries and normal adjustments that are necessary for a fair presentation of the results for the interim periods ended September 30, 2001 and 2000.

     Fiscal operating results for interim periods are not necessarily indicative of the results for full years. It is suggested that these consolidated financial statements be read in conjunction with the financial statements of the Company and related notes thereto, and management's discussion and analysis related thereto, all of which are included in the Company's annual report on Form 10-K for the year ended March 31, 2001, as filed with the SEC.

RECENT EVENTS, LIQUIDITY AND MANAGEMENT PLANS

     A name change of the Company to "EDT Learning, Inc." was approved by the Board of Directors in June 2001 and was approved by the shareholders at the August 2, 2001 Annual Shareholders Meeting. The name change was done to more accurately reflect the Company's current business model and expansion of its business offering which focuses on providing e-Learning tools and systems to corporate clients inside and outside the dental industry.

     During fiscal 2001, the Company incurred a net loss of $24.9 million and had an accumulated deficit of $31.3 million at March 31, 2001. In addition, the Company had cash flow from operations of $1.4 million during the year ending March 31, 2001. During the three and six months ended September 30, 2001, the Company had net income of $442,000 and $625,000, respectively and has an accumulated deficit of $30.7 million at September 30, 2001. In addition, the Company generated cash flow from operations of $367,000 during the six months ended September 30, 2001.

     On June 29, 2001, Bank One, Texas, NA extended the terms of the credit facility through July 2, 2002. In connection with the extension, the Company issued 393,182 warrants to acquire shares of the Company's common stock at $0.42 per share. The warrants were valued at $32,000. Until the credit facility is paid in full, the bank will have the right to maintain a 3% fully diluted interest in the Company through the issuance of additional warrants. The Company also paid $61,000 in fees to the bank as part of the extension.

     Terms of the extension include monthly principal payments of $25,000 and modification of the financial covenants. The Company has prepared financial projections through the term of the extension and believes it will be in compliance with the financial covenants.

     As discussed above, the bank credit facility due date has been extended to July 2, 2002. Based upon its current strategy, the Company projects to have sufficient funds to meet its operating capital requirements through fiscal 2002, however, there would not be sufficient cash flow to fund the credit facility obligation due July 2, 2002. Management believes it will be able to replace the credit facility with other bank financing alternatives or refinancing of its current line of credit. There is no assurance that other financing will be available to refinance the current line of credit in sufficient amounts, if at all, and there can be no assurance that the related terms and conditions will be acceptable to the Company. Failure of the Company to obtain such alternative financing or refinancing of its current line of credit would have a material and adverse effect on the Company's financial position.

     In order to increase its liquidity, the Company has developed the following strategies; (i) implement its revised eCommerce and e-Learning based strategic alternative described above, (ii) reducing costs in the Company's corporate office, and (iii) raising additional capital through a private placement. However, there can be no assurance that the Company's strategies will be achieved.

2. SIGNIFICANT ACCOUNTING POLICIES

EARNINGS PER SHARE

     Earnings per share are computed based upon the weighted average number of shares of Common Stock and Common Stock equivalents outstanding during each period. Diluted earnings per share are not separately presented because such amounts would be the same as amounts computed for basic earnings per share.

     Outstanding options and warrants to purchase approximately 2,390,967 and 1,932,773 shares of Common Stock at exercise prices above the market value of Common Stock were excluded from the calculation of earnings per share for the three and six month periods ended September 30, 2001 and 2000, respectively, because their effect would have been antidilutive.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NEW PRONOUNCEMENTS

     In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No. 144 supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The company does not anticipate any financial statement impact with the adoption of this statement.

     In June 2001, the Financial Accounting Standard Board issued SFAS 141, "Business Combinations" which requires that all business combinations be accounted for using the purchase method. In addition, this Statement requires that intangible assets be recognized as assets apart from goodwill if certain criteria are met. As the provisions of this Statement apply to all business combinations initiated after June 30, 2001, Management will consider the impact of this statement for future combinations.

     In June 2001, the Financial Accounting Standard Board issued SFAS 142, "Goodwill and Other Intangible Assets" which established Standards for reporting acquired goodwill and other intangible assets. This Statement accounts for goodwill based on the reporting units of the combined entity into which an acquired entity is integrated. In accordance with the statement, goodwill and indefinite lived intangible assets will not be amortized but will be tested for impairment at least annually at the reporting unit level and the amortization period of intangible assets with finite lives will not be limited to forty years. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001 with early application permitted for entities with fiscal years beginning after March 15, 2001. The Company has $183,000 of goodwill included in its balance sheet at September 30, 2001. Goodwill amortization for the three and six months ended September 30, 2001 was $23,000 and $46,000, respectively and is currently expected to approximate $92,000 for the year ended March 31, 2002 before the provisions of SFAS 142 are applied. Implementation of SFAS 142 by the Company would result in elimination of amortization of goodwill from acquisition under the purchase method of accounting. The statement does not result in the elimination of amortization of the Company's service agreements because under the scope of the statement only goodwill resulting from acquisitions under the purchase method of accounting, and not other identifiable intangible assets, is subject to being no longer amortized.

3. SEGMENT INFORMATION

     During the three and six month periods ended September 30, 2001, the Company had two reportable segments, learning and dental practice management. The learning segment included revenues and operating expenses related to the development and sale of the Company's learning products. The dental practice segment included revenues from service contracts, operating expenses related to the delivery of the dental services and other non-operating expenses.

     There are no intersegment revenues. The Company does not review assets by operating segment.

                                                 Three Months Ended       Six Months Ended
                                                    September 30,           September 30,
                                                --------------------    --------------------
                                                  2001        2000        2001        2000
                                                --------    --------    --------    --------
Revenues
  Learning ..................................   $    127    $     --    $    285    $     --
  Dental practice management ................      1,709       2,210       3,478       4,428
                                                --------    --------    --------    --------
      Total revenues ........................      1,836       2,210       3,763       4,428
                                                --------    --------    --------    --------
Operating expenses
  Learning ..................................        478          --         907          --
  Dental practice management ................        795      21,972       1,991      29,373
                                                --------    --------    --------    --------
      Total operating expenses ..............      1,273      21,972       2,898      29,373
                                                --------    --------    --------    --------
Earnings (loss) from operations
  Learning ..................................       (351)         --        (622)         --
  Dental practice management ................        914     (19,762)      1,487     (24,945)
                                                --------    --------    --------    --------
      Total earnings (loss) from operations .        563     (19,762)        865     (24,945)
                                                --------    --------    --------    --------
Non operating expenses
  Learning ..................................         --          --          --          --
  Dental practice management ................        121         211         240         536
                                                --------    --------    --------    --------
      Total non-operating expenses ..........        121         211         240         536
                                                --------    --------    --------    --------
Income (loss) before income taxes
  Learning ..................................       (351)         --        (622)         --
  Dental practice management ................        793     (19,973)      1,247     (25,481)
                                                --------    --------    --------    --------
      Total income (loss) before income taxes   $    442    $(19,973)   $    625    $(25,481)
                                                ========    ========    ========    ========

4. COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

     The Company has pending lawsuits against five Affiliated Practices for defaulting in the payment of the required Service Fees. In each of those cases, the Company is seeking damages equal to past due and remaining service fees, consequential damages equal to the value of the intangible practice asset and attorney's fees. Two Affiliated Practices have in response filed a counter-claim alleging breach of contract, misrepresentation and securities violations. The Company believes that those counter-claims are without merit and that the Company will prevail in defense to the alleged counterclaims.

     The Company is also the defendant in a lawsuit in which the plaintiff claims breach of the premises lease associated with an Affiliated Practice. The Company as a defendant tenant is seeking indemnity from the Affiliated Practice and believes that it will recover any damages suffered from the responsible Affiliated Practice.

ACCRUED EMPLOYMENT AGREEMENT

     The accrued employment agreement is payable to the former Chief Dental Officer of the Company. Pursuant to the terms of the agreement, as amended, the remaining balance of $248,000 was payable on July 31, 2001. Payment of the remaining balance is in dispute.

5. ACQUISITION OF LEARNING-EDGE, INC.

     On October 1, 2001, the Company acquired all of the outstanding capital stock of Learning-Edge, Inc., an Arizona based private e-learning company. The Company issued 1,950,000 common shares and $850,000 of debt under the terms of the acquisition agreement. The debt is due in two equal installments on October 1, 2003 and on October 1, 2004, respectively. If the Company raises additional capital in excess of $3 million, the payment schedule accelerates. The Company also assumed approximately $1,000,000 of Learning-Edge debt as part of this acquisition.

     In connection with the acquisition of Learning-Edge, Inc., the Company issued 132,972 warrants to acquire shares of the Company's common stock at $0.44 per share. The warrants were issued on September 10, 2001 and were valued at $12,000.

                                    SCHEDULES

                                     TO THE

                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER
                                  BY AND AMONG

                               EDT LEARNING, INC.,
                             A DELAWARE CORPORATION,

                        TW ACQUISITION SUBSIDIARY, INC.,
                             A DELAWARE CORPORATION,

                         THOUGHTWARE TECHNOLOGIES, INC.,
                            A TENNESSEE CORPORATION,

                                       AND

                       THE SERIES B PREFERRED STOCKHOLDER
                        OF THOUGHTWARE TECHNOLOGIES, INC.

     The attached Schedules to the Plan of Reorganization and Agreement of Merger among EDT Learning, Inc., a Delaware corporation ("EDT"), TW Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of EDT ("ACQUISITION SUBSIDIARY"), ThoughtWare Technologies, Inc., a Tennessee corporation ("THOUGHTWARE"), and the Series B Preferred Stockholder of Thoughtware Technologies, Inc. ("Stockholder") dated as of January 11, 2002 (the "AGREEMENT"), contains certain disclosures that are required by the terms of the Agreement. The section numbers in the attached Schedules correspond to the section numbers in the Merger Agreement. Capitalized terms not otherwise defined herein, as the context requires, shall have the meanings assigned to them in the Agreement.

     The information contained in these Schedules may be over-inclusive in the sense that certain parts of these Schedules may contain more information that is required to be disclosed under the terms of the Agreement. The inclusion of such information shall not be construed to expand in any way the scope or substance of any of the representations, warranties or covenants set forth in the body of the Agreement.

                                    SCHEDULES
                                TABLE OF CONTENTS

Schedule 2.1        Jurisdictions Qualified to do Business
Schedule 2.2        Required Consents to Relating to Thoughtware's Obligations
Schedule 2.3        Licenses and Authorizations
Schedule 2.4(a)     Lease and License Agreements
Schedule 2.4(b)     Terminated Lease and License Agreements
Schedule 2.5        Financial Statements of Thoughtware
Schedule 2.6        Absence of Changes
Schedule 2.7        Litigation and Claims
Schedule 2.8        Undisclosed Liabilities
Schedule 2.9        Violations of Law
Schedule 2.10(a)    Tangible Assets
Schedule 2.10(b)    Leased Equipment
Schedule 2.10(c)    Equipment, Utility and Other Deposits
Schedule 2.10(d)    Exceptions to Title to Assets
Schedule 2.11       Indebtedness
Schedule 2.12(a)    Employment Agreements and Employee Benefit Plans
Schedule 2.12(b)    Unfunded Contributions
Schedule 2.12(c)    Insurance Benefit Obligations
Schedule 2.13       Exceptions to Compliance with Employment and Labor Laws
Schedule 2.14       Contracts and Commitments
Schedule 2.15       Environmental Protection
Schedule 2.17(a)    Insurance Policies
Schedule 2.17(b)    Contested Insurance Claims
Schedule 2.18       Accounts Receiveable
Schedule 2.19       Accounts Payable
Schedule 2.20       Inspections and Investigations
Schedule 2.21(a)    Agreements in Full Force and Effect
Schedule 2.21(b)    Agreements for Provision of Software Services
Schedule 2.22       Taxes
Schedule 2.23       Capitalization of Thoughtware
Schedule 2.27(a)    Intellectual Property
Schedule 2.27(b)    Conflicting Rights of Third Parties
Schedule 2.27(c)    Infringement Claims
Schedule 11.5       Brokers

                        SCHEDULES TO THE MERGER AGREEMENT

SCHEDULE 2.1        JURISDICTIONS QUALIFIED TO DO BUSINESS

     Tennessee, California and Connecticut

SCHEDULE 2.2        REQUIRED CONSENTS RELATING TO THOUGHTWARE'S OBLIGATIONS

     1.   REQUIRED CONSENTS

          ThoughtWare's execution, delivery and performance of the Transaction Documents require the prior written consent of third parties pursuant to the following agreements (excluding, for purposes of this Schedule 2.2, all Terminated Lease/License Agreements):

          * Dollar Option Lease Agreement dated as of August 26, 1999 between Consolidated Media Systems, Inc. and ThoughtWare

          * Master Lease Agreement No. 101700 dated October 17, 2000 between Econocom-USA, Inc. and ThoughtWare, as supplemented by Equipment Schedule No. 1 dated October 25, 2000, as further supplemented by Equipment Schedule No. 2 dated October 17, 2000, as further supplemented by Equipment Schedule No. 3 dated November 6, 2000, as further supplemented by Equipment Schedule No. 4 dated November 29, 2000, as further supplemented by Equipment Schedule No. 5 dated January 22, 2001, as further supplemented by Equipment Schedule No. 6 dated February 15, 2001, as further supplemented by Equipment Schedule No. 7 dated May 10, 2001

          * Equipment Lease Agreement dated March 29, 2001 between General Electric Capital Corporation and ThoughtWare

          * Lease Agreement dated November 22, 1996 between GreatAmerica Leasing Corporation and ThoughtWare

          *    Master  Agreement  #142975  dated June 28, 2001 between  American
               Express   Business  Finance   Corporation  and  ThoughtWare,   as
               supplemented by Equipment Schedule #000 dated June 28, 2001

          *    Lease  No.   001214899-001  dated  June  21,  2000  between  Dell
               Financial Services, L.P. and ThoughtWare

          *    Lease  No.   001275984-001  dated  July  25,  2000  between  Dell
               Financial Services, L.P. and ThoughtWare

          * Master Technology Service Agreement dated February 23, 2001 between Comdisco, Inc. and ThoughtWare, as modified and amended by Addendum dated March 29, 2001, as supplemented by Services Schedule No. 09-RS6502-00 dated March 7, 2001, and as further modified and amended by Letter Agreement dated August 21, 2001

          * Learning Service Provider Value Added Reseller Agreement dated May 30, 2001 between Avaltus, Inc. and ThoughtWare

          * Escrow Agreement in favor of ThoughtWare dated May 30, 2001 among Avaltus, Inc., ThoughtWare and Union Planters Bank, N.A.

          * Application Service Provider License Agreement dated September 14, 2001 between Crystal Decisions, Inc. and ThoughtWare

          * Knowledgewire Content License Agreement dated January 1, 2001 between EduNeering, Inc. (successor in interest to KnowledgeWire, L.L.C.) and ThoughtWare

          * Internet Service Provider Agreement (Agreement No. Though002) dated September 15, 1998 between MindLeaders.com, Inc. (f/k/a DPEC, Inc.) and ThoughtWare

          * Strategic Alliance Agreement dated July 16, 2001 between Business Solutions Network International ("BSNI") and ThoughtWare

          * Strategic Alliance and Authorized Representative Agreement dated July 23, 2001 between T.S. Ainsworth & Co. (the "BSNI Member") and ThoughtWare

          * Strategic Alliance and Authorized Representative Agreement dated July 23, 2001 between The Pyramid Group, Inc. (the "BSNI Member") and ThoughtWare

          * Strategic Alliance and Authorized Representative Agreement dated July 27, 2001 between Southwest Performance Group (the "BSNI Member") and ThoughtWare

          * Strategic Alliance and Authorized Representative Agreement dated July 31, 2001 between Leadership Development Centers (the "BSNI Member") and ThoughtWare

SCHEDULE 2.3        LICENSES AND AUTHORIZATIONS

     1.   City of Memphis and Shelby County Business License

SCHEDULE 2.4(A)     LEASE AND LICENSE AGREEMENTS

     1.   CAPITAL AND OPERATING LEASES

          * Dollar Option Lease Agreement dated as of August 26, 1999 between Consolidated Media Systems, Inc. and ThoughtWare

          * Master Lease Agreement No. 101700 dated October 17, 2000 between Econocom-USA, Inc. and ThoughtWare, as supplemented by Equipment Schedule No. 1 dated October 25, 2000, as further supplemented by Equipment Schedule No. 2 dated October 17, 2000, as further supplemented by Equipment Schedule No. 3 dated November 6, 2000, as further supplemented by Equipment Schedule No. 4 dated November 29, 2000, as further supplemented by Equipment Schedule No. 5 dated January 22, 2001, as further supplemented by Equipment Schedule No. 6 dated February 15, 2001, as further supplemented by Equipment Schedule No. 7 dated May 10, 2001

          * Equipment Lease Agreement dated March 29, 2001 between General Electric Capital Corporation and ThoughtWare

          * Lease Agreement dated November 22, 1996 between GreatAmerica Leasing Corporation and ThoughtWare

          *    Master  Agreement  #142975  dated June 28, 2001 between  American
               Express   Business  Finance   Corporation  and  ThoughtWare,   as
               supplemented by Equipment Schedule #000 dated June 28, 2001

          *    Lease  No.   001214899-001  dated  June  21,  2000  between  Dell
               Financial Services, L.P. and ThoughtWare

          *    Lease  No.   001275984-001  dated  July  25,  2000  between  Dell
               Financial Services, L.P. and ThoughtWare

     2.   REAL ESTATE LEASES

          See SCHEDULE 2.4(b)

          * Standard Office Lease dated December 5, 2000 between The Realty Associates Fund V, L.P. (as Lessor) and ThoughtWare (as Lessee), and related Standard Sublease dated September 25, 2001 between ThoughtWare (as Sublessor) and PRA Destination Management, Inc. (as Sublessee). This Lease Agreement is in the process of being terminated, and Lessor and ThoughtWare have agreed in principle upon the terms for such termination, but definitive documents effecting such termination have not been executed as of the date hereof.

     3.   TELECOMMUNICATIONS CONTRACTS

          * Master Technology Service Agreement dated February 23, 2001 between Comdisco, Inc. and ThoughtWare, as modified and amended by Addendum dated March 29, 2001, as supplemented by Services Schedule No. 09-RS6502-00 dated March 7, 2001, and as further modified and amended by Letter Agreement dated August 21, 2001

     4.   AGREEMENTS WITH CONTENT PROVIDERS AND OTHERS

          * Learning Service Provider Value Added Reseller Agreement dated May 30, 2001 between Avaltus, Inc. and ThoughtWare, and related Escrow Agreement in favor of ThoughtWare dated May 30, 2001 among Avaltus, Inc., ThoughtWare and Union Planters Bank, N.A.

          * Application Service Provider License Agreement dated September 14, 2001 between Crystal Decisions, Inc. and ThoughtWare

          * Knowledgewire Content License Agreement dated January 1, 2001 between EduNeering, Inc. (successor in interest to KnowledgeWire, L.L.C.) and ThoughtWare

          * Internet Service Provider Agreement (Agreement No. Though002) dated September 15, 1998 between MindLeaders.com, Inc. (f/k/a DPEC, Inc.) and ThoughtWare

          *    Strategic   Alliance   Agreement  dated  July  19,  2001  between
               FirstDoor.com, Inc. and ThoughtWare

          * Joint Venture Agreement dated March 7, 2001 between Spectranode, Inc. and ThoughtWare

          * Strategic Alliance Agreement dated July 16, 2001 between Business Solutions Network International ("BSNI") and ThoughtWare

SCHEDULE 2.4(B)     TERMINATED LEASE AND LICENSE AGREEMENTS

     1. Standard Office Lease dated November 28, 2000 between ThoughtWare and Regus Business Centre Corp.

     2. Lease Agreement dated October 11, 2000 between D & S Realty, LLC and ThoughtWare to terminate immediately prior to the closing of the Merger Agreement pursuant to Lease Termination and Release Agreement dated November 20, 2001, as amended January 10, 2002, among ThoughtWare, D & S Realty, LLC, William R. DiPaolo and Sandeford J. Schaeffer, III

     3. Lease dated November 6, 2000 between PL 612 Wheelers Farm Road Limited Partnership and ThoughtWare

     4. Standard Office Lease dated December 5, 2000 between The Realty Associates Fund V, L.P. (as Lessor) and ThoughtWare (as Lessee), and related Standard Sublease dated September 25, 2001 between ThoughtWare (as Sublessor) and PRA Destination Management, Inc. (as Sublessee). This Lease Agreement is in the process of being terminated, and Lessor and ThoughtWare have agreed inprinciple upon the terms for such termination, but definitive documents effecting such termination have not been executed as of the date hereof. The estimated cost to ThoughtWare to obtain such release, including payment of accrued and unpaid rent and tenant improvement allowance, and future rent under the Lease in excess of rents reserved in the Sub-Lease, is $67,229.

     5. Local Exchange Service Agreement dated May 2, 2001 between Time Warner Telecom of the MidSouth, LLC and ThoughtWare, as supplemented by Internet Services Addendum dated May 2, 2001

     6. Agreement for Continuous Information Services dated July 13, 2001 between International Data Corporation and ThoughtWare

     7. Authorized Internet Reseller Agreement dated May 23, 2001 between National Education Training Group, Inc. and ThoughtWare

SCHEDULE 2.5        FINANCIAL STATEMENTS OF THOUGHTWARE

     SEE EXHIBIT 2.5 ATTACHED

SCHEDULE 2.6        ABSENCE OF CHANGES

     At December 31, 2001, ThoughtWare had $26,500 in disputed payables with National Education Training Group, Inc. (NETG). On January 4, 2002, ThoughtWare reached agreement with NETG to settle the dispute for $7,000. The payment was made January 4, 2002.

     At December 31, 2001, ThoughtWare had $25,000 in disputed payables with International Data Corporation (IDC). On December 28, 2002, ThoughtWare signed a written agreement with IDC to settle the dispute for $6,250. The payment was made January 4, 2002.

     At December 31, 2001, ThoughtWare had $15,405 in disputed payables with Sibernetics Marketing Systems. ThoughtWare has reached a verbal agreement to settle the dispute for $4,000 and is awaiting written confirmation as such. The payment has not been made by ThoughtWare.

SCHEDULE 2.7        LITIGATION AND CLAIMS

     1. LAVICA G. EDWARDS V. THOUGHTWARE TECHNOLOGIES, INC. (EEOC Charge No. 250A10739). On March 21, 2001, LaVica G. Edwards, a former employee of ThoughtWare, filed a complaint against ThoughtWare with the U.S. Equal Employment Opportunity Commission (the "EEOC") alleging ---- ThoughtWare had discriminated against her in connection with its termination of her employment. The EEOC dismissed Ms. Edwards' complaint on November 30, 2001 after determining no actionable cause existed.

     2.   Franklin C.  Weightman's  employment  with  ThoughtWare  terminated on
          September 24, 2001 as part of a restructuring of the company's organizational staff. After his dismissal, Mr. Weightman contacted ThoughtWare on several occasions and expressed a desire to arbitrate his termination. He has alleged that he is due an additional $7,779.15 of commission income through the end of 2001 pursuant to the terms of an employment agreement with ThoughtWare that he has failed to produce and of which ThoughtWare does not have a copy. He further contends that he is entitled to (i) an additional $1,181.82 for severance pay, and (ii) $2,939.72 for reimbursement of leased vehicle expense. ThoughtWare has offered in writing to pay to Mr. Weightman an amount that it considers to be consistent with the employment agreement in its files. Mr. Weightman has neither accepted nor rejected the company's offer, and has indicated a continued desire to submit the matter to arbitration.

     3. The Tennessee Department of Revenue (the "TDR") conducted an audit of ThoughtWare in October 2001 with respect to (i) the company's Tennessee Franchise and Excise taxes ("F&E Tax") for the tax years ended December 31, 1998, 1999 and 2000, and (ii) the company's Tennessee Use Tax ("Use Tax") and Tennessee Sales Tax ("Sales Tax") for the period December 1, 1998 through October 31, 2001. The audit has focused on whether the company owes additional sales taxes on its revenues for the periods indicated and whether it owes any additional use taxes with respect to out-of-state purchases of computer and related equipment during such period. The TDR completed its field work in connection with the audit on December 15, 2001. ThoughtWare has received no written correspondence from the TDR relating to the audit, although it was advised by one of the examining agents that, upon completion of their audit field work, it would receive a preliminary verbal report on the findings of the audit toward the end of January 2002. On January 4, 2002, the auditor for TDR met with ThoughtWare and delivered copies of certain audit workpapers indicating the preliminary results of the auditor's findings. A copy of the workpapers is attached hereto as EXHIBIT 2.7(C). The workpapers reflect potential claims for additional F&E Tax in the approximate amount of $5,000; Use Tax on purchases made by ThoughtWare in the amount of $29,000; and Sales Tax on certain revenue of ThoughtWare in the approximate amount of $292,000. A formal assessment has not been made as of the date hereof. With respect to the potential additional taxes reflected in the workpapers, ThoughtWare believes (i) the amount indicated for additional F&E Tax fails to reflect all payments made by ThoughtWare for F&E Taxes for the periods shown; (ii) the amount indicated for additional Use Tax appears to include property leased by ThoughtWare under capital leases on which sales tax is paid on, and included in, the monthly lease payments; and (iii) the amount indicated for additional Sales Tax includes license/subscription revenue for services, or access to database services, which do not constitute sales subject to Tennessee Sales Tax. ThoughtWare believes its potential liability for additional (i) F&E Tax is approximately $500; and (ii) Use Tax is (or may be) approximately $20,000, plus any penalty or interest imposed with respect to items (i) and (ii). With respect to the potential Sales Tax liability, ThoughtWare believes the potential liability indicated in the workpapers is based upon incorrect application of law, and intends to vigorously contest any proposed assessment with respect thereto if asserted by TDR.

SCHEDULE 2.8        UNDISCLOSED LIABILITIES

     None

SCHEDULE 2.9        VIOLATIONS OF LAW

     None

SCHEDULE 2.10(A)    TANGIBLE ASSETS

     SEE EXHIBIT 2.10(A) ATTACHED

SCHEDULE 2.10(B)    LEASED AND LICENSED EQUIPMENT

     SEE EXHIBIT 2.10(B) ATTACHED

SCHEDULE 2.10(C)    EQUIPMENT, UTILITY AND OTHER DEPOSITS

     SEE EXHIBIT 2.10(C) ATTACHED

SCHEDULE 2.10(D)    EXCEPTIONS TO TITLE TO ASSETS

     1. Pursuant to a Loan and Security Agreement dated July 31, 2001 between ThoughtWare and Silicon Valley Bank (the "SVB Loan Agreement"),
          ThoughtWare granted to Silicon Valley Bank ("SVB") a continuing security interest in all of its machinery, fixtures, inventory, contract rights, general intangibles, accounts, accounts receivable, cash, deposit accounts, copyrights and copyright applications, and certain other personal property more particularly described in the SVB

          Loan Agreement. The SVB Loan Agreement was never implemented and, at the request of ThoughtWare, SVB has delivered to ThoughtWare the original SVB Loan Agreement, and related loan documents, marked "cancelled", and a UCC-3 Termination Statement for filing with the Tennessee Secretary of State to terminate the UCC-1 Financing Statement filed by SVB pursuant to the SVB Loan Agreement.

     2. Pursuant to Product Order dated 6/28/01 with ePartners, Incorporated, ThoughtWare purchased certain SalesLogix software and granted to ePartners a purchase money security interest therein.

SCHEDULE 2.11       INDEBTEDNESS

     SEE EXHIBIT 2.11 ATTACHED

SCHEDULE 2.12(A)    EMPLOYMENT AGREEMENTS AND EMPLOYEE BENEFIT PLANS

     1.   EMPLOYEE BENEFIT PLANS

          *    ThoughtWare Technologies, Inc. 401(k) Plan

          * See EXHIBIT 2.17 attached hereto for a list of ThoughtWare employee insurance plans

     2.   COMPENSATION PLANS

          *    ThoughtWare Technologies, Inc. 2000 Long-Term Incentive Plan

          *    SEE  SCHEDULE  2.23  for  description  of stock  options  granted
               pursuant  to  ThoughtWare   Technologies,   Inc.  2000  Long-Term
               Incentive Plan

          *    Product Consultant 2001 Sales Compensation Plan

          * Individual Sales Compensation Plan for Sales Year End December 31, 2001

          *    Sales Manager 2001 Sales Compensation Plan

     3.   EMPLOYMENT AGREEMENTS, ETC. WITH CURRENT EMPLOYEES AND CONSULTANTS*

          *    Employment   Agreement  dated  as  of  January  8,  2001  between
               ThoughtWare and Christopher D. Phelan

          * Employment Agreement dated as of February 9, 2001 between ThoughtWare and Lisa R. Threadgill

          * Employment Agreement dated as of March 8, 2001 between ThoughtWare and Chen E. Zhou, which supercedes Employment
               Agreement dated January __, 2001, superceding Employment Agreement dated July 26, 2000.

          *    Employment   Agreement   dated  as  of  March  8,  2001   between
               ThoughtWare and Brian G. Swanson

          *    Employment   Agreement   dated  as  of  March  8,  2001   between
               ThoughtWare and Patricia M. Vassar, which supercedes Employment Agreement dated July 27, 2000

          *    Employment   Agreement   dated  as  of  March  12,  2001  between
               ThoughtWare and Kathryn P. Burress

          *    Employment   Agreement   dated  as  of  March  15,  2001  between
               ThoughtWare and Heather D. Gunderson (f/k/a Heather D. Baird), which supercedes Employment Agreement dated July 27, 2000, superceding Employment Agreement dated July 26, 2000

          *    Employment   Agreement   dated  as  of  March  19,  2001  between
               ThoughtWare and Shannon M. Edmonds

          *    Employment   Agreement   dated  as  of  March  19,  2001  between
               ThoughtWare and William E. Pullen


          *    Employment   Agreement   dated  as  of  March  29,  2001  between
               ThoughtWare and Frank J. Iezzi

          *    Employment   Agreement   dated  as  of  April  23,  2001  between
               ThoughtWare and Karen Parris

          * Executive Employment Agreement dated as of May 24, 2001 between ThoughtWare and Michael S. Havill

     * All employment agreements with current employees and consultants were terminated by execution of Option Termination Agreements dated January 9, 2002, except Michael S. Havill whose Executive Employment Agreement was teminated by execution of a Termination Agreement dated January 9, 2002.

     4.   EMPLOYMENT AGREEMENTS, ETC. WITH FORMER EMPLOYEES AND CONSULTANTS

          * Employment Agreement dated July 26, 2000 between ThoughtWare and Steve Boren - Termination Date: Not Available ("N/A")

          * Employment Agreement dated July 26, 2000 between ThoughtWare and Jesse Cohen - Termination Date: August 15, 2001

          * Employment Agreement dated July 26, 2000 between ThoughtWare and Jenny Chen - Termination Date: August 31, 2001

          * Employment Agreement dated July 26, 2000 between ThoughtWare and Corey A. Ross - Termination Date: N/A

          * Employment Agreement dated July 26, 2000 between ThoughtWare and Jon Scharff - Termination Date: February 28, 2001

          *    Employment  Agreement dated July 26, 2000 between ThoughtWare and
               J. Byron Todd - Termination Date: N/A

          * Consultant Agreement dated July 26, 2000 between ThoughtWare and Ashkish Karnavat - Termination Date: N/A

          * Consultant Agreement dated July 26, 2000 between ThoughtWare and Mohammed R. Pasha - Termination Date: N/A

          * Consultant Agreement dated July 26, 2000 between ThoughtWare and Suresh C. Susarla - Termination Date: N/A

          * Consultant Agreement dated July 26, 2000 between ThoughtWare and Akshay Thota - Termination Date: N/A

          * Employment Agreement dated July 27, 2000 between ThoughtWare and Franklin C. Weightman - Termination Date: September 24, 2001

          * Employment Agreement dated July 27, 2000 between ThoughtWare and Mary D. Williams - Termination Date: September 29, 2000

          * Consultant Agreement dated July 27, 2000 between ThoughtWare and Xiangen Hu - Termination Date: N/A

          * Employment Agreement dated July 28, 2000 between ThoughtWare and Rachel E. DiPaolo - Termination Date: March 27, 2001

          * Employment Agreement dated July 28, 2000 between ThoughtWare and Marta E. Herman - Termination Date: June 30, 2001

          * Employment Agreement dated July 28, 2000 between ThoughtWare and Christopher L. Shatzer - Termination Date: October 31, 2000

          * Employment Agreement dated July 31, 2000 between ThoughtWare and David C. Norris - Termination Date: May 3, 2001

          * Employment Agreement dated August __, 2000 between ThoughtWare and Jeffrey S. Janovetz which superceded Employment Agreement dated July 26, 2000. Termination Date: June 15, 2001

          * Employment Agreement dated September 6, 2000 between ThoughtWare and Robert A. Brindle - Termination Date: September 24, 2001

          * Employment Agreement dated September 22, 2000 between ThoughtWare and Frederick G. Joure - Termination Date: October 15, 2001

          * Employment Agreement dated October 10, 2000 between ThoughtWare and Timothy F. Cahill - Termination Date: June 29, 2001

          * Employment Agreement dated October 27, 2000 between ThoughtWare and Heather Cavanaugh - Termination Date: February 12, 2001

          * Offer Letter dated September 12, 2000 between ThoughtWare and Todd Zaugg - Termination Date: July 13, 2001

          * Employment Agreement dated October 27, 2000 between ThoughtWare and Joseph J. Hacker - Termination Date: May 7, 2001

          * Employment Agreement dated October 27, 2000 between ThoughtWare and Lisa M. Patton - Termination Date: June 29, 2001

          * Employment Agreement dated October 27, 2000 between ThoughtWare and Dirk D. Waedekin - Termination Date: August 10, 2001

          * Employment Agreement dated December 11, 2000 between ThoughtWare and Renee M. Dikeman - Termination Date: August 10, 2001

          * Employment Agreement dated January 1, 2001 between ThoughtWare and Sean D. Daggett - Termination Date - September 24, 2001

          * Employment Agreement dated January 1, 2001 between ThoughtWare and Richard B. Whiddon, which superceded Employment Agreement dated July 27, 2000 - Termination Date: October 11, 2001

          * Employment Agreement dated January 5, 2001 between ThoughtWare and Richard J. Bertran - Termination Date: June 29, 2001

          * Employment Agreement dated January 25, 2001 between ThoughtWare and Dev Kharbanda - Termination Date: September 24, 2001

          * Employment Agreement dated February 22, 2001 between ThoughtWare and Rory B. Gardner - Termination Date: June 15, 2001

          * Employment Agreement dated February 24, 2001 between ThoughtWare and Aleksey Kudinov - Termination Date: June 15, 2001

          * Employment Agreement dated March __, 2001 between ThoughtWare and Lois Ernst - Termination Date: April 10, 2001

          * Employment Agreement dated March 1, 2001 between ThoughtWare and Amy B. Hollister - Termination Date: October 1, 2001

          * Employment Agreement dated March 8, 2001 between ThoughtWare and Richard S. Johansen - Termination Date: June 29, 2001

          * Employment Agreement dated March 8, 2001 between ThoughtWare and Michael G. Martin - Termination Date: September 24, 2001

          * Employment Agreement dated March 8, 2001 between ThoughtWare and Donald R. Seymour, which superceded Employment Agreement dated July 26, 2000 - Termination Date: June 15, 2001

          * Employment Agreement dated March 8, 2001 between ThoughtWare and Craig Stewart - Termination Date: July 31, 2001

          * Employment Agreement dated March 8, 2001 between ThoughtWare and Michael D. Wright, which superceded Employment Agreement dated July 26, 2000 - Termination Date: May 15, 2001

          * Employment Agreement dated March 15, 2001 between ThoughtWare and Marc L. Mercer - Termination Date: June 15, 2001

          * Employment Agreement dated March 19, 2001 between ThoughtWare and Sharad Arora - Termination Date: August 10, 2001

          *    Employment   Agreement   dated  as  of  March  19,  2001  between
               ThoughtWare and Ronald D. Scholz, which superceded Employment Agreement dated July 26, 2000 - Termination Date: January 4, 2002

          * Employment Agreement dated March 19, 2001 between ThoughtWare and Aaron T. Horton - Termination Date: May 7, 2001

          * Employment Agreement dated March 19, 2001 between ThoughtWare and Robert J. Meucci, Jr.- Termination Date: August 31, 2001

          * Employment Agreement dated March 19, 2001 between ThoughtWare and William Sauls - Termination Date: August 15, 2001

          * Employment Agreement dated March 24, 2001 between ThoughtWare and David M. Quinn - Termination Date: October 31, 2001

          * Employment Agreement dated March 26, 2001 between ThoughtWare and Omoju A. Thomas, which superceded Employment Agreement dated July 26, 2000 - Termination Date - December 14, 2001

          * Employment Agreement dated March 28, 2001 between ThoughtWare and Anjela J. Kopp - Termination Date: October 7, 2001

          * Employment Agreement dated March 28, 2001 between ThoughtWare and Craig M. Wald - Termination Date: June 15, 2001

          * Employment Agreement dated March 29, 2001 between ThoughtWare and Loren V. Fumich, which superceded Employment Agreement dated July 26, 2000 - Termination Date: April 6, 2001

          * Employment Agreement dated March 30, 2001 between ThoughtWare and Amy O. Lin, which superceded Employment Agreement dated July 26, 2000 - Termination Date: September 24, 2001

          * Employment Agreement dated March 30, 2001 between ThoughtWare and Joseph E. Petrie - Termination Date: September 24, 2001

          * Employment Agreement dated March 30, 2001 between ThoughtWare and Corey A. Ross, which superceded Employment Agreement dated July 26, 2000 - Termination Date: August 31, 2001

          * Employment Agreement dated April 23, 2001 between ThoughtWare and Teresa M. Iovino - Termination Date: September 24, 2001

          * Executive Employment Agreement dated as of May 24, 2001 between ThoughtWare and Michael S. Havill - Termination Date: January 9, 2002

          * Employment Agreement dated June 1, 2001 between ThoughtWare and Frederick Patton - Termination Date: August 17, 2001

          * Employment Agreement dated June 21, 2001 between ThoughtWare and Yuriy Dumchikov - Termination Date: October 26, 2001

          *    Employment   Agreement   dated  as  of  June  15,  2001   between
               ThoughtWare and Sivaprakash Menon - Termination Date: January 4, 2002

          * Employment Agreement dated June 25, 2001 between ThoughtWare and Phyllis Johnson - Termination Date: September 24, 2001

          * Separation Agreement and General Release dated July 13, 2001 between Todd A. Zaugg and ThoughtWare - Termination Date: July 31, 2001

          * Employment Agreement dated July 16, 2001 between ThoughtWare and Melissa D. Goodman - Termination Date: October 31, 2001

          * Employment Agreement dated July 26, 2001 between ThoughtWare and Darrell G. Fancher - Termination Date: November 7, 2001

          * Executive Employment Agreement dated July 28, 2000 between ThoughtWare and Sandeford J. Schaeffer, III - Termination Date:
               September 19, 2001

          * Executive Employment Agreement dated July 28, 2000 between ThoughtWare and William R. DiPaolo - Termination Date: March 27, 2001

          * Executive Employment Agreement dated August 14, 2000 between ThoughtWare and David J. Adair - Termination Date: February 15, 2001

          * Executive Employment Agreement dated September 5, 2000 between ThoughtWare and John E. Haluska - Termination Date: February 12, 2001

          * Executive Employment Agreement dated July 25, 2001 between ThoughtWare and James G. Gionfriddo, which superceded Executive Employment Agreement dated November 14, 2000 - Termination Date:
               November 14, 2001

SCHEDULE 2.12(B)    UNFUNDED CONTRIBUTIONS

     None

SCHEDULE 2.12(C)    INSURANCE BENEFIT OBLIGATIONS

     None

SCHEDULE 2.13       EXCEPTIONS TO COMPLIANCE WITH EMPLOYMENT AND LABOR LAWS

     1.   SEE discussion of LAVICA G. EDWARDS V. THOUGHTWARE in SCHEDULE 2.7

SCHEDULE 2.14       CONTRACTS AND COMMITMENTS

     1. CONTRACTS EXCEEDING SIX MONTHS IN DURATION AND/OR REQUIRING PAYMENTS IN EXCESS OF $5,000 AFTER THE CLOSING DATE

          * Dollar Option Lease Agreement dated as of August 26, 1999 between Consolidated Media Systems, Inc. and ThoughtWare

          * Master Lease Agreement No. 101700 dated October 17, 2000 between Econocom-USA, Inc. and ThoughtWare, as supplemented by Equipment Schedule No. 1 dated October 25, 2000, as further supplemented by Equipment Schedule No. 2 dated October 17, 2000, as further supplemented by Equipment Schedule No. 3 dated November 6, 2000, as further supplemented by Equipment Schedule No. 4 dated November 29, 2000, as further supplemented by Equipment Schedule No. 5 dated January 22, 2001, as further supplemented by Equipment Schedule No. 6 dated February 15, 2001, as further supplemented by Equipment Schedule No. 7 dated May 10, 2001

          * Equipment Lease Agreement dated March 29, 2001 between General Electric Capital Corporation and ThoughtWare

          * Lease Agreement dated November 22, 1996 between GreatAmerica Leasing Corporation and ThoughtWare

          *    Master  Agreement  #142975  dated June 28, 2001 between  American
               Express   Business  Finance   Corporation  and  ThoughtWare,   as
               supplemented by Equipment Schedule #000 dated June 28, 2001

          *    Lease  No.   001214899-001  dated  June  21,  2000  between  Dell
               Financial Services, L.P. and ThoughtWare

          *    Lease  No.   001275984-001  dated  July  25,  2000  between  Dell
               Financial Services, L.P. and ThoughtWare

          * Master Technology Service Agreement dated February 23, 2001 between Comdisco, Inc. and ThoughtWare, as modified and amended by Addendum dated March 29, 2001, as supplemented by Services Schedule No. 09-RS6502-00 dated March 7, 2001, and as further modified and amended by Letter Agreement dated August 21, 2001

          * Knowledgewire Content License Agreement dated January 1, 2001 between EduNeering, Inc. (successor in interest to KnowledgeWire, L.L.C.) and ThoughtWare

          * Internet Service Provider Agreement (Agreement No. Though002) dated September 15, 1998 between MindLeaders.com, Inc. (f/k/a DPEC, Inc.) and ThoughtWare

          * Promissory Note dated September 14, 1999 payable by ThoughtWare to Bank of America, N.A. in the original principal amount of $65,100.00

     2. AGREEMENTS BETWEEN THOUGHTWARE AND ITS DIRECTORS, OFFICERS AND/OR STOCKHOLDERS

          * Stock Rights Settlement Agreement dated as of July 26, 2000 among ThoughtWare, William R. DiPaolo, Sandeford J. Schaeffer, III, Elizabeth H. Schaeffer and Xiangen Hu

          * Series A Preferred Stock Purchase Agreement dated as of July 28, 2000 among ThoughtWare, William R. DiPaolo, Sandeford J. Schaeffer, III, Elizabeth H. Schaeffer and ThoughtWare Paradigm Investors

          * Series A Shareholder Agreement dated as of July 28, 2000 among ThoughtWare, William R. DiPaolo, Sandeford J. Schaeffer, III, Elizabeth H. Schaeffer and ThoughtWare Paradigm Investors

          * Common Shareholder Agreement dated as of July 28, 2000 among ThoughtWare, William R. DiPaolo, Sandeford J. Schaeffer, III, Elizabeth H. Schaeffer, Waring Cox, PLC and Sandeford J. Schaeffer, III, as Trustee under Voting Trust Agreement dated as of 11/1/00 FBO Niehaus Ryan Wong, Inc.

          * Registration Rights Agreement dated as of July 28, 2000 among ThoughtWare, William R. DiPaolo, Sandeford J. Schaeffer, III, Elizabeth H. Schaeffer and ThoughtWare Paradigm Investors

          * Mutual Release and Waiver dated as of July 28, 2000 among ThoughtWare, William R. DiPaolo, Sandeford J. Schaeffer, III and Elizabeth H. Schaeffer

          * Voting Trust Agreement dated November 1, 2000 among ThoughtWare, Niehaus Ryan Wong, Inc. and William R. DiPaolo, as Trustee

          * Vesting Agreement dated November 1, 2000 among ThoughtWare, Niehaus Ryan Wong, Inc. and William R. DiPaolo, as Trustee under Voting Trust Agreement dated 11/1/00 FBO Niehaus Ryan Wong, Inc.

          * Separation Agreement and General Release dated February 12, 2001 between ThoughtWare and John E. Haluska

          * Separation Agreement and General Release dated March 27, 2001 between ThoughtWare and William R. DiPaolo

          * Waiver and Consent dated March 27, 2001 among ThoughtWare, Sandeford J. Schaeffer, III, Elizabeth H. Schaeffer, William R. DiPaolo, as Trustee under Voting Trust Agreement dated as of 11/1/00 FBO Niehaus Ryan Wong, Inc., Waring Cox, PLC, and William
               R. DiPaolo

          * Separation Agreement and General Release dated April 25, 2001 between ThoughtWare and David J. Adair

          * Separation Agreement and General Release dated July 13, 2001 between ThoughtWare and Todd A. Zaugg

          * Series B Preferred Stock Purchase Agreement dated as of May 24, 2001 among ThoughtWare, Thought Paradigm Investors, James G. Gionfriddo and Michael S. Havill

          * Series B Shareholder Agreement dated as of May 24, 2001 among ThoughtWare, Thought Paradigm Investors, James G. Gionfriddo and Michael S. Havill

          *    Series B Registration  Rights  Agreement dated as of May 24, 2001
               among   ThoughtWare,   Thought  Paradigm   Investors,   James  G.
               Gionfriddo and Michael S. Havill

          * Voting Agreement dated as of May 24, 2001 among ThoughtWare, Sandeford J. Schaeffer, III, Elizabeth H. Schaeffer, Sandeford J. Schaeffer, III, as Trustee of the Voting Trust dated as of 11/1/00 FBO Niehaus Ryan Wong, Inc., Waring Cox, PLC, Thought Paradigm Investors, James G. Gionfriddo and Michael S. Havill

          * Settlement and Release Agreement dated November 20, 2001, as amended by Frist Addendum thereto dated January 10, 2002, between ThoughtWare and William R. DiPaolo

          * Lease Termination and Release Agreement dated November 20, 2001 among ThoughtWare, D & S Realty, LLC, William R. DiPaolo and Sandeford J. Schaeffer, III, as amended by First Addendum thereto dated January 10, 2002

          * Termination Agreement dated January 9, 2002 between ThoughtWare and Michael S. Havill (relating to Executive Employment Agreement dated as of May 24, 2001)

          * Termination Agreement dated January 9, 2002 between ThoughtWare and Michael S. Havill (relating to Series B Preferred Stock Subscription Agreement dated as of May 24, 2001), terminating/surrendering for cancellation Series B Preferred Stock, Series B Warrants and Incentive Stock Options, and related Assignment (Series B Warrants) and Irrevocable Stock Power (Series B Preferred Stock), both dated as of January 9, 2002)

SCHEDULE 2.15       ENVIRONMENTAL PROTECTION

     None

SCHEDULE 2.17(A)    INSURANCE POLICIES

     SEE EXHIBIT 2.17(a) ATTACHED

SCHEDULE 2.17(B)    CONTESTED INSURANCE CLAIMS

     None

SCHEDULE 2.18       ACCOUNTS RECEIVABLE

     SEE EXHIBIT 2.18 ATTACHED

SCHEDULE 2.19       ACCOUNTS PAYABLE

     SEE EXHIBIT 2.19(a) ATTACHED

     SEE EXHIBIT 2.19(b) ATTACHED

SCHEDULE 2.20       INSPECTIONS AND INVESTIGATIONS

     1.   SEE discussion of LAVICA G. EDWARDS V. THOUGHTWARE in SCHEDULE 2.7

     2.   SEE discussion of TDR audit of ThoughtWare in SCHEDULE 2.7

SCHEDULE 2.21(A)    AGREEMENTS IN FULL FORCE AND EFFECT

     None

SCHEDULE 2.21(B)    AGREEMENTS FOR PROVISION OF SOFTWARE SERVICES

     1. Development Strategy AALAS Knowledge Management System dated March 20, 2000. This is a statement of work prepared by ThoughtWare to outline services to be performed by ThoughtWare for the American Association of Laboratory Animal Science (not a signed contract).

     2. Workforce Distance Learning Statement of Work dated June 1, 2001, prepared by ThoughtWare to outline services to be performed for The Church Health Center (not a signed contract). These parties entered into a Pricing Agreement dated June 22, 2001.

     3. Software License and Services Agreement dated July 2, 2001 between ThoughtWare and Creditek, Inc.

     4. Internet Based Training statement of work dated September 26, 2000, prepared by ThoughtWare to outline services to be performed for Federal Express Corporation (not a signed contract). These parties entered into an Electronic Invoicing Agreement dated November 8, 2000.

     5. Internet Based Training Management System statement of work dated July 5, 2000, prepared by ThoughtWare to outline services to be performed for Smith & Nephew ENT (assigned to Gyrus ENT as of March 8, 2001).

     6. Internet Based Employee Lifecycle Management statement of work dated July 25, 2000, prepared by ThoughtWare to outline services to be performed for Helena Chemical Company, Inc.

     7. Software License and Services Agreement dated January 30, 2001 between ThoughtWare and Hunter Industries, Inc.

     8. Master License Agreement dated January 1, 2001 between ThoughtWare and MS Carriers.

     9. Internet Based Training Development Agreement dated December 17, 1999, between ThoughtWare and Medtronic Sofamor Danek.

     10. Distance Learning Agreement (undated proposal for a course) between ThoughtWare and The Memphis Zoo.

     11. Master Software License and Services Agreement dated December 18, 2000 between ThoughtWare and Peppers and Rogers Group.

     12. Software License and Services Agreement dated July 26, 2001 between ThoughtWare and Peppers and Rogers Group.

     13. Software License and Services Agreement dated November 12, 2001 between ThoughtWare and Smith & Nephew. Also a Master License
          Agreement  dated  January  1,  2001  between  ThoughtWare  and Smith &
          Nephew.

     14. Software License and Services Agreement dated July 1, 2001 between ThoughtWare and Thomas & Betts, Inc.

     15. Distance Learning Agreement dated March 7, 2001 between ThoughtWare and Time Warner Communications.

     16. Internet Based Training Development Agreement dated December 21, 1999 between ThoughtWare and Wright Medical Technology, Inc.

SCHEDULE 2.22       TAXES

     1.   SEE discussion of TDR audit of ThoughtWare in SCHEDULE 2.7

SCHEDULE 2.23       CAPITALIZATION OF THOUGHTWARE

     1.   The capitalization of ThoughtWare is as follows:

                   Shareholder                   Class of Shares   No. of Shares
                   -----------                   ---------------   -------------
William R. DiPaolo                                    Common       12,688,423.50

Sandeford J. Schaeffer, III and Elizabeth H.
  Schaeffer, JTWROS                                                 4,229,474.50

Sandeford J. Schaeffer, III, Trustee of Voting
  Trust dated 11/1/00 FBO Niehaus Ryan Wong, Inc.                     150,000.00

Waring Cox, PLC                                                        14,000.00

University of Memphis                                                 200,000.00
  TOTAL NO. OF SHARES OF COMMON STOCK                                        .00

ThoughtWare Paradigm Investors                    Series A Stock    8,000,000.00
  TOTAL NO. OF SHARES OF SERIES A STOCK                             8,000,000.00

ThoughtWare Paradigm Investors                    Series B Stock   35,824,134.00
  TOTAL NO. OF SHARES OF SERIES B STOCK(1)                         35,824,134.00

  TOTAL NO. OF SHARES OF ALL CLASSES OF STOCK                      61,106,032.00

----------
(1)  Excludes the following shares subject to cancellation for non-payment:
          James G. Gionfriddo        226,377.00

     2. ThoughtWare has issued the following warrants to purchase shares of its Common Stock:

                                                                               No. of Shares
                                                                  Exercise    of Common Stock
                                                   Expiration    Price per       for which
      Warrant Holder(2)             Issue Date        Date         Share        Exercisable
      -----------------             ----------        ----         -----        -----------
ThoughtWare Paradigm Investors        7/28/00        7/28/05      $0.5000         1,684,211
ThoughtWare Paradigm Investors        5/24/01        5/24/06      $0.0883        10,199,927
                                                                                 ----------
          TOTAL                                                                  11,884,138
                                                                                 ==========

     3.   ThoughtWare   Paradigm   Investors  has  delivered  its  Warrants  for
          cancellation subject to the closing of the Merger.

          In connection with the SVB Loan Agreement, ThoughtWare issued the following warrant to purchase shares of its Series B Stock:

                                                                No. of Shares of
                                                    Exercise     Series B Stock
                                      Expiration    Price per      for which
   Warrant Holder       Issue Date       Date         Share       Exercisable
   --------------       ----------       ----         -----       -----------
Silicon Valley Bank       7/31/01       7/31/11      $0.0883         142,500
                                                                     -------
          TOTAL                                                      142,500
                                                                     =======

          SVB has delivered its Warrant for cancellation, subject to the closing of the Merger.

     4. ThoughtWare issued options to purchase a total of 3,602,230 shares of its Common Stock pursuant to the terms of its 2000 Long-Term Incentive Plan, as follows:

                                                                   Exercise       Option
                               Type of     Date of     No. of        Price      Expiration
        Optionee                Option      Grant      Shares      per Share       Date
        --------                ------      -----      ------      ---------       ----
Burress, Kathryn P.*              ISO      02/06/01     100,000      0.5000      02/06/11
                                           05/24/01     204,676      0.0883      05/24/11
Edmonds, Shannon M.*              ISO      09/29/00      20,000      0.5000      09/29/10
                                           01/01/01      10,000      0.5000      01/01/11
                                           07/05/01      10,000      0.0883      07/05/11
Gunderson, Heather D. (f/k/a      ISO      09/29/00      25,000      0.5000      09/29/10
  Heather D. Baird)*                       09/01/01      20,000      0.0883      09/01/11
Havill, Michael S.*               ISO      02/06/01     500,000      0.5000      02/06/11
                                           05/24/01   1,023,378      0.0883      05/24/11

----------
(2) Excludes Warrants to purchase common shares subject to cancellation for non-payment:
          James G. Gionfriddo - 64,455.00 common shares @ $0.0883

                                                                   Exercise       Option
                               Type of     Date of     No. of        Price      Expiration
        Optionee                Option      Grant      Shares      per Share       Date
        --------                ------      -----      ------      ---------       ----
Iezzi, Frank J.*                  ISO      01/24/01      15,000      0.5000      01/24/11
                                           04/01/01      15,000      0.5000      04/01/11
                                           05/01/01       7,500      0.0883      05/01/11
Parris, Karen C.*                 ISO      04/23/01      25,000      0.5000      04/23/11
Phelan, Christopher D.*           ISO      01/08/01      50,000      0.5000      01/08/11
                                           09/01/01     100,000      0.0883      09/01/11
Pullen, William E.*               ISO      01/22/01      10,000      0.5000      01/22/11
Swanson, Brian G.*                ISO      11/13/00      10,000      0.5000      11/13/10
Threadgill, Lisa R. (f/k/a Lisa   ISO      02/08/01      10,000      0.5000      02/08/11
  R. Wilcox)*
Vassar, Patricia M.*              ISO      09/29/00      50,000      0.5000      09/29/10
                                           07/05/01      10,000      0.0883      07/05/11
Zhou, Chen E.*                    ISO      09/29/00      50,000      0.5000      09/29/10
                                                      ---------
TOTAL OUTSTANDING ISOS                                2,265,554
                                                      =========

Adair, David J.                   NQSO     05/03/01     100,000      0.5000      05/03/11
de Avila, Fred                    NQSO     06/08/01      80,000      0.0883      06/08/06
Haluska, John E.                  NQSO     02/12/01     100,000      0.5000      02/12/11
Herman, Marta E.                  NQSO     08/15/01      10,000      0.5000      08/15/01
Janovetz, Jeffrey S.              NQSO     06/15/01      25,000      0.5000      06/15/11
McGrew, IV, Frank A.**            NQSO     11/28/00      50,000      0.5000      11/28/10
Martirano, David J.**             NQSO     05/31/01      50,000      0.0883      05/31/11
Perkins, James                    NQSO     11/28/00     100,000      0.5000      11/28/10
Peters, Jon B.**                  NQSO     03/30/01      50,000      0.5000      03/31/11
Phelps, Robert O.                 NQSO     09/29/00      60,000      0.5000      09/29/10
Razzouk, William J.**             NQSO     07/31/00     150,000      0.5000      07/31/10
                                           05/31/01      50,000      0.0883      05/31/11
Ross, Corey A.                    NQSO     08/15/01      50,000      0.5000      08/15/11
Sadusky, Alexander J.**           NQSO     11/28/00      50,000      0.5000      11/28/10
Sammons, Jack M.                  NQSO     04/01/01       2,000      0.5000      04/01/11
Seessel, Arthur                   NQSO     11/28/00      50,000      0.5000      11/28/10
Thompson, Jon K.                  NQSO     11/28/00      50,000      0.5000      11/28/10
Whipple, Daniel S.                NQSO     04/13/01       5,000      0.5000      04/13/11
Zaugg, Todd A.                    NQSO     07/13/01     275,000      0.5000      07/13/11
                                           07/13/01      29,676      0.0883      07/13/11
                                                      ---------
          TOTAL OUTSTANDING NQSOS                     1,336,676
                                                      ---------
TOTAL OUTSTANDING OPTIONS                             3,602,230
                                                      =========

----------
*    Optionee(s) executed Option Termination  Agreements (ISOs) dated January 9,
     2002.
** Optionee(s) executed Option Termination Agreements (NQSOs) dated January 9, 2002.

SCHEDULE 2.27(A)    INTELLECTUAL PROPERTY

     1.   TRADEMARKS AND SERVICE MARKS: REGISTRATIONS AND APPLICATIONS

          ThoughtWare has not obtained any federal registrations for its trademarks or service marks. The following is a list of the applications filed at the U.S. Patent and Trademark Office (the "PTO") with respect to ThoughtWare's trademarks and service marks:

                    Filing      Serial      Filing
     Mark           Basis       Number       Date           Goods/Services              Status
     ----           -----       ------       ----           --------------              ------
THOUGHTWARE          USE      76/098695    07/28/00    Education and training        Final Office
TECHNOLOGIES                                           services in the field of      Action issued;
                                                       business management           reply due July
                                                       provided in the form of       3, 2002
                                                       multimedia interactive
                                                       computer programs
                                                       accessible via a global
                                                       computer information
                                                       network.

                                                       AMENDED TO: Application
                                                       service provider services,
                                                       namely, providing
                                                       temporary use of online
                                                       non-downloadable software
                                                       applications for education
                                                       and training in the field
                                                       of business management, in
                                                       International Class 42.

KME (and design)     USE      76/127372    09/13/00    Education and training        Abandoned
                                                       services in the field of
                                                       business management
                                                       provided in the form of
                                                       multimedia interactive
                                                       computer programs
                                                       accessible via a global
                                                       computer information
                                                       network.

KNOWLEDGE            USE      76/127371    09/13/00    Education and training        Abandoned
MANAGEMENT                                             services in the field of
ENGINE                                                 business management
                                                       provided in the form of
                                                       multimedia interactive
                                                       computer programs
                                                       accessible via a global
                                                       computer information
                                                       network.

(3 oval design)      USE      76/190072    01/08/01    Education and training        Non-final Office
                                                       services in the field of      Action issued;
                                                       business management           reply submitted

                    Filing      Serial      Filing
     Mark           Basis       Number       Date           Goods/Services              Status
     ----           -----       ------       ----           --------------              ------
                                                       provided in the form of
                                                       multimedia interactive
                                                       computer programs
                                                       accessible via a global
                                                       computer information
                                                       network.

                                                       AMENDED TO: Application
                                                       service provider services,
                                                       namely, providing
                                                       temporary use of online
                                                       non-downloadable software
                                                       applications for education
                                                       and training in the field
                                                       of business management, in
                                                       International Class 42.

WLM                  ITU      78/052121    03/09/01    Application service           Non-final Office
                                                       provider services, namely,    Action issued;
                                                       providing temporary use of    reply submitted
                                                       an integrated suite of
                                                       online non-downloadable
                                                       software applications in
                                                       the fields of employee
                                                       recruiting, staffing and
                                                       retention, career planning
                                                       and management, human
                                                       resources management,
                                                       employee training,
                                                       monitoring and evaluation,
                                                       product and service
                                                       information, and corporate
                                                       policies and procedures.

WORKFORCE            ITS      78/052123    03/09/01    Application service           Non-final Office
LIFECYCLE                                              provider services, namely,    Action issued;
MANAGEMENT                                             providing temporary use of    reply due 1/5/02
                                                       an integrated suite of
                                                       online non-downloadable
                                                       software applications in
                                                       the fields of employee
                                                       recruiting, staffing and
                                                       retention, career planning
                                                       and management, human
                                                       resources management,
                                                       employee training,
                                                       monitoring and evaluation,
                                                       product and service
                                                       information, and corporate
                                                       policies and procedures.

                    Filing      Serial      Filing
     Mark           Basis       Number       Date           Goods/Services              Status
     ----           -----       ------       ----           --------------              ------
WORKFORCE            ITU      78/060751    04/25/01    Employee education and        Non-final Office
UNIVERSITY                                             training services for         Action issued;
                                                       employers, namely,            reply due 2/7/02
                                                       providing generic and
                                                       customized professional
                                                       and occupational course
                                                       content, skills training,
                                                       instruction, career
                                                       planning, evaluation,
                                                       reporting and learning
                                                       management services via
                                                       the Internet.

WORKFORCE            ITU      78/060753    04/25/01    Employee education and        Non-final Office
DISTANCE LEARNING                                      training services for         Action issued;
                                                       employers, namely,            reply due 2/7/02
                                                       providing generic and
                                                       customized professional
                                                       and occupational course
                                                       content, skills training,
                                                       instruction, evaluation,
                                                       reporting and learning
                                                       management services via
                                                       the Internet.

WORKFORCE            ITU      78/066900    06/01/01    Application service           Non-final Office
MIGRATION METHOD                                       provider services, namely,    Action issued;
                                                       providing temporary use of    reply due 5/27/02
                                                       an integrated suite of
                                                       online non-downloadable
                                                       software applications in
                                                       the fields of employee
                                                       recruiting, staffing and
                                                       retention, career planning
                                                       and management, human
                                                       resources management,
                                                       employee training,
                                                       monitoring and evaluation,
                                                       product and service
                                                       information, and corporate
                                                       policies and procedures.

WORKFORCE            ITU      78/066898    06/01/01    Application service           Non-final Office
ENTERPRISE                                             provider services, namely,    Action issued;
                                                       providing temporary use of    reply due 5/27/02
                                                       an integrated suite of
                                                       online non-downloadable
                                                       software applications in
                                                       the fields of employee
                                                       recruiting, staffing and
                                                       retention, career planning
                                                       and management, human

                    Filing      Serial      Filing
     Mark           Basis       Number       Date           Goods/Services              Status
     ----           -----       ------       ----           --------------              ------
                                                       resources management,
                                                       employee training,
                                                       monitoring and evaluation,
                                                       product and service
                                                       information, and corporate
                                                       policies and procedures.

     2.   TRADE NAMES

          ThoughtWare has not registered any trade names with the PTO or any other governmental authority, although it has used the following trade names:
"ThoughtWare", "ThoughtWare Technologies", "ThoughtWare Learning Technologies"

     3.   INTERNET DOMAIN NAMES

          ThoughtWare has registered the following Internet domain names:

                                                      Date        Expiration
       Domain Name              Registrar          Registered        Date
       -----------              ---------          ----------        ----
   www.thoughtware.com      Network Solutions       08/21/98       08/21/10
   www.snacademy.com        Network Solutions       06/15/99       06/15/03
   www.academex.com         Network Solutions       09/03/99       09/03/03

     4.   COPYRIGHTS

          The following is a list of the ThoughtWare works for which copyrights have been registered with the U.S. Copyright Office or for which applications to register are pending:

                           Mailing    Registration    Registration
 Copyrighted Material       Date          Date           Number         Status
 --------------------       ----          ----           ------         ------
Knowledge Management      11/11/00      11/14/00      TX 1-002-146    Registered
Engine Version 1 (KME
Vers. 1)

Distance Learning         11/11/00      11/14/00      TX 1-002-145    Registered
Network Version 1 (DLN
Vers. 1)

Distance Learning         05/24/01                                    Pending
Network Version 2.1
(DLN Vers. 2.1)

Workforce Lifecycle       05/24/01                                    Pending
Management Version 1
(WLM Vers. 1)

Corporate University      05/24/01                                    Pending
Version 2 (CU Vers. 2)

          In addition to the foregoing, ThoughtWare claims copyrights in (i) its advertising and marketing materials, (ii) the contents of its website, (iii) its manuals and training materials, and (iv) its logo and design.

     5.   PATENTS

          ThoughtWare has not registered any patents nor has it submitted any patent applications to the PTO or any other governmental authority.

     6.   LICENSED INTELLECTUAL PROPERTY

          In the ordinary course of business, ThoughtWare licenses, for a fee, the use of its training products on a non-exclusive basis to its customers. Access to these training products and services, via the World Wide Web.

          ThoughtWare is a party to the following license agreements:

          * Content License Agreement dated as of January 1, 2000, between ThoughtWare and KnowledgeWire, L.L.C.

          * Marketing and Distribution License Agreement dated September 15, 1998 between ThoughtWare and MindLeaders.com, Inc. (f/k/a DPEC, Inc.)

          * License Agreement dated July 14, 2000 between ThoughtWare and the University of Memphis

          *    Agreement dated [_______]  between  ThoughtWare and the Institute
               for  Defense   Analysis   pursuant  to   Department   of  Defense
               Subcontract No. 45474

SCHEDULE 2.27(B)    CONFLICTING RIGHTS OF THIRD PARTIES

     1.   TRADEMARKS

Thoughtware, Inc., a Florida corporation having an address at 200 S. Biscayne Boulevard, Suite 900, Miami, Florida 33131-2331, is the registrant for three (3) federal registrations for the trademark THOUGHTWARE. ThoughtWare has, through an intermediary, been engaged in negotiations to acquire the following federal registrations from Thoughtware, Inc.:

     * Registration No. 1,216,148 for "computer timesharing services in the business management field";

     * Registration No. 1,902,488 for "housemark for a full line of computer software in the fields of business administration, management, sales, training, decision support, and education";

     * Registration No. 1,398,472 for "newsletters and magazines relating to computers, computer instruction manuals, and user manuals."

If ThoughtWare is unable to acquire the foregoing registrations, it will not be able to obtain a federal registration of the mark THOUGHTWARE TECHNOLOGIES.

In addition to the foregoing, a number of unrelated third parties use the term "Thoughtware" as trade names, trademarks and/or service marks.

Finally, the following unrelated third parties have applied to the PTO to register marks containing the term "THOUGHTWARE":

                                  Serial No.                                ITU/First
  Applicant           Mark       (Filing Date)     Goods and Services          Use          Status
  ---------           ----       -------------     ------------------          ---          ------
21st Century      21st CENTURY     76/064914     Internet based services     05/02/00     Approved for
Minnesota, LLC    THOUGHTWARE      (06/07/00)    for project planning                     publication
                                                 and communications
                                                 (cl. 35); Amended to:
                                                 Project planning in
                                                 the field of business
                                                 and conducting
                                                 business surveys to
                                                 determine the
                                                 effectiveness of the
                                                 business plans  and
                                                 projects of others
                                                 via a website on a
                                                 global
                                                 computer network

Constraints       THOUGHTWARE      76/122808     Computer software for         ITU        Non-final
Management                         (09/06/00)    the use in the field of                  Office Action
Group, LLC                                       business management                      issued; reply
                                                 consultation (cl. 9);                    submitted
                                                 printed matter for use
                                                 in the field of
                                                 business management
                                                 consultation (cl. 16);
                                                 business management
                                                 consultation services
                                                 (cl. 35)

Constraints       THOUGHTWARE      76/122807     Computer software for         ITU        Non-final
Management        PEOPLE           (09/06/00)    use in the field of                      Office Action
Group, LLC                                       business management                      issued
                                                 consultation (cl. 9);
                                                 printed matter for use
                                                 in the field of
                                                 business consultation
                                                 (cl. 16); business
                                                 management consultation
                                                 services (cl. 35)

Engage            ENGAGE           76/218543     Hosting services in the       ITU        Non-final
Thoughtware,      THOUGHTWARE      (03/01/01)    field of organizational                  Office Action
LLC                                              idea culture (cl. 42)                    issued

Constraints       CMG              76/303263     Printed matter for use      09/30/00     Assigned to
Management        CONSTRAINTS      (08/21/01)    in the field of                          examiner
Group,            MANAGEMENT                     business management
LLC               GROUP THE                      consultation (cl. 16)
                  THOUGHTWARE                    Business management
                  PEOPLE                         consultation (cl. 35)

     2.   DOMAIN NAMES

          Unrelated third parties have registered the following domain names:

          www.thoughtware.net
          www.thoughtware.org
          www.thoughtware.biz
          www.thoughtware.com.au (Australia)
          www.thoughtware.ca (Canada)
          www.thoughtware.co.uk (United Kingdom)

SCHEDULE 2.27(C)    INFRINGEMENT CLAIMS

     None

SCHEDULE 11.5       BROKERS

          With the exception of the $10,000 account payable due to SunTrust Robinson Humphrey as reflected on SCHEDULE 2.19, ThoughtWare has no broker or finder fees and expenses related to the consummation of the transactions contemplated by this Agreement.

[LOGO]THOUGHTWARE

Lease and License Agreements
Schedule 2.4
As of December 31, 2001

----------------------------       ---------------------------------       -------------------------------------------
Type                               Vendor                                  Items
----------------------------       ---------------------------------       -------------------------------------------
Capital Leases                     CitiCapital (SM)                        6 Installed Overhead Projection System
                                   Trust One Bank                          Workstation, Services, & Racks
                                   Union Planters Leasing                  Labtops
                                   Union Planters Leasing                  Labtops
                                   Union Planters Leasing                  Firewall
                                   Union Planters Leasing                  Telephone System, Workstations, Projectors
                                   Trust One Bank                          Laptops & Projectors
                                   Trust One Bank                          Laptops, Workstations and Servers
                                   GE Capital                              Konica 4145 Copier and accessories
                                   GreatAmerica Leasing Corp.              LCD Projector w/ screen
                                   AMEX Equipment Finance                  SalesLogix install. & software/hardware
                                   Dell Financial Services                 Workstations & scanner
                                   Dell Financial Services                 Workstations
----------------------------       ---------------------------------       -------------------------------------------

----------------------------       ---------------------------------       -------------------------------------------
Real Estate Leases                 D&S Realty, LLC                         Memphis, TN
                                   PL Management                           Milford, CT
                                   Legacy Partners Management LP           Carlsbad, CA
                                   Regus Business Centre Corp              Schaumburg , IL
----------------------------       ---------------------------------       -------------------------------------------

----------------------------       ---------------------------------       -------------------------------------------
Telecommunication                  Comdisco Continuity SRVC                Hosting Service
                                   Time Warner Telecom                     Internet Connection, Telephone Service
----------------------------       ---------------------------------       -------------------------------------------

----------------------------       ---------------------------------       -------------------------------------------
Severance Agreements               DiPaolo, William                        Founder
                                   Schaeffer, Sandy                        Founder
----------------------------       ---------------------------------       -------------------------------------------

----------------------------       ---------------------------------       -------------------------------------------
Content Providers/ Partners        Avaltus, Inc.                           Course Authorization Development Tool
                                   Crystal Decisions, Inc.                 Custom Report Generation
                                   EduNeering, Inc                         Content Provider
                                   First Door                              Content Provider
                                   International Data Corporation          Industry Research
                                   MindLeaders                             Content Provider
                                   NETG                                    Content Provider
                                   NIIT                                    Content Developer
                                   Spectranode                             Content Developer
----------------------------       ---------------------------------       -------------------------------------------

[LOGO]THOUGHTWARE

Non-Lease Purchased Assets

Schedule 2.10a

As of December 31, 2001                                                                                   Current
                                                                Date                     Beginning          Year             Ending
Classification                                                Acquired      Life           Cost         Acquisition           Cost
------------------------------------------------------------------------------------------------------------------------------------
Furniture
Furniture                                                      09/22/99     84.00         1,866.00              --         1,866.00
Furniture                                                      10/01/99     84.00        18,000.00              --        18,000.00
Stools Chairs                                                  10/21/99     84.00         1,582.00              --         1,582.00
Chairs                                                         10/24/99     84.00           540.00              --           540.00
Chairs                                                         11/01/99     84.00         5,622.00              --         5,622.00
8 Consoles                                                     11/12/99     84.00         1,200.00              --         1,200.00
Baker's Rack                                                   11/27/99     84.00           422.00              --           422.00
Chairs                                                         11/30/99     84.00         2,506.00              --         2,506.00
Computer Desks                                                 11/30/99     84.00        32,445.00              --        32,445.00
2 Desks                                                        12/31/99     84.00           431.00              --           431.00
Richard's Furniture                                            06/08/00     84.00           461.82                           461.82
Flashback                                                      08/21/00     84.00         2,432.38                         2,432.38
Furniture                                                      08/24/00     84.00           920.10                           920.10
Richard's Furniture                                            08/24/00     84.00           471.60                           471.60
Richard's Furniture                                            09/11/00     84.00         2,560.55                         2,560.55
Herman Miller Aeron Chair                                      10/18/00     84.00           723.97                           723.97
Herman Miller Aeron Chair                                      10/18/00     84.00           723.98                           723.98
Drafting Chair                                                 11/06/00     84.00           107.17                           107.17
Bestar                                                         11/09/00     84.00         1,093.00                         1,093.00
Chair for Think Room                                           11/09/00     84.00           649.35                           649.35
Office Furniture                                               12/31/00     84.00           800.00                           800.00
Office Furniture                                               01/31/01     84.00                        18,277.54        18,277.54
Office Furniture                                               01/31/01     84.00                         2,137.63         2,137.63
Office Furniture - Delivery                                    03/13/01     84.00                         1,296.00         1,296.00
Filing Cabinet                                                 03/15/01     84.00                           529.00           529.00
F&E Furniture                                                  03/21/01     84.00                         3,742.60         3,742.60
Filing Cabinet                                                 03/21/01     84.00                           529.00           529.00
Marcum Business                                                03/21/01     84.00                         6,860.89         6,860.89
Marcum Business                                                04/11/01     84.00                         1,250.00         1,250.00
Office Furniture - Delivery &Assembly                          04/25/01     84.00                         2,737.50         2,735.50
F & E Furniture                                                05/24/01     84.00                           513.71           513.71

Total - Furniture                                                                        75,557.92       37,873.87       113,429.79
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2001                                            Prior Accum         Current           Total                Net
                                                   Monthly             Depr            YTD Depr          Accum                Book
Classification                                       Depr            Expense           Expense            Depr               Value
------------------------------------------------------------------------------------------------------------------------------------
Furniture
Furniture                                             22.21              355.43          266.57            622.00           1,244.00
Furniture                                            214.29            3,214.29        2,571.43          5,785.71          12,214.29
Stools Chairs                                         18.83              282.50          226.00            508.50           1,073.50
Chairs                                                 6.43               96.43           77.14            173.57             366.43
Chairs                                                66.93              937.00          803.14          1,740.14           3,881.86
8 Consoles                                            14.29              200.00          171.43            371.43             828.57
Baker's Rack                                           5.02               70.33           60.29            130.62             291.38
Chairs                                                29.83              417.67          358.00            775.67           1,730.33
Computer Desks                                       386.25            5,407.50        4,635.00         10,042.50          22,402.50
2 Desks                                                5.13               66.70           61.57            128.27             302.73
Richard's Furniture                                    5.50               38.49           65.97            104.46             357.36
Flashback                                             28.96              144.78          347.48            492.27           1,940.11
Furniture                                             10.95               54.77          131.44            186.21             733.89
Richard's Furniture                                    5.61               28.07           67.37             95.44             376.16
Richard's Furniture                                   30.48              121.93          365.79            487.72           2,072.83
Herman Miller Aeron Chair                              8.62               25.86          103.42            129.28             594.69
Herman Miller Aeron Chair                              8.62               25.86          103.43            129.28             594.70
Drafting Chair                                         1.28                2.55           15.31             17.86              89.31
Bestar                                                13.01               26.02          156.14            182.17             910.83
Chair for Think Room                                   7.73               15.46           92.76            108.23             541.13
Office Furniture                                       9.52                9.52          114.29            123.81             676.19
Office Furniture                                     217.59                            2,611.08          2,611.08          15,666.46
Office Furniture                                      25.45                              305.38            305.38           1,832.25
Office Furniture - Delivery                           15.43                              185.14            185.14           1,110.86
Filing Cabinet                                         6.30                               75.57             75.57             453.43
F&E Furniture                                         44.55                              534.66            534.66           3,207.94
Filing Cabinet                                         6.30                               75.57             75.57             453.43
Marcum Business                                       81.68                              980.13            980.13           5,880.76
Marcum Business                                       14.88                              178.57            178.57           1,071.43
Office Furniture - Delivery &Assembly                 32.57                              390.79            390.79           2,344.71
F & E Furniture                                        6.12                               73.39             73.39             440.32

Total - Furniture                                  1,350.35           11,541.16       16,204.26         27,745.41          85,684.38
------------------------------------------------------------------------------------------------------------------------------------

[LOGO]THOUGHTWARE

Non-Lease Purchased Assets

Schedule 2.10a

As of December 31, 2001                                                                                    Current
                                                                 Date                     Beginning          Year            Ending
Classification                                                 Acquired     Life            Cost          Acquisition         Cost
------------------------------------------------------------------------------------------------------------------------------------
Equipment
Televisions                                                    05/17/98     60.00           503.00               --          503.00
Refrigerator                                                   05/18/99     60.00           750.00               --          750.00
Refrigerator                                                   09/24/99     60.00         1,803.00               --        1,803.00
Telephone System                                               09/30/99     60.00        21,618.00               --       21,618.00
4 Projectors                                                   11/10/99     60.00        10,463.00               --       10,463.00
Telephone Addition System                                      11/09/00     60.00         3,617.72                         3,617.72
Panaboard & Stand                                              03/01/01     60.00                          1,515.50        1,515.50
Security System expansion                                      04/27/01     60.00                          1,437.20        1,437.20
Binder machine                                                 05/31/01     60.00                            625.00          625.00
Security System Voice Module                                   05/31/01     60.00                            756.00          756.00

Total - Equipment                                                                        38,754.72         4,333.70       43,088.42
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Servers - Computer Hardware
Router for T1                                                  12/01/98     36.00         1,208.00               --        1,208.00
Ram for Network                                                12/31/98     36.00           313.00               --          313.00
Ram for NT                                                     12/31/98     36.00           190.00               --          190.00
LAN Printers                                                   10/10/00     36.00         1,068.80                         1,068.80
Backup System for Alpha Server                                 11/02/00     36.00           670.73                           670.73
Kingston 512MB CPQ                                             04/24/01     36.00                            650.93          650.93
PC for useability lab                                          05/30/01     36.00                            514.74          514.74
HP Plotter                                                     05/31/01     36.00                          2,336.67        2,336.67
River Telecommunications                                       05/31/01     36.00                          2,555.00        2,555.00
HP Labtop                                                      05/31/01     36.00                          1,975.54        1,975.54
HP Deskjet Printer                                             05/31/01     36.00                            508.73          508.73

Total - Servers - Computer Hardware                                                       3,450.53         8,541.61       11,992.14
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2001                                             Prior Accum         Current           Total              Net
                                                    Monthly             Depr            YTD Depr          Accum              Book
Classification                                        Depr            Expense           Expense            Depr              Value
------------------------------------------------------------------------------------------------------------------------------------
Equipment
Televisions                                            8.38              268.27          100.60            368.87            134.13
Refrigerator                                          12.50              250.00          150.00            400.00            350.00
Refrigerator                                          30.05              480.80          360.60            841.40            961.60
Telephone System                                     360.30            5,764.80        4,323.60         10,088.40         11,529.60
4 Projectors                                         174.38            2,441.37        2,092.60          4,533.97          5,929.03
Telephone Addition System                             60.30              120.59          723.54            844.13          2,773.59
Panaboard & Stand                                     25.26                              303.10            303.10          1,212.40
Security System expansion                             23.95                              287.44            287.44          1,149.76
Binder machine                                        10.42                              125.00            125.00            500.00
Security System Voice Module                          12.60                              151.20            151.20            604.80

Total - Equipment                                    718.14            9,325.82        8,617.68         17,943.51         25,144.91
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Servers - Computer Hardware
Router for T1                                                            838.89          369.11          1,208.00              0.00
Ram for Network                                                          217.36           95.64            313.00            (0.00)
Ram for NT                                                               131.94           58.06            190.00            (0.00)
LAN Printers                                          29.69               89.07          356.27            445.33            623.47
Backup System for Alpha Server                        18.63               37.26          223.58            260.84            409.89
Kingston 512MB CPQ                                    18.08                              216.98            216.98            433.95
PC for useability lab                                 14.30                              171.58            171.58            343.16
HP Plotter                                            64.91                              778.89            778.89          1,557.78
River Telecommunications                              70.97                              851.67            851.67          1,703.33
HP Labtop                                             54.88                              658.51            658.51          1,317.03
HP Deskjet Printer                                    14.13                              169.58            169.58            339.15

Total - Servers - Computer Hardware                  285.59            1,314.52        3,949.86          5,264.38          6,727.76
------------------------------------------------------------------------------------------------------------------------------------

[LOGO]THOUGHTWARE

Non-Lease Purchased Assets

Schedule 2.10a

As of December 31, 2001                                                                                     Current
                                                                  Date                    Beginning          Year            Ending
Classification                                                  Acquired     Life           Cost          Acquisition         Cost
------------------------------------------------------------------------------------------------------------------------------------
Workstations - Computer Hardware
Computer Equipment                                              03/10/99     36.00        42,253.00               --       42,253.00
Computer Equipment                                              07/01/99     36.00         2,088.00               --        2,088.00
Computer Equipment                                              07/23/99     36.00         2,376.00               --        2,376.00
Computer Workstation                                            10/01/99     36.00         5,431.00               --        5,431.00
Laptop                                                          10/23/99     36.00         1,806.00               --        1,806.00
Computer Laptop                                                 11/27/99     36.00         1,053.00               --        1,053.00
Workstations                                                    01/05/00     36.00        11,820.04                        11,820.04
Laptop- R. Whiddon                                              07/22/00     36.00         3,480.00                         3,480.00
Dell Financial Services                                         08/15/00     36.00           764.08                           764.08
2 Compaq Computer                                               11/06/00     36.00         1,948.48                         1,948.48
Compaq Computer                                                 11/14/00     36.00           974.24                           974.24
Compaq Computer                                                 11/15/00     36.00         1,098.72                         1,098.72
Lexmark Iptra C710N Duplex                                      12/01/00     36.00         3,401.59                         3,401.59

Total - Workstations - Computer Hardware                                                  78,494.15               --       78,494.15
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2001                                           Prior Accum         Current           Total                Net
                                                  Monthly             Depr            YTD Depr          Accum                Book
Classification                                      Depr            Expense           Expense            Depr               Value
-----------------------------------------------------------------------------------------------------------------------------------
Workstations - Computer Hardware
Computer Equipment                                1,173.69           23,473.89       14,084.33         37,558.22           4,694.78
Computer Equipment                                   58.00            1,044.00          696.00          1,740.00             348.00
Computer Equipment                                   66.00            1,188.00          792.00          1,980.00             396.00
Computer Workstation                                150.86            2,262.92        1,810.33          4,073.25           1,357.75
Laptop                                               50.17              752.50          602.00          1,354.50             451.50
Computer Laptop                                      29.25              409.50          351.00            760.50             292.50
Workstations                                        328.33            3,940.01        3,940.01          7,880.03           3,940.01
Laptop- R. Whiddon                                   96.67              580.00        1,160.00          1,740.00           1,740.00
Dell Financial Services                              21.22              106.12          254.69            360.82             403.26
2 Compaq Computer                                    54.12              108.25          649.49            757.74           1,190.74
Compaq Computer                                      27.06               54.12          324.75            378.87             595.37
Compaq Computer                                      30.52               61.04          366.24            427.28             671.44
Lexmark Iptra C710N Duplex                           94.49               94.49        1,133.86          1,228.35           2,173.24
                                                                                            --
Total - Workstations - Computer Hardware          2,180.39           34,074.84       26,164.72         60,239.56          18,254.59
-----------------------------------------------------------------------------------------------------------------------------------

[LOGO]THOUGHTWARE

Non-Lease Purchased Assets

Schedule 2.10a

As of December 31, 2001                                                                                     Current
                                                               Date                       Beginning          Year            Ending
Classification                                               Acquired        Life           Cost          Acquisition         Cost
------------------------------------------------------------------------------------------------------------------------------------
Leasehold Improvements
Phone system wiring                                           03/15/01       36.00                          3,082.29        3,082.29
Office improvements                                           03/15/01       60.00                          2,000.00        2,000.00
Office improvements                                           05/24/01       60.00                         21,280.00       21,280.00

Total - Leasehold Improvements                                                                   --        26,362.29       26,362.29
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Purchased Software
Intel Pro/100+MGMT 20 Pack                                    09/21/00       36.00         1,120.45                         1,120.45
MS Windows Advance Server 25F                                 09/21/00       36.00         3,259.99                         3,259.99
MS SQL Server Ent                                             10/17/00       36.00         9,430.40                         9,430.40
Virusscan V5.0                                                10/17/00       36.00         1,477.20                         1,477.20
MS MBL SQL 2000 Dev Ed                                        10/21/00       36.00         1,125.00                         1,125.00
MS MBL W2000 4 Pack                                           10/21/00       36.00         1,313.01                         1,313.01
Mas 90 Accounting Software                                    12/01/00       36.00        21,229.27                        21,229.27
Starteam 4.2 Enterprise - 10 pk                               12/07/00       36.00         8,013.20                         8,013.20
Starteam 4.2 Enterprise - Singular                            12/07/00       36.00           799.00                           799.00
Starteam 4.2 Enterprise 5pk                                   12/07/00       36.00         3,995.00                         3,995.00
Starteam 4.2 Enterprise- Singular                             12/07/00       36.00           799.00                           799.00
Starteam 4.2 Enterprise- Singular                             12/07/00       36.00           799.00                           799.00

Total - Purchased Software                                                                53,360.52               --       53,360.52
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2001                                         Prior Accum         Current           Total                Net
                                                Monthly             Depr            YTD Depr          Accum                Book
Classification                                    Depr            Expense           Expense            Depr               Value
---------------------------------------------------------------------------------------------------------------------------------
Leasehold Improvements
Phone system wiring                                85.62                            1,027.43          1,027.43           2,054.86
Office improvements                                33.33                              400.00            400.00           1,600.00
Office improvements                               354.67                            4,256.00          4,256.00          17,024.00

Total - Leasehold Improvements                    473.62                  --        5,683.43          5,683.43          20,678.86
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Purchased Software
Intel Pro/100+MGMT 20 Pack                         31.12              124.49          373.48            497.98             622.47
MS Windows Advance Server 25F                      90.56              362.22        1,086.66          1,448.88           1,811.11
MS SQL Server Ent                                 261.96              785.87        3,143.47          3,929.33           5,501.07
Virusscan V5.0                                     41.03              123.10          492.40            615.50             861.70
MS MBL SQL 2000 Dev Ed                             31.25               93.75          375.00            468.75             656.25
MS MBL W2000 4 Pack                                36.47              109.42          437.67            547.09             765.92
Mas 90 Accounting Software                        589.70              589.70        7,076.42          7,666.13          13,563.14
Starteam 4.2 Enterprise - 10 pk                   222.59              222.59        2,671.07          2,893.66           5,119.54
Starteam 4.2 Enterprise - Singular                 22.19               22.19          266.33            288.53             510.47
Starteam 4.2 Enterprise 5pk                       110.97              110.97        1,331.67          1,442.64           2,552.36
Starteam 4.2 Enterprise- Singular                  22.19               22.19          266.33            288.53             510.47
Starteam 4.2 Enterprise- Singular                  22.19               22.19          266.33            288.53             510.47

Total - Purchased Software                      1,482.24            2,588.70       17,786.84         20,375.54          32,984.98
---------------------------------------------------------------------------------------------------------------------------------

[LOGO]THOUGHTWARE

Non-Lease Purchased Assets

Schedule 2.10a

As of December 31, 2001                                                                                    Current
                                                                  Date                   Beginning           Year          Ending
Classification                                                  Acquired      Life          Cost         Acquisition        Cost
------------------------------------------------------------------------------------------------------------------------------------
Total - Furniture                                                                        75,557.92       37,873.87       113,429.79
Total - Equipment                                                                        38,754.72        4,333.70        43,088.42
Total - Servers - Computer Hardware                                                       3,450.53        8,541.61        11,992.14
Total - Workstations - Computer Hardware                                                 78,494.15              --        78,494.15
Total - Leasehold Improvements                                                                  --       26,362.29        26,362.29
Total - Purchased Software                                                               53,360.52              --        53,360.52

Total - Fixed Assets                                                                    249,617.84       77,111.47       326,727.31
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2001                                               Prior Accum         Current           Total              Net
                                                      Monthly             Depr           YTD Depr           Accum             Book
Classification                                          Depr            Expense           Expense           Depr              Value
------------------------------------------------------------------------------------------------------------------------------------
Total - Furniture                                    1,350.35           11,541.16      16,204.26          27,745.41        85,684.38
Total - Equipment                                      718.14            9,325.82       8,617.68          17,943.51        25,144.91
Total - Servers - Computer Hardware                    285.59            1,314.52       3,949.86           5,264.38         6,727.76
Total - Workstations - Computer Hardware             2,180.39           34,074.84      26,164.72          60,239.56        18,254.59
Total - Leasehold Improvements                         473.62                  --       5,683.43           5,683.43        20,678.86
Total - Purchased Software                           1,482.24            2,588.70      17,786.84          20,375.54        32,984.98

Total - Fixed Assets                                 6,490.33           58,845.04      78,406.78         137,251.83       189,475.48
------------------------------------------------------------------------------------------------------------------------------------

[LOGO]THOUGHTWARE

Fixed Asset Listing
Capitalized Leases
Schedule 2.10b

As of December 31, 2001

                                                                                                          Current
                                           Lease           Date                         Beginning           Year            Ending
Classification                             Number        Acquired             Life         Cost         Acquisition          Cost
------------------------------------------------------------------------------------------------------------------------------------
Equipment
M7324 Expanded Telephone                      5          02/28/01            60.00                            282.03          282.03
M7310 Telephone                               5          02/28/01            60.00                            214.35          214.35
M7310 Telephone                               5          02/28/01            60.00                            214.35          214.35
M7310 Telephone                               5          02/28/01            60.00                            214.35          214.35
M7310 Telephone                               5          02/28/01            60.00                            214.35          214.35
M7310 Telephone                               5          02/28/01            60.00                            214.35          214.35
Star Talk Flash 2 Voice Mail                  5          02/28/01            60.00                          2,427.90        2,427.90
Kodak SVGA Multimedia Projector               5          02/28/01            60.00                          2,099.00        2,099.00
Kodak SVGA Multimedia Projector               5          02/28/01            60.00                          2,099.00        2,099.00
Kodak SVGA Multimedia Projector               5          02/28/01            60.00                          2,099.00        2,099.00
Kodak SVGA Multimedia Projector               6          02/28/01            60.00                          2,099.00        2,099.00
Kodak SVGA Multimedia Projector               6          03/19/01            60.00                          2,099.00        2,099.00
Kodak SVGA Multimedia Projector               5          02/28/01            60.00                          2,099.00        2,099.00

Total - Equipment                                                                                -         16,375.68       16,375.68
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Servers - Computer Hardware
128ECC SDRAM RDIMM                            1          11/01/00     SL     36.00          360.00                            360.00
128MB ECC SDRAM RDIMM                         1          11/01/00     SL     36.00          360.00                            360.00
128MB ECC SDRAM RDIMM                         1          11/01/00     SL     36.00          360.00                            360.00
128MB ECC SDRAMM RDIMM                        1          11/01/00     SL     36.00          360.00                            360.00
18.2 G 10K SL HS                              1          11/01/00     SL     36.00          785.00                            785.00
18.2 G 10K SL HS                              1          11/01/00     SL     36.00          785.00                            785.00
18.2 G 10K SL HS                              1          11/01/00     SL     36.00          785.00                            785.00
18.2 G 10K SL HS                              1          11/01/00     SL     36.00          785.00                            785.00
18.2G 10K SL HS                               1          11/01/00     SL     36.00          785.00                            785.00
18.2G 10K SL HS                               1          11/01/00     SL     36.00          785.00                            785.00
250W Redundant Power Supply                   1          11/01/00     SL     36.00          290.00                            290.00
250WA Redundant Power Supply                  1          11/01/00     SL     36.00          580.00                            580.00
256 MB ECC SDRAM RDIMM                        1          11/01/00     SL     36.00          720.00                            720.00
256MB ECC SDRAM RDIMM                         1          11/01/00     SL     36.00          720.00                            720.00
256MB ECC SDRAM RDIMM                         1          11/01/00     SL     36.00          720.00                            720.00
256MB ECC SDRAM RDIMM                         1          11/01/00     SL     36.00          720.00                            720.00
36.4G 10K HH HS Drive                         1          11/01/00     SL     36.00        1,400.00                          1,400.00
36.4G 10K HH HS Drive                         1          11/01/00     SL     36.00        1,400.00                          1,400.00
4prt Console Select Switch                    1          11/01/00     SL     36.00          902.09                            902.09
5100 Netfinity Servers                        1          11/01/00     SL     36.00        3,500.00                          3,500.00
5101 Netfinity Servers                        1          11/01/00     SL     36.00        3,500.00                          3,500.00
5102 Netfinity Servers                        1          11/01/00     SL     36.00        3,500.00                          3,500.00

As of December 31, 2001

                                                            Prior Accum         Current            Total                Net
                                         Monthly                Depr            YTD Depr           Accum                Book
Classification                            Depr                Expense           Expense             Depr               Value
-------------------------------------------------------------------------------------------------------------------------------
Equipment
M7324 Expanded Telephone                     4.70                                  56.41             56.41              225.62
M7310 Telephone                              3.57                                  42.87             42.87              171.48
M7310 Telephone                              3.57                                  42.87             42.87              171.48
M7310 Telephone                              3.57                                  42.87             42.87              171.48
M7310 Telephone                              3.57                                  42.87             42.87              171.48
M7310 Telephone                              3.57                                  42.87             42.87              171.48
Star Talk Flash 2 Voice Mail                40.47                                 485.58            485.58            1,942.32
Kodak SVGA Multimedia Projector             34.98                                 419.80            419.80            1,679.20
Kodak SVGA Multimedia Projector             34.98                                 419.80            419.80            1,679.20
Kodak SVGA Multimedia Projector             34.98                                 419.80            419.80            1,679.20
Kodak SVGA Multimedia Projector             34.98                                 419.80            419.80            1,679.20
Kodak SVGA Multimedia Projector             34.98                                 419.80            419.80            1,679.20
Kodak SVGA Multimedia Projector             34.98                                 419.80            419.80            1,679.20

Total - Equipment                          272.93                      -        3,275.14          3,275.14           13,100.54
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Servers - Computer Hardware
128ECC SDRAM RDIMM                          10.00   SL             20.00          120.00            140.00              220.00
128MB ECC SDRAM RDIMM                       10.00   SL             20.00          120.00            140.00              220.00
128MB ECC SDRAM RDIMM                       10.00   SL             20.00          120.00            140.00              220.00
128MB ECC SDRAMM RDIMM                      10.00   SL             20.00          120.00            140.00              220.00
18.2 G 10K SL HS                            21.81   SL             43.61          261.67            305.28              479.72
18.2 G 10K SL HS                            21.81   SL             43.61          261.67            305.28              479.72
18.2 G 10K SL HS                            21.81   SL             43.61          261.67            305.28              479.72
18.2 G 10K SL HS                            21.81   SL             43.61          261.67            305.28              479.72
18.2G 10K SL HS                             21.81   SL             43.61          261.67            305.28              479.72
18.2G 10K SL HS                             21.81   SL             43.61          261.67            305.28              479.72
250W Redundant Power Supply                  8.06   SL             16.11           96.67            112.78              177.22
250WA Redundant Power Supply                16.11   SL             32.22          193.33            225.55              354.45
256 MB ECC SDRAM RDIMM                      20.00   SL             40.00          240.00            280.00              440.00
256MB ECC SDRAM RDIMM                       20.00   SL             40.00          240.00            280.00              440.00
256MB ECC SDRAM RDIMM                       20.00   SL             40.00          240.00            280.00              440.00
256MB ECC SDRAM RDIMM                       20.00   SL             40.00          240.00            280.00              440.00
36.4G 10K HH HS Drive                       38.89   SL             77.78          466.67            544.44              855.56
36.4G 10K HH HS Drive                       38.89   SL             77.78          466.67            544.44              855.56
4prt Console Select Switch                  25.06   SL             50.12          300.70            350.81              551.28
5100 Netfinity Servers                      97.22   SL            194.44        1,166.67          1,361.11            2,138.89
5101 Netfinity Servers                      97.22   SL            194.44        1,166.67          1,361.11            2,138.89
5102 Netfinity Servers                      97.22   SL            194.44        1,166.67          1,361.11            2,138.89

[LOGO]THOUGHTWARE

Fixed Asset Listing
Capitalized Leases
Schedule 2.10b

As of December 31, 2001
                                                                                                         Current
                                        Lease            Date                         Beginning           Year            Ending
Classification                         Number          Acquired             Life         Cost          Acquisition         Cost
9.1 G 10K SL HS Drive                     1            11/01/00     SL     36.00          445.00                            445.00
9.1 G 10K SL HS Drive                     1            11/01/00     SL     36.00          445.00                            445.00
9.1 G 10k SL Hs Drive                     1            11/01/00     SL     36.00          445.00                            445.00
9.1G 10k SL HS Drive                      1            11/01/00     SL     36.00          445.00                            445.00
9.1G 10K SL HS Drive                      1            11/01/00     SL     36.00          445.00                            445.00
9.1G 10K SL HS Drive                      1            11/01/00     SL     36.00          445.00                            445.00
9.1G 10K SL HS Drive                      1            11/01/00     SL     36.00          445.00                            445.00
Black Monitor                             1            11/01/00     SL     36.00          296.00                            296.00
BlankFiller Panel Kit for Rack            1            11/01/00     SL     36.00           57.24                             57.24
Cal's for Server                          1            11/01/00     SL     36.00          525.00                            525.00
Consloe Cable Set- 12 Ft                  1            11/01/00     SL     36.00           67.84                             67.84
Console Cabinet Set 12 ft                 1            11/01/00     SL     36.00           67.84                             67.84

As of December 31, 2001
                                                              Prior Accum         Current             Total             Net
                                           Monthly                Depr            YTD Depr            Accum            Book
Classification                              Depr                Expense           Expense             Depr             Value
9.1 G 10K SL HS Drive                       12.36   SL             24.72            148.33             173.06         271.94
9.1 G 10K SL HS Drive                       12.36   SL             24.72            148.33             173.06         271.94
9.1 G 10k SL Hs Drive                       12.36   SL             24.72            148.33             173.06         271.94
9.1G 10k SL HS Drive                        12.36   SL             24.72            148.33             173.06         271.94
9.1G 10K SL HS Drive                        12.36   SL             24.72            148.33             173.06         271.94
9.1G 10K SL HS Drive                        12.36   SL             24.72            148.33             173.06         271.94
9.1G 10K SL HS Drive                        12.36   SL             24.72            148.33             173.06         271.94
Black Monitor                                8.22   SL             16.44             98.67             115.11         180.89
BlankFiller Panel Kit for Rack               1.59   SL              3.18             19.08              22.26          34.98
Cal's for Server                            14.58   SL             29.17            175.00             204.17         320.83
Consloe Cable Set- 12 Ft                     1.88   SL              3.77             22.61              26.38          41.46
Console Cabinet Set 12 ft                    1.88   SL              3.77             22.61              26.38          41.46

[LOGO]THOUGHTWARE

Fixed Asset Listing
Capitalized Leases
Schedule 2.10b

As of December 31, 2001
                                                                                                         Current
                                          Lease          Date                         Beginning           Year            Ending
Classification                           Number        Acquired             Life         Cost          Acquisition         Cost
------------------------------------------------------------------------------------------------------------------------------------
Console Cable Set 12 Ft                      1        11/01/00     SL       36.00           67.84                             67.84
Console Cable Set- 12 ft                     1        11/01/00     SL       36.00           67.84                             67.84
DLT IV Tape Cartridge                        1        11/01/00     SL       36.00        2,512.27                          2,512.27
DLT IV Tape Cartridge                        1        11/01/00     SL       36.00          169.61                            169.61
ETH 100/10 PCI RJ45 ADPT-VER                 1        11/01/00     SL       36.00           96.00                             96.00
ETH 100/10 PCI RJ45 ADPT-VER                 1        11/01/00     SL       36.00           96.00                             96.00
ETH 100/10 PCI RJ45 ADPT-VER                 1        11/01/00     SL       36.00           96.00                             96.00
ETH 100/10 PCI RJ45ADPT-VER                  1        11/01/00     SL       36.00           96.00                             96.00
HP Surestone Dat8I Int Tape Drive            2        11/01/00     SL       36.00          605.84                            605.84
IBM 4500R                                    1        11/01/00     SL       36.00          754.00                            754.00
IBM Netfinity 4500 R                         1        11/01/00     SL       36.00          754.00                            754.00
IBM Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBm Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBM Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBM Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBM Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBm Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBm Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBm Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBM Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBm Netfinity 4500R                          1        11/01/00     SL       36.00          754.00                            754.00
IBM Sleek Mouse                              1        11/01/00     SL       36.00           23.32                             23.32
IBM Space Server 11 Keyboard Black           1        11/01/00     SL       36.00          149.69                            149.69
IBM Warranty Pack                            1        11/01/00     SL       36.00        1,862.00                          1,862.00
IBM Warranty Pack                            1        11/01/00     SL       36.00        1,395.00                          1,395.00
IBM Warranty Pack                            1        11/01/00     SL       36.00        1,395.00                          1,395.00
IBM Warranty Pack                            1        11/01/00     SL       36.00        1,395.00                          1,395.00
Intel DC Cable                               2        11/01/00     SL       36.00           38.10                             38.10
Intel DC Cable                               2        11/01/00     SL       36.00           38.10                             38.10
Intel Ser 500 Switch Stack                   2        11/01/00     SL       36.00          155.21                            155.21
Intel Ser 510T Switch I/F                    2        11/01/00     SL       36.00        1,475.46                          1,475.46
Intel Ser 510T Switch I/F                    2        11/01/00     SL       36.00        1,475.46                          1,475.46
Intel Ser 510T Switch I/F                    2        11/01/00     SL       36.00        1,475.46                          1,475.46
Intel Ser 510t Switch I/F                    2        11/01/00     SL       36.00        1,475.46                          1,475.46
Intel Ser 510T Switch I/F                    2        11/01/00     SL       36.00        1,475.46                          1,475.46
Lattitude Notebooks                          2        11/01/00     SL       36.00        3,307.00                          3,307.00
Lattitude Notebooks                          2        11/01/00     SL       36.00        3,307.00                          3,307.00
Lattitude Notebooks                          2        11/01/00     SL       36.00        3,307.00                          3,307.00
Lattitude Notebooks                          2        11/01/00     SL       36.00        3,307.00                          3,307.00
Lattitude Notebooks                          2        11/01/00     SL       36.00        3,313.00                          3,313.00

As of December 31, 2001
                                                            Prior Accum         Current             Total                Net
                                         Monthly                Depr            YTD Depr            Accum               Book
Classification                            Depr                Expense           Expense             Depr                Value
------------------------------------------------------------------------------------------------------------------------------
Console Cable Set 12 Ft                     1.88   SL              3.77            22.61             26.38               41.46
Console Cable Set- 12 ft                    1.88   SL              3.77            22.61             26.38               41.46
DLT IV Tape Cartridge                      69.79   SL            139.57           837.42            976.99            1,535.28
DLT IV Tape Cartridge                       4.71   SL              9.42            56.54             65.96              103.65
ETH 100/10 PCI RJ45 ADPT-VER                2.67   SL              5.33            32.00             37.33               58.67
ETH 100/10 PCI RJ45 ADPT-VER                2.67   SL              5.33            32.00             37.33               58.67
ETH 100/10 PCI RJ45 ADPT-VER                2.67   SL              5.33            32.00             37.33               58.67
ETH 100/10 PCI RJ45ADPT-VER                 2.67   SL              5.33            32.00             37.33               58.67
HP Surestone Dat8I Int Tape Drive          16.83   SL             33.66           201.95            235.60              370.24
IBM 4500R                                  20.94   SL             41.89           251.33            293.22              460.78
IBM Netfinity 4500 R                       20.94   SL             41.89           251.33            293.22              460.78
IBM Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBm Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBM Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBM Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBM Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBm Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBm Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBm Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBM Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBm Netfinity 4500R                        20.94   SL             41.89           251.33            293.22              460.78
IBM Sleek Mouse                             0.65   SL              1.30             7.77              9.07               14.25
IBM Space Server 11 Keyboard Black          4.16   SL              8.32            49.90             58.21               91.48
IBM Warranty Pack                          51.72   SL            103.44           620.67            724.11            1,137.89
IBM Warranty Pack                          38.75   SL             77.50           465.00            542.50              852.50
IBM Warranty Pack                          38.75   SL             77.50           465.00            542.50              852.50
IBM Warranty Pack                          38.75   SL             77.50           465.00            542.50              852.50
Intel DC Cable                              1.06   SL              2.12            12.70             14.82               23.28
Intel DC Cable                              1.06   SL              2.12            12.70             14.82               23.28
Intel Ser 500 Switch Stack                  4.31   SL              8.62            51.74             60.36               94.85
Intel Ser 510T Switch I/F                  40.99   SL             81.97           491.82            573.79              901.67
Intel Ser 510T Switch I/F                  40.99   SL             81.97           491.82            573.79              901.67
Intel Ser 510T Switch I/F                  40.99   SL             81.97           491.82            573.79              901.67
Intel Ser 510t Switch I/F                  40.99   SL             81.97           491.82            573.79              901.67
Intel Ser 510T Switch I/F                  40.99   SL             81.97           491.82            573.79              901.67
Lattitude Notebooks                        91.86   SL            183.72         1,102.33          1,286.06            2,020.94
Lattitude Notebooks                        91.86   SL            183.72         1,102.33          1,286.06            2,020.94
Lattitude Notebooks                        91.86   SL            183.72         1,102.33          1,286.06            2,020.94
Lattitude Notebooks                        91.86   SL            183.72         1,102.33          1,286.06            2,020.94
Lattitude Notebooks                        92.03   SL            184.06         1,104.33          1,288.39            2,024.61

[LOGO]THOUGHTWARE

Fixed Asset Listing
Capitalized Leases
Schedule 2.10b

As of December 31, 2001
                                                                                                          Current
                                            Lease          Date                         Beginning           Year            Ending
Classification                             Number        Acquired             Life         Cost         Acquisition          Cost
Lattitude Notebooks                           2          11/01/00     SL     36.00        3,313.00                          3,313.00
Netfinity 700Mhz/2Mb Upgrade                  1          11/01/00     SL     36.00        5,903.00                          5,903.00
Netfinity 7600 Rack                           1          11/01/00     SL     36.00       14,095.00                         14,095.00
Netfinity Hot Swap Power Expansion            1          11/01/00     SL     36.00          424.00                            424.00
OBI 20/40 GB DLT Int'l Tape Drive             1          11/01/00     SL     36.00        1,725.00                          1,725.00
OBI 20/40 GB DLT Int'l Tape Drive             1          11/01/00     SL     36.00        1,725.00                          1,725.00
OBI 20/40 GB DLT Int'l Tape Drive             1          11/01/00     SL     36.00        1,725.00                          1,725.00
OBI Netfinity Tape Drive                      1          11/01/00     SL     36.00        4,179.00                          4,179.00
P3 867MHZ/133FSB 256KB Proc                   1          11/01/00     SL     36.00        1,732.00                          1,732.00
P3 867Mhz/133Fsb 256Kb Proc                   1          11/01/00     SL     36.00        1,732.00                          1,732.00
Rack Cabinet for Servers                      1          11/01/00     SL     36.00        1,732.09                          1,732.09
Rack Keyboard Tray Space Server               1          11/01/00     SL     36.00          253.35                            253.35

As of December 31, 2001
                                                              Prior Accum         Current             Total                Net
                                           Monthly                Depr            YTD Depr            Accum               Book
Classification                              Depr                Expense           Expense             Depr                Value
Lattitude Notebooks                           92.03   SL          184.06          1,104.33           1,288.39             2,024.61
Netfinity 700Mhz/2Mb Upgrade                 163.97   SL          327.94          1,967.67           2,295.61             3,607.39
Netfinity 7600 Rack                          391.53   SL          783.06          4,698.33           5,481.39             8,613.61
Netfinity Hot Swap Power Expansion            11.78   SL           23.56            141.33             164.89               259.11
OBI 20/40 GB DLT Int'l Tape Drive             47.92   SL           95.83            575.00             670.83             1,054.17
OBI 20/40 GB DLT Int'l Tape Drive             47.92   SL           95.83            575.00             670.83             1,054.17
OBI 20/40 GB DLT Int'l Tape Drive             47.92   SL           95.83            575.00             670.83             1,054.17
OBI Netfinity Tape Drive                     116.08   SL          232.17          1,393.00           1,625.17             2,553.83
P3 867MHZ/133FSB 256KB Proc                   48.11   SL           96.22            577.33             673.56             1,058.44
P3 867Mhz/133Fsb 256Kb Proc                   48.11   SL           96.22            577.33             673.56             1,058.44
Rack Cabinet for Servers                      48.11   SL           96.23            577.36             673.59             1,058.50
Rack Keyboard Tray Space Server                7.04   SL           14.08             84.45              98.53               154.83

[LOGO]THOUGHTWARE

Fixed Asset Listing
Capitalized Leases
Schedule 2.10b

As of December 31, 2001
                                                                                                        Current
                                            Lease        Date                         Beginning          Year            Ending
Classification                             Number      Acquired             Life         Cost         Acquisition         Cost
------------------------------------------------------------------------------------------------------------------------------------
Rack Monitor Compartment                     1          11/01/00     SL     36.00          170.67                            170.67
Serv Raid 3L Adapter                         1          11/01/00     SL     36.00          630.00                            630.00
Serv Raid 3l Adapter                         1          11/01/00     SL     36.00          630.00                            630.00
Severaid 3HB/Internal HD Control             1          11/01/00     SL     36.00        1,720.00                          1,720.00
Side Panel Kit for Rack Enclosure            1          11/01/00     SL     36.00          188.54                            188.54
Infuturo- Netscreen 100 Firewall             4          01/28/01            36.00                        10,194.00        10,194.00
Quantam Snap 4100 240GB                      7          06/01/01            36.00                         3,625.61         3,625.61
Compaq Proliant Viking                       7          06/01/01            36.00                            97.17            97.17
Compaq Proliant Viking                       7          06/01/01            36.00                            97.17            97.17
Compaq Ultra 2 SCSI 128MB                    7          06/01/01            36.00                           466.90           466.90
Compaq Ultra 2 SCSI 128MB                    7          06/01/01            36.00                           467.90           467.90
Compaq DDS-3 DAT Tape Drive-Internal         7          06/01/01            36.00                           662.83           662.83
Compaq DDS-3 DAT Tape Drive-Internal         7          06/01/01            36.00                           662.83           662.83
Compaq Proliant 185OR PIII 128MB             7          06/01/01            36.00                           799.99           799.99
Compaq Proliant 185OR PIII 128MB             7          06/02/01            36.00                           799.99           799.99

Total - Servers - Computer Hardware                                                    113,333.78        17,874.39       131,208.17
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Workstations - Computer Hardware
9.1G 10K SL HS Drive                         1          12/01/00     SL     36.00          445.00                            445.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Dell Lattitude CPTS500                       3          12/01/00     SL     36.00        3,113.00                          3,113.00
Inspiron 7500                                3          12/01/00     SL     36.00        4,416.00                          4,416.00
Cpmac ICS                                    5          02/28/01            36.00                           676.89           676.89
Compac ICS Expanded Software                 5          02/28/01            36.00                           627.60           627.60
LSDS Trunk Cartridge                         5          02/28/01            36.00                           394.86           394.86
Lattitude Notebook/128MB/10G Hard Drive      5          02/28/01            36.00                         2,948.88         2,948.88
Lattitude Notebook/128MB/10G Hard Drive      5          02/28/01            36.00                         2,948.88         2,948.88
Lattitude Notebook/128MB/10G Hard Drive      5          02/28/01            36.00                         2,948.88         2,948.88
Lattitude Notebook/128MB/10G Hard Drive      5          02/28/01            36.00                         2,948.88         2,948.88
Lattitude Notebook/128MB/10G Hard Drive      5          02/28/01            36.00                         2,948.88         2,948.88
Lattitude Notebook/128MB/10G Hard Drive      5          02/28/01            36.00                         2,948.88         2,948.88
Dimension L800R/Pentium III/800 Mghz         5          02/28/01            36.00                         1,510.00         1,510.00
Dimension L800R/Pentium III/800 Mghz         5          02/28/01            36.00                         1,510.00         1,510.00

As of December 31, 2001
                                                             Prior Accum         Current            Total                Net
                                          Monthly                Depr           YTD Depr            Accum                Book
Classification                             Depr                Expense           Expense            Depr                Value
------------------------------------------------------------------------------------------------------------------------------
Rack Monitor Compartment                       4.74   SL            9.48            56.89            66.37              104.30
Serv Raid 3L Adapter                          17.50   SL           35.00           210.00           245.00              385.00
Serv Raid 3l Adapter                          17.50   SL           35.00           210.00           245.00              385.00
Severaid 3HB/Internal HD Control              47.78   SL           95.56           573.33           668.89            1,051.11
Side Panel Kit for Rack Enclosure              5.24   SL           10.47            62.85            73.32              115.22
Infuturo- Netscreen 100 Firewall             283.17                              3,398.00         3,398.00            6,796.00
Quantam Snap 4100 240GB                      100.71                              1,208.54         1,208.54            2,417.07
Compaq Proliant Viking                         2.70                                 32.39            32.39               64.78
Compaq Proliant Viking                         2.70                                 32.39            32.39               64.78
Compaq Ultra 2 SCSI 128MB                     12.97                                155.63           155.63              311.27
Compaq Ultra 2 SCSI 128MB                     13.00                                155.97           155.97              311.93
Compaq DDS-3 DAT Tape Drive-Internal          18.41                                220.94           220.94              441.89
Compaq DDS-3 DAT Tape Drive-Internal          18.41                                220.94           220.94              441.89
Compaq Proliant 185OR PIII 128MB              22.22                                266.66           266.66              533.33
Compaq Proliant 185OR PIII 128MB              22.22                                266.66           266.66              533.33

Total - Servers - Computer Hardware        3,644.67             6,296.32        43,736.06        50,032.38           81,175.79
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Workstations - Computer Hardware
9.1G 10K SL HS Drive                          12.36   SL          148.33           148.33           296.67              148.33
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Dell Lattitude CPTS500                        86.47   SL           86.47         1,037.67         1,124.14            1,988.86
Inspiron 7500                                122.67   SL          122.67         1,472.00         1,594.67            2,821.33
Cpmac ICS                                     18.80                                225.63           225.63              451.26
Compac ICS Expanded Software                  17.43                                209.20           209.20              418.40
LSDS Trunk Cartridge                          10.97                                131.62           131.62              263.24
Lattitude Notebook/128MB/10G Hard Drive       81.91                                982.96           982.96            1,965.92
Lattitude Notebook/128MB/10G Hard Drive       81.91                                982.96           982.96            1,965.92
Lattitude Notebook/128MB/10G Hard Drive       81.91                                982.96           982.96            1,965.92
Lattitude Notebook/128MB/10G Hard Drive       81.91                                982.96           982.96            1,965.92
Lattitude Notebook/128MB/10G Hard Drive       81.91                                982.96           982.96            1,965.92
Lattitude Notebook/128MB/10G Hard Drive       81.91                                982.96           982.96            1,965.92
Dimension L800R/Pentium III/800 Mghz          41.94                                503.33           503.33            1,006.67
Dimension L800R/Pentium III/800 Mghz          41.94                                503.33           503.33            1,006.67

[LOGO]THOUGHTWARE

Fixed Asset Listing
Capitalized Leases
Schedule 2.10b

As of December 31, 2001
                                                                                                          Current
                                            Lease           Date                       Beginning           Year            Ending
Classification                             Number         Acquired         Life           Cost          Acquisition         Cost
Dimension L800R/Pentium III/800 Mghz          5          02/28/01         36.00                           1,510.00       1,510.00
Dimension L800R/Pentium III/800 Mghz          5          02/28/01         36.00                           1,510.00       1,510.00
Dimension L800R/Pentium III/800 Mghz          5          02/28/01         36.00                           1,510.00       1,510.00
Dimension L800R/Pentium III/800 Mghz          5          02/28/01         36.00                           1,510.00       1,510.00
Dell Lattitude C600700 Mhz 256 Mb             6          03/19/01         36.00                           3,330.00       3,330.00
Dell Lattitude C600700 Mhz 256 Mb             6          03/19/01         36.00                           3,330.00       3,330.00
Dell Lattitude CPT600GT 128 MB                6          03/19/01         36.00                           2,700.00       2,700.00
Dell Lattitude CPT600GT 128 MB                6          03/19/01         36.00                           2,700.00       2,700.00
Dell Lattitude CPT600GT 128 MB                6          03/19/01         36.00                           2,700.00       2,700.00
Dell Lattitude CPT600GT 128 Mb                6          03/19/01         36.00                           2,700.00       2,700.00
Dell Lattitude 128 Mb, 10GBHD                 7          06/01/01         36.00                           2,480.00       2,480.00
Dell Lattitude 128 Mb, 10GBHD                 7          06/01/01         36.00                           2,480.00       2,480.00

As of December 31, 2001
                                                           Prior Accum          Current             Total                Net
                                          Monthly             Depr              YTD Depr            Accum               Book
Classification                             Depr              Expense            Expense             Depr                Value
Dimension L800R/Pentium III/800 Mghz        41.94                                 503.33             503.33           1,006.67
Dimension L800R/Pentium III/800 Mghz        41.94                                 503.33             503.33           1,006.67
Dimension L800R/Pentium III/800 Mghz        41.94                                 503.33             503.33           1,006.67
Dimension L800R/Pentium III/800 Mghz        41.94                                 503.33             503.33           1,006.67
Dell Lattitude C600700 Mhz 256 Mb           92.50                               1,110.00           1,110.00           2,220.00
Dell Lattitude C600700 Mhz 256 Mb           92.50                               1,110.00           1,110.00           2,220.00
Dell Lattitude CPT600GT 128 MB              75.00                                 900.00             900.00           1,800.00
Dell Lattitude CPT600GT 128 MB              75.00                                 900.00             900.00           1,800.00
Dell Lattitude CPT600GT 128 MB              75.00                                 900.00             900.00           1,800.00
Dell Lattitude CPT600GT 128 Mb              75.00                                 900.00             900.00           1,800.00
Dell Lattitude 128 Mb, 10GBHD               68.89                                 826.67             826.67           1,653.33
Dell Lattitude 128 Mb, 10GBHD               68.89                                 826.67             826.67           1,653.33

[LOGO]THOUGHTWARE

Fixed Asset Listing
Capitalized Leases
Schedule 2.10b

As of December 31, 2001
                                                                                                          Current
                                                Lease         Date                      Beginning          Year            Ending
Classification                                  Number      Acquired          Life         Cost         Acquisition         Cost
------------------------------------------------------------------------------------------------------------------------------------
Dell Docking Station                               7       06/01/01         36.00                           479.00           479.00
Dimension L Series, 256MB                          7       06/01/01         36.00                           924.00           924.00
Dimension L Series, 256MB                          7       06/01/01         36.00                           924.00           924.00
Dimension L Series, 256MB                          7       06/01/01         36.00                           924.00           924.00
Dimension L Series, 256MB                          7       06/01/01         36.00                           924.00           924.00

Total - Workstations - Computer Hardware                                                29,765.00        55,047.63        84,812.63
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Purchased Software
Open Windows Server 2000                           1       11/01/00   SL    36.00          713.00                            713.00
Open Windows Server 2000                           1       11/01/00   SL    36.00          713.00                            713.00
Open Windows Server 2000                           1       11/01/00   SL    36.00          713.00                            713.00
Open Windows Server 2000                           1       11/01/00   SL    36.00          713.00                            713.00
Windows Server 2000 CD NTSVR                       1       11/01/00   SL    36.00          957.74                            957.74

Total - Purchased Software                                                               3,809.74                -         3,809.74
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total - Equipment                                                                               -        16,375.68        16,375.68
Total - Servers - Computer Hardware                                                    113,333.78        17,874.39       131,208.17
Total - Workstations - Computer Hardware                                                29,765.00        55,047.63        84,812.63
Total - Purchased Software                                                               3,809.74                -         3,809.74

Total - Capitalized Leases                                                             146,908.52        89,297.70       236,206.22
------------------------------------------------------------------------------------------------------------------------------------

As of December 31, 2001
                                                                    Prior Accum         Current           Total             Net
                                                 Monthly                Depr           YTD Depr           Accum             Book
Classification                                    Depr                Expense           Expense            Depr            Value
----------------------------------------------------------------------------------------------------------------------------------
Dell Docking Station                               13.31                                  159.67            159.67          319.33
Dimension L Series, 256MB                          25.67                                  308.00            308.00          616.00
Dimension L Series, 256MB                          25.67                                  308.00            308.00          616.00
Dimension L Series, 256MB                          25.67                                  308.00            308.00          616.00
Dimension L Series, 256MB                          25.67                                  308.00            308.00          616.00
                                                                                               -
Total - Workstations - Computer Hardware        2,355.91                 962.78        28,270.88         29,233.65       55,578.98
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Purchased Software
Open Windows Server 2000                           19.81   SL             39.61           237.67            277.28          435.72
Open Windows Server 2000                           19.81   SL             39.61           237.67            277.28          435.72
Open Windows Server 2000                           19.81   SL             39.61           237.67            277.28          435.72
Open Windows Server 2000                           19.81   SL             39.61           237.67            277.28          435.72
Windows Server 2000 CD NTSVR                       26.60   SL             53.21           319.25            372.45          585.29

Total - Purchased Software                        105.83                 211.65         1,269.91          1,481.57        2,328.17
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Total - Equipment                                 272.93                      -         3,275.14          3,275.14       13,100.54
Total - Servers - Computer Hardware             3,644.67               6,296.32        43,736.06         50,032.38       81,175.79
Total - Workstations - Computer Hardware        2,355.91                 962.78        28,270.88         29,233.65       55,578.98
Total - Purchased Software                        105.83                 211.65         1,269.91          1,481.57        2,328.17

Total - Capitalized Leases                      6,379.33               7,470.75        76,551.98         84,022.73      152,183.49
----------------------------------------------------------------------------------------------------------------------------------

[LOGO]THOUGHTWARE

Equipment, Utility and Other Deposits
Schedule 2.10c

As of December 31, 2001

Leased Real Property
     Memphis                                              65,026.00
     New York                                              5,500.21
     Los Angeles                                           8,166.00
                                                          ---------
Total - Leased Real Property                                           78,692.21
                                                                       ---------

Equipment Deposit-Associates                                            2,314.16
                                                                       ---------

Equipment, Utility and Other Deposits                                  81,006.37
                                                                       =========

[LOGO]THOUGHTWARE

Long-term Debt and Capitalize Leases
Principle Balances
Schedule 2.11
As of December 31, 2001

---------   -------------   ---------------   --------------   -----------------   ---------------   -----------------
                                                Trust One       Union Planters     Union Planters     Union Planters
               Bank of                            Bank             Leasing             Leasing            Leasing
               America       CitiCapital        Econocom           Econocom           Econocom           Econocom
 Date           Loan            Lease            Lease 1           Lease 2             Lease 3            Lease 4
---------   -------------   ---------------   --------------   -----------------   ---------------   -----------------
Oct-99        63,432.18       71,308.59
Nov-99        61,852.04       69,511.45
Dec-99        60,243.82       67,701.28

Jan-00        58,638.63       65,877.98
Feb-00        57,020.84       64,041.46
Mar-00        55,361.43       62,191.63
Apr-00        53,717.89       60,328.39
May-00        52,047.83       58,451.64
Jun-00        50,378.25       56,561.28
Jul-00        48,682.79       54,657.21
Aug-00        46,986.78       52,739.34
Sep-00        45,277.45       50,807.56
Oct-00        43,543.21       48,861.78
Nov-00        41,806.83       46,901.89          86,800.97           27,211.53
Dec-00        40,046.20       44,927.79          84,533.38           26,504.50        28,424.00

Jan-01        38,282.34       42,939.38          82,253.99           25,793.57        27,686.14           9,880.00
Feb-01        36,504.62       40,936.55          79,962.75           25,078.72        26,944.18           9,625.63
Mar-01        34,685.19       38,919.20          77,659.60           24,359.93        26,198.09           9,369.73
Apr-01        32,879.21       36,887.22          75,344.47           23,637.18        25,447.85           9,112.28
May-01        31,050.71       34,840.51          73,017.30           22,910.45        24,693.43           8,853.28
Jun-01        29,216.18       32,778.96          70,678.03           22,179.71        23,934.82           8,592.72
Jul-01        27,359.83       30,702.46          68,326.59           21,444.95        23,171.99           8,330.58
Aug-01        25,496.31       28,610.91          65,962.92           20,706.14        22,404.91           8,066.86
Sep-01        23,618.14       26,504.19          63,586.96           19,963.26        21,633.56           7,801.55
Oct-01        21,719.23       24,382.20          61,198.64           19,216.28        20,857.92           7,534.64
Nov-01        19,811.39       22,244.82          58,797.90           18,465.19        20,077.97           7,266.12
Dec-01        17,883.54       20,091.94          56,384.68           17,709.96        19,293.68           6,995.98

---------      -----------------   ---------------   ---------------   ----------------
                Union Planters       Trust One         Trust One
                   Leasing             Bank              Bank
                   Econocom          Econocom          Econocom
 Date              Lease 5            Lease 6           Lease 7              Total
---------      -----------------   ---------------   ---------------   ----------------
Oct-99                                                                     134,740.77
Nov-99                                                                     131,363.49
Dec-99                                                                     127,945.10

Jan-00                                                                     124,516.61
Feb-00                                                                     121,062.30
Mar-00                                                                     117,553.06
Apr-00                                                                     114,046.28
May-00                                                                     110,499.47
Jun-00                                                                     106,939.53
Jul-00                                                                     103,340.00
Aug-00                                                                      99,726.12
Sep-00                                                                      96,085.01
Oct-00                                                                      92,404.99
Nov-00                                                                     202,721.22
Dec-00                                                                     224,435.87

Jan-01                                                                     226,835.42
Feb-01             39,392.28                                               258,444.73
Mar-01             38,366.58        21,001.00                              270,559.32
Apr-01             37,335.35        20,451.66                              261,095.22
May-01             36,298.56        19,899.50                              251,563.74
Jun-01             35,256.19        19,344.51          16,301.39           258,282.51
Jul-01             34,208.20        18,786.68          15,878.34           248,209.62
Aug-01             33,154.56        18,225.99          15,452.93           238,081.53
Sep-01             32,095.24        17,662.42          15,025.14           227,890.46
Oct-01             31,030.21        17,095.96          14,594.97           217,630.05
Nov-01             29,959.44        16,526.60          14,162.40           207,311.83
Dec-01             28,882.90        15,954.32          13,727.41           196,924.41

Long-term Debt and Capitalize Leases
Principle Balances
Schedule 2.11
As of December 31, 2001

---------   -------------   ---------------   --------------   -----------------   ---------------   -----------------
                                                 Trust One       Union Planters     Union Planters     Union Planters
                Bank of                            Bank             Leasing             Leasing            Leasing
                America       CitiCapital        Econocom           Econocom           Econocom           Econocom
  Date            Loan           Lease            Lease 1           Lease 2             Lease 3            Lease 4
---------   -------------   ---------------   --------------   -----------------   ---------------   -----------------
 Jan-02        15,945.57       17,923.45        53,958.91           16,950.56          18,505.02           6,724.21
 Feb-02        13,992.37       15,739.24        51,520.52           16,186.98          17,711.98           6,450.80
 Mar-02        12,013.19       13,539.20        49,069.45           15,419.19          16,914.52           6,175.74
 Apr-02        10,029.10       11,323.20        46,605.64           14,647.17          16,112.63           5,899.02
 May-02         8,026.87        9,091.14        44,129.01           13,870.89          15,306.28           5,620.63
 Jun-02         6,011.47        6,842.89        41,639.50           13,090.34          14,495.44           5,340.56
 Jul-02         3,978.70        4,578.34        39,137.05           12,305.48          13,680.09           5,058.80
 Aug-02         1,931.49        2,297.37        36,621.58           11,516.30          12,860.20           4,775.33
 Sep-02                                         34,093.03           10,722.77          12,035.75           4,490.15
 Oct-02                                         31,551.33            9,924.87          11,206.71           4,203.25
 Nov-02                                         28,996.41            9,122.57          10,373.06           3,914.62
 Dec-02                                         26,428.21            8,315.85           9,534.77           3,624.25

 Jan-03                                         23,846.65            7,504.68           8,691.82           3,332.13
 Feb-03                                         21,251.66            6,689.04           7,844.18           3,038.24
 Mar-03                                         18,643.18            5,868.90           6,991.82           2,742.58
 Apr-03                                         16,021.13            5,044.24           6,134.72           2,445.13
 May-03                                         13,385.45            4,215.04           5,272.85           2,145.89
 Jun-03                                         10,736.06            3,381.27           4,406.19           1,844.84
 Jul-03                                          8,072.89            2,542.90           3,534.70           1,541.98
 Aug-03                                          5,395.87            1,699.91           2,658.37           1,237.29
 Sep-03                                          2,704.93              852.28           1,777.16             930.76
 Oct-03                                                                                   891.05             622.38
 Nov-03                                                                                                      312.14
 Dec-03

 Jan-04
 Feb-04
 Mar-04
 Apr-04
---------   -------------   ---------------   --------------   -----------------   ---------------   -----------------

---------      -----------------   ---------------   ---------------   ----------------
                 Union Planters       Trust One         Trust One
                    Leasing             Bank              Bank
                    Econocom          Econocom          Econocom
  Date              Lease 5            Lease 6           Lease 7             Total
---------      -----------------   ---------------   ---------------   ----------------
 Jan-02             27,800.56        15,379.11          13,290.00           186,477.39
 Feb-02             26,712.39        14,800.95          12,850.15           175,965.38
 Mar-02             25,618.35        14,219.83          12,407.84           165,377.31
 Apr-02             24,518.42        13,635.73          11,963.06           154,733.97
 May-02             23,412.56        13,048.63          11,515.80           144,021.81
 Jun-02             22,300.74        12,458.52          11,066.05           133,245.51
 Jul-02             21,182.93        11,865.39          10,613.79           122,400.57
 Aug-02             20,059.09        11,269.22          10,159.00           111,489.58
 Sep-02             18,929.20        10,669.99           9,701.68           100,642.57
 Oct-02             17,793.22        10,067.69           9,241.81            93,988.88
 Nov-02             16,651.11         9,462.30           8,779.37            87,299.44
 Dec-02             15,502.85         8,853.81           8,314.35            80,574.09

 Jan-03             14,348.40         8,242.20           7,846.74            73,812.62
 Feb-03             13,187.73         7,627.45           7,376.52            67,014.82
 Mar-03             12,020.80         7,009.55           6,903.67            60,180.50
 Apr-03             10,847.58         6,388.48           6,428.19            53,309.47
 May-03              9,668.04         5,764.23           5,950.05            46,401.55
 Jun-03              8,482.14         5,136.78           5,469.25            39,456.53
 Jul-03              7,289.85         4,506.11           4,985.76            32,474.19
 Aug-03              6,091.14         3,872.21           4,499.58            25,454.37
 Sep-03              4,885.97         3,235.06           4,010.68            18,396.84
 Oct-03              3,674.30         2,594.64           3,519.06            11,301.43
 Nov-03              2,456.10         1,950.94           3,024.69             7,743.87
 Dec-03              1,231.34         1,303.94           2,527.56             5,062.84

 Jan-04                                 653.62           2,027.66             2,681.28
 Feb-04                                                  1,524.97             1,524.97
 Mar-04                                                  1,019.48             1,019.48
 Apr-04                                                    511.17               511.17
---------      -----------------   ---------------   ---------------   ----------------

[LOGO]THOUGHTWARE

Insurance Policies
Schedule 2.17
As of December 31, 2001

-------------------------------------------   ------------------------------------------------    ---------------      -------------
Underwriter                                   Type of Coverage                                    Coverage Limit        Deductable
-------------------------------------------   ------------------------------------------------    ---------------      -----------
St. Paul Fire and Marine Insurance Co.        Business Personal Property                              $500,000.00       $5,000.00
                                                   Blanket Earnings and Expense                       $500,000.00       $5,000.00

                                              Commercial General Liability
                                                   Each Occurrence                                  $1,000,000.00      $25,000.00
                                                   Premises Damage Limit                              $250,000.00      $25,000.00
                                                   Medical Expense                                     $10,000.00
                                                   Personal Injury and Advertising Injury           $1,000,000.00      $25,000.00
                                                   Products and Completed Work                      $2,000,000.00      $25,000.00
                                                   General Aggregate                                $2,000,000.00
                                              Hired Automobile Liability                            $1,000,000.00
                                                   Physical Damages                                    $35,000.00         $500.00
                                              Technology Umbrella Excess Liability                  $4,000,000.00      $10,000.00

                                              Workers Compensation and Employers Liability
                                                   Employers Liability Each Accident                  $500,000.00
                                                   Employers Liability Disease Each Employee          $500,000.00
                                                   Employers Liability Disease Policy Limit           $500,000.00

                                              Errors and Ommissions
                                                   Total Limit                                      $3,000,000.00
                                                   Each Wrongful Act                                $1,000,000.00

                                              Crime Protection                                        $100,000.00       $2,500.00

                                              Cybertech Liability                                   $1,000,000.00      $25,000.00

                                              Employee Benefit Plans Administration Liability
                                                   Each Wrongful Act                                  $500,000.00      $25,000.00
                                                   Total Limit                                      $1,500,000.00
-------------------------------------------   ------------------------------------------------    ---------------      -----------

[LOGO]THOUGHTWARE

Insurance Policies
Schedule 2.17
As of December 31, 2001

-------------------------------------------   ------------------------------------------------    ---------------      -------------
Underwriter                                   Type of Coverage                                    Coverage Limit       Deductable
-------------------------------------------   ------------------------------------------------    ---------------      -------------
-------------------------------------------   ------------------------------------------------    ---------------      -------------
Philadelphia Indemnity Insurance Co.          Directors & Officers                                  5,000,000.00         $25,000.00
-------------------------------------------   ------------------------------------------------    ---------------      -------------

-------------------------------------------   ------------------------------------------------    ---------------      -------------
Blue Cross\Blue Shield of Tennessee           Health Insurance
                                                   Individual                                       5,000,000.00          $1,000.00
                                                   Family                                           5,000,000.00          $2,000.00
-------------------------------------------   ------------------------------------------------    ---------------      -------------

-------------------------------------------   ------------------------------------------------    ---------------      -------------
Unum Life Insurance Company of America        Life Insurance                                         $175,000.00
                                              Disability and Accident per Month                        $9,000.00
-------------------------------------------   ------------------------------------------------    ---------------      -------------

-------------------------------------------   ------------------------------------------------    ---------------      -------------
Colonial Life & Accident Insurance Company    Additional Coverage Purchased by Employee
                                                   Life Insurance                                       Variable           Variable
                                                   Disability and Accident                              Variable           Variable
-------------------------------------------   ------------------------------------------------    ---------------      -------------

-------------------------------------------   ------------------------------------------------    ---------------      -------------
Humana                                        Additional Coverage Purchased by Employee
                                                   Dental                                               Variable           Variable
-------------------------------------------   ------------------------------------------------    ---------------      -------------

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED AS OF: 12/31/01
--------------------------------------------------------------------------------

DIVISION NO: 01    Memphis, TN

CUSTOMER/               INVOICE  DISCOUNT   DISCOUNT                                                                DAYS
INV DATE  INVOICE NO   DUE DATE  DUE DATE    AMOUNT     BALANCE    CURRENT    30 DAYS  60 DAYS  90 DAYS  120 DAYS   DELQ
0308211 Church Health Center               CONTACT:Teresa Bolton  PHONE:                 EXT:           CR LMT:       .00
 11/05/01   0015316- IN 11/05/01                  .00     129.00               129.00                                    56
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0308211 TOTALS:      .00     129.00       .00     129.00       .00      .00      .00

0601181  Farms.com                         CONTACT:               PHONE:                 EXT:           CR LMT:       .00

  9/07/01   0015258- IN 09/07/01                  .00   1,500.00                                         1,500.00       115
 10/02/01   0015279- IN 10/02/01                  .00   1,500.00                                         1,500.00        90
 11/01/01   0015300- IN 11/01/01                  .00   1,500.00                                         1,500.00        60
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0601181 TOTALS:      .00   4,500.00       .00        .00  1,500.00 3,000.00      .00

0605042 FedEx Services                     CONTACT:               PHONE:                 EXT:           CR LMT:       .00
 07/31/01   0015212- IN 07/31/01                  .00     258.00                                           258.00       153
 10/03/01   0015296- IN 10/03/01                  .00     387.00                         387.00                          89
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0605042 TOTALS:      .00     645.00       .00        .00    387.00      .00   258.00

0605043 FedEx Express                      CONTACT:               PHONE:                 EXT:           CR LMT:       .00
 04/18/01   0015096- IN 04/18/01                  .00   1,206.00                                         1,206.00       257
 04/24/01   0015095- IN 04/24/01                  .00     728.00                                           728.00       251
 12/19/01   0015345- IN 12/19/01                  .00   8,004.00  8,004.00                                               12
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0605043 TOTALS:      .00   9,938.00  8,004.00        .00       .00      .00 1,934.00

0605044 FedEx Ground                       CONTACT:               PHONE:                 EXT:           CR LMT:       .00
 08/21/01   0015249- IN 08/21/01                  .00     645.00    645.00        132
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0605044 TOTALS:      .00     645.00       .00        .00       .00      .00   645.00

0605046 FedEx Mexico                       CONTACT:               PHONE:                 EXT:           CR LMT:       .00
 12/05/01   0015341- IN 12/05/01                  .00     318.00    318.00                                               26
 12/12/01   0015344- IN 12/12/01                  .00     189.00    189.00                                               19
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0605046 TOTALS:      .00     507.00    507.00        .00       .00      .00      .00

0605048 FedEx Custom Critical              CONTACT:Kelly McCombs PHONE:                  EXT:           CR LMT:       .00
 10/26/01   0015298- IN 10/26/01                  .00     903.00                         903.00                          66

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:27 pm                                         Page: 1
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED AS OF: 12/31/01
--------------------------------------------------------------------------------

DIVISION NO: 01   Memphis, TN

CUSTOMER/               INVOICE  DISCOUNT   DISCOUNT                                                                DAYS
INV DATE  INVOICE NO   DUE DATE  DUE DATE    AMOUNT     BALANCE    CURRENT    30 DAYS  60 DAYS  90 DAYS  120 DAYS   DELQ
 12/05/01   0015339- IN 12/05/01                  .00     645.00    645.00                                               26
 12/12/01   0015343- IN 12/12/01                  .00     258.00    258.00                                               19
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0605048 TOTALS:      .00   1,806.00    903.00        .00    903.00      .00      .00

0809122 Hilton Hotel Corporation           CONTACT:               PHONE:               EXT:            CR LMT:        .00
 08/03/01   0015242- IN 08/03/01                  .00     129.00                                           129.00       150
 08/03/01   0015243- IN 08/03/01                  .00     129.00                                           129.00       150
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 0809122 TOTALS:      .00     258.00       .00        .00       .00      .00   258.00

1305042 Medtronic Sofamor Danek            CONTACT:               PHONE:               EXT:            CR LMT:        .00
 12/04/01   0015328- IN 12/04/01                  .00   2,625.00  2,625.00                                               27
                                             --------   --------  --------    -------  --------  ------- --------
                    CUSTOMER 1305042 TOTALS:      .00   2,625.00  2,625.00        .00       .00      .00      .00

1319030 MS Carriers                        CONTACT:               PHONE:                 EXT:           CR LMT:       .00
 12/04/01   0015329- IN 12/04/01                  .00  36,000.00 36,000.00                                               27
                                             --------  ---------  --------    -------  --------  ------- --------
                    CUSTOMER 1319030 TOTALS:      .00  36,000.00 36,000.00        .00       .00      .00      .00

1913092 Gyrus, Inc.                        CONTACT:               PHONE:                 EXT:           CR LMT:       .00
 12/12/01   0015342- IN 12/12/01                  .00   1,820.00  1,820.00                                               19
                                             --------  ---------  --------    -------  --------  ------- --------
                    CUSTOMER 1913092 TOTALS:      .00   1,820.00  1,820.00        .00       .00      .00      .00

1913093 Smith + Nephew, Inc                CONTACT:Gerald ThompsonPHONE:                 EXT:           CR LMT:       .00
 12/04/01   0015332- IN 12/04/01                  .00   3,500.00  3,500.00                                               27
                                             --------  ---------  --------    -------  --------  ------- --------
                    CUSTOMER 1913093 TOTALS:      .00   3,500.00  3,500.00        .00       .00      .00      .00

2008151 Thomas & Betts                     CONTACT:Holly Valkama  PHONE:                 EXT:           CR LMT:       .00
 12/04/01   0015333- IN 12/04/01                  .00   2,000.00  2,000.00                                               27
 12/04/01   0015334- IN 12/04/01                  .00   2,000.00  2,000.00                                               27
 12/04/01   0015335- IN 12/04/01                  .00   1,000.00  1,000.00                                               27
                                             --------  ---------  --------    -------  --------  ------- --------
                    CUSTOMER 2008151 TOTALS:      .00   5,000.00  5,000.00        .00       .00      .00      .00

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:27 pm                                         Page: 2
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED AS OF: 12/31/01
--------------------------------------------------------------------------------

DIVISION NO: 01   Memphis, TN

CUSTOMER/               INVOICE  DISCOUNT   DISCOUNT                                                                DAYS
INV DATE  INVOICE NO   DUE DATE  DUE DATE    AMOUNT     BALANCE    CURRENT    30 DAYS  60 DAYS  90 DAYS  120 DAYS   DELQ
2009130 Time Warner Communications         CONTACT:               PHONE:               EXT:            CR LMT:  .00
 11/07/01   0015321- IN 11/07/01                  .00   1,260.00             1,260.00                                    54
                                             --------  ---------  --------    -------  --------  ------- --------
                    CUSTOMER 2009130 TOTALS:      .00   1,260.00       .00   1,260.00       .00      .00      .00

2318060 Wright Medical Technology          CONTACT:               PHONE:               EXT:            CR LMT:  .00
 12/04/01   0015336- IN 12/04/01                  .00     750.00    750.00                                               27
                                             --------  ---------  --------    -------  --------  ------- --------
                    CUSTOMER 2318060 TOTALS:      .00     750.00    750.00        .00       .00      .00      .00
                                             --------  ---------  --------    -------  --------  ------- --------
                    DIVISION 01 TOTALS:           .00  69,383.00 59,109.00   1,389.00  2,790.00 3,000.00 3,095.00
          NUMBER OF CUSTOMERS:15

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:27 pm                                         Page: 3
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED AS OF: 12/31/01
--------------------------------------------------------------------------------

DIVISION NO: 02   Milford

CUSTOMER/               INVOICE  DISCOUNT   DISCOUNT                                                                DAYS
INV DATE  INVOICE NO   DUE DATE  DUE DATE    AMOUNT     BALANCE    CURRENT    30 DAYS  60 DAYS  90 DAYS  120 DAYS   DELQ
1605161 Peppers & Rogers Group             CONTACT:               PHONE:               EXT:            CR LMT:        .00
 11/01/01   0015313- IN 11/01/01                  .00   7,500.00                       7,500.00                          60
 11/01/01   0015314- IN 11/01/01                  .00     250.00                         250.00                          60
 12/04/01   0015337- IN 12/04/01                  .00   7,500.00  7,500.00                                               27
 12/04/01   0015338- IN 12/04/01                  .00     250.00    250.00                                               27
                                             --------  ---------  --------    -------  --------  ------- --------
                    CUSTOMER 1605161 TOTALS:      .00  15,500.00  7,750.00        .00  7,750.00      .00      .00
                                             --------  ---------  --------    -------  --------  ------- --------
                    DIVISION 02 TOTALS:           .00  15,500.00  7,750.00        .00  7,750.00      .00      .00
          NUMBER OF CUSTOMERS:1

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:27 pm                                         Page: 4
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS RECEIVABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED AS OF: 12/31/01
--------------------------------------------------------------------------------

DIVISION NO: 04   Los Angeles

CUSTOMER/               INVOICE  DISCOUNT   DISCOUNT                                                                DAYS
INV DATE  INVOICE NO   DUE DATE  DUE DATE    AMOUNT     BALANCE    CURRENT    30 DAYS  60 DAYS  90 DAYS  120 DAYS   DELQ
0821142 Hunter Industries, Inc.            CONTACT:               PHONE:               EXT:            CR LMT:        .00
 11/16/01   0015323- IN 11/16/01                  .00     680.00               680.00                                    45
 12/05/01   0015340- IN 12/05/01                  .00     255.00    255.00                                               26
                                             --------  --------- ---------   -------- --------- -------- --------
                    CUSTOMER 0821142 TOTALS:      .00     935.00    255.00     680.00       .00      .00      .00
                                             --------  --------- ---------   -------- --------- -------- --------
                    DIVISION 04 TOTALS:           .00     935.00    255.00     680.00       .00      .00      .00
          NUMBER OF CUSTOMERS: 1
                                             --------  --------- ---------   -------- --------- -------- --------
                    REPORT TOTALS:                .00  85,818.00 67,114.00   2,069.00 10,540.00 3,000.00 3,095.00
          NUMBER OF CUSTOMERS:17
                                             ========  =========  ========   ======== ========= ======== ========

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:27 pm                                         Page: 5
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
ADPI    ADP, Inc.
  694970       11/30/01   12/07     N      165.20          .00                   165.20
  694971       11/30/01   12/07     N       58.82          .00                    58.82
  711312       12/14/01   12/21     N       85.50          .00        85.50
  711313       12/14/01   12/21     N       41.27          .00        41.27
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR ADPI       TOTALS:          350.79          .00       126.77      224.02         .00           .00        .00

AMEX    AMEX Equipment Finance
  011001       10/02/01   11/01     N    1,602.10          .00                                           1,602.10
  112001       12/01/01   12/01     N    1,602.10          .00                             1,602.10
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR AMEX       TOTALS:        3,204.20          .00          .00    1,602.10         .00      1,602.10         .00

ARCH    Arch Wireless
  K5577707K    11/10/01   12/01     N       38.74          .00                    38.74
  K5577707L    12/10/01   12/31     N       39.32          .00        39.32
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR ARCH       TOTALS:           78.06          .00        39.32       38.74         .00           .00         .00

AT&T    AT&T
  G961636      08/01/01   08/01     N      560.08          .00                                                         560.08
  G976678      09/01/01   09/01     N      399.20          .00                                                         399.20
  G991827      10/01/01   10/01     N      405.62          .00                                             405.62
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR AT&T       TOTALS:        1,364.90          .00          .00         .00         .00        405.62      959.28

BANK    Bank of America
  27           12/01/01   12/15     N    2,078.47          .00                 2,078.47
  LATEFEE      12/06/01   12/06     N    1,039.20          .00     1,039.20
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR BANK       TOTALS:        3,117.67          .00     1,039.20    2,078.47         .00           .00         .00

BB&T    BB&T Insurance Services, Inc.
  870679       11/28/01   12/11     N    1,267.87          .00                 1,267.87
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR BB&T       TOTALS:        1,267.87          .00          .00    1,267.87         .00           .00         .00

BELL    BellSouth

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 1
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
  092901       09/29/01   10/29     N      124.78          .00                                             124.78
  102901       10/29/01   11/28     N      124.64          .00                               124.64
  112901       11/29/01   12/29     N      124.64          .00                   124.64
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR BELL       TOTALS:          374.06          .00          .00      124.64      124.64        124.78         .00

BLUE    Blue Cross Blue Shield
  120101       12/01/01   12/01     N    7,327.63          .00                 7,327.63
  120101-CM    12/01/01   12/01     N    3,543.68-         .00                 3,543.68-
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR BLUE       TOTALS:        3,783.95          .00          .00    3,783.95         .00           .00         .00

CARB    Carbon 14
  520          08/17/01   09/16     N       48.71          .00                                                          48.71
  543          08/28/01   09/27     N      952.60          .00                                                         952.60
  SO-CM        12/19/01   12/19     N      501.31-         .00       501.31-
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR CARB       TOTALS:          500.00          .00       501.31-        .00         .00           .00    1,001.31

CBRE    CB Richard Ellis
  2001-0822    12/06/01   12/06     N    2,160.81          .00     2,160.81
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR CBRE       TOTALS:        2,160.81          .00     2,160.81         .00         .00           .00         .00

CITI    Citizens Conferencing
  20282624     07/31/01   07/31     N    1,297.59          .00                                                       1,297.59
  20283669     07/31/01   08/30     N      168.92          .00                                                         168.92
  20303484     09/30/01   10/30     N      800.50          .00                                             800.50
  20304390     09/30/01   10/30     N       22.00          .00                                              22.00
  20305090     09/30/01   10/30     N       89.50          .00                                              89.50
  20321915     11/30/01   12/31     N      279.80          .00                   279.80
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR CITI       TOTALS:        2,658.31          .00          .00      279.80         .00        912.00    1,466.51

CITY    Treasurer, City of Memphis
  110101       11/01/01   11/30     N    2,848.81          .00                             2,848.81
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR CITY       TOTALS:        2,848.81          .00          .00         .00    2,848.81           .00         .00

COLO    Colonial

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 2
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
  101901       10/19/01   10/19     N      719.00          .00                               719.00
  393111901    11/19/01   12/01     N      511.78          .00                   511.78
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR COLO       TOTALS:        1,230.78          .00          .00      511.78      719.00           .00         .00

COMD    Comdisco Continuity SRVC
  00393393     08/20/01   09/01     N    1,187.00          .00                                                       1,187.00
  00405510     09/24/01   11/01     N    7,217.94          .00                                           7,217.94
  00408459     10/23/01   10/23     N    7,217.94          .00                             7,217.94
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR COMD       TOTALS:       15,622.88          .00          .00         .00    7,217.94      7,217.94    1,187.00

COMM    Commericial Refrigeration, Inc
  11630        03/23/01   04/22     N       97.48          .00                                                          97.48
  11642        03/19/01   04/18     N      348.43          .00                                                         348.43
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR COMM       TOTALS:          445.91          .00          .00         .00         .00           .00      445.91

COPY    CopyFax Inc
  5877         12/05/01   12/05     N       66.25          .00        66.25
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR COPY       TOTALS:           66.25          .00        66.25         .00         .00           .00         .00

CORS    Corporate Security, Inc
  280912       10/01/01   10/01     N      500.00          .00                                             500.00
  281111       11/01/01   11/01     N      500.00          .00                               500.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR CORS       TOTALS:        1,000.00          .00          .00          00      500.00        500.00         .00

DELL    Dell Financial Services
  15916914     11/10/01   12/05     N      257.60          .00                   257.60
  15970152     11/14/01   12/07     N      972.33          .00                   972.33
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR DELL       TOTALS:        1,229.93          .00          .00    1,229.93         .00           .00         .00

DIRE    DirectTV
  0024         10/01/01   11/01     N       30.71          .00                                              30.71
  0025         11/01/01   12/01     N       35.71          .00                                35.71

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 3
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR DIRE       TOTALS:           66.42          .00          .00         .00       35.71         30.71         .00

ERNST   Ernst & Young
  21269880     10/09/01   10/09     N    9,011.00          .00                             9,011.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR ERNST      TOTALS:        9,011.00          .00          .00         .00    9,011.00           .00         .00

FEDA    Federal Alarm Company
  41791        10/19/01   11/08     N       60.00          .00                                60.00
  42541        11/20/01   12/10     N       60.00          .00                    60.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR FEDA       TOTALS:          120.00          .00          .00       60.00       60.00           .00         .00

FEDX    Federal Express
  400014968    10/31/01   11/15     N       21.96          .00                                              21.96
  505504908    09/20/01   10/05     N      135.95          .00                                                         135.95
  505618700    09/27/01   10/12     N       48.63          .00                                                          48.63
  505736538    10/04/01   10/19     N       19.42          .00                                              19.42
  595287365    10/03/01   10/18     N       46.75          .00                                              46.75
  595317305    10/10/01   10/25     N       69.23          .00                                              69.23
  595351160    10/17/01   11/01     N       31.20          .00                                              31.20
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR FEDX       TOTALS:          373.14          .00          .00         .00      188.56        184.58         .00

GECA    GE Capital
  31025879     10/07/01   11/01     N      182.26          .00                               182.26
  31263432     11/07/01   11/07     N      182.26          .00                   182.26
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR GECA       TOTALS:          364.52          .00          .00      182.26      182.26           .00         .00

GOOD    Goodman, Lisa
  110801A      11/08/01   11/08     N    1,353.90          .00                 1,353.90
  110801B      11/08/01   11/08     N      796.35          .00                   796.35
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR GOOD       TOTALS:        2,150.25          .00          .00    2,150.25         .00           .00         .00

GREA    GreatAmerica Leasing Corp.
  112001       10/19/01   11/20     N      109.18          .00                               109.18

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 4
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
  120101       12/01/01   12/20     N      109.18          .00                   109.18
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR GREA       TOTALS:          218.36          .00          .00      109.18      109.18           .00         .00

GREE    Greenwood Performance Systems
  011029       10/05/01   10/05     N      914.00          .00                               914.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR GREE       TOTALS:          914.00          .00          .00         .00      914.00           .00         .00

GUAR    Guardsmark
  1145308      11/03/01   12/03     N    1,277.50          .00                 1,277.50
  1146307      11/10/01   12/10     N    1,487.50          .00                 1,487.50
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR GUAR       TOTALS:        2,765.00          .00          .00    2,765.00         .00           .00         .00

HAVI    Havill, Michael S.
  121201       12/12/01   12/12     N      108.28          .00       108.28
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR HAVI       TOTALS:          108.28          .00       108.28         .00         .00           .00         .00

HUMA    Humana
  092001       09/20/01   09/20     N    1,516.94          .00                                                       1,516.94
  092001-CM    09/20/01   10/01     N    4,241.05-         .00                                                       4,241.05-
  110101       10/29/01   11/01     N    1,765.69          .00                                           1,765.69
  120101       12/01/01   12/01     N    1,438.02          .00                             1,438.02
  120101-CM    12/01/01   12/01     N      261.71-         .00                               261.71-
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR HUMA       TOTALS:          217.89          .00          .00    1,176.31    1,765.69      2,724.11-        .00

IEZZ    Iezzi, Frank
  121801       12/18/01   12/18     N      111.62          .00       111.62
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR IEZZ       TOTALS:          111.62          .00       111.62         .00         .00           .00         .00

KEYC    Key Credit Corporation
  105385160    09/08/01   09/30     N      162.21          .00                                             162.21
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR KEYC       TOTALS:          162.21          .00          .00         .00         .00        162.21         .00

KINK    Kinkos

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 5
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
  88269        08/29/01   08/29     N      375.91          .00                                                         375.91
  88537        10/16/01   11/15     N      163.25          .00                               163.25
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR KINK       TOTALS:          539.16          .00          .00         .00      163.25           .00      375.91

KNOW    KnowledgeWire
  093001       09/30/01   09/30     N    9,800.00          .00                                           9,800.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR KNOW       TOTALS:        9,800.00          .00          .00         .00         .00      9,800.00         .00

LAMB    Lambert's Coffee
  067424       10/24/01   11/23     N       64.84          .00                                64.84
  067692       11/20/01   12/19     N       74.53          .00                    74.53
  067939       12/18/01   01/17     N       79.94          .00        79.94
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR LAMB       TOTALS:          219.31          .00        79.94       74.53       64.84           .00         .00

LEGA    Legacy Partners Management LP
  050101-2     05/01/01   05/01     N   10,327.51          .00                                                      10,327.51
  120101       12/01/01   12/01     N    7,398.00          .00                 7,398.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR LEGA        TOTALS:      17,725.51          .00          .00    7,398.00         .00           .00   10,327.51

MEMGR   Memphis G'town Fairfield Inn
  209-2EM      10/14/01   11/13     N      595.98          .00                               595.98
  214-2EM      10/19/01   11/18     N      175.02          .00                               175.02
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR MEMGR      TOTALS:          771.00          .00          .00         .00      771.00           .00         .00

MIND    MindLeaders.com
  093001       09/30/01   09/30     N   13,539.50          .00                                          13,539.50
  103101       10/31/01   10/31     N    4,419.00          .00                             4,419.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR MIND       TOTALS:       17,958.50          .00          .00         .00    4,419.00     13,539.50         .00

PBCC    PBCC
  092801       09/28/01   10/18     N      215.00          .00                                             215.00
  102601       10/26/01   10/26     N      330.00          .00                               330.00
  112801       11/28/01   11/28     N      205.00          .00                   205.00

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 6
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
  4714291-SP   09/24/01   10/10     N      180.78          .00                                             180.78
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR PBCC       TOTALS:          930.78          .00          .00      205.00      330.00        395.78         .00

ROSS    Ross, Corey
  007          12/19/01   12/19     N    1,375.11          .00     1,375.11
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR ROSS       TOTALS:        1,375.11          .00     1,375.11         .00         .00           .00         .00

SIBE    Sibernetics Marketing Systems
  6058         06/25/01   07/24     N    3,507.75          .00                                                       3,507.75
  6060         06/27/01   07/26     N    8,757.60          .00                                                       8,757.60
  6060-CM      11/30/01   11/30     N    8,757.60-         .00                             8,757.60-
  6067         07/27/01   08/26     N    2,647.40          .00                                                       2,647.40
  SO-CM        12/06/01   12/06     N    2,155.15-         .00     2,155.15-
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR SIBE       TOTALS:        4,000.00          .00     2,155.15-   8,757.60-        .00           .00   14,912.75

SOUT    Southeastern Telecom, Inc.
  167140       09/07/01   09/07     N      548.65          .00                                             548.65
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR SOUT       TOTALS:          548.65          .00          .00         .00         .00        548.65         .00

SPRI    Sprint PCS
  081201       08/12/01   09/07     N      377.07          .00                                                         377.07
  091101       09/11/01   10/08     N      165.24          .00                                             165.24
  101101       10/11/01   11/06     N      148.37          .00                               148.37
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR SPRI       TOTALS:          690.68          .00          .00         .00      148.37        165.24      377.07

STRA    Strategic Learning
  4387         12/12/01   12/12     N      623.66          .00       623.66
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR STRA       TOTALS:          623.66          .00       623.66         .00         .00           .00         .00

SWIS    Swisher
  9185272      11/19/01   11/19     N       16.00          .00                    16.00
  9274452      12/03/01   01/02     N       16.00          .00        16.00
  9358853      12/17/01   12/17     N       16.00          .00        16.00

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 7
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR SWIS       TOTALS:           48.00          .00        32.00       16.00         .00           .00         .00

SWPG    Southwest Performance Group
  21-391       11/27/01   12/26     N      478.45          .00                   478.45
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR SWPG       TOTALS:          478.45          .00          .00      478.45         .00           .00         .00

THEA    CitiCapital (SM)
  3245986      11/08/01   12/01     N    2,314.16          .00                 2,314.16
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR THEA       TOTALS:        2,314.16          .00          .00    2,314.16         .00           .00         .00

TIME    Time Warner Telecom
  101501       10/15/01   11/14     N    5,423.59          .00                             5,423.59
  111501       11/15/01   12/14     N    5,799.32          .00                 5,799.32
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR TIME       TOTALS:       11,222.91          .00          .00    5,799.32    5,423.59           .00         .00

TRUS    Trust One Bank
  16599        10/22/01   12/01     N    2,943.35          .00                             2,943.35
  16600        10/22/01   12/01     N      711.22          .00                               711.22
  16601        10/22/01   12/01     N      556.41          .00                               556.41
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR TRUS       TOTALS:        4,210.98          .00          .00         .00    4,210.98           .00         .00

UNIL    Union Planters Leasing
  16595        10/22/01   12/01     N      927.72          .00                               927.72
  16596        10/22/01   12/01     N      969.92          .00                               969.92
  16597        10/22/01   10/22     N      339.91          .00                               339.91
  27700        10/22/01   12/01     N    1,333.32          .00                             1,333.32
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR UNIL       TOTALS:        3,570.87          .00          .00         .00    3,570.87           .00         .00

UNIR    Union Planters Bank Trustee
  112801       11/28/01   11/28     N    1,177.85          .00                 1,177.85
  4003068001   10/09/01   11/08     N      625.00          .00                               625.00

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 8
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR UNIR       TOTALS:        1,802.85          .00          .00    1,177.85      625.00           .00         .00

UNIV    University of Memphis
  909157       05/11/01   05/11     N    3,025.96          .00                                                       3,025.96
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR UNIV       TOTALS:        3,025.96          .00          .00         .00         .00           .00    3,025.96

UNUM    UNUM
  091001       09/10/01   09/10     N    1,837.46          .00                                           1,837.46
  101101       10/11/01   11/01     N    1,837.46          .00                             1,837.46
  101101-CM    10/11/01   10/11     N   3,728.58-          .00                             3,728.58-
  111201       11/12/01   11/12     N    1,837.46          .00                 1,837.46
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR UNUM       TOTALS:        1,783.80          .00          .00    1,837.46    1,891.12-     1,837.46         .00

USLE    US LEC Corp.
  225129       08/10/01   09/07     N    1,792.28          .00                                                       1,792.28
  237864       09/10/01   10/08     N    1,297.95          .00                                           1,297.95
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR USLE       TOTALS         3,090.23          .00          .00         .00         .00      1,297.95    1,792.28

VASS    Vassar, Trish
  121701       12/17/01   12/17     N       68.55          .00        68.55
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR VASS       TOTALS:           68.55          .00        68.55         .00         .00           .00         .00

VIAC    Via Courier
  1105012041   11/05/01   12/04     N       25.00          .00                    25.00
  1119012041   11/19/01   12/18     N       40.00          .00                    40.00
  1204012041   12/04/01   01/03     N       20.00          .00        20.00
  1207012041   12/17/01   01/16     N       40.00          .00        40.00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR VIAC       TOTALS:          125.00          .00        60.00       65.00         .00           .00         .00

WARI    Glankler Brown, PLLC
  149133       04/23/01   04/23     N   16,159.72          .00                                                      16,159.72
  149454       05/31/01   05/31     N   16,758.76          .00                                                      16,758.76
  150298       07/23/01   07/23     N   13,181.00          .00                                                      13,181.00

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                         Page: 9
Application Date: 12/31/01                            User: FJ / Frederick Joure

--------------------------------------------------------------------------------
                                                  ThoughtWare Technologies, Inc.
--------------------------------------------------------------------------------
ACCOUNTS PAYABLE AGED INVOICE REPORT
                                        ALL OPEN INVOICES - AGED BY INVOICE DATE
--------------------------------------------------------------------------------

                      DATES         H
VENDOR/        ---------------------L     INVOICE     DISCOUNT
INVOICE NO.    INVOICE    DUE DSCNT D     BALANCE       AMOUNT      CURRENT     30 DAYS     60 DAYS       90 DAYS    120 DAYS
  171609       11/07/01   12/07     N    1,330.00          .00                 1,330.00
  172632       12/06/01   01/05     N      387.97          .00       387.97
  172637       12/06/01   01/05     N    7,055.47          .00     7,055.47
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR WARI       TOTALS:       54,872.92          .00     7,443.44    1,330.00         .00           .00   46,099.48

WEBE    WebEx
  1001316      11/12/01   12/12     N      275.00          .00                   275.00
  101533       10/25/01   11/24     N      181.25          .00                               181.25
  314785       10/06/01   11/05     N      600.75          .00                               600.75
  319053       11/06/01   12/05     N      600.00          .00                   600.00
  99611        10/05/01   11/04     N      343.75          .00                               343.75
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR WEBE       TOTALS:        2,000.75          .00          .00      875.00    1,125.75           .00         .00

YULE    Yuletide Office Supply
  1721811-1    09/19/01   10/18     N       71.38          .00                                              71.38
  17222295-0   09/24/01   10/23     N       10.33          .00                                              10.33
  1723567-0    10/01/01   10/31     N       28.48          .00                                              28.48
  1732504-0    12/04/01   01/03     N       33.69          .00        33.69
  1733282-0    12/10/01   01/09     N      141.84          .00       141.84
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
        VENDOR YULE       TOTALS:          285.72          .00       175.53         .00         .00        110.19         .00
                                       ----------   ----------    ---------   ---------   ---------     ---------   ---------
                   REPORT TOTALS:      201,971.38          .00    10,854.02   30,397.47   42,638.32     36,110.60   81,970.97
                                       ==========   ==========    =========   =========   =========     =========   =========

--------------------------------------------------------------------------------
System Date: 12/20/01 / 10:28 pm                                        Page: 10
Application Date: 12/31/01                            User: FJ / Frederick Joure

[LOGO]THOUGHTWARE

Adjustments to Accounts Payable
Schedule 2.19
As of December 31, 2001

Accounts Payable Balance per Schedule 2.19                           $201,971.38

Invoices not recorded in Schedule 2.19
   SunTrust Robinson Humphrey
      123101                12/31/2001                    10,000.00

Disputed Invoices/Amounts not recorded in Schedule 2.19
     University of Memphis
     Invoice #     Invoice Date
      518595           12/31/1999             1,000.00
      582401            4/30/2000             1,700.00
      629242            8/30/2000            13,723.58
      732636           10/30/2000             1,700.00
      850421           12/31/2000               850.00
      874598            2/28/2001               850.00
      884158            3/31/2001               850.00
      938939           11/30/2000               850.00
      940035            8/30/2000             1,700.00
                                                          23,223.58
NETG

   170721-CM            7/20/2001                         26,500.00

International Data Corporation

      122701           12/27/2001                         25,000.00

Reversal of credit memos applied against disputed invoices recorded in Schedule 2.19

     Sibernetics Marketing Systems
        CM #            CM Date
     6060-CM           11/30/2001             8,757.60
     SO-CM              12/6/2001             2,647.40
                                                          11,405.00
     Total Adjustments to Schedule 2.19                               $96,128.58

     Adjusted Schedule 2.19 Total                                    $298,099.96

[LOGO]THOUGHTWARE

Balance Sheet
December 31, 2000

                                                   -----------      -----------       -----------      -----------      -----------
Assets                                               January          February           March             April             May
Current Assets
     Cash                                            11,543.70        25,976.22         33,818.28        20,660.23        10,497.26
     Restricted Cash (CD)                                 0.00             0.00              0.00             0.00             0.00
     Accounts Receivable - Net                      345,696.42       261,840.45        277,018.02       273,691.26       281,887.72
     Pre-Paid Expense & Other Assets                 37,063.91        73,011.58        103,442.94       127,364.95       138,287.48
                                                   -----------      -----------       -----------      -----------      -----------
Total Current Assets                               $394,304.03      $360,828.25       $414,279.24      $421,716.44      $430,672.46

Fixed Assets

     Furniture Fixtures & Equipment                 431,889.95       428,829.51        428,829.51       428,829.51       428,829.51
     Less: Accumulated Depreciation                (83,526.34)      (88,453.75)       (93,381.19)      (98,308.57)     (103,234.59)
     Computer Purchases                              87,107.55        87,107.55         87,107.55        87,107.55        87,107.55
     Less: Accumulated Depreciation                (59,783.64)      (62,039.47)       (64,295.35)      (66,551.13)      (68,806.96)
     Leasehold Improvements                               0.00             0.00              0.00             0.00             0.00
     Less: Accumulated Depreciation                 (3,069.29)       (3,693.91)        (4,318.53)       (4,943.15)       (5,567.77)
     Software                                         1,500.00        16,500.00         24,500.00        30,500.00        45,500.00
     Less Accumulated Depreciation                        0.00          (83.33)        (1,000.00)       (2,361.11)       (4,055.55)
                                                   -----------      -----------       -----------      -----------      -----------
Total Fixed Assets                                 $374,118.23      $378,166.60       $377,441.99      $374,273.10      $379,772.19
                                                   -----------      -----------       -----------      -----------      -----------
Total Assets                                       $768,422.26      $738,994.85       $791,721.23      $795,989.54      $810,444.65
                                                   ===========      ===========       ===========      ===========      ===========

Liabilities and Equity

     Accounts Payable                                72,217.05        53,816.65         72,647.04        84,085.26        80,587.10
     Deferred Revenue and Accrued Liabilities       111,582.60       148,063.22        217,869.68       312,845.82       354,760.58
     Capitalized Leases                              65,532.13        63,349.76         61,154.08        60,674.24        58,451.64
     Long-Term Debt                                 270,060.01       257,793.72        245,964.28       204,219.39       210,699.33
     Dividend Payable - Preferred                         0.00             0.00              0.00             0.00             0.00
                                                   -----------      -----------       -----------      -----------      -----------
Total Liabilities                                  $519,391.79      $523,023.35       $597,635.08      $661,824.71      $704,498.65
                                                   -----------      -----------       -----------      -----------      -----------

Equity

     Capital Stock                                    1,000.00         1,000.00          1,000.00         1,000.00         1,000.00
     Capital Stock - B                                      --               --                --               --               --
     Preferred Stock                                        --               --                --               --               --
     Stock Subscriptions                                    --               --                --               --               --
     Preferred Dividends                                    --               --                --               --               --
     Net Income                                    (35,062.56)      (68,121.53)       (90,006.88)     (149,928.20)     (178,147.03)
     Retained Earnings                              283,093.03       283,093.03        283,093.03       283,093.03       283,093.03
     Total Equity                                  $249,030.47      $215,971.50       $194,086.15      $134,164.83      $105,946.00
                                                   -----------      -----------       -----------      -----------      -----------
Total Liabilities and Equity                       $768,422.26      $738,994.85       $791,721.23      $795,989.54      $810,444.65
                                                   ===========      ===========       ===========      ===========      ===========

                                                 -----------    -------------    -------------    -------------     -------------
Assets                                                June             July            August          September         October
Current Assets
     Cash                                           34,197.75     3,862,372.45     3,541,562.04     3,318,449.29      3,108,007.47
     Restricted Cash (CD)                                0.00             0.00             0.00             0.00              0.00
     Accounts Receivable - Net                     386,378.88       467,238.69       554,570.44       522,932.60        540,524.59
     Pre-Paid Expense & Other Assets               160,249.71       181,624.97       227,272.45       240,551.31        270,673.26
                                                  -----------    -------------    -------------    -------------     -------------
Total Current Assets                              $580,826.34    $4,511,236.11    $4,323,404.93    $4,081,933.20     $3,919,205.32

Fixed Assets

     Furniture Fixtures & Equipment                429,291.33       429,291.33       433,115.41       435,675.96        438,192.71
     Less: Accumulated Depreciation              (108,170.46)     (113,106.19)     (118,042.01)     (123,089.64)      (128,175.12)
     Computer Purchases                             87,107.55        90,587.55        91,351.63        91,351.63         91,351.63
     Less: Accumulated Depreciation               (71,062.84)      (73,318.62)      (75,715.91)      (78,113.26)       (80,546.13)
     Leasehold Improvements                              0.00             0.00             0.00             0.00              0.00
     Less: Accumulated Depreciation                (6,192.39)       (6,817.01)       (7,441.63)       (8,066.25)        (8,690.87)
     Software                                       63,500.00        90,500.00       110,500.00       137,376.91        174,859.26
     Less Accumulated Depreciation                 (6,583.33)      (10,111.12)      (15,138.88)      (21,277.77)       (28,909.83)
                                                  -----------    -------------    -------------    -------------     -------------
Total Fixed Assets                                $387,889.86      $407,025.94      $418,628.61      $433,857.58       $458,081.65
                                                  -----------    -------------    -------------    -------------     -------------
Total Assets                                      $968,716.20    $4,918,262.05    $4,742,033.54    $4,515,790.78     $4,377,286.97
                                                  ===========    =============    =============    =============     =============

Liabilities and Equity

     Accounts Payable                               86,588.01        57,320.73        77,571.36       100,731.41        140,497.35
     Deferred Revenue and Accrued Liabilities      505,014.51       748,445.27       758,676.26       800,002.94        907,134.93
     Capitalized Leases                             56,452.10        54,548.03        52,739.34        50,807.56         48,861.78
     Long-Term Debt                                234,941.77       128,055.37        48,613.35        45,290.77         43,594.76
     Dividend Payable - Preferred                        0.00        35,809.06             0.00        55,054.00         81,721.00
                                                  -----------    -------------    -------------    -------------     -------------
Total Liabilities                                 $882,996.39    $1,024,178.46      $937,600.31    $1,051,886.68     $1,221,809.82
                                                  -----------    -------------    -------------    -------------     -------------

Equity

     Capital Stock                                    1,000.00         1,000.00          1,000.00         1,000.00         1,000.00
     Capital Stock - B                                      --               --                --               --               --
     Preferred Stock                                        --               --                --               --               --
     Stock Subscriptions                                    --               --                --               --               --
     Preferred Dividends                                    --               --                --               --               --
     Net Income                                    (35,062.56)      (68,121.53)       (90,006.88)     (149,928.20)     (178,147.03)
     Retained Earnings                              283,093.03       283,093.03        283,093.03       283,093.03       283,093.03
     Total Equity                                  $249,030.47      $215,971.50       $194,086.15      $134,164.83      $105,946.00
                                                   -----------      -----------       -----------      -----------      -----------
Total Liabilities and Equity                       $768,422.26      $738,994.85       $791,721.23      $795,989.54      $810,444.65
                                                   ===========      ===========       ===========      ===========      ===========
                                                   -------------    -------------
Assets                                                 November         December
Current Assets
     Cash                                           2,546,390.02     2,341,573.18
     Restricted Cash (CD)                                   0.00        75,000.00
     Accounts Receivable - Net                        631,884.02       515,195.05
     Pre-Paid Expense & Other Assets                  392,952.97       137,837.65
                                                   -------------    -------------
Total Current Assets                               $3,571,227.01    $3,069,605.88

Fixed Assets

     Furniture Fixtures & Equipment                   448,529.16       114,312.64
     Less: Accumulated Depreciation                 (133,392.65)      (20,866.98)
     Computer Purchases                               259,542.67       220,963.46
     Less: Accumulated Depreciation                  (87,151.58)      (50,629.14)
     Leasehold Improvements                             3,423.13             0.00
     Less: Accumulated Depreciation                   (9,336.23)             0.00
     Software                                         204,524.42        57,170.26
     Less Accumulated Depreciation                   (38,647.99)       (2,800.35)
                                                   -------------    -------------
Total Fixed Assets                                   $647,490.93      $318,149.89
                                                   -------------    -------------
Total Assets                                       $4,218,717.94    $3,387,755.77
                                                   =============    =============

Liabilities and Equity

     Accounts Payable                                  85,305.80       291,376.70
     Deferred Revenue and Accrued Liabilities       1,153,106.37     1,298,339.08
     Capitalized Leases                               189,409.99       183,086.79
     Long-Term Debt                                    41,898.75        41,898.75
     Dividend Payable - Preferred                     108,388.00       132,332.00
                                                   -------------    -------------
Total Liabilities                                  $1,578,108.91    $1,947,033.32
                                                   -------------    -------------

Equity

     Capital Stock                                     14,250.00       266,875.00
     Capital Stock - B                              3,888,300.11     4,392,325.11
     Preferred Stock                                          --     (504,025.00)
     Stock Subscriptions                                      --     (125,000.00)
     Preferred Dividends                            (108,388.00)     (132,332.00)
     Net Income                                    1,400,837.05)   (2,704,404.63)
     Retained Earnings                                247,283.97       247,283.97
     Total Equity                                  $2,640,609.03    $1,440,722.45
                                                   -------------    -------------
Total Liabilities and Equity                       $4,218,717.94    $3,387,755.77
                                                   =============    =============

[LOGO]THOUGHTWARE

Balance Sheet
December 31, 2001

                                               --------------    --------------   --------------   --------------    --------------
Assets                                              January           February           March            April             May
Current Assets
     Cash                                        1,773,834.40      1,383,094.21       699,142.57       173,939.22      2,879,909.88
     Restricted Cash (CD)                           75,000.00         75,000.00        75,000.00        75,000.00         75,000.00
     Accounts Receivable - Net                     423,103.53        480,936.99       536,045.47       629,393.30        488,263.14
     Pre-Paid Expense & Other Assets               153,261.09        164,298.88       206,434.16       323,927.94        321,756.97
                                               --------------    --------------   --------------   --------------    --------------
Total Current Assets                            $2,425,199.02     $2,103,330.08    $1,516,622.20    $1,202,260.46     $3,764,929.99

Fixed Assets
     Furniture Fixtures & Equipment                134,727.81        148,974.49       165,576.48       170,999.18        172,893.89
     Less: Accumulated Depreciation               (22,655.43)       (24,919.77)      (27,589.66)      (30,116.14)       (32,574.10)
     Computer Purchases                            231,157.46        259,610.09       277,070.09       277,721.02        285,611.70
     Less: Accumulated Depreciation               (48,802.84)       (56,844.58)      (65,510.97)      (73,279.69)       (82,090.09)
     Leasehold Improvements                              0.00              0.00         5,082.29         5,082.29         26,362.29
     Less: Accumulated Depreciation                      0.00              0.00         (356.86)         (475.81)        (2,368.10)
     Software                                       57,170.26         57,170.26        57,170.26        57,170.26         57,170.26
     Less Accumulated Depreciation                 (4,388.41)        (5,976.47)       (7,564.54)       (9,152.60)       (10,740.66)
                                               --------------    --------------   --------------   --------------    --------------
Total Fixed Assets                                $347,208.85       $378,014.02      $403,877.09      $397,948.51       $414,265.19
                                               --------------    --------------   --------------   --------------    --------------
Total Assets                                    $2,772,407.87     $2,481,344.10    $1,920,499.29    $1,600,208.97     $4,179,195.18
                                               ==============    ==============   ==============   ==============    ==============

Liabilities and Equity

     Accounts Payable                              118,298.43         60,469.09       147,105.89       251,311.20        284,291.94
     Deferred Revenue and Accrued Liabilities    1,217,496.76      1,278,213.70     1,197,126.52     1,197,308.84      1,031,753.23
     Capitalized Leases                            188,553.08        221,940.11       235,884.10       228,216.01        220,513.03
     Long-Term Debt                                 38,282.34         36,504.62        34,685.19        32,879.21         31,050.71
     Dividend Payable - Preferred                  161,722.00        215,056.00       241,723.00       268,390.00        295,057.00
                                               --------------    --------------   --------------   --------------    --------------
Total Liabilities                               $1,724,352.61     $1,812,183.52    $1,856,524.70    $1,978,105.26     $1,862,665.91
                                               --------------    --------------   --------------   --------------    --------------

Equity

     Capital Stock                                 266,875.00        285,625.00       291,875.00       291,875.00        291,875.00
     Capital Stock - B                           4,392,325.11      4,392,325.11     4,392,325.11     4,392,325.11      4,392,325.11
     Preferred Stock                             (504,025.00)      (504,025.00)     (504,025.00)     (504,025.00)      2,680,975.00
     Stock Subscriptions                         (125,000.00)      (125,000.00)     (125,000.00)     (125,000.00)      (125,000.00)
     Preferred Dividends                         (161,722.00)      (215,056.00)     (241,723.00)     (268,390.00)      (295,057.00)
     Net Income                                  (363,277.19)      (707,587.87)   (1,292,356.86)   (1,707,560.74)    (2,171,468.18)
     Retained Earnings                         (2,457,120.66)    (2,457,120.66)   (2,457,120.66)   (2,457,120.66)    (2,457,120.66)
     Total Equity                               $1,048,055.26       $669,160.58       $63,974.59    ($377,896.29)     $2,316,529.27
                                               --------------    --------------   --------------   --------------    --------------
Total Liabilities and Equity                    $2,772,407.87     $2,481,344.10    $1,920,499.29    $1,600,208.97     $4,179,195.18
                                               ==============    ==============   ==============   ==============    ==============

                                               --------------   --------------   --------------   --------------    --------------
Assets                                                June             July            August          September         October
Current Assets
     Cash                                        2,215,190.05     1,604,468.40     1,102,367.76       695,381.87        500,711.27
     Restricted Cash (CD)                           75,000.00        75,000.00        75,000.00        75,000.00         75,000.00
     Accounts Receivable - Net                     498,184.71       480,368.51       474,468.03       484,491.92        128,432.03
     Pre-Paid Expense & Other Assets               212,444.98       330,133.68       240,916.22       256,777.19        336,594.48
                                               --------------   --------------   --------------   --------------    --------------
Total Current Assets                            $3,000,819.74    $2,489,970.59    $1,892,752.01    $1,511,650.98     $1,040,737.78

Fixed Assets
     Furniture Fixtures & Equipment                172,893.89       172,893.89       172,893.89       172,893.89        172,893.89
     Less: Accumulated Depreciation               (34,915.52)      (37,256.94)      (39,598.36)      (41,939.79)       (44,281.21)
     Computer Purchases                            302,427.09       302,427.09       302,427.09       302,427.09        302,427.09
     Less: Accumulated Depreciation               (92,826.32)     (101,227.07)     (109,627.82)     (118,028.58)      (126,429.33)
     Leasehold Improvements                         26,362.29        26,362.29        26,362.29        26,362.29         26,362.29
     Less: Accumulated Depreciation                (2,841.72)       (3,315.33)       (3,788.95)       (4,262.57)        (4,736.19)
     Software                                       57,170.26        57,170.26        57,170.26        57,170.26         57,170.26
     Less Accumulated Depreciation                (12,328.73)      (13,916.79)      (15,504.85)      (17,092.91)       (18,680.98)
                                               --------------   --------------   --------------   --------------    --------------
Total Fixed Assets                                $415,941.24      $403,137.40      $390,333.55      $377,529.68       $364,725.82
                                               --------------   --------------   --------------   --------------    --------------
Total Assets                                    $3,416,760.98    $2,893,107.99    $2,283,085.56    $1,889,180.66     $1,405,463.60
                                               ==============   ==============   ==============   ==============    ==============

Liabilities and Equity

     Accounts Payable                              226,034.62       310,393.61       241,485.72       238,547.86        231,242.41
     Deferred Revenue and Accrued Liabilities      795,354.94       756,825.37       592,405.38       566,259.97        143,838.00
     Capitalized Leases                            229,066.33       220,849.79       212,585.22       204,272.32        195,910.82
     Long-Term Debt                                 29,216.18        27,359.83        25,496.31        23,618.14         21,719.23
     Dividend Payable - Preferred                  343,057.00       391,057.00       439,057.00       487,057.00        535,057.00
                                               --------------   --------------   --------------   --------------    --------------
Total Liabilities                               $1,622,729.07    $1,706,485.60    $1,511,029.63    $1,519,755.29     $1,127,767.46
                                               --------------   --------------   --------------   --------------    --------------

Equity

     Capital Stock                                 291,875.00       291,875.00       291,875.00       291,875.00        291,875.00
     Capital Stock - B                           4,392,325.11     4,392,325.11     4,392,325.11     4,392,325.11      4,392,325.11
     Preferred Stock                             2,680,975.00     2,680,975.00     2,680,975.00     2,680,975.00      2,680,975.00
     Stock Subscriptions                         (125,000.00)     (125,000.00)     (125,000.00)     (125,000.00)      (125,000.00)
     Preferred Dividends                         (343,057.00)     (391,057.00)     (439,057.00)     (487,057.00)      (535,057.00)
     Net Income                                (2,645,965.54)   (3,205,375.06)   (3,571,941.52)   (3,926,572.08)    (3,970,301.31)
     Retained Earnings                         (2,457,120.66)   (2,457,120.66)   (2,457,120.66)   (2,457,120.66)    (2,457,120.66)
     Total Equity                               $1,794,031.91    $1,186,622.39      $772,055.93      $369,425.37       $277,696.14
                                               --------------   --------------   --------------   --------------    --------------
Total Liabilities and Equity                    $3,416,760.98    $2,893,107.99    $2,283,085.56    $1,889,180.66     $1,405,463.60
                                               ==============   ==============   ==============   ==============    ==============
                                               --------------   --------------
Assets                                              November         December
Current Assets
     Cash                                          289,240.87       207,043.26
     Restricted Cash (CD)                           75,000.00        77,713.15
     Accounts Receivable - Net                     137,736.45        85,999.22
     Pre-Paid Expense & Other Assets               271,994.73       304,704.53
                                               --------------   --------------
Total Current Assets                              $773,972.05      $675,460.16

Fixed Assets
     Furniture Fixtures & Equipment                172,893.89       172,893.89
     Less: Accumulated Depreciation               (46,622.64)      (48,964.05)
     Computer Purchases                            302,427.09       306,507.09
     Less: Accumulated Depreciation              (134,830.07)     (144,769.97)
     Leasehold Improvements                         26,362.29        26,362.29
     Less: Accumulated Depreciation                (5,209.81)       (5,683.43)
     Software                                       57,170.26        57,170.26
     Less Accumulated Depreciation                (20,269.04)      (21,857.10)
                                               --------------   --------------
Total Fixed Assets                                $351,921.97      $341,658.98
                                               --------------   --------------
Total Assets                                    $1,125,894.02    $1,017,119.14
                                               ==============   ==============

Liabilities and Equity

     Accounts Payable                              205,423.93       298,099.96
     Deferred Revenue and Accrued Liabilities      146,911.04       157,747.30
     Capitalized Leases                            187,500.44       179,040.87
     Long-Term Debt                                 19,811.39        17,883.54
     Dividend Payable - Preferred                  583,057.00       631,057.00
                                               --------------   --------------
Total Liabilities                               $1,142,703.80    $1,283,828.67
                                               --------------   --------------

Equity

     Capital Stock                                 291,875.00       291,875.00
     Capital Stock - B                           4,392,325.11     4,392,325.11
     Preferred Stock                             2,680,975.00     2,680,975.00
     Stock Subscriptions                         (125,000.00)     (125,000.00)
     Preferred Dividends                         (583,057.00)     (631,057.00)
     Net Income                                (4,216,807.23)   (4,418,706.98)
     Retained Earnings                         (2,457,120.66)   (2,457,120.66)
     Total Equity                                ($16,809.78)    ($266,709.53)
                                               --------------   --------------
Total Liabilities and Equity                    $1,125,894.02    $1,017,119.14
                                               ==============   ==============

[LOGO]THOUGHTWARE

Statement of Cash Flows

For the Twelve Months Ended December 31, 2000

                                                     Jan               Feb              Mar               Apr               May
Cash Flows From Operating Activities:
     Net Income                                 ($35,062.56)      ($33,058.97)      ($21,885.35)      ($59,921.32)      ($28,218.83)
     Adjustments to Net Income:
     Depreciation Expense                         10,218.16          7,891.19          8,724.61          9,168.89          9,500.91
     Accounts Receivable - Net                      (252.81)        83,855.97        (15,177.57)         3,326.76         (8,196.46)
     Prepaid Expenses                            (35,283.43)       (35,947.67)       (30,431.36)       (23,922.01)       (10,922.53)
     Accounts Payable                             (1,458.41)       (18,400.40)        18,830.39         11,438.22         (3,498.16)
     Deferred Revenue and Accrued Liabilities     72,084.41         36,480.62         69,806.46         94,976.14         41,914.76
                                                ------------------------------------------------------------------------------------
Total Adjustments to Net Income:                  45,307.92         73,879.71         51,752.53         94,988.00         28,798.52

Cash Flows From Financing Activities:

     Equity                                              --                --                --                --                --
     Long Term Debt                              (13,919.42)       (14,448.66)       (14,025.12)       (42,224.73)         4,257.34
     Preferred Dividend                                  --                --                --                --                --
                                                ------------------------------------------------------------------------------------
Total Cash Flows From Financing Activities:      (13,919.42)       (14,448.66)       (14,025.12)       (42,224.73)         4,257.34

Cash Flow From Investing

     Purchases of Equipment                      (13,320.04)       (11,939.56)        (8,000.00)        (6,000.00)       (15,000.00)
                                                ------------------------------------------------------------------------------------
Total Cash Flow From Investing Activities        (13,320.04)       (11,939.56)        (8,000.00)        (6,000.00)       (15,000.00)

  Increase/Decrease in Cash                     ($16,994.10)       $14,432.52         $7,842.06       ($13,158.05)      ($10,162.97)
                                                ====================================================================================

Beginning Cash Balance                            28,537.80         11,543.70         25,976.22         33,818.28         20,660.23
                                                ------------------------------------------------------------------------------------
Ending Cash Balance                              $11,543.70        $25,976.22        $33,818.28        $20,660.23        $10,497.26
                                                ====================================================================================

                                                    Jun               July              August         September         October
Cash Flows From Operating Activities:
     Net Income                                 ($20,226.19)      ($44,128.16)      ($89,649.47)     ($285,475.13)     ($288,759.95)
     Adjustments to Net Income:
     Depreciation Expense                         10,344.15         11,343.92         12,985.49         14,208.49         15,775.03
     Accounts Receivable - Net                  (104,491.16)       (80,859.81)       (87,331.75)        31,637.84        (17,591.99)
     Prepaid Expenses                            (21,962.23)       (21,375.26)       (45,647.48)       (13,278.86)       (30,121.95)
     Accounts Payable                              6,000.91        (29,267.28)        20,250.63         23,160.05         39,765.94
     Deferred Revenue and Accrued Liabilities    150,253.93        243,430.76         10,230.99         41,326.68        107,131.99
                                                ------------------------------------------------------------------------------------
Total Adjustments to Net Income:                  40,145.60        123,272.33        (89,512.12)        97,054.20        114,959.02

Cash Flows From Financing Activities:

     Equity                                              --      3,852,491.94             (0.89)       (55,054.00)       (19,667.00)
     Long Term Debt                               22,242.90       (108,790.47)       (81,250.71)        (5,254.36)        (3,641.79)
     Preferred Dividend                                  --         35,809.06        (35,809.06)        55,054.00         26,667.00
                                                ------------------------------------------------------------------------------------
Total Cash Flows From Financing Activities:       22,242.90      3,779,510.53       (117,060.66)        (5,254.36)         3,358.21

Cash Flow From Investing

     Purchases of Equipment                      (18,461.82)       (30,480.00)       (24,588.16)       (29,437.46)       (39,999.10)
                                                ------------------------------------------------------------------------------------
Total Cash Flow From Investing Activities        (18,461.82)       (30,480.00)       (24,588.16)       (29,437.46)       (39,999.10)

  Increase/Decrease in Cash                      $23,700.49     $3,828,174.70      ($320,810.41)     ($223,112.75)     ($210,441.82)
                                                ====================================================================================

Beginning Cash Balance                            10,497.26         34,197.75      3,862,372.45      3,541,562.04      3,318,449.29
                                                ------------------------------------------------------------------------------------
Ending Cash Balance                              $34,197.75     $3,862,372.45     $3,541,562.04     $3,318,449.29     $3,108,007.47
                                                ====================================================================================

                                                   November           December
Cash Flows From Operating Activities:
     Net Income                                  ($494,451.12)    ($1,303,567.58)
     Adjustments to Net Income:
     Depreciation Expense                           22,206.50        (73,478.98)
     Accounts Receivable - Net                     (91,359.43)       116,688.97
     Prepaid Expenses                             (122,279.71)       255,115.32
     Accounts Payable                              (55,191.55)       206,070.90
     Deferred Revenue and Accrued Liabilities      245,971.44        145,232.71
                                                --------------------------------
Total Adjustments to Net Income:                      (652.75)       649,628.92

Cash Flows From Financing Activities:

     Equity                                        (20,417.00)       103,681.00
     Long Term Debt                                138,852.20         (6,323.20)
     Preferred Dividend                             26,667.00         23,944.00
                                                --------------------------------
Total Cash Flows From Financing Activities:        145,102.20        121,301.80

Cash Flow From Investing

     Purchases of Equipment                       (211,615.78)       402,820.02
                                                --------------------------------
Total Cash Flow From Investing Activities         (211,615.78)       402,820.02

  Increase/Decrease in Cash                      ($561,617.45)     ($129,816.84)
                                                ================================

Beginning Cash Balance                           3,108,007.47      2,546,390.02
                                                --------------------------------
Ending Cash Balance                             $2,546,390.02     $2,416,573.18
                                                ================================

[LOGO]THOUGHTWARE

Statement of Cash Flows

For the Twelve Months Ended December 31, 2001

                                                      Jan                 Feb              Mar             Apr              May
Cash Flows From Operating Activities:
     Net Income                                  ($363,277.19)       ($344,310.68)    ($584,768.99)    ($415,203.88)   ($463,907.44)
     Adjustments to Net Income:
     Depreciation Expense                            9,797.55           11,854.14        13,281.22        12,002.21       14,748.69
     Accounts Receivable - Net                      92,091.52          (57,833.46)      (55,108.48)      (93,347.83)     141,130.16
     Prepaid Expenses                              (15,423.44)         (11,037.79)      (42,135.28)     (117,493.78)       2,170.97
     Accounts Payable                             (173,078.27)         (57,829.34)       86,636.80       104,205.31       32,980.74
     Deferred Revenue and Accrued Liabilities      (80,842.32)          60,716.94       (81,087.18)          182.32     (165,555.61)
                                                ------------------------------------------------------------------------------------
Total Adjustments to Net Income:                  (167,454.96)         (54,129.51)      (78,412.92)      (94,451.77)      25,474.95

Cash Flows From Financing Activities:

     Equity                                       ($29,390.00)         (34,584.00)      (20,417.00)      (26,667.00)   3,158,333.00
     Long Term Debt                                 (3,616.41)          31,609.31        12,124.56        (9,474.07)      (9,531.48)
     Preferred Dividend                             29,390.00           53,334.00        26,667.00        26,667.00       26,667.00
                                                ------------------------------------------------------------------------------------
Total Cash Flows From Financing Activities:        ($3,616.41)         $50,359.31       $18,374.56       ($9,474.07)  $3,175,468.52

Cash Flow From Investing

     Purchases of Equipment                        (33,390.22)         (42,699.31)      (39,144.28)       (6,073.63)     (31,065.39)
                                                ------------------------------------------------------------------------------------
Total Cash Flow From Investing Activities          (33,390.22)         (42,699.31)      (39,144.28)       (6,073.63)     (31,065.39)

  Increase/Decrease in Cash                      ($567,738.78)       ($390,780.19)    ($683,951.63)    ($525,203.35)  $2,705,970.64
                                                ====================================================================================


Beginning Cash Balance                           2,416,573.18        1,848,834.40     1,458,094.21       774,142.57      248,939.22
Ending Cash Balance                             $1,848,834.40       $1,458,054.21      $774,142.58      $248,939.22   $2,954,909.86
                                                ------------------------------------------------------------------------------------

                                                      Jun             July           August           September        October
Cash Flows From Operating Activities:
     Net Income                                  ($474,497.36)    ($559,409.52)   ($366,566.46)     ($354,630.56)    ($43,729.23)
     Adjustments to Net Income:
     Depreciation Expense                           15,139.35        12,803.84       12,803.85         12,803.87       12,803.86
     Accounts Receivable - Net                      (9,921.57)       17,816.20        5,900.48        (10,023.89)     356,059.89
     Prepaid Expenses                              109,311.99      (117,688.70)      89,217.46        (15,860.97)     (79,817.29)
     Accounts Payable                              (58,257.32)       84,358.99      (68,907.89)        (2,937.86)      (7,305.45)
     Deferred Revenue and Accrued Liabilities     (236,398.29)      (38,529.57)    (164,419.99)       (26,145.41)    (422,421.97)
                                                ------------------------------------------------------------------------------------
Total Adjustments to Net Income:                  (180,125.84)      (41,239.24)    (125,406.09)       (42,164.26)    (140,680.96)

Cash Flows From Financing Activities:

     Equity                                        (48,000.00)      (48,000.00)     (48,000.00)       (48,000.00)     (48,000.00)
     Long Term Debt                                  6,718.77       (10,072.89)     (10,128.09)       (10,191.07)     (10,260.41)
     Preferred Dividend                             48,000.00        48,000.00       48,000.00         48,000.00       48,000.00
                                                ------------------------------------------------------------------------------------
Total Cash Flows From Financing Activities:         $6,718.77      ($10,072.89)    ($10,128.09)      ($10,191.07)    ($10,260.41)

Cash Flow From Investing

     Purchases of Equipment                        (16,815.39)           --              --                --              --
                                                ------------------------------------------------------------------------------------
Total Cash Flow From Investing Activities          (16,815.39)           --              --                --              --

  Increase/Decrease in Cash                      ($664,719.82)    ($610,721.65)   ($502,100.64)     ($406,985.89)   ($194,670.60)
                                                ====================================================================================


Beginning Cash Balance                           2,954,909.88     2,290,190.05    1,679,468.40      1,177,367.76      770,381.87
Ending Cash Balance                             $2,290,190.06    $1,679,468.40   $1,177,367.76       $770,381.87     $575,711.27
                                                ------------------------------------------------------------------------------------
                                                  November          December
Cash Flows From Operating Activities:
     Net Income                                 ($246,505.92)    ($201,899.75)
     Adjustments to Net Income:
     Depreciation Expense                          12,803.85        12,869.66
     Accounts Receivable - Net                     (9,304.42)       51,737.23
     Prepaid Expenses                              64,599.75       (32,709.80)
     Accounts Payable                             (25,818.48)       92,676.03
     Deferred Revenue and Accrued Liabilities       3,073.04        10,836.26
                                                ------------------------------
Total Adjustments to Net Income:                   45,353.74       135,409.38

Cash Flows From Financing Activities:

     Equity                                       (48,000.00)      (48,000.00)
     Long Term Debt                               (10,318.22)      (10,387.42)
     Preferred Dividend                            48,000.00        48,000.00
                                                ------------------------------
Total Cash Flows From Financing Activities:      ($10,318.22)     ($10,387.42)

Cash Flow From Investing

     Purchases of Equipment                            --           (2,606.67)
                                                ------------------------------
Total Cash Flow From Investing Activities              --           (2,606.67)

  Increase/Decrease in Cash                     ($211,470.40)     ($79,484.46)
                                                ==============================


Beginning Cash Balance                            575,711.27       364,240.87
Ending Cash Balance                              $364,240.87      $284,756.41
                                                ------------------------------

[LOGO]THOUGHTWARE

Income Statement

For the Twelve Months Ended December 31, 2000

                                                              ---------------------------      --------------------------
Revenue                                                           Actual             %              Actual            %
                                                                 January                           February
  Workforce License Revenue:
     Workforce Learner                                             226.00            0.5           1,077.00          1.8
     Workforce Manager                                          16,088.54           38.7          19,666.88         33.7
  Service Revenue:
     Customer Support                                                0.00            0.0               0.00          0.0
     Training/Education                                              0.00             --               0.00            -
     Professional Services                                       3,299.00            7.9               0.00            -
  Other Revenue

     Development - HURAA                                             0.00             --               0.00            -
     Facility Rent                                              21,910.00           52.8          37,675.00         64.5
          Total - Revenue                                      $41,523.54          100.0         $58,418.88        100.0

Cost of Revenue

  License Revenue                                                1,917.38            4.6           1,663.43          2.8
  Service Revenue                                                3,444.07            8.3          14,767.06         25.3
          Total Cost of Revenues                                $5,361.45           12.9         $16,430.49         28.1

Gross Profit                                                   $36,162.09           87.1         $41,988.39         71.9

Operating Expenses

  General & Administrative                                      43,680.90          105.2          48,554.64         83.1
  Research & Development                                         1,775.60            4.3           5,186.25          8.9
  Sales, Marketing & Business Development                       13,360.96           32.2          11,537.31         19.7
  Equipment Leases (Operating)                                       0.00             --               0.00            -
  Total - Operating Expenses                                   $58,817.46          141.6         $65,278.20        111.7

Total - Operating Income                                      ($22,655.37)        (54.6)        ($23,289.81)      (39.9)

Non - Operating Expenses

  Interest Expense                                               2,190.03            5.3           1,878.91          3.2
  Interest Income                                                   (1.00)         (0.0)              (0.94)       (0.0)
  Depreciation/Amortization                                     10,218.16           24.6           7,891.19         13.5
          Total - Non - Operating Expenses                     $12,407.19           29.9          $9,769.16         16.7

Pre-Tax Income                                                ($35,062.56)        (84.4)        ($33,058.97)      (56.6)
Taxes                                                                0.00             --               0.00            -
Net Income                                                    ($35,062.56)        (84.4)        ($33,058.97)      (56.6)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                  ($35,062.56)        (84.4)        ($33,058.97)      (56.6)
  Depreciation/Amortization                                     10,218.16           24.6           7,891.19         13.5
  Interest Income                                                   (1.00)         (0.0)              (0.94)       (0.0)
  Interest Expense                                               2,190.03            5.3           1,878.91          3.2
  EBITDA                                                       (22,655.37)        (54.6)         (23,289.81)      (39.9)
                                                              ---------------------------      --------------------------

                                                              ---------------------------      --------------------------
Revenue                                                          Actual             %            Actual            %
                                                                  March                           April
  Workforce License Revenue:
     Workforce Learner                                           4,095.00           5.7         5,721.00           9.0
     Workforce Manager                                          49,588.54          68.8        46,667.71          73.7
  Service Revenue:
     Customer Support                                                0.00           0.0             0.00           0.0
     Training/Education                                              0.00            --             0.00             -
     Professional Services                                           0.00            --             0.00             -
  Other Revenue

     Development - HURAA                                             0.00            --             0.00             -
     Facility Rent                                              18,410.00          25.5        10,974.99          17.3
          Total - Revenue                                      $72,093.54         100.0       $63,363.70         100.0

Cost of Revenue

  License Revenue                                                3,500.35           4.9         3,818.09           6.0
  Service Revenue                                               13,807.68          19.2        28,780.27          45.4
          Total Cost of Revenues                               $17,308.03          24.0       $32,598.36          51.4

Gross Profit                                                   $54,785.51          76.0       $30,765.34          48.6

Operating Expenses

  General & Administrative                                      47,933.64          66.5        62,583.55          98.8
  Research & Development                                         3,760.39           5.2         2,839.29           4.5
  Sales, Marketing & Business Development                       14,508.85          20.1        14,314.23          22.6
  Equipment Leases (Operating)                                       0.00            --             0.00             -
  Total - Operating Expenses                                   $66,202.88          91.8       $79,737.07         125.8

Total - Operating Income                                      ($11,417.37)       (15.8)      ($48,971.73)       (77.3)

Non - Operating Expenses

  Interest Expense                                               1,744.38           2.4         1,781.70           2.8
  Interest Income                                                   (1.01)        (0.0)            (1.00)        (0.0)
  Depreciation/Amortization                                      8,724.61          12.1         9,168.89          14.5
          Total - Non - Operating Expenses                     $10,467.98          14.5       $10,949.59          17.3

Pre-Tax Income                                                ($21,885.35)       (30.4)      ($59,921.32)       (94.6)
Taxes                                                                0.00            --             0.00             -
Net Income                                                    ($21,885.35)       (30.4)      ($59,921.32)       (94.6)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                  ($21,885.35)       (30.4)      ($59,921.32)       (94.6)
  Depreciation/Amortization                                      8,724.61          12.1         9,168.89          14.5
  Interest Income                                                   (1.01)        (0.0)            (1.00)        (0.0)
  Interest Expense                                               1,744.38           2.4         1,781.70           2.8
  EBITDA                                                       (11,417.37)       (15.8)       (48,971.73)       (77.3)
                                                             ---------------------------      --------------------------

                                                           ---------------------------      --------------------------
Revenue                                                          Actual            %            Actual            %
                                                                   May                           June
  Workforce License Revenue:
     Workforce Learner                                          7,579.00          10.3          1,895.00          1.4
     Workforce Manager                                         36,944.38          50.4         62,009.38         46.9
  Service Revenue:
     Customer Support                                               0.00           0.0              0.00          0.0
     Training/Education                                             0.00            --              0.00            -
     Professional Services                                          0.00            --              0.00            -
  Other Revenue

     Development - HURAA                                            0.00            --         49,749.00         37.6
     Facility Rent                                             28,806.34          39.3         18,580.00         14.1
          Total - Revenue                                     $73,329.72         100.0       $132,233.38        100.0

Cost of Revenue

  License Revenue                                               4,547.55           6.2          4,793.21          3.6
  Service Revenue                                              14,175.46          19.3         57,893.06         43.8
          Total Cost of Revenues                              $18,723.01          25.5        $62,686.27         47.4

Gross Profit                                                  $54,606.71          74.5        $69,547.11         52.6

Operating Expenses

  General & Administrative                                     48,604.46          66.3         57,409.30         43.4
  Research & Development                                        2,547.98           3.5          1,575.71          1.2
  Sales, Marketing & Business Development                      20,922.98          28.5         18,633.42         14.1
  Equipment Leases (Operating)                                      0.00            --              0.00            -
  Total - Operating Expenses                                  $72,075.42          98.3        $77,618.43         58.7

Total - Operating Income                                     ($17,468.71)       (23.8)        ($8,071.32)       (6.1)

Non - Operating Expenses

  Interest Expense                                              1,250.39           1.7          1,810.72          1.4
  Interest Income                                                  (1.18)        (0.0)              0.00            -
  Depreciation/Amortization                                     9,500.91          13.0         10,344.15          7.8
          Total - Non - Operating Expenses                    $10,750.12          14.7        $12,154.87          9.2

Pre-Tax Income                                               ($28,218.83)       (38.5)       ($20,226.19)      (15.3)
Taxes                                                               0.00            --              0.00            -
Net Income                                                   ($28,218.83)       (38.5)       ($20,226.19)      (15.3)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                 ($28,218.83)       (38.5)       ($20,226.19)      (15.3)
  Depreciation/Amortization                                     9,500.91          13.0         10,344.15          7.8
  Interest Income                                                  (1.18)        (0.0)              0.00            -
  Interest Expense                                              1,250.39           1.7          1,810.72          1.4
  EBITDA                                                      (17,468.71)       (23.8)         (8,071.32)       (6.1)
                                                           ---------------------------      --------------------------

                                                           ---------------------------      --------------------------
Revenue                                                          Actual            %             Actual            %
                                                                  July                           August
  Workforce License Revenue:
     Workforce Learner                                          16,022.00         10.9         18,698.00         12.9
     Workforce Manager                                          33,071.88         22.4         32,455.21         22.4
  Service Revenue:
     Customer Support                                                0.00          0.0              0.00          0.0
     Training/Education                                              0.00           --              0.00            -
     Professional Services                                           0.00           --              0.00            -
  Other Revenue

     Development - HURAA                                        75,229.00         51.1         40,071.00         27.7
     Facility Rent                                              23,000.00         15.6         53,472.00         37.0
          Total - Revenue                                     $147,322.88        100.0       $144,696.21        100.0

Cost of Revenue

  License Revenue                                                5,041.73          3.4          5,775.75          4.0
  Service Revenue                                               76,005.01         51.6         29,653.81         20.5
          Total Cost of Revenues                               $81,046.74         55.0        $35,429.56         24.5

Gross Profit                                                   $66,276.14         45.0       $109,266.65         75.5

Operating Expenses

  General & Administrative                                      69,225.86         47.0        153,832.42        106.3
  Research & Development                                         4,006.05          2.7          7,062.12          4.9
  Sales, Marketing & Business Development                       23,908.94         16.2         37,684.20         26.0
  Equipment Leases (Operating)                                       0.00           --              0.00            -
  Total - Operating Expenses                                   $97,140.85         65.9       $198,578.74        137.2

Total - Operating Income                                      ($30,864.71)      (21.0)       ($89,312.09)      (61.7)

Non - Operating Expenses

  Interest Expense                                               1,922.04          1.3          5,351.89          3.7
  Interest Income                                                   (2.51)       (0.0)        (18,000.00)      (12.4)
  Depreciation/Amortization                                     11,343.92          7.7         12,985.49          9.0
          Total - Non - Operating Expenses                     $13,263.45          9.0           $337.38          0.2

Pre-Tax Income                                                ($44,128.16)      (30.0)       ($89,649.47)      (62.0)
Taxes                                                                0.00           --              0.00            -
Net Income                                                    ($44,128.16)      (30.0)       ($89,649.47)      (62.0)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                  ($44,128.16)      (30.0)       ($89,649.47)      (62.0)
  Depreciation/Amortization                                     11,343.92          7.7         12,985.49          9.0
  Interest Income                                                   (2.51)       (0.0)        (18,000.00)      (12.4)
  Interest Expense                                               1,922.04          1.3          5,351.89          3.7
  EBITDA                                                       (30,864.71)      (21.0)        (89,312.09)      (61.7)
                                                           ---------------------------      --------------------------

                                                           ---------------------------      --------------------------
Revenue                                                          Actual             %            Actual           %
                                                                September                        October
  Workforce License Revenue:
     Workforce Learner                                           20,076.12         13.0       23,670.06          16.2
     Workforce Manager                                           30,655.21         19.9       32,155.21          22.0
  Service Revenue:
     Customer Support                                                 0.00          0.0            0.00           0.0
     Training/Education                                               0.00           --            0.00             -
     Professional Services                                            0.00           --            0.00             -
  Other Revenue

     Development - HURAA                                         67,230.85         43.5       64,564.99          44.2
     Facility Rent                                               36,440.00         23.6       25,570.00          17.5
          Total - Revenue                                      $154,402.18        100.0     $145,960.26         100.0

Cost of Revenue

  License Revenue                                                 5,806.75          3.8        7,780.61           5.3
  Service Revenue                                                81,373.01         52.7       86,785.34          59.5
          Total Cost of Revenues                                $87,179.76         56.5      $94,565.95          64.8

Gross Profit                                                    $67,222.42         43.5      $51,394.31          35.2

Operating Expenses

  General & Administrative                                      215,060.78        139.3      196,779.73         134.8
  Research & Development                                         22,312.48         14.5       26,943.74          18.5
  Sales, Marketing & Business Development                       118,503.77         76.8      115,972.82          79.5
  Equipment Leases (Operating)                                        0.00           --            0.00             -
  Total - Operating Expenses                                   $355,877.03        230.5     $339,696.29         232.7

Total - Operating Income                                      ($288,654.61)     (186.9)    ($288,301.98)      (197.5)

Non - Operating Expenses

  Interest Expense                                                  461.93          0.3          750.84           0.5
  Interest Income                                               (17,849.90)      (11.6)      (16,067.90)       (11.0)
  Depreciation/Amortization                                      14,208.49          9.2       15,775.03          10.8
          Total - Non - Operating Expenses                      ($3,179.48)       (2.1)         $457.97           0.3

Pre-Tax Income                                                ($285,475.13)     (184.9)    ($288,759.95)      (197.8)
Taxes                                                                 0.00           --            0.00             -
Net Income                                                    ($285,475.13)     (184.9)    ($288,759.95)      (197.8)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                  ($285,475.13)     (184.9)    ($288,759.95)      (197.8)
  Depreciation/Amortization                                      14,208.49          9.2       15,775.03          10.8
  Interest Income                                               (17,849.90)      (11.6)      (16,067.90)       (11.0)
  Interest Expense                                                  461.93          0.3          750.84           0.5
  EBITDA                                                       (288,654.61)     (186.9)     (288,301.98)      (197.5)
                                                           ---------------------------      --------------------------

                                                           ---------------------------       -----------------------------
Revenue                                                          Actual             %              Actual              %
                                                                November                          December
  Workforce License Revenue:
     Workforce Learner                                          32,636.12         25.8             30,414.06          29.8
     Workforce Manager                                          36,571.88         28.9             11,021.88          10.8
  Service Revenue:
     Customer Support                                                0.00          0.0                  0.00           0.0
     Training/Education                                              0.00           --                  0.00             -
     Professional Services                                           0.00           --                  0.00             -
  Other Revenue

     Development - HURAA                                        47,405.43         37.4             54,977.39          53.9
     Facility Rent                                              10,050.00          7.9              5,540.00           5.4
          Total - Revenue                                     $126,663.43        100.0           $101,953.33         100.0

Cost of Revenue

  License Revenue                                               41,570.04         32.8             14,361.48          14.1
  Service Revenue                                               88,061.20         69.5            184,721.23         181.2
          Total Cost of Revenues                              $129,631.24        102.3           $199,082.71         195.3

Gross Profit                                                  ($2,967.81)        (2.3)          ($97,129.38)        (95.3)

Operating Expenses

  General & Administrative                                     223,107.24        176.1            665,879.98         653.1
  Research & Development                                        25,555.09         20.2            359,646.28         352.8
  Sales, Marketing & Business Development                      238,440.16        188.2            264,803.94         259.7
  Equipment Leases (Operating)                                       0.00           --                  0.00             -
  Total - Operating Expenses                                  $487,102.49        384.6         $1,290,330.20       1,265.6

Total - Operating Income                                    ($490,070.30)      (386.9)       ($1,387,459.58)     (1,360.9)

Non - Operating Expenses

  Interest Expense                                                 736.73          0.6                941.44           0.9
  Interest Income                                             (18,562.41)       (14.7)           (11,354.46)        (11.1)
  Depreciation/Amortization                                     22,206.50         17.5           (73,478.98)        (72.1)
          Total - Non - Operating Expenses                      $4,380.82          3.5          ($83,892.00)        (82.3)

Pre-Tax Income                                              ($494,451.12)      (390.4)       ($1,303,567.58)     (1,278.6)
Taxes                                                                0.00           --                  0.00             -
Net Income                                                  ($494,451.12)      (390.4)       ($1,303,567.58)     (1,278.6)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                ($494,451.12)      (390.4)       ($1,303,567.58)     (1,278.6)
  Depreciation/Amortization                                     22,206.50         17.5           (73,478.98)        (72.1)
  Interest Income                                             (18,562.41)       (14.7)           (11,354.46)        (11.1)
  Interest Expense                                                 736.73          0.6                941.44           0.9
  EBITDA                                                     (490,070.30)      (386.9)        (1,387,459.58)     (1,360.9)
                                                           ---------------------------       -----------------------------

                                                           ---------------------------------
Revenue                                                         Year To Date            %
  Workforce License Revenue:
     Workforce Learner                                            162,109.36           12.8
     Workforce Manager                                            406,896.70           32.2
  Service Revenue:
     Customer Support                                                     --            0.0
     Training/Education                                                   --              -
     Professional Services                                          3,299.00            0.3
  Other Revenue

     Development - HURAA                                          399,227.66           31.6
     Facility Rent                                                290,428.33           23.0
          Total - Revenue                                      $1,261,961.05          100.0

Cost of Revenue

  License Revenue                                                 100,576.37            8.0
  Service Revenue                                                 679,467.20           53.8
          Total Cost of Revenues                                 $780,043.57           61.8

Gross Profit                                                     $481,917.48           38.2

Operating Expenses

  General & Administrative                                      1,832,652.50          145.2
  Research & Development                                          463,210.98           36.7
  Sales, Marketing & Business Development                         892,591.58           70.7
  Equipment Leases (Operating)                                            --              -
  Total - Operating Expenses                                   $3,188,455.06          252.7

Total - Operating Income                                     ($2,706,537.58)        (214.5)

Non - Operating Expenses

  Interest Expense                                                 20,821.00            1.6
  Interest Income                                                (81,842.31)          (6.5)
  Depreciation/Amortization                                        58,888.36            4.7
          Total - Non - Operating Expenses                       ($2,132.95)          (0.2)

Pre-Tax Income                                               ($2,704,404.63)        (214.3)
Taxes                                                                     --              -
Net Income                                                   ($2,704,404.63)        (214.3)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                 ($2,704,404.63)        (214.3)
  Depreciation/Amortization                                        58,888.36            4.7
  Interest Income                                                (81,842.31)          (6.5)
  Interest Expense                                                 20,821.00            1.6
  EBITDA                                                      (2,706,537.58)        (214.5)
                                                           ---------------------------------

[LOGO]THOUGHTWARE

Income Statement

For the Twelve Months Ended December 31, 2001

                                                            ------------------------------        ------------------------
Revenue                                                            Actual            %               Actual           %
                                                                  January                           February
  Workforce License Revenue:
     Workforce Learner                                           35,988.92           17.5            37,255.58       10.3
     Workforce Manager                                           73,050.00           35.6            43,850.00       12.1
  Service Revenue:
     Customer Support                                                 0.00            0.0                 0.00        0.0
     Training/Education                                           6,800.00            3.3             3,150.00        0.9
     Professional Services                                       11,671.88            5.7           232,161.46       64.1
  Other Revenue

     Development - HURAA                                         76,172.29           37.1            43,573.46       12.0
     Facility Rent                                                1,500.00            0.7             2,350.00        0.6
          Total - Revenue                                      $205,183.09          100.0          $362,340.50      100.0

Cost of Revenue

  License Revenue                                                10,086.59            4.9            13,586.68        3.7
  Service Revenue                                                78,042.52           38.0            85,462.04       23.6
          Total Cost of Revenues                                $88,129.11           43.0           $99,048.72       27.3

Gross Profit                                                   $117,053.98           57.0          $263,291.78       72.7

Operating Expenses

  General & Administrative                                      143,369.57           69.9           223,207.00       61.6
  Research & Development                                        115,495.53           56.3            95,731.77       26.4
  Sales, Marketing & Business Development                       221,416.88          107.9           280,506.11       77.4
  Equipment Leases (Operating)                                        0.00             --                 0.00          -
Total - Operating Expenses                                     $480,281.98          234.1          $599,444.88      165.4

Total - Operating Income                                      ($363,228.00)       (177.0)         ($336,153.10)    (92.8)

Non - Operating Expenses

  Interest Expense                                                1,384.18            0.7             1,395.66        0.4
  Interest Income                                               (11,132.54)         (5.4)            (5,092.22)     (1.4)
  Depreciation/Amortization                                       9,797.55            4.8            11,854.14        3.3
          Total - Non - Operating Expenses                          $49.19            0.0            $8,157.58        2.3

Pre-Tax Income                                                ($363,277.19)       (177.1)         ($344,310.68)    (95.0)
Taxes                                                                 0.00             --                 0.00          -
Net Income                                                    ($363,277.19)       (177.1)         ($344,310.68)    (95.0)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                  ($363,277.19)       (177.1)         ($344,310.68)    (95.0)
  Depreciation/Amortization                                       9,797.55            4.8            11,854.14        3.3
  Interest Income                                               (11,132.54)         (5.4)            (5,092.22)     (1.4)
  Interest Expense                                                1,384.18            0.7             1,395.66        0.4
  EBITDA                                                       (363,228.00)       (177.0)          (336,153.10)    (92.8)
                                                            ------------------------------        ------------------------

                                                          -----------------------------   ----------------------------
Revenue                                                           Actual          %            Actual            %
                                                                  March                        April
  Workforce License Revenue:
     Workforce Learner                                          37,821.75        13.6         51,818.92          16.0
     Workforce Manager                                          55,175.00        19.8         68,925.00          21.2
  Service Revenue:
     Customer Support                                                0.00         0.0              0.00           0.0
     Training/Education                                         32,750.00        11.7              0.00             -
     Professional Services                                      95,058.98        34.1        151,736.45          46.7
  Other Revenue

     Development - HURAA                                        54,997.36        19.7         50,844.17          15.7
     Facility Rent                                               3,000.00         1.1          1,500.00           0.5
          Total - Revenue                                     $278,803.09       100.0       $324,824.54         100.0

Cost of Revenue

  License Revenue                                               13,105.01         4.7         31,629.15           9.7
  Service Revenue                                              137,347.22        49.3         91,020.88          28.0
          Total Cost of Revenues                              $150,452.23        54.0       $122,650.03          37.8

Gross Profit                                                  $128,350.86        46.0       $202,174.51          62.2

Operating Expenses

  General & Administrative                                     306,416.52       109.9        183,367.71          56.5
  Research & Development                                       100,236.55        36.0        120,379.08          37.1
  Sales, Marketing & Business Development                      295,887.30       106.1        304,487.91          93.7
  Equipment Leases (Operating)                                     218.36         0.1            109.18           0.0
Total - Operating Expenses                                    $702,758.73       252.1       $608,343.88         187.3

Total - Operating Income                                     ($574,407.87)    (206.0)      ($406,169.37)      (125.0)

Non - Operating Expenses

  Interest Expense                                               1,530.22         0.5          1,609.53           0.5
  Interest Income                                               (4,450.32)      (1.6)         (4,577.23)        (1.4)
  Depreciation/Amortization                                     13,281.22         4.8         12,002.21           3.7
          Total - Non - Operating Expenses                     $10,361.12         3.7         $9,034.51           2.8

Pre-Tax Income                                               ($584,768.99)    (209.7)      ($415,203.88)      (127.8)
Taxes                                                                0.00          --              0.00             -
Net Income                                                   ($584,768.99)    (209.7)      ($415,203.88)      (127.8)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                 ($584,768.99)    (209.7)      ($415,203.88)      (127.8)
  Depreciation/Amortization                                     13,281.22         4.8         12,002.21           3.7
  Interest Income                                               (4,450.32)      (1.6)         (4,577.23)        (1.4)
  Interest Expense                                               1,530.22         0.5          1,609.53           0.5
  EBITDA                                                      (574,407.87)    (206.0)       (406,169.37)      (125.0)
                                                          -----------------------------   ----------------------------

                                                          -----------------------------   -----------------------------
Revenue                                                          Actual            %             Actual            %
                                                                   May                            June
  Workforce License Revenue:
     Workforce Learner                                          51,734.83         11.2           58,365.91        11.6
     Workforce Manager                                          68,925.00         15.0           66,075.00        13.1
  Service Revenue:
     Customer Support                                                0.00          0.0                0.00         0.0
     Training/Education                                          7,768.00          1.7                0.00           -
     Professional Services                                     284,804.21         61.9          325,760.67        64.6
  Other Revenue

     Development - HURAA                                        45,417.80          9.9           52,867.07        10.5
     Facility Rent                                               1,500.00          0.3            1,500.00         0.3
          Total - Revenue                                     $460,149.84        100.0         $504,568.65       100.0

Cost of Revenue

  License Revenue                                               47,766.57         10.4           21,093.17         4.2
  Service Revenue                                              104,460.65         22.7           98,122.57        19.4
          Total Cost of Revenues                              $152,227.22         33.1         $119,215.74        23.6

Gross Profit                                                  $307,922.62         66.9         $385,352.91        76.4

Operating Expenses

  General & Administrative                                     352,097.81         76.5          350,933.81        69.6
  Research & Development                                       121,731.52         26.5          238,231.61        47.2
  Sales, Marketing & Business Development                      283,840.23         61.7          256,673.92        50.9
  Equipment Leases (Operating)                                       0.00           --                0.00           -
Total - Operating Expenses                                    $757,669.56        164.7         $845,839.34       167.6

Total - Operating Income                                     ($449,746.94)      (97.7)        ($460,486.43)     (91.3)

Non - Operating Expenses

  Interest Expense                                               1,542.15          0.3            1,491.01         0.3
  Interest Income                                               (2,130.34)       (0.5)           (2,619.43)      (0.5)
  Depreciation/Amortization                                     14,748.69          3.2           15,139.35         3.0
          Total - Non - Operating Expenses                     $14,160.50          3.1          $14,010.93         2.8

Pre-Tax Income                                               ($463,907.44)     (100.8)        ($474,497.36)     (94.0)
Taxes                                                                0.00           --                0.00           -
Net Income                                                   ($463,907.44)     (100.8)        ($474,497.36)     (94.0)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                 ($463,907.44)     (100.8)        ($474,497.36)     (94.0)
  Depreciation/Amortization                                     14,748.69          3.2           15,139.35         3.0
  Interest Income                                               (2,130.34)       (0.5)           (2,619.43)      (0.5)
  Interest Expense                                               1,542.15          0.3            1,491.01         0.3
  EBITDA                                                      (449,746.94)      (97.7)         (460,486.43)     (91.3)
                                                          -----------------------------   -----------------------------

                                                          -----------------------------    -----------------------------
Revenue                                                           Actual            %             Actual            %
                                                                   July                           August
  Workforce License Revenue:
     Workforce Learner                                          42,447.99          25.3           85,760.52        41.7
     Workforce Manager                                          63,575.00          37.9          112,225.00        54.5
  Service Revenue:
     Customer Support                                                0.00           0.0              250.00         0.1
     Training/Education                                          1,500.00           0.9                0.00           -
     Professional Services                                      31,883.50          19.0            6,000.00         2.9
  Other Revenue

     Development - HURAA                                        26,900.19          16.0                0.00           -
     Facility Rent                                               1,500.00           0.9            1,500.00         0.7
          Total - Revenue                                     $167,806.68         100.0         $205,735.52       100.0

Cost of Revenue

  License Revenue                                               37,459.76          22.3           34,685.55        16.9
  Service Revenue                                              115,307.50          68.7           17,687.18         8.6
          Total Cost of Revenues                              $152,767.26          91.0          $52,372.73        25.5

Gross Profit                                                   $15,039.42           9.0         $153,362.79        74.5

Operating Expenses

  General & Administrative                                     190,105.10         113.3          196,264.96        95.4
  Research & Development                                       103,272.67          61.5           99,108.61        48.2
  Sales, Marketing & Business Development                      274,728.93         163.7          218,860.51       106.4
  Equipment Leases (Operating)                                       0.00            --                0.00           -
Total - Operating Expenses                                    $568,106.70         338.5         $514,234.08       249.9

Total - Operating Income                                     ($553,067.28)      (329.6)        ($360,871.29)    (175.4)

Non - Operating Expenses

  Interest Expense                                               1,423.79           0.8            1,370.95         0.7
  Interest Income                                               (7,885.39)        (4.7)           (8,479.63)      (4.1)
  Depreciation/Amortization                                     12,803.84           7.6           12,803.85         6.2
          Total - Non - Operating Expenses                      $6,342.24           3.8           $5,695.17         2.8

Pre-Tax Income                                               ($559,409.52)      (333.4)        ($366,566.46)    (178.2)
Taxes                                                                0.00            --                0.00           -
Net Income                                                   ($559,409.52)      (333.4)        ($366,566.46)    (178.2)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                 ($559,409.52)      (333.4)        ($366,566.46)    (178.2)
  Depreciation/Amortization                                     12,803.84           7.6           12,803.85         6.2
  Interest Income                                               (7,885.39)        (4.7)           (8,479.63)      (4.1)
  Interest Expense                                               1,423.79           0.8            1,370.95         0.7
  EBITDA                                                      (553,067.28)      (329.6)         (360,871.29)    (175.4)
                                                          -----------------------------    -----------------------------

                                                          -----------------------------    -----------------------------
Revenue                                                           Actual             %            Actual            %
                                                                September                         October
  Workforce License Revenue:
     Workforce Learner                                           50,220.42         38.9         38,844.08         33.3
     Workforce Manager                                          77,525.00          60.1         77,525.00         66.4
  Service Revenue:
     Customer Support                                              250.00           0.2            250.00          0.2
     Training/Education                                            200.00           0.2              0.00            -
     Professional Services                                         750.00           0.6            200.00          0.2
  Other Revenue

     Development - HURAA                                             0.00            --              0.00            -
     Facility Rent                                                   0.00            --              0.00            -
          Total - Revenue                                     $128,945.42         100.0       $116,819.08        100.0

Cost of Revenue

  License Revenue                                               24,146.76          18.7         31,351.88         26.8
  Service Revenue                                               50,960.21          39.5         12,116.36         10.4
          Total Cost of Revenues                               $75,106.97          58.2        $43,468.24         37.2

Gross Profit                                                   $53,838.45          41.8        $73,350.84         62.8

Operating Expenses

  General & Administrative                                     172,305.03         133.6         99,508.24         85.2
  Research & Development                                        85,081.10          66.0         41,765.05         35.8
  Sales, Marketing & Business Development                      141,191.63         109.5        (35,884.74)      (30.7)
  Equipment Leases (Operating)                                       0.00            --              0.00            -
Total - Operating Expenses                                    $398,577.76         309.1       $105,388.55         90.2

Total - Operating Income                                     ($344,739.31)      (267.4)       ($32,037.71)      (27.4)

Non - Operating Expenses

  Interest Expense                                               1,310.35           1.0          1,243.39          1.1
  Interest Income                                               (4,222.97)        (3.3)         (2,355.73)       (2.0)
  Depreciation/Amortization                                     12,803.87           9.9         12,803.86         11.0
          Total - Non - Operating Expenses                      $9,891.25           7.7        $11,691.52         10.0

Pre-Tax Income                                               ($354,630.56)      (275.0)       ($43,729.23)      (37.4)
Taxes                                                                0.00            --              0.00            -
Net Income                                                   ($354,630.56)      (275.0)       ($43,729.23)      (37.4)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                 ($354,630.56)      (275.0)       ($43,729.23)      (37.4)
  Depreciation/Amortization                                     12,803.87           9.9         12,803.86         11.0
  Interest Income                                               (4,222.97)        (3.3)         (2,355.73)       (2.0)
  Interest Expense                                               1,310.35           1.0          1,243.39          1.1
  EBITDA                                                      (344,739.31)      (267.4)        (32,037.71)      (27.4)
                                                          -----------------------------    -----------------------------

                                                          -----------------------------    -----------------------------
Revenue                                                          Actual            %             Actual            %
                                                                November                        December
  Workforce License Revenue:
     Workforce Learner                                         30,066.17          27.0         33,478.33          29.9
     Workforce Manager                                         77,525.00          69.7         76,025.00          68.0
  Service Revenue:
     Customer Support                                             250.00           0.2            250.00           0.2
     Training/Education                                             0.00            --              0.00             -
     Professional Services                                      3,350.00           3.0          2,075.00           1.9
  Other Revenue

     Development - HURAA                                            0.00            --              0.00             -
     Facility Rent                                                  0.00            --              0.00             -
          Total - Revenue                                    $111,191.17         100.0       $111,828.33         100.0

Cost of Revenue

  License Revenue                                              20,716.29          18.6         31,603.91          28.3
  Service Revenue                                              39,880.69          35.9         22,229.16          19.9
          Total Cost of Revenues                              $60,596.98          54.5        $53,833.07          48.1

Gross Profit                                                  $50,594.19          45.5        $57,995.26          51.9

Operating Expenses

  General & Administrative                                    188,399.90         169.4        134,205.43         120.0
  Research & Development                                       58,966.86          53.0         38,922.07          34.8
  Sales, Marketing & Business Development                      36,923.55          33.2         74,734.04          66.8
  Equipment Leases (Operating)                                      0.00            --              0.00             -
Total - Operating Expenses                                   $284,290.31         255.7       $247,861.54         221.6

Total - Operating Income                                    ($233,696.12)      (210.2)      ($189,866.28)      (169.8)

Non - Operating Expenses

  Interest Expense                                              1,187.98           1.1          2,239.41           2.0
  Interest Income                                              (1,182.03)        (1.1)         (3,075.60)        (2.8)
  Depreciation/Amortization                                    12,803.85          11.5         12,869.66          11.5
          Total - Non - Operating Expenses                    $12,809.80          11.5        $12,033.47          10.8

Pre-Tax Income                                              ($246,505.92)      (221.7)      ($201,899.75)      (180.5)
Taxes                                                               0.00            --              0.00             -
Net Income                                                  ($246,505.92)      (221.7)      ($201,899.75)      (180.5)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                ($246,505.92)      (221.7)      ($201,899.75)      (180.5)
  Depreciation/Amortization                                    12,803.85          11.5         12,869.66          11.5
  Interest Income                                              (1,182.03)        (1.1)         (3,075.60)        (2.8)
  Interest Expense                                              1,187.98           1.1          2,239.41           2.0
  EBITDA                                                     (233,696.12)      (210.2)       (189,866.28)        169.8
                                                          -----------------------------    -----------------------------

                                                          -----------------------------------
Revenue                                                       Year To Date               %
  Workforce License Revenue:
     Workforce Learner                                          553,803.42              18.6
     Workforce Manager                                          860,400.00              28.9
  Service Revenue:
     Customer Support                                             1,250.00               0.0
     Training/Education                                          52,168.00               1.8
     Professional Services                                    1,145,452.15              38.5
  Other Revenue

     Development - HURAA                                        350,772.34              11.8
     Facility Rent                                               14,350.00               0.5
          Total - Revenue                                    $2,978,195.91             100.0

Cost of Revenue

  License Revenue                                               317,231.32              10.7
  Service Revenue                                               852,636.98              28.6
          Total Cost of Revenues                             $1,169,868.30              39.3

Gross Profit                                                 $1,808,327.61              60.7

Operating Expenses

  General & Administrative                                    2,540,181.08              85.3
  Research & Development                                      1,218,922.42              40.9
  Sales, Marketing & Business Development                     2,353,366.27              79.0
  Equipment Leases (Operating)                                      327.54               0.0
Total - Operating Expenses                                   $6,112,797.31             205.3

Total - Operating Income                                    ($4,304,469.70)          (144.5)

Non - Operating Expenses

  Interest Expense                                               17,728.62               0.6
  Interest Income                                               (57,203.43)            (1.9)
  Depreciation/Amortization                                     153,712.09               5.2
          Total - Non - Operating Expenses                     $114,237.28               3.8

Pre-Tax Income                                              ($4,418,706.98)          (148.4)
Taxes                                                                 0.00                 -
Net Income                                                  ($4,418,706.98)          (148.4)

Earning Before Interest, Taxes, Depreciation and Amortization

  Net Income                                                ($4,418,706.98)          (148.4)
  Depreciation/Amortization                                     153,712.09               5.2
  Interest Income                                               (57,203.43)            (1.9)
  Interest Expense                                               17,728.62               0.6
  EBITDA                                                     (4,304,469.70)          (144.5)
                                                          -----------------------------------